Exhibit 4 (a) (i)

Sale and Purchase Agreement

Project Offspring

16 December 2005

Annexes

Annex (D)(ii)	Environmental VDD Reports
Annex 2.2(a)	JV (Holding) Shares
Annex 2.3	BSN KG, BSN (GP), Subsidiaries, Associate, and BSN Group Structure
Annex 3.2	Draft Transfer Agreement
Annex 3.3(a)	Consent by JV (Holding) and BSN (GP)
Annex 3.3(b)	Shareholder resolution BSN (GP)
Annex 3.3(c)	Waiver by JV (Holding) and BSN (GP)
Annex 3.4	Pre-Closing Transfers
Annex 4.1	Purchase Price Calculation Mechanism and Calculation of Estimated Purchase Price
Annex 4.2(a)	Form of Transfer Balance Sheet (listed as 4.2 in the Reference Deed)
Annex 4.8(a)(i)	Specific Accounting Treatments
Annex 5.4(e)	Holdings in BSN Group Companies by members of the Sellers’ Groups
Annex 5.4(f)	Minority Holdings in BSN Group Companies by third parties
Annex 5.4(g)	Draft Application Commercial Register for special legal succession
Annex 6.2(a)(v)	Partnership Agreement of BSN KG and Articles of Association of BSN (GP)
Annex 6.2(b) (i)	2004 Individual BSN Accounts and 2004 Consolidated BSN Accounts (listed as 6.2 (b) in the Reference Deed)
Annex 6.2(c)(i)	Real Property owned by BSN Group Companies
Annex 6.2(c)(ii)	Real Property leased by BSN Group Companies as lessor or as lessee
Annex 6.2(d)(i)	Intellectual Property Rights of BSN Group Companies
Annex 6.2(d)(iii)	Employee Invention Issues
Annex 6.2(f)	Material Agreements of BSN Group Companies
Annex 6.2(g)(i)	Collective Bargaining Agreements of BSN Group Companies
Annex 6.2(g)(ii)	Key Employees of BSN Group Companies
Annex 6.2(h)	Insurance Policies of BSN Group Companies
Annex 6.2(i)	Litigation with respect to BSN Group Companies
Annex 6.2(j)	Exceptions to Ordinary Course of Operation
Annex 6.2(k)	BSN Group - Pension Schemes
Annex 6.3(a)(i)	Articles of Association of JV (Holding)
Annex 6.5 (a)	List of Individuals relevant for Seller’s Knowledge (listed as 6.5 in the Reference Deed)
Annex 7.2(a)	Aggregate liability of individual Sellers
Annex 7.4	List of Individuals relevant for Purchaser’s Knowledge
Annex 9.2(b)	S&N UK Pension Indemnity
Annex 14(a)	Undertaking of Montagu Equity Capital Limited

Transfer Agreement

Exhibit 5.2(a)	Further Payment Details
Exhibit 5.2(b)	Confirmation of Set-Off and Settlement Agreement
Exhibit 5.3(b)	Release Agreement
Annex 1	Copy Overdraft Offer Document
Annex 2	Copy Deed of Pledge
Exhibit 5.7	Substitute Annex 2.2(a) Sale and Purchase Agreement

THIS AGREEMENT is made on 16 December 2005

AMONG:

(1)	BEIERSDORF AG, whose registered office is at Unnastraße 48, 20245 Hamburg, Germany (“Beiersdorf” or “Seller 1”);

(2)	PRIMAVERA LUXEMBOURG INTERNATIONAL S.A., whose registered office is at Val Fleuri 23, 12526, Luxembourg (“Seller 2”);

(3)	SMITH & NEPHEW (OVERSEAS) LTD., whose registered office is at 15 Adam Street, London WC2N 6LA, United Kingdom (“Seller 3”);

(4)	SMITH & NEPHEW S.A.S, whose registered office is at Rue du Millenaire, BP22, 72320 Vibraye, France (“Seller 4”);

(5)	SMITH & NEPHEW S.A., whose registered office is at Edificio Conata 1, C/Fructous Gelabert 2-y-4, San Joan Gespi – 08970, Barcelona, Spain (“Seller 5”);

Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “S&N Sellers” and each of them as an “S&N Seller”.

Seller 1, Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “Sellers” and each of them as a “Seller”.

(6)	SMITH & NEPHEW PLC, whose registered office is at 15 Adam Street, London WC2 6LA, United Kingdom (“S&N PLC”); and

(7)	DEUKALION SECHZIGSTE VERMÖGENSVERWALTUNGS-GMBH, registered under HRB 75817 in Frankfurt am Main, with its registered office c/o: JF Vermögensverwaltungsgesellschaft mbH, Mainzer Landstrasse 46, 60325 Frankfurt am Main (the “Purchaser”).

The Sellers, S&N PLC and the Purchaser are hereinafter collectively referred to as the “Parties”, and each of them as a “Party”.

RECITALS

(A)	In 2001, Beiersdorf and S&N PLC combined certain parts of their respective professional medical businesses in the areas of wound care, phlebology and non-invasive orthopaedics (such business as currently conducted being referred to as the “Business”). The Business is carried out through a joint venture (the “Joint Venture”) in the form of a German limited partnership (GmbH & Co. Kommanditgesellschaft), BSN medical GmbH & Co. KG (“BSN KG”). BSN KG is resident and has its headquarters in Hamburg, Germany. The limited partners of BSN KG are Seller 1 and Smith & Nephew JV (Holding) GmbH, Frankfurt am Main, Germany (“JV (Holding)”), a wholly-owned (indirect) subsidiary of S&N PLC held directly by Sellers 2 to 5. The general partner of BSN KG is BSN medical Management GmbH (“BSN (GP)”), a German limited liability company, resident and having its headquarters in Hamburg, Germany. BSN (GP) does not hold any interest in BSN KG’s capital or results (ohne Beteiligung am Vermögen oder Ertrag) Each of Seller 1 and JV (Holding) holds a 50 per cent. partnership interest in BSN KG and 50 per cent. of the shares in BSN (GP).

(B)	Seller 1 wishes to sell all of its interest in BSN KG and its share in BSN (GP), and the Purchaser wishes to acquire such interest and share.

(C)	Sellers 2 to 5 wish to sell all of their shares in JV (Holding), and the Purchaser wishes to acquire those shares and thereby acquire, together with the interest and share referred to at Recital (B), 100% of BSN KG and the Business.

(D)	The Purchaser, prior to entering into this agreement (the “Agreement”), has had made available to it due diligence materials supplied by the BSN Group as well as various due diligence reports prepared by advisers engaged by Beiersdorf and S&N PLC (together the “Data Room Information”) as well as the Vendor Legal Due Diligence Report prepared by Ashurst, Flick Gocke Schaumburg and various other law firms on behalf of the Sellers dated 7 December 2005 (the “Legal VDD Report”), the Vendor Financial and Tax Due Diligence Report prepared by KPMG on behalf of the Sellers dated 18 October 2005 (the “Financial Tax VDD Report”) and the Vendor Environmental Due Diligence Reports prepared by URS Corporation on behalf of the Sellers a list of which are set out in Annex (D)(ii) (the “Environmental VDD Reports”) (the Legal VDD Report, the Financial and Tax VDD Report and the Environmental VDD Reports collectively the “VDD Reports”) and has been given the opportunity to undertake a thorough review of the Business in the context of a competitive auction process in particular from a commercial, financial, pensions, environmental, intellectual property, tax and legal perspective.

The VDD Reports are all stored on a CD-Rom for purposes of evidence which has been handed over for safe keeping to the acting notary. The Data Room Information (including the index thereto (the “Data Room Index”) is currently in the process of being stored on a CD-Rom and will be handed over for safe keeping to the acting notary for purpose of evidence, subject to the Sellers’ and the Purchaser’s prior approval.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

In this agreement the following expressions (when capitalised) have the following meanings unless the context otherwise requires:

Expression	Where defined
“2004 Accounts”	Section 7.1(b)(i)

“2004 BSN Accounts”	Section 6.2(b)(i)

“2004 Consolidated BSN Accounts”	Section 6.2(b)(i)

“2004 Individual BSN Accounts”	Section 6.2(b)(i)

“2004 JV (Holding) Accounts”	Section 6.3(b)(i)

“2005 BSN Accounts”	Section 5.8(a)

“2005 JV (Holding) Accounts”	Section 6.3 (b)(ii)

“Accounting Documents”	Section 4.9(a)

“Acquisition”	Section 5.2(b)

“Affiliated Companies”	Section 4.9(b)

“Agreed Rate”	Section 4.10(a)

“Agreement”	Recital (D)

“ALTER EGO”	Section 8.3(a)(ix)

“Associate”	Section 2.3

“Beiersdorf”	Parties’ section

Expression	Where defined
“BSN (GP)”	Recital (A)

“BSN (GP) Registered Share Capital”	Section 2.2(b)

“BSN (GP) Shares”	Section 2.2(b)

“BSN GAAP”	Section 4.8(a)(iii)

“BSN Group”	Section 2.3

“BSN Group Companies”	Section 2.3

“BSN KG”	Recital (A)

“BSN KG Interests”	Section 2.2(c)

“BSN KG Registered Liability Capital”	Section 2.2(c)

“BSN Management Accounts”	Section 6.2(b)(ii)

“BSN medical Holding PL Agreement”	Section 2.4

“BSN Team”	Section 10.2(g)

“Business”	Recital (A)

“Business Day”	Section 17.4

“Capital Loss Account”	Section 2.2(c)

“Cash”	Section 4.2(c)

“Certain Funds Date”	Section 5.2(a)

“Changed Circumstances”	Section 4.8(c)

“Clearing Account”	Section 2.2(c)

“Closing”	Section 5.1

“Closing Condition(s)”	Section 5.2

“Closing Date”	Section 5.1

“Data Room Index”	Recital (D)

“Data Room Information”	Recital (D)

“De Minimis Amount”	Section 7.3

“Draft Transfer Balance Sheet”	Section 4.7(a)

“Environmental VDD Reports”	Recital (D)

“Estimated Purchase Price”	Section 4.4

“Expected Tax Accrual”	8.3(a)(i)

“Financial and Tax VDD Report”	Recital (D)

Expression	Where defined
“Financial Debt”	Section 4.2(d)

“Fixed Capital Account”	Section 2.2(c)

“German GAAP”	Section 4.8(b)

“German Sale Trade Tax	Section 8.10(b)

“Hyperion Balance Sheet”	Section 4.2(a)

“IFRS”	Section 4.8(a)

“Information Memorandum”	Section 6.4(b)(ii)

“Information Providers”	Section 7.9

“Intellectual Property Rights”	Section 6.2(d)(i)

“Joint Venture”	Recital (A)

“JV (Holding)”	Recital (A)

“JV (Holding) Clearing Account”	Section 2.2(c)

“JV (Holding) Material Agreements”	Section 6.3(f)

“JV (Holding) Purchase Price”	Section 4.2(f)

“JV (Holding) Registered Share Capital”	Section 2.2(a)

“JV (Holding) Shares”	Section 2.2(a)

“JV (Holding) Transfer Accounts”	Section 4.7(c)

“Key Employee(s)”	Section 6.2(g)(ii)

“Legal VDD Report”	Recital (D)

“Liability Cap”	Section 7.2(a)

“Line Item Values”	Section 4.2(b)

“Material Agreements”	Section 6.2(f)

“Net Working Capital”	Section 4.2(e)

“Notices”	Section 16.1

“Partnership Accounts”	Section 2.2(c)

“Party(ies)”	Parties’ section

“Pension Arrangements”	Section 4.2(h)

“Pension Deficit”	Section 4.2(g)

“Pension Schemes”	Section 6.2(k)

“Pre-Transfer Date BSN Accounts”	Section 5.8(b)

Expression	Where defined
“Pre-Transfer Date Dividends”	Section 3.1(b)

“Purchase Price”	Section 4.1

“Purchase Price Adjustment”	Section 4.6(b)

“Purchase Price Certificate”	Section 4.7(d)

“Purchased Companies”	Section 2.2(d)

“Purchased Companies’ Shares”	Section 2.2(d)

“Purchaser”	Parties’ section

“Purchaser’s Warranties”	Section 9.1

“Reference Net Working Capital”	Section 4.1(d)

“Regulation”	Section 5.2(b)

“Related Party Agreements”	Section 6.2(f)(v)

“Relevant Companies”	Section 8.2(c)

“Relevant Tax Period”	Section 8.1

“Review Period”	Section 4.9(a)

“S&N PLC”	Parties’ section

“S&N Sellers”	Parties’ section

“S&N Sellers’ Knowledge”	Section 6.5(c)

“S&N UK Pension Indemnity”	Section 9.2(b)

“S&N Warranties”	Section 6.1

“Seller 1”	Parties’ section

“Seller 1 BSN (GP) Share”	Section 2.2(b)(i)

“Seller 1 BSN KG Interest”	Section 2.2(c)(i)

“Seller 1 Clearing Account”	Section 2.2(c)

“Seller 2”	Parties’ section

“Seller 2 JV (Holding) Shares”	Section 2.2(a)(i)

“Seller 3”	Parties’ section

“Seller 3 JV (Holding) Shares”	Section 2.2(a)(ii)

“Seller 4”	Parties’ section

“Seller 4 JV (Holding) Share”	Section 2.2(a)(iii)

“Seller 5”	Parties’ section

Expression	Where defined
“Seller 5 JV (Holding) Share”	Section 2.2(a)(iv)

“Seller’s Knowledge”	Section 6.5(a)

“Sellers’ Warranties”	Section 6.1

“Sellers”	Parties’ section

“Senior Employee”	Section 10.2(j)

“Signing Date”	Section 6.1

“Subsidiary(ies)”	Section 2.3

“Tax”	Section 8.1

“Tax Contest”	Section 8.6(b)

“Taxing Authority”	Section 8.1

“Third Party Claim”	Section 7.5(b)

“Threshold”	Section 7.3

“Title Warranties”	Section 7.2(a)

“Transfer Agreement”	Section 3.2

“Transfer Balance Sheet”	Section 4.7(b)

“Transfer Date”	Section 4.3

“VDD Reports”	Recital (D)

2.	CORPORATE OWNERSHIP/STRUCTURE OF THE ACQUISITION

2.1	Particulars of JV (Holding), BSN (GP) and BSN KG

(a)	JV (Holding) is a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of Germany with its registered office at Frankfurt am Main, Germany, and registered with the Commercial Register (Handelsregister) of the Lower Court (Amtsgericht) at Frankfurt am Main, Germany, under the registered number (Handelsregisternummer) HR B 50430.

(b)	BSN (GP) is a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of Germany with its registered office at Hamburg, Germany, and registered with the Commercial Register of the Lower Court at Hamburg, Germany, under the registered number HR B 78374.

(c)	BSN KG is a limited partnership (Kommanditgesellschaft) organised under the laws of Germany with its registered office at Hamburg, Germany, and registered with the Commercial Register of the Lower Court at Hamburg, Germany, under the registered number HR A 95551.

2.2	Capital of JV (Holding), BSN (GP) and BSN KG

(a)	The registered share capital (Stammkapital) of JV (Holding) amounts to EUR 50,133,750 (the “JV (Holding) Registered Share Capital”). The JV (Holding) Registered Share Capital is divided into the following shares (Geschäftsanteile), which are held by Sellers 2 to 5 as follows:

(i)	Primavera Luxembourg International S.A holds one JV (Holding) preference share in the nominal amount (Nennbetrag) of EUR 8,250 and two JV (Holding) ordinary shares in the nominal amount of EUR 25,000 and EUR 702,150 respectively (together the “Seller 2 JV (Holding) Shares”);

(ii)	Smith & Nephew (Overseas) Limited holds four JV (Holding) preference shares in the nominal amounts of EUR 20,150, EUR 26,400, EUR 4,450 and EUR 23,300 respectively (the “Seller 3 JV (Holding) Shares”);

(iii)	Smith & Nephew S.A. (France) holds one JV (Holding) preference share in the nominal amount of EUR 49,265,750 (the “Seller 4 JV (Holding) Share”); and

(iv)	Smith & Nephew S.A. (Spain) holds one JV (Holding) preference share in the nominal amount of EUR 58,300 (the “Seller 5 JV (Holding) Share”)

(the Seller 2 JV (Holding) Shares, the Seller 3 JV (Holding) Shares, the Seller 4 JV (Holding) Share, and the Seller 5 JV (Holding) Share being collectively referred to as the “JV (Holding) Shares”).

(b)	The registered share capital of BSN (GP) amounts to EUR 25,000 (the “BSN (GP) Registered Share Capital”). The BSN (GP) Registered Share Capital is divided into the following two shares (hereinafter collectively referred to as the “BSN (GP) Shares”):

(i)	one BSN (GP) Share in the nominal amount of EUR 12,500 which is held by the Seller 1 (the “Seller 1 BSN (GP) Share”); and

(ii)	one BSN (GP) Share in the nominal amount of EUR 12,500 which is held by JV (Holding).

(c)	The registered liability capital (eingetragenes Kommanditkapital und zugleich Haftkapital) of BSN KG amounts to EUR 50,000,000 (the “BSN KG Registered Liability Capital”). The BSN KG Registered Liability Capital is divided into the following limited liability interests (Kommanditanteile) (collectively referred to as the “BSN KG Interests”):

(i)	one BSN KG Interest in the nominal amount of EUR 25,000,000 which is held by Seller 1 (hereinafter referred to as the “Seller 1 BSN KG Interest”); and

(ii)	one BSN KG Interest in the nominal amount of EUR 25,000,000 which is held by JV (Holding).

BSN KG keeps records of partner’s accounts of the Seller 1 and JV (Holding). Each partner’s account consists of a fixed capital account (the “Fixed Capital Account”), which accounts for the nominal amount of each BSN KG Interest and additional amounts resulting from the formation of BSN KG, a capital loss account (the “Capital Loss Account”) and a clearing account (the “Clearing Account”). These three accounts are collectively referred to as the “Partnership Accounts”. The Clearing Account in the name of Seller 1 is referred to as the “Seller 1 Clearing Account” and the Clearing Account in the name of JV (Holding) is referred to as the “JV (Holding) Clearing Account”.

(d)	JV (Holding), BSN (GP) and BSN KG are collectively referred to as the “Purchased Companies”. The JV (Holding) Shares, the Seller 1 BSN (GP) Share and the Seller 1 BSN KG Interest are collectively referred to as the “Purchased Companies’ Shares”.

2.3	Subsidiaries and Associate of BSN KG; BSN Group

BSN KG holds shares or interests, directly or indirectly, in the wholly owned or majority-owned subsidiaries (i.e. direct and indirect holdings of more than 50%) as set out in Annex 2.3 (collectively the “Subsidiaries”, and each a “Subsidiary”) and in the associate (i.e. direct and indirect holdings of 50% or less) as set out in Annex 2.3 (the “Associate”). BSN KG and its Subsidiaries and Associate are collectively referred to as the “BSN Group” or the “BSN Group Companies”. Annex 2.3 sets out the structure of the Purchased Companies, the Subsidiaries and the Associate. The only Associate is Terumo BSN medical KK, Japan.

2.4	Profit and Loss Pooling Agreement

BSN KG and BSN medical Holding GmbH have entered into a profit and loss pooling agreement (Ergebnisabführungsvertrag) dated 5 October 2004 as amended on 1 December 2005 (the “BSN medical Holding PL Agreement”).

3.	SALE AND PURCHASE OF THE PURCHASED COMPANIES’ SHARES; RIGHTS TO PROFITS

3.1	Sale and Purchase of the Shares; Right to Profits

(a)	The Sellers hereby sell, and the Purchaser hereby purchases, with economic effect (wirtschaftlicher Wirkung) from the Transfer Date the Purchased Companies’ Shares, upon the terms and conditions of this Agreement, as follows:

(i)	Seller 1 sells to the Purchaser the Seller 1 BSN (GP) Share;

(ii)	Seller 1 sells to the Purchaser the Seller 1 BSN KG Interest (including any positive balances on its Fixed Capital Account and Capital Loss Account);

(iii)	Seller 2 sells to the Purchaser the Seller 2 JV (Holding) Shares;

(iv)	Seller 3 sells to the Purchaser the Seller 3 JV (Holding) Shares;

(v)	Seller 4 sells to the Purchaser the Seller 4 JV (Holding) Share; and

(vi)	Seller 5 sells to the Purchaser the Seller 5 JV (Holding) Share.

The sale and purchase of the Purchased Companies’ Shares hereunder shall, subject to Section 3.1(b) below, include any and all rights (including rights to undistributed profits for periods prior to the Transfer Date) pertaining to the Purchased Companies’ Shares as at the Transfer Date. The sale and purchase of the Seller 1 BSN KG Interest encompasses the Seller 1 Clearing Account and any and all rights and obligations pertaining thereto (subject to Sections 9.2(b) and 9.2(c) below).

(b)	The Purchased Companies, the BSN Group Companies and the Associate shall be entitled prior to the Transfer Date to distribute profits available for distribution under relevant laws in respect of any period up to the Transfer Date (the “Pre-Transfer Date Dividends”).

(c)	The Purchaser purchases the Purchased Companies’ Shares with the benefit of all undistributed profits (save only for the Pre-Transfer Dividends) and other income and benefits accrued up to, including and after the Transfer Date and subject to all obligations (including tax) incurred and risks associated in respect of the period after and including the Transfer Date.

3.2	Separate Transfer Document

The Sellers and the Purchaser agree that the Purchased Companies’ Shares sold and purchased hereunder are not transferred by virtue of this Agreement but will be transferred with effect in rem (mit dinglicher Wirkung) at the Closing by means of a separate notarial transfer deed substantially in the form attached hereto as Annex 3.2 (the “Transfer Agreement”).

3.3	Consents

(a)	Each of JV (Holding) as limited partner and BSN (GP) as general partner of BSN KG has given its consent to the sale and transfer of the Seller 1 BSN KG Interest by Seller 1 to the Purchaser as attached hereto as Annex 3.3(a).

(b)	Seller 1 and JV (Holding) as the sole shareholders of BSN (GP) have held a shareholders meeting (Gesellschafterversammlung) of BSN (GP) and resolved and declared to expressly consent to the sale and transfer of the Seller 1 BSN (GP) Share by Seller 1 to the Purchaser as attached hereto as Annex 3.3(b).

(c)	JV (Holding) and BSN (GP) have expressly waived any and all rights of first refusal as well as any and all other pre-emptive or similar rights it may have with respect to the sale and transfer of the Seller 1 BSN KG Interest and/or the Seller 1 BSN (GP) Share by Seller 1 to the Purchaser, as attached hereto as Annex 3.3(c).

3.4	Pre-Closing Transfers

The Sellers undertake that, if so requested by Purchaser in writing, they will procure that the direct shareholders of those BSN Group Companies listed in Annex 3.4 shall immediately prior to the Closing sell and transfer on terms reasonably requested by the Purchaser and at the prices specified in Annex 3.4 (after complying with all applicable laws, including without limitation any employee and works council notification and consultation requirements) their entire shareholdings in such Companies to such directly or indirectly wholly-owned subsidiary of the Purchaser as the Purchaser may nominate in writing. The consideration for any such sale and transfer shall be left open on inter-company account. For the avoidance of doubt, these transfers shall be ignored and deemed not to have occurred for the purposes of the Transfer Balance Sheet and the calculation of the Purchase Price. Any such transfers shall be at the full risk and cost (including, without limitation, any resultant Taxes) of the Purchaser.

4.	PURCHASE PRICE; ESTIMATED PURCHASE PRICE; TRANSFER ACCOUNTING DOCUMENTS; CONDITIONS OF PAYMENT

4.1	Purchase Price

The total purchase price (the “Purchase Price”) to be paid by the Purchaser for the items sold and purchased under Section 3.1(a) above shall be the aggregate of:

(a)	the total enterprise value of the BSN Group and the Associate being fixed at EUR 1,030,000,000 (one billion and thirty million euros);

minus

(b)	the Financial Debt of the BSN Group as at the end of the day immediately preceding the Transfer Date and as derived from the Transfer Balance Sheet;

plus

(c)	the Cash of the BSN Group as at the end of the day immediately preceding the Transfer Date and as derived from the Transfer Balance Sheet;

plus or minus

(d)	the amount by which the Net Working Capital of the BSN Group as at the end of the day immediately preceding the Transfer Date and as derived from the Transfer Balance Sheet exceeds or (as the case may be) falls short of EUR 116,000,000 (one hundred and sixteen million euros) (the “Reference Net Working Capital”);

plus

(e)	EUR 12,500 in respect of the nominal amount of the Seller 1 BSN (GP) Share;

plus or minus

(f)	the JV (Holding) Purchase Price;

minus

(g)	the lower of the Pension Deficit and EUR 8,000,000 (eight million euros),

and shall be finally determined on the basis of Section 4 and the purchase price calculation mechanism as set out in Annex 4.1., provided that there shall be no double-accounting of any asset or liability in (d) or (f) with, or representing, Cash or Financial Debt. Seller 1 will procure that there will be a nil balance on the Seller 1 Clearing Account and the S&N Sellers will procure that there will be a nil balance on the JV (Holding) Clearing Account, in each case as at the day immediately preceding the Transfer Date and at any time thereafter until Closing.

Annex 4.1 also contains estimates for the various items and an indicative calculation of the Estimated Purchase Price pursuant to Section 4.4 below on the basis of the latest forecast available at the Signing Date and an assumed Transfer Date of 1 January 2006.

The Parties hereby irrevocably agree that, for all purposes, and in particular (but without limitation) for purposes of Section 8.10 below (unless and to the extent another allocation is applied by the Tax authorities): (a) 85% of the sum of (i) the Purchase Price minus (ii) EUR 12,500 for the Seller 1 BSN (GP) Share, and minus (iii) the JV (Holding) Purchase Price is attributable to BSN KG’s (direct and indirect) participations in the Subsidiaries and the Associate and (b) the remaining 15% of the sum of (i) the Purchase Price minus (ii) EUR 12,500 for the Seller 1 BSN (GP) Share and minus (iii) the JV (Holding) Purchase Price is attributable to any and all other assets and liabilities of BSN KG.

4.2	Defined Terms

For the purpose of this Agreement:

(a)	the “Hyperion Balance Sheet” means the detailed balance sheet prepared by region and by group for the purpose of preparation of the BSN Group’s annual or, as the case may be, quarterly accounts for the relevant date in accordance with BSN GAAP consistent with prior practice in the form set out in Annex 4.2(a) (with the exception of the columns headed “Net Working Capital” and “Net Financial Debt”);

(b)	“Line Item Values” means the respective values set out in column 3 of the Transfer Balance Sheet of the items set out in column 2 thereof (headed “Line Item”) (subject to the items in Annex 4.8(a)(i));

(c)	“Cash” means the total Line Item Values of those items checked in column 5 of the Transfer Balance Sheet (headed “Net Financial Debt”) under the heading “Liquid Assets” in column 2 thereof (subject to the items in Annex 4.8(a)(i));

(d)	“Financial Debt” means the total Line Item Values of all the items checked in column 5 of the Transfer Balance Sheet (headed “Net Financial Debt”) under the heading “Other Liabilities” in the Liabilities and Shareholders Equity Section thereof (subject to the items in Annex 4.8(a)(i));

(e)	“Net Working Capital” means the total Line Item Values of the items checked in column 4 of the Transfer Balance Sheet (headed “Net Working Capital”) in the Assets section thereof less the total Line Item Values of the items checked in the said column 4 in the Liabilities and Shareholders’ Equity section thereof;

(f)	“JV (Holding) Purchase Price” means:

	(i)	the face value of the receivable from S&N PLC as stated in the JV (Holding) Transfer Accounts;

plus	(ii)	the tax recoverable at the Transfer Date (but only up to a maximum of EUR 500,000 if the Transfer Date is 1 January 2006) as stated in the JV (Holding) Transfer Accounts;

plus	(iii)	cash at bank or in hand as stated in the JV (Holding) Transfer Accounts;

plus	(iv)	EUR 12,500 for its share in BSN (GP);

minus	(v)	EUR 8,422,350 in respect of the purchase price of the 11,723,000 preference shares in BSN medical Inc., Canada (if the purchase thereof takes place on or after the Transfer Date);

minus	(vi)	any amount paid by JV (Holding) under the S&N UK Pension Indemnity in accordance with Section 9.2(b) below on or after the Transfer Date or the amount due and payable in respect thereof, up to the Closing Date;

minus	(vii)	liabilities in respect of pensions (except to the extent taken into account in paragraph (vi) above), tax provisions and other creditors as stated in the JV (Holding) Transfer Accounts;

(g)	“Pension Deficit” means the aggregate for all defined benefit Pension Arrangements of the difference between the present value of the defined benefit obligation and the fair value of the plan assets, both calculated as at the Transfer Date, using methods and assumptions consistent with prior year financial statements, taking into account (a) the requirements of International Accounting Standard “Employee Benefits”, IAS 19 and reflecting relevant market conditions as at the Transfer Date. For the avoidance of doubt, any IAS 19 unrecognised actuarial gains and losses will be fully recognised in the Provision at the Transfer Date (no adoption of the actual gain/loss “corridor mechanism”) and no allowance will be made for redundancies arising in future; and (b) the results of full IAS 19 actuarial valuations of the defined benefit Pension Arrangements as at the Transfer Date, based on full and accurate member data and plan asset values at that date. If a liability to make a payment to the Smith & Nephew UK Pension Scheme is provided for, a corresponding receivable shall be included to the extent of the amount due under the Pension Indemnity;

(h)

“Pension Arrangements” means each formal or informal agreement, arrangement, plan or policy for the provision of retirement, death, disability or other related benefits (including but not limited to any deferred compensation, termination indemnities and post-retirement health, medical and dental plans but excluding jubilee payments and old age part time payments (Altersteilzeit)) given on or in connection with leaving service for and in respect of the employees, directors or former employees or directors of the BSN Group in respect of which any member of the BSN Group is under any present, future or contingent (e.g. survivor and/or dependants’ benefits) contractual or constructive liability at the Transfer Date).

For convenience, reference is made to the S&N Sellers’ pre-Closing covenants with respect to JV (Holding) set out in Sections 10.2(a) and 10.2(m) below.

4.3	The Transfer Date

For all purposes of this Agreement, the “Transfer Date” shall be:

(a)	1 January 2006, 0.00 hrs, provided the Closing takes place in accordance with Section 5.1 below on or before 25 February 2006; or

(b)	1 April 2006, 0.00 hrs, if the Closing has not taken place before 26 February 2006 and takes place in accordance with Section 5.1 below on or after 2 April 2006 and on or before 26 May 2006; or

(c)	1 July 2006, 0.00 hrs, if the Closing has not taken place before 27 May 2006 and takes place in accordance with Section 5.1 below on or after 2 July 2006 and on or before 25 August 2006.

If the Closing has not taken place before 25 August 2006, the Transfer Date shall be moved by one or more additional three-months periods to the first day of a calendar quarter until all Closing Conditions pursuant to Section 5.2 below are satisfied and the Closing can and does occur within a period of eight (8) weeks after such date, subject to a final backstop date for Closing of the date specified in Section 5.3.

4.4	Estimated Purchase Price

As of the date of this Agreement and based on the financial information provided by the Sellers to the Purchaser and assuming a Transfer Date of 1 January 2006, 0:00 hrs, the Parties have estimated that the Financial Debt, the Cash and the Net Working Capital in the Transfer Balance Sheet and the JV (Holding) Purchase Price will have the amounts set against them in each case as set forth in Annex 4.1, resulting in an estimated Purchase Price of EUR 978,921,500 (nine hundred and seventy-eight million, nine hundred and twenty-one thousand, five hundred euros) (the “Estimated Purchase Price”). If the Transfer Date as determined pursuant to Section 4.3 is expected to fall on a date other than 1 January 2006, Sellers shall no less than ten (10) Business Days prior to the anticipated Closing Date deliver to the Purchaser their good faith best estimate of the Financial Debt, the Cash, the Net Working Capital, the JV (Holding) Purchase Price, and the Estimated Purchase Price as at the proposed Transfer Date in writing, together with reasonable supporting financial information. If Purchaser disagrees with any item delivered by the Sellers, the Parties shall negotiate in good faith to agree such item and the Estimated Purchase Price no later than five (5) Business Days prior to the anticipated Closing Date. If no agreement is reached, the Estimated Purchase Price delivered by the Sellers pursuant to this Section 4.4 shall apply.

4.5	Payment of the Purchase Price

(a)	If, on or before the Closing Date, the Accounting Documents are available and have been agreed by the Parties or are otherwise final and binding upon the Parties in accordance with Sections 4.7 to 4.9 below, the Purchase Price shall be calculated from those Accounting Documents and paid by the Purchaser to the Sellers at the Closing as specified in Section 5.4(c).

(b)	To the extent that not all of the Accounting Documents are available or are agreed by the Parties or are otherwise final and binding upon the Parties in accordance with Sections 4.7 to 4.9 below at least five (5) Business Days before the Closing, the Estimated Purchase Price determined or agreed pursuant to Section 4.4 shall be paid by the Purchaser to the Sellers at the Closing.

(c)	If Section 4.5(b) applies, the Purchase Price shall be calculated and paid in accordance with the following provisions of this Section 4 and Section 5.4(c).

4.6	Purchase Price Adjustment

(a)	If the Purchase Price exceeds the Estimated Purchase Price, the Purchaser shall pay to the Sellers an amount equal to such excess; if it falls short of the Estimated Purchase Price, the Sellers shall pay to the Purchaser an amount equal to such shortfall. Whether there is such an excess or shortfall shall be determined in accordance with the procedure set out in Sections 4.7 to 4.9 below.

(b)	Any amount calculated in accordance with Section 4.6(a) above (hereinafter referred to as a “Purchase Price Adjustment”) shall be paid as follows:

(i)	Any Purchase Price Adjustment owed by the Purchaser to the Sellers shall be paid by the Purchaser within five (5) Business Days after the amount thereof has been determined under Section 4.7 to 4.9 into the respective Sellers’ accounts as nominated in accordance with Section 4.11(a).

(ii)	Any Purchase Price Adjustment owed by the Sellers shall be paid by the Sellers within five (5) Business Days after the amount thereof has been determined under Sections 4.7 to 4.9 below into the Purchaser’s account set forth as nominated in accordance with Section 4.11(b).

(c)	For the avoidance of doubt, it is expressly agreed that there will be no purchase price adjustments, for any reason whatsoever, with respect to the fixed enterprise value of the BSN Group and the Associate set out in Section 4.1(a) above.

(d)	Any payments under this Section 4.6:

(i)	to the Sellers, shall be paid as to 50 per cent. to Seller 1 and as to 50 per cent. to Seller 2;

(ii)	to the Purchaser, shall be paid as to 50 per cent. by Seller 1 and as to 50 per cent. by Seller 2.

4.7	Preparation of Draft Transfer Balance Sheet

(a)	The Sellers jointly, and/or (after the Closing) the Purchaser in accordance with any Sellers’ joint instructions, shall instruct and cause the management of each of BSN (GP) and the BSN Group Companies to prepare and deliver pursuant to Section 4.7(b) within twenty (20) Business Days of the Transfer Date and in accordance with the accounting principles and treatments set out or referred to in Section 4.8 below consolidated financial statements of BSN KG and its Subsidiaries and (to the extent and in the manner consolidated in the 2004 Consolidated BSN Accounts) associates (provided, however, that BSN medical Venezuela (including its subsidiaries BSN medical Latin America LLC and Laboratorios Ball CA) have become wholly-owned subsidiaries and, thus, shall be fully consolidated) including, without limitation, the Hyperion Balance Sheet used in the preparation of the same (together the “Draft Transfer Balance Sheet”) as at the end of the day immediately preceding the Transfer Date and, if that is 31 December 2005, with respect to the year 2005, or, if the Transfer Date is a later date, with respect to the period commencing on 01 January 2006 and ending at the end of the day immediately preceding the Transfer Date as if those accounts were year end accounts.

(b)	Once the Draft Transfer Balance Sheet has been prepared in accordance with Section 4.7(a) it will be delivered without undue delay to the Sellers who shall use the same (with any necessary adjustments) to prepare a balance sheet in the form set out in Annex 4.2(a) (the “Transfer Balance Sheet”) in accordance with the treatments and principles set out or referred to in Section 4.8 below and with line items therein checked as indicated in Annex 4.2(a) under the headings “Net Working Capital” and “Net Financial Debt”. The Purchaser (post-Closing) shall procure that the Sellers and their advisers shall have all such access to the management, employees, accounting records and other financial information of the Purchased Companies, the BSN Group and (to the extent possible) the Associate as is reasonably necessary for the purpose of preparation of the Transfer Balance Sheet and shall allow the Sellers to take copies of all such documents for such purpose.

(c)	S&N PLC shall also prepare financial statements for JV (Holding) as at the end of the day immediately preceding the Transfer Date and, if that is 31 December 2005, with respect to the year 2005, or, if the Transfer Date is a later date, with respect to the period commencing on 1 January 2006 and ending at the end of the day immediately preceding the Transfer Date as if those accounts were year end accounts (the “JV (Holding) Transfer Accounts”). If the JV (Holding) Transfer Accounts have not been prepared (as set out above) prior to the Closing, the Purchaser shall procure that such preparation shall be carried out by the BSN Group Companies as instructed by S&N PLC in accordance with the above, save for mandatory accounting requirements under applicable law and subject to correction of manifest errors.

(d)	The Sellers shall deliver the Transfer Balance Sheet and the JV (Holding) Transfer Accounts to the Purchaser without undue delay and in any event within twenty (20) Business Days after receipt of the Draft Transfer Balance Sheet pursuant to Section 4.7(b) together with a calculation of:

(i)	the Financial Debt;

(ii)	the Cash;

(iii)	the Net Working Capital;

(iv)	the JV (Holding) Purchase Price; and

(v)	the Purchase Price,

in each case in accordance with Sections 4.1 to 4.8 as derived from the information contained in the Transfer Balance Sheet and the JV (Holding) Transfer Accounts (the “Purchase Price Certificate”). Without prejudice to Section 15, all costs of the BSN Group Companies arising out of or in connection with the preparation of the Draft Transfer Balance Sheet shall be borne by BSN KG, all costs arising out of or in connection with the Transfer Balance Sheet shall be borne by Seller 1 (as to 50%) and the S&N Sellers (as to 50%), and all costs arising out of or in connection with the JV (Holding) Transfer Accounts shall be borne by the S&N Sellers.

4.8	Basis of preparation of Draft Transfer Balance Sheet and Transfer Balance Sheet

(a)	The Draft Transfer Balance Sheet and the Transfer Balance Sheet shall be prepared:

(i)	in accordance with the specific accounting treatments set out in Annex 4.8(a)(i); and, subject thereto,

(ii)	in accordance with IFRS (as defined below);

(iii)	adopting the same accounting principles, policies, treatments, classifications and categorisations as were used in the preparation of the 2004 Consolidated BSN Accounts, as there applied, including in relation to the exercise of accounting discretion and judgment (“BSN GAAP”);

For the avoidance of doubt, paragraph (i) shall take precedence over paragraphs (ii) and (iii) and paragraph (ii) shall take precedence over paragraph (iii).

For the purpose of this Agreement “IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB) as adopted for use in the European Union further to the IAS Regulation (EC 1606/2002), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee as in force and applied at the date of this Agreement.

(b)	The JV (Holding) Transfer Accounts shall be prepared adopting the same accounting principles, policies, treatments, classifications and categorisations as were used in the preparation of the 2004 JV (Holding) Accounts, as there applied, including in relation to the exercise of accounting discretion and judgment and, subject thereto, in accordance with those generally accepted in Germany (“German GAAP”) and as supplemented by BSN GAAP.

(c)	The cut-off for taking account of facts, circumstances, assessments and prospects arising or becoming known after Closing (together referred to as “Changed Circumstances”) for the purpose of the Draft Transfer Balance Sheet and the Transfer Balance Sheet shall be the day of receipt of the Accounting Documents (as defined below) by the Purchaser. Any Changed Circumstances resulting from or in connection with the sale of the Purchased Companies and the actions of the Purchaser towards the BSN Group and the Business or JV (Holding) after Closing and any transfers requested under Section 3.4 above shall be ignored in preparing the Draft Transfer Balance Sheet and the Transfer Balance Sheet.

4.9	Review of Accounting Documents

(a)	The Purchaser (including, without limitation, advisers engaged by it) shall be entitled to review the Transfer Balance Sheet, the Hyperion Balance Sheet, the JV (Holding) Transfer Accounts and the Purchase Price Certificate (together the “Accounting Documents”) within twenty (20) Business Days of the later of receipt of the Accounting Documents and receipt of the 2005 BSN Accounts and (if any) the Pre-Transfer Date BSN Accounts (the “Review Period”). Any objections to the Accounting Documents shall be notified to all of the Sellers specifying in writing each individual item and reason(s) for such objection(s), together with written quantification of each item in dispute. If the Purchaser does not duly notify any objections to the Accounting Documents within the Review Period, the Accounting Documents shall become final and binding upon the Parties upon expiration of the Review Period. All costs arising out of or in connection with the review shall be borne by the reviewing party alone.

(b)	The Parties and their advisers shall have full access to the management, employees, accounting records and other financial information of the Purchased Companies, the BSN Group Companies including (to the extent possible) the Associate (including in each case personnel, records and information maintained or held by the Sellers, S&N PLC or any of their Affiliated Companies and their respective accountants and other advisers) as is reasonably necessary for the review of the Accounting Documents in accordance with Section 4.9(a) above. The Sellers shall, and shall procure that their affiliated companies within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) (“Affiliated Companies”) and advisers shall grant such access and permit the taking of copies for such purpose and the Sellers jointly, and (after Closing) the Purchaser, shall procure that the Purchased Companies and the BSN Group Companies grant such access and permit the taking of copies for such purpose.

(c)	In the event that the Purchaser notifies any objections to the Accounting Documents, the Purchaser, Seller 1 and S&N PLC (on behalf of Seller 2-5) shall then attempt to reach an agreement on the treatment of such objections. Any amendments unanimously agreed upon by the Purchaser, Seller 1 and S&N PLC (on behalf of Sellers 2-5) shall be incorporated for documentary purposes into the Accounting Documents affected by those amendments. To the extent that such unanimous amendments are made, the Accounting Documents shall become final and binding upon all Parties.

(d)	Any objections upon which the Purchaser, Seller 1 and S&N PLC (on behalf of Sellers 2-5) do not reach an agreement according to Section 4.9(c) above shall be decided upon by a written expert opinion (Schiedsgutachten) in accordance with Section 317 Sub-section 1 of the German Civil Code (Bürgerliches Gesetzbuch) from an expert to be appointed unanimously by the Purchaser, Seller 1 and S&N PLC (on behalf of Sellers 2-5) which shall be final and binding upon all Parties (Schiedsgutachter). Section 4.9(b) above shall apply to the expert process mutatis mutandis. The accounting treatments and principles set out or referred to in Section 4.8 above will be binding upon the expert. The expert’s opinion shall only be within the range of the opinions of the Parties.

(e)	If all of the Parties do not agree upon the expert within ten (10) Business Days after receipt of notice from the Party requiring the appointment, then the expert shall be appointed upon the request of either of Seller 1 or S&N PLC (on behalf of Sellers 2-5) and/or the Purchaser, as the case may be, by the Chairman of the Board of the German Institute of Public Auditors in Germany (Vorsitzender des Vorstands des Instituts der Wirtschaftsprüfer in Deutschland e.V.) in Düsseldorf, Germany. The expert shall not have been previously, or be currently, retained or employed by any of the Parties or by any of their Affiliated Companies. The expert shall be an accountant from a major international accountancy firm.

(f)	Upon request by the expert, the Parties shall make an appropriate advance payment in respect of the costs and expenses of the expert which shall be borne as to 25% by Seller 1, as to 25% by the S&N Sellers jointly and as to 50% by the Purchaser. The expert may decide in its equitable discretion (nach billigem Ermessen) upon the final allocation of the costs and expenses (including the costs of the Parties’ advisers and counsel), taking into account (amongst other things) the degree of success or otherwise of the respective Party and the reasonableness of the respective Parties in adopting any particular line of argument; any expert appointed shall adjudicate on its own without engaging any other experts or advisers, save that it may take legal advice on the interpretation of any provision of this Agreement.

(g)	Any balance sheet assessments or valuations or other determinations contained in a final and binding expert’s opinion within the scope of the expert’s mandate shall become final and binding upon all Parties upon receipt of the written expert’s opinion by all Parties and shall be incorporated for documentary purposes by the expert into the Accounting Document(s) affected by such determinations.

4.10	Due Date; Increased Purchase Price and Default Interest

(a)	The Estimated Purchase Price or (if known at Closing) the Purchase Price as the case may be increased by an amount equal to notional interest at a rate of 2 percentage points per annum over three months EURIBOR (as published in the Handelsblatt on the morning of the first day of each consecutive 3 month period (the “Agreed Rate”) from and including the Transfer Date to and including the Closing Date. Such additional amount shall be payable at Closing.

(b)	The additional amount to be paid under Section 4.10(a) shall be calculated by reference to notional interest on a daily basis on the basis of actual days elapsed and a calendar year of 360 days.

(c)	Any payment obligations of the Parties under this Agreement shall (without affecting the right of the Parties to further damages) bear default interest at the rate of 2 percentage points per annum over the Agreed Rate. Such interest shall be payable on demand.

4.11	Payments

(a)	The Purchase Price or any Purchase Price Adjustment, as the case may be, to be paid by the Purchaser to the Sellers, as the case may be, shall be paid in Euros by way of wire transfer - to be credited on the same day - free of any costs and fees to the payor’s bank, irrevocably and without any reservations (unwiderruflich und vorbehaltlos) to those accounts nominated by the respective Seller(s) to the Purchaser in writing at least five (5) Business Days prior to the due date for such payment.

(b)	Any Purchase Price Adjustment or other sum to be paid by any of the Sellers hereunder shall be paid in Euros by way of wire transfer - to be credited on the same day - free of any costs and fees of the payor’s bank, irrevocably and without any reservations (unwiderruflich und vorbehaltlos), into an account to be nominated by the Purchaser to the respective Seller in writing at least five (5) Business Days prior to the due date for payment.

4.12	No Right to Set-off

Any right of the Purchaser to set-off and/or to withhold any payments due under or in connection with this Agreement is hereby expressly waived and excluded except for claims which are expressly agreed by the respective Seller to be undisputed or finally adjudicated (res iudicatae; rechtskräftig entschieden).

5.	CLOSING; CLOSING CONDITIONS

5.1	Closing; Closing Date

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Flick Gocke Schaumburg, Platz der Einheit 1 60327 Frankfurt am Main, Germany.

(a)	on the fifth Business Day after the last of the Closing Conditions set forth in Section 5.2 below has been fulfilled or waived by all of the Parties entitled to waive the same, provided the Closing would take place after the Transfer Date (pursuant to Section 4.3 above); or

(b)	if pursuant to Section 5.1(a) above (but for the proviso) the Closing would take place prior to the Transfer Date, the Closing shall instead take place on the first Business Day following the Transfer Date; or

(c)	at any other time or place which all of the Sellers and the Purchaser mutually agree upon

(the day on which Closing occurs in accordance with this Agreement being referred to as the “Closing Date”). Closing shall not take place prior to 12 February 2006 if at that time the 2005 BSN Accounts have not been prepared pursuant to Section 5.8 below unless the Sellers otherwise agree.

5.2	Closing Conditions

The obligations of the Sellers and the Purchaser to carry out the Closing shall be subject to satisfaction or waiver by the Party entitled to such waiver (in the manner set out in Section 5.5 below) of each of the following conditions to Closing (collectively the “Closing Conditions”, and each a “Closing Condition”):

(a)	If Closing has not occurred on or before 31 May 2006 (the “Certain Funds Date”), the Purchaser having sufficient financing available on terms satisfactory to it (acting reasonably) for it to be able to pay the Purchase Price, any additional amount due under Section 4.10 above and otherwise to meet its obligations under or in connection with this Agreement, provided that if such financing is available on the terms of the commitments referred to in Section 9.1 (e) below (including, for the avoidance of doubt, finance within the parameters of the market flex referred to in those documents) this condition shall be deemed to have been satisfied.

(b)	The European Commission shall have cleared the acquisition of the Purchased Companies’ Shares by the Purchaser in the manner provided for in this Agreement (the “Acquisition”). This condition shall be deemed satisfied if the European Commission (i) has declared the concentration compatible with the Common Market pursuant to Article 6 Section 1 lit. b, Article 6 Section 2, Article 8 Section 1 or Article 8 Section 2 of the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings (hereinafter referred to as the “Regulation”) on an unconditional basis or subject only to such conditions or obligations that are acceptable to Purchaser (acting reasonably) or (ii) the concentration is deemed declared compatible with the Common Market pursuant to Article 10 Section 6 of the Regulation.

(c)	Any applicable waiting period under the United States Hart Scott Rodino Antitrust Improvements Act 1976 (as amended) and the regulations made thereunder relating to the Acquisition shall have expired or been terminated.

(d)	The South African Competition Authorities (which for the purposes of this Agreement means, collectively, the Competition Commission, the Competition Tribunal and the Competition Appeal Court, established under and in terms of sections 19, 26 and 36 of the Competition Act, Number 89 of 1998 (as amended), respectively) shall have approved the Acquisition on an unconditional basis or subject only to conditions or obligations as may be acceptable to the Purchaser (acting reasonably).

(e)	The Mexican Federal Antitrust Commission (Comision Federal de Competencia or “CFC”) shall have cleared the Acquisition on an unconditional basis or subject only to such conditions or obligations as may be acceptable to the Purchaser (acting reasonably); provided, however, that the Closing Condition in this Section 5.2(e) shall be deemed satisfied if, once the Acquisition has been notified to the CFC, any applicable waiting period to obtain a resolution from the CFC, under the Mexican Federal Antitrust Law (Ley Federal de Competencia Economica) and the regulations made thereunder, shall have expired.

5.3	Consequences of Failure to Close

(a)	If Closing has not occurred, at the latest, by 25 August 2006 the Sellers (jointly) or the Purchaser may rescind this Agreement (Rücktritt vom Vertrag) by written notice to the other Parties with a copy to the acting notary. If this Agreement is rescinded in accordance with this Section 5.3(a), this Agreement shall cease to have force and effect for all Parties and shall not create any binding obligation between the Parties except that Sections 12 (Confidentiality), 14 (Guarantees), 15 (Costs and Taxes), 16 (Notices) and 17 (Miscellaneous) and Section 5.3(b) shall remain in force and effect and such rescission shall be without prejudice to any claim that any party may have for breach of its obligations hereunder prior to such rescission.

(b)	If the Closing has not occurred as a result of any of the Closing Condition(s) set out in Section 5.2 above not being satisfied as a result of any breach or non-fulfilment by the Purchaser of its obligations hereunder, the Purchaser shall in full and final settlement of all claims and to the exclusion of any further claims for damages reimburse to the Sellers all out-of-pocket fees, costs and expenses incurred in connection with the sale or proposed sale of the Purchased Companies’ Shares, including the out-of-pocket costs of the auction process, the preparation of legal and financial due diligence, the preparation and negotiation of this Agreement with the Purchaser and other parties and the fees, costs and expenses of all advisers in connection with all of the foregoing. The Purchaser’s liability under this Section 5.3(b) shall be capped at EUR 10,000,000.

5.4	Actions on the Closing Date

On the Closing Date and immediately prior to the Closing, the Sellers shall procure the transfer of the entire share capital of such entities as may be specified by Purchaser under Section 3.4 above to the nominated transferees in accordance with Section 3.4 on transfers as set out in Annex 3.4. Thereafter, at the Closing, the Parties shall simultaneously (Zug um Zug) take the following actions:

(a)	The Sellers shall deliver to the Purchaser duly executed resignation letters, effective at or prior to the Closing Date, of the members of JV (Holding)’s management board (Geschäftsführung) and of the members of the Partners Committee with respect to BSN KG and BSN (GP).

(b)	The Sellers and JV (Holding), as the case may be and to the extent they are shareholders of the respective companies, shall hold shareholders’ meetings of each of JV (Holding), BSN KG and BSN (GP) and pass shareholders’ resolutions granting exoneration (Entlastung) to each of the management board members of JV (Holding), BSN KG and BSN (GP) as well as to each of the members of the Partners Committee for any period ending prior to or on the Closing Date.

(c)	The Purchaser shall pay the Purchase Price or (as the case may be in accordance with Section 4.5 above) the Estimated Purchase Price together with the amount determined in accordance with Section 4.10 above as to 50 per cent. to Seller 1 and as to 50 per cent. to the S&N Sellers (in respect of which Sellers 3, 4 and 5 shall be entitled to receive EUR 74,300, EUR 49,265,750 and EUR 58,300 respectively and Seller 2 shall be entitled to receive the balance).

(d)	Each of the Sellers shall transfer the Purchased Companies’ Shares sold by such Seller under this Agreement, in each case to the Purchaser or as it may (in respect of all or any of the Purchased Companies’ Shares) otherwise direct by way of the Transfer Agreement.

(e)	The Sellers shall procure the transfer to the Purchaser or as it may direct by means of transfers in the agreed form, of all shares in any of the BSN Group Companies owned by the Sellers or any person or company within their respective groups. No further consideration shall be payable by the Purchaser for such transfers. A list of these shareholdings is set out in Annex 5.4(e).

(f)	The Sellers shall use all reasonable endeavours (both before and, if applicable, after Closing) to procure, upon the Purchaser’s request, the transfer to the Purchaser or as it may direct by means of transfers in the agreed form of all those shares in those BSN Group Companies that are owned by persons other than the BSN Group Companies or the Sellers or companies in their respective groups and that are set out in Annex 5.4(f). No further consideration shall be payable by the Purchaser for such transfers.

(g)	Seller 1 and the Purchaser shall, and Seller 1 and the S&N Sellers shall procure that JV (Holding) and BSN (GP) shall, sign the application for registration of the withdrawal of Seller 1 as limited partner in BSN KG and the acquisition by the Purchaser (and/or its nominee) of the Seller 1 BSN KG Interest by the Purchaser by means of a special legal succession (Sonderrechtsnachfolge) substantially in the form set forth in Annex 5.4(g) which shall be certified by the acting notary. The Parties will instruct the acting notary to file such application for registration with the Commercial Register of the Local Court of Hamburg, Germany, subsequent to presentation of proof of the receipt of the Purchase Price or (as the case may be in accordance with Section 4.5 above) the Estimated Purchase Price by the Sellers as evidenced by execution of the Closing Memorandum.

(h)	The Sellers shall deliver to the Purchaser duly executed releases of all security interests granted by the Sellers in respect of borrowings or other financial debt over the Purchased Companies’ Shares, if any, (or, in the absence thereof, shall declare that there are no such security interests) or by the BSN Group Companies over any of their assets, conditional only upon repayment of the underlying debt obligation and otherwise on terms reasonably satisfactory to the Purchaser.

(i)	The S&N Sellers shall deliver to Purchaser the original S&N UK Pension Indemnity (as defined in Section 9.2(b)).

(j)	The Parties shall enter into, or shall procure that their respective Affiliated Companies enter into, “hold separate” arrangements, if any, in accordance with Section 10.1(b) below.

(k)	The Parties shall sign a Closing Memorandum recording the satisfaction or waiver, as the case may be, of the Closing Conditions, recording the steps taken to achieve Closing and confirming that Closing has taken place.

5.5	Simultaneous Closing

Closing shall not occur unless

(a)	all of the matters in Section 5.4 (other than Section 5.4(f)) above occur or are waived by all Parties; and

(b)	if Closing has not occurred by the Certain Funds Date, the Closing Condition in Section 5.2(a) has been satisfied or has been waived by the Purchaser (and prior to the Certain Funds Date the said Closing Condition shall be ignored for the purpose of this Section 5.5 and Section 5.2); and

(c)	the Closing Conditions in Sections 5.2(b) to (e) above have been satisfied or to the extent permitted by law waived by all the Parties.

For the avoidance of doubt, if any of the actions under Section 5.4(f) above does not take place, no Party shall be entitled to refuse the consummation of the other actions under Section 5.4 above in order to effect the Closing.

5.6	Change of Control Provisions

(a)	Each of the Sellers irrevocably waives and shall procure the waiver by its Affiliated Companies of (in each case conditional upon Closing taking place) the operation of any provision of any of the Related Party Agreements that would take effect upon the change in control of the Purchased Companies as a result of this Agreement and shall not exercise any right it may have under such provisions in the course of the transactions contemplated by this Agreement or upon the making of any changes to the internal corporate group structure carried out by the Purchaser and the BSN Group Companies after the Closing provided the Purchaser gives the relevant Seller prior notice thereof. The foregoing waiver and undertaking is given by Beiersdorf on behalf of itself and each of its Affiliated Companies and by S&N PLC on behalf of itself and each of its Affiliated Companies, in each case in favour of the Purchaser, BSN KG and each of the BSN Group Companies.

(b)	The Sellers (up to Closing) and the Purchaser (after Closing) shall procure that (in each case conditional upon Closing taking place) neither BSN KG nor any of its Subsidiaries exercises any rights that it may have under any such change of control provisions under the Related Party Agreements in the course of the transactions contemplated by this Agreement or upon the making of any changes to the internal corporate group structure carried out by the Purchaser and the BSN Group Companies after the Closing.

5.7	The Associate

The Sellers shall assist the Purchaser in obtaining all such duly executed consents, waivers and declarations from the third party shareholder of the Associate as the Purchaser may reasonably require to ensure the continuation of the existing BSN Group structure post-Closing, provided however, that a failure to do so, for whatever reason, does not release any Party from its obligation to effect the Closing under this Agreement.

5.8	The 2005 BSN Accounts

The Sellers (but with respect of JV (Holding) the S&N Sellers only) shall procure that

(a)	the statutory consolidated financial statements of BSN KG and the statutory financial statements of JV (Holding), BSN (GP) and each of the BSN Group Companies for the financial period ending on 31 December 2005 (together the “2005 BSN Accounts”) are (i) prepared in accordance with applicable accounting standards and statutory requirements and consistent with past practice, (ii) audited and certified without qualification and (iii) finally approved (festgestellt) by the respective shareholders’ meeting or any other corporate body responsible therefor or by Seller 1 and S&N PLC; and

(b)	if the Transfer Date is after 1 January 2006 consolidated financial statements of BSN KG and financial statements of JV (Holding), BSN (GP) and each of the BSN Group Companies for the financial period commencing on 1 January 2006 and ending on the day immediately preceding the Transfer Date (together the “Pre-Transfer Date BSN Accounts”) are (i) prepared in accordance with applicable accounting standards and statutory requirements and in consistence with past practice as if those were year-end statements and (ii) finally approved (festgestellt) by the respective shareholders’ meeting or any other corporate body responsible therefor or by Seller 1 and S&N PLC.

If the 2005 BSN Accounts or the Pre-Transfer Date BSN Accounts, as the case may be, have not been prepared, audited (to the extent applicable) and/or approved (as set out above) prior to the Closing, the Purchaser shall procure that such preparation, audit and/or approval shall be carried out by the BSN Group Companies as instructed by the Sellers in accordance with the above save for mandatory accounting requirements under applicable law and subject to correction of manifest error.

6.	SELLERS’ WARRANTIES

6.1	Form and Scope of Sellers’ Warranties

Each Seller hereby severally (but not jointly) warrants to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 hereof or otherwise in this Agreement that the statements set forth in this Section 6 (the “Sellers’ Warranties”) are correct as of the date of this Agreement (the “Signing Date”) and, in the case of the Title Warranties, at the Closing and, in the case of the Sellers Warranties set out in Sections 6.2(b)(iii) and 6.3(b)(ii), at the date delivered to the Purchaser save that the Sellers’ Warranties set out in Section 6.3 (the “S&N Warranties”) are given by the S&N Sellers only. The Sellers and the Purchaser agree that the Sellers’ Warranties are not granted, and shall not be qualified and construed as, quality guarantees concerning the object of the purchase (Garantien für die Beschaffenheit der Sache) within the meaning of Sections 443, 444 of the German Civil Code. With the exception of the Warranties contained in Section 6.2(a)(iv), the terms “BSN Group Companies” and “BSN Group” in this Section 6 shall not include the Associate.

6.2	Sellers’ Warranties

(a)	Corporate Status and Authority

(i)	Each Seller and S&N PLC is duly incorporated and validly existing under the laws of Germany, Luxembourg, England, France and Spain respectively and each has all requisite corporate power and authority to own its assets and to carry out its business.

(ii)	The execution and performance by the Sellers and S&N PLC of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Sellers and have been duly authorised by all necessary corporate action on part of the Sellers.

(iii)	The execution and performance by each Seller and S&N PLC of this Agreement and the consummation of the transactions contemplated herein do not (i) violate their respective articles of association or by-laws or (ii) violate any applicable law, regulation, judgement, injunction or order binding on that Seller or S&N PLC as the case may be, and (iii) there is no action, law suit, investigation or proceeding pending against, or, to the Seller’s Knowledge of, threatened against, any Seller or S&N PLC before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the transactions contemplated herein.

(iv)	The statements in Section 2 above regarding the BSN Group Companies and BSN (GP) are correct. All the outstanding shares of the BSN Group Companies identified in Annex 2.3 as being owned by a BSN Group Company have been validly issued, are fully paid in, either in cash or in kind, have not been repaid and are free from any encumbrances or other rights of third parties, and, with the exception of the Associate (in respect of which details have been disclosed to the Purchaser), there are no pre-emptive rights, options, voting arrangements or other rights of third parties to acquire any of the shares of any of the BSN Group Companies, in each case except under statutory law or under the articles of association of such entities.

(v)	The BSN KG and BSN (GP) have been duly established and are validly existing under German law. Annex 6.2(a)(v) contains a true and correct list of the partnership agreement of BSN KG and of the articles of association of BSN (GP). The BSN KG Interests and the BSN (GP) Shares have been validly issued, are fully paid in, either in cash or in kind, have not been repaid and are free from any encumbrances or other rights of third parties, and there are no pre-emptive rights, options, voting arrangements or other rights of third parties to acquire any of the BSN KG Interests and the BSN (GP) Shares, in each case except under statutory law or under the articles of association listed in Annex 6.2(a)(v).

(vi)	Subject to Sections 3.3 and 5.2 above, Seller 1 is entitled to freely dispose of the Seller 1 BSN KG Interest and the Seller 1 BSN (GP) Share without such disposal infringing any rights of a third party.

(vii)	None of BSN KG, BSN (GP) or the other BSN Group Companies is insolvent or over indebted (überschuldet). No bankruptcy, insolvency or judicial composition proceedings concerning any of BSN KG, BSN (GP) or the other BN Group Companies have been applied for by any of those companies or any of the Sellers or any third party.

(b)	Financial Statements

(i)	Prior to the Signing Date, the Sellers have delivered to the Purchaser the audited financial statements of BSN KG for the fiscal year ended 31 December 2004 (the “2004 Individual BSN Accounts”) and the audited consolidated financial statements of BSN KG for the fiscal year ended 31 December 2004 (the “2004 Consolidated BSN Accounts”) attached as Annex 6.2(b)(i) (together including all notes thereon the “2004 BSN Accounts”). The 2004 Individual BSN Accounts have been prepared, as of 31 December 2004, in accordance with German GAAP as supplemented by BSN GAAP and present a true and fair view, within the meaning of Section 264 Sub-Section 2 of the German Commercial Code (Handelsgesetzbuch), of the assets and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operations (Ertragslage) of BSN KG for the period referenced therein. The 2004 Consolidated BSN Accounts have been prepared, as of their date, in accordance with IFRS as supplemented by BSN GAAP consistently applied and present a true and fair view of the assets and liabilities, financial condition and results of operations of the BSN Group on a consolidated basis for the period and as at the date referenced therein.

(ii)	The Sellers have delivered to the Purchaser the consolidated management accounts as at and to 31 October 2005 for the BSN Group (the “BSN Management Accounts”). The BSN Management Accounts, with the exception of any forecasts or projections contained therein, have been carefully and diligently prepared in accordance with BSN GAAP on a consistent basis with prior periods, are derived from the accounting records and systems of the BSN Group, and reflect fairly in all material respects the items and positions set out therein.

(iii)	The 2005 BSN Accounts and the Pre-Transfer Date BSN Accounts, if applicable, will when prepared, audited, certified (the latter two only with regard to the 2005 BSN Accounts) and finally approved (festgestellt) in accordance with Section 5.8 have been prepared in accordance with the applicable accounting standards and statutory requirements, consistently applied, and present a true and fair view of the assets and liabilities, financial condition and results of operations of the BSN Group on a consolidated basis or the respective BSN Group Company on an individual basis for the period and as at the date referenced therein.

(c)	Real Property

To the Seller’s Knowledge,

(i)	Annex 6.2(c)(i) contains a complete list of real property owned by the BSN Group Companies;

(ii)	Annex 6.2(c)(ii) contains a complete list of real property leased or rented by the BSN Group Companies as of the Signing Date, whether as lessee or as lessor, where the respective lessee’s payment obligations under the relevant lease agreement exceeds a value of EUR 100,000 per annum and where the lease agreement cannot be terminated by the respective BSN Group Company on 12 months’ notice or less without penalty; and

(iii)	any other real property used by the BSN Group Companies for manufacturing but not listed in Annex 6.2(c)(i) and Annex 6.2(c)(ii) is not material for the operation of the Business.

(d)	Intellectual Property Rights

To the Seller’s Knowledge

(i)	All trademarks and designs (including applications therefor) set out in Annex 6.2(d)(i) and all those patents and utility models (including applications therefor) set out in Annex 6.2(d)(i), as well as the patent families derived from them, including but not limited to all continuations, continuations-in-part, divisionals and re-examinations thereof, are either owned by the BSN Group Companies or used by them on the basis of valid licence agreements in respect of which, to the Sellers’ Knowledge, no notices of termination has been given or received by the respective BSN Group Company (hereinafter referred to as the “Intellectual Property Rights”); other than the Intellectual Property Rights, there are no intellectual property rights which are material to the Business; and the Intellectual Property Rights owned by any of the BSN Group Companies are validly existing and are duly registered in the name of the relevant BSN Group Company and to Seller’s Knowledge no third party is materially infringing the Intellectual Property Rights, nor does BSN Group’s use of the Intellectual Property Rights materially infringe any third party’s intellectual property rights;

(ii)	except as disclosed to the Purchaser prior to the Signing Date, the Intellectual Property Rights are not subject to any pending proceedings for opposition, cancellation, revocation or rectification which may negatively materially affect the operation of the Business nor to Seller’s Knowledge are they being materially infringed by third parties. To the Seller’s knowledge, all fees necessary to maintain the Intellectual Property Rights owned by any BSN Group Company have been paid, all necessary renewal applications have been filed and all other material steps necessary for their maintenance have been taken;

(iii)	except as set out in Annex 6.2(d)(iii) all material inventions underlying the Intellectual Property Rights owned by any BSN Group Company and made by employees of any of the BSN Group Companies have been duly claimed and remunerated (when due) in accordance with applicable laws.

(e)	Compliance with Permits

To the Seller’s Knowledge, the BSN Group Companies hold all permits and approvals which are required, if any, under applicable governmental, regulatory or administrative laws, rules and regulations (Erlaubnisse und Genehmigungen) in order to conduct their business as presently conducted and which are material for the Business. To the Seller’s Knowledge, none of the BSN Group Companies has received any written notice of revocation or restriction or subsequent orders (nachträgliche Anordnungen) relating to any such permits or licences which would materially affect the Business as a whole.

(f)	Material Agreements

To the Seller’s Knowledge, Annex 6.2(f) contains a complete list of agreements which are material (that is to say, they fall within the parameters described below) to which any of the BSN Group Companies is a party and of which the main obligations (Primärpflichten) have not yet been completely fulfilled or in respect of which there are outstanding liabilities (hereinafter referred to as the “Material Agreements”):

(i)	agreements relating to the acquisition or sale of interests in other companies or businesses providing, in each case, for a consideration of EUR 100,000 or more;

(ii)	loan agreements, bonds, notes or any other instruments of debt involving any third party outside the BSN Group Companies and, individually, an amount of EUR 100,000 or more;

(iii)	guarantees, indemnities, and suretyships issued for any debt of any third party other than the BSN Group Companies, for an amount of EUR 100,000 or more; and

(iv)	any continuing obligations (Dauerschuldverhältnisse) of any of the BSN Group Companies other than as described in Sections 6.2(f)(i) through 6.2(f)(iii) the value of which (i.e. revenue generated by that contract) is in excess of EUR 100,000 p.a. and which is terminable by either party thereto (in the absence of wilful default) only on more than 12 months’ notice (or have a fixed duration exceeding 12 months);

(v)	agreements with any of Seller 1, S&N PLC and/or any of their Affiliated Companies (the “Related Party Agreements”) which, individually, provide for annual payments of EUR 100,000 or more and which can only be terminated by the respective BSN Group Company (in the absence of wilful default) on more than 12 months notice (or have a fixed duration exceeding 12 months);

To the Seller’s Knowledge, each of the Material Agreements is in full force and effect, and the BSN Group Companies have neither given nor received notice of termination as of the Signing Date and, to the Seller’s Knowledge, none of the BSN Group Companies or their counter party is in any material breach of any of the Material Agreements.

(g)	Employees

To the Seller’s Knowledge,

(i)	Annex 6.2(g)(i) contains a complete list of collective bargaining agreements and material agreements with the exception of national and industry wide agreements with unions, workers’ councils and similar organisations by which any of the BSN Group Companies is bound;

(ii)	Annex 6.2(g)(ii) contains a complete list of employees of the BSN Group Companies who are entitled to receive in the calendar year 2005 a gross annual base salary (excluding fringe benefits, such as incentives, stock options or appreciation rights, company car and other benefits) in excess of EUR 100,000 (such employees collectively hereinafter referred to as the “Key Employees” and each of them as a “Key Employee”). Except as set forth in Annex 6.2(g)(ii) none of the Key Employees has given to the respective BSN Group Company a written notice of termination of his or her employment; and

(iii)	the employment relationships with the employees of the BSN Group Companies have been handled in all material respects in accordance with applicable laws and regulations except where the failure to do so would not have a material adverse effect on the Business as a whole.

(h)	Insurance

To the Seller’s Knowledge the insurance policies listed in Annex 6.2(h) are valid and in full force. All premiums due on the above policies have been duly paid and, to the Seller’s Knowledge, there are no circumstances due to which any such policy might be voidable.

(i)	Litigation

There are no law suits, court actions or similar proceedings before a court of justice, arbitration panel or an administrative authority involving an amount in dispute (Streitwert) (excluding costs) exceeding EUR 250,000 in each individual case or an intangible asset material to the operation of the Business, pending (rechtshängig) or to the Seller’s Knowledge threatened in writing to be filed against any of the BSN Group Companies, except those disclosed in Annex 6.2(i).

(j)	Ordinary Course of Operation

Except as set forth in Annex 6.2(j), since 31 December 2004 until and including the Signing Date the business operations of the BSN Group Companies have been conducted in the ordinary course of business and substantially in the same manner as before, and in particular the BSN Group Companies have not done or agreed to do any of the following (save as disclosed in the Data Room Information):

(i)	declared any dividends or made any other distribution or return of profit, reserves or capital (other than Pre-Transfer Date Dividends);

(ii)	amended their articles of association or partnership agreements or issued or granted options over or in respect of any share capital or similar interest to an entity which is not part of the BSN Group or done anything which would have constituted a breach of Section 6.2(a);

(iii)	to the Seller’s Knowledge, undertaken to make any capital expenditure or entered into any contract or commitment outside the ordinary course of business;

(iv)	to the Seller’s Knowledge, acquired or disposed of any fixed assets relating to its business outside the ordinary course of business and other than at arm’s length conditions;

(v)	to the Seller’s Knowledge, incurred any indebtedness or granted security vis-à-vis third parties exceeding EUR 500,000;

(vi)	to the Seller’s Knowledge, made any advance or extended any loan to or granted security in respect thereof to any third party which is outstanding at the Signing Date in an amount exceeding EUR 500,000;

(vii)	to the Seller’s Knowledge, made any material changes to its working capital management and practices, including terms of payments of debtors and creditors;

(viii)	to the Seller’s Knowledge, made any material change to the overall level of the compensation and benefits of the employees of the BSN Group (including the Key Employees) other than in accordance with applicable mandatory laws or collective bargaining agreements, plans or schemes or materially increased the overall obligations of the BSN Group under or in respect of pensions, medical or other pre- or post- retirement benefits arrangements;

(ix)	to the Seller’s Knowledge, merged or consolidated with any third party other than any of the Purchased Companies or BSN Group Companies or have been split-off, converted or dissolved;

(x)	to the Seller’s Knowledge, adopted any domination, profit and loss transfer or any other corporate agreements in the meaning of Sec. 291, 292 of the German Stock Corporation Act other than as referred to in Section 2.4;

(xi)	to the Seller’s Knowledge, entered into any Related Party Agreements, except as either disclosed in Annex 6.2(f) or on arms length terms;

(xii)	entered into any Material Agreements other than those listed in Annex 6.2(f).

(k)	Pensions

Save for the plans and schemes listed in Annex 6.2(k) (the “Pension Schemes”) and any state pension schemes, no member of the BSN Group has any actual or contingent material accounting liability under IAS19 in relation to any plan, scheme, agreement, arrangement, custom or practice for the payment of, provision for, or contribution towards any pensions, allowances, lump sums or other like benefits on retirement, early retirement or death. All material plans, schemes, agreements or arrangements of the BSN Group providing for benefits on termination of employment (whether voluntary or not) or during periods of sickness or disablement, or for the provision of any deferred or incentive compensation, welfare, healthcare or medical benefits, and existing at that time, have been taken into account when calculating the respective provisions or expenses in the 2004 Consolidated BSN Accounts.

As regards each Pension Scheme and with the exception of any potential underfunding:

(i)	the Sellers have disclosed copies of the documents and membership data relating to the accrued rights, entitlements and contingent entitlements of the members of each Pension Scheme. Each such disclosed document is true, complete, accurate, up-to-date and contains no material omissions;

(ii)	with the exception of the potential violation of the German Credit Institution Act (Kreditwesengesetz) as set out in the general terms in the Circular of the German Financial Services Supervisory Authority (Bundesanstalt für Finanzdienst leistungsaufsicht) of November 2005 relating to contractual trust arrangements, to the Sellers’ Knowledge each Pension Scheme is and has at all times been in compliance with its terms and with all applicable laws, regulations, and government taxation requirements. There is no material legal proceedings or other dispute with any governmental or regulatory body outstanding, pending or to Seller’s Knowledge threatened concerning the Pension Schemes.

6.3	S&N Sellers’ Warranties – JV (Holding)

(a)	Corporate Status and Authority of the S&N Sellers

(i)	The statements in Section 2 hereof regarding JV (Holding) are correct. JV (Holding) has been duly established and is validly existing under German law. Annex 6.3(a)(i) contains a reference to the articles of association JV (Holding).

(ii)	The JV (Holding) Shares have been validly issued, are fully paid in, either in cash or in kind, have not been repaid and are free from any encumbrances or other rights of third parties, and there are no pre-emptive rights, options, voting arrangements or other rights of third parties to acquire any of the JV (Holding) Shares, in each case except under statutory law or under the articles of association disclosed in the Data Room Information.

(iii)	Subject to Section 5.2 above, the S&N Sellers are entitled to freely dispose of the JV (Holding) Shares without such disposal infringing any rights of a third party.

(iv)	JV (Holding) is not insolvent or over indebted (überschuldet). No bankruptcy, insolvency or judicial composition proceedings concerning JV (Holding) have been applied for by JV (Holding), any of the S&N Sellers or any third party.

(b)	Financial Statements

(i)	For the fiscal year ended 31 December 2004 the S&N Sellers have delivered to the Purchaser prior to the Signing Date the audited financial statements of JV (Holding) (the “2004 JV (Holding) Accounts”). The 2004 JV (Holding) Accounts have been prepared in accordance with German generally accepted accounting principles consistent with prior practice and present a true and fair view, within the meaning of Section 264 Sub-Section 2 of the German Commercial Code, of the assets and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of JV (Holding) for the period referenced therein.

(ii)	For the fiscal year to end 31 December 2005 the S&N Sellers will deliver to the Purchaser the audited financial statements of JV (Holding) (the “2005 JV (Holding) Accounts”). The 2005 JV (Holding) Accounts will be prepared in accordance with German generally accepted accounting principles consistent with prior practice and will present a true and fair view, within the meaning of Section 264 Sub-Section 2 of the German Commercial Code, of the assets and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of JV (Holding) for the period referenced therein.

(c)	Real Property

JV (Holding) neither owns nor leases any real property.

(d)	Intellectual Property Rights

JV (Holding) owns no registered patents, trademarks or designs.

(e)	Compliance with Laws and Permits

JV (Holding) holds all permits and licences which are required, if any, under applicable laws in order to conduct its business as presently conducted and which are material for its business. JV (Holding) has not received any written notice of revocation or restriction or subsequent orders (nachträgliche Anordnungen) relating to any such permits or licences which would materially affect its business.

(f)	Material Agreements

There are no agreements which are material (that is to say, they fall within the parameters described below) to which JV (Holding) is a party and of which the main obligations (Primärpflichten) have not yet been completely fulfilled (hereinafter referred to as the “JV (Holding) Material Agreements”):

(i)	agreements relating to the acquisition or sale of interests in other companies or businesses providing, in each case, for a consideration of EUR 100,000 or more;

(ii)	loan agreements, bonds, notes or any other instruments of debt involving any third party and, individually, an amount of EUR 100,000 or more;

(iii)	guarantees, indemnities, and suretyships issued for any debt of any third party for an amount of EUR 100,000 or more; and

(iv)	any continuing obligations (Dauerschuldverhältnisse) of JV (Holding) other than described in Sections 6.3(f)(i) and (ii) which cannot be terminated with effect from or prior to 12 months after the Signing Date; and

(v)	agreements with any of Seller 1, S&N PLC and/or any of their Affiliated Companies which, individually, provide for annual payments of EUR 100,000 or more.

(g)	Employees

JV (Holding) has no employees and has never had any employees.

(h)	Insurance

JV (Holding) has taken out no policies of insurance.

(i)	Litigation

There are no law suits, court actions or similar proceedings before a court of justice, arbitration panel or an administrative authority involving an amount in dispute (Streitwert) (excluding costs) exceeding EUR 100,000 in each individual case pending (rechtshängig) or threatened in writing to be filed against JV (Holding).

(j)	Ordinary Course of Operation

The sole business of JV (Holding) is its investment in BSN KG and BSN (GP) and it has no operational or trading activities. Since 31 December 2004 until and including the Signing Date the business of JV (Holding) has been conducted in the ordinary course and substantially in the same manner as before, which means that in particular JV (Holding) has not:

(i)	declared any dividends or made any other distribution or return of profit, reserves or capital (other than the Pre-Transfer Date Dividends);

(ii)	amended its articles of association or issued or granted options over or in respect of any share capital or similar interest to an entity which is not one of the S&N Sellers or done anything which would have constituted a breach of Section 6.3(a);

(iii)	undertaken to make any capital expenditure or entered into any contract or commitment;

(iv)	acquired or disposed of any fixed assets;

(v)	incurred any obligation or indebtedness or granted security vis-à-vis third parties;

(vi)	made any advance or extended any loan to or granted security in respect thereof to any third party;

(vii)	merged or consolidated with any third party;

(viii)	entered into any Material Agreements other than those listed in Annex 6.3(f);

(ix)	entered, varied or terminated, or waived or compromised any rights under any agreement with the Sellers or any Affiliated Company of the Sellers (whether or not a Related Party Agreement) other than on arms length terms; or

(x)	entered into any JV (Holding) Material Agreements.

6.4	No other Sellers’ Warranties

(a)	The Purchaser explicitly acknowledges that it will purchase and acquire the Purchased Companies’ Shares without reliance upon any express or implied representations, warranties or guarantees of any nature made by the Sellers except for the Sellers’ Warranties.

(b)	Without limiting the generality of the foregoing, the Purchaser acknowledges that the Sellers give no representation, warranty or guarantee with respect to (in particular, but without limitation):

(i)	any projections, estimates or budgets delivered or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) or future business operations;

(ii)	any other information or documents made available to the Purchaser or its counsel, accountants or advisers, including, but not limited to, the Data Room Information, the VDD Reports, the information memorandum supplied to prospective purchasers in advance of the proposed sale (the “Information Memorandum”) and the information provided during the management presentation delivered on 26 October 2005, except as expressly set forth in this Agreement; or

(iii)	any Tax matter except as expressly provided for in Section 8.

(c)	Other than as reflected in Section 6.2(b), the only warranties given by the Sellers in respect of or relating to:

(i)	real property owned or leased by any of the BSN Group Companies are contained in Section 6.2(c) as qualified by the corresponding Annex;

(ii)	intellectual property owned by or licensed to any of the BSN Group Companies are contained in Section 6.2(d) as qualified by the corresponding Annex;

(iii)	officers, employees and trade unions of any of the BSN Group Companies are contained in Section 6.2(g) as qualified by the corresponding Annex;

(iv)	pension matters concerning any of the BSN Group Companies are contained in Section 6.2(k) as qualified by the corresponding Annex and no claim or proceeding which could be brought within any of the sub-sections specified above shall be brought except under one of those sub-sections except Section 6.2(b) and no liability which arises under one of those sub-sections shall also arise under any other such sub-sections or under any other Warranty except Section 6.2(b).

6.5	Seller’s Knowledge

(a)	In this Agreement, the knowledge of an individual Seller (referred to in respect of each Seller as the “Seller’s Knowledge”) shall solely encompass the actual knowledge (positive Kenntnis) as of the Signing Date of the individuals listed separately for each Seller in part 1 of Annex 6.5(a) which for these purposes shall include all such knowledge (“deemed knowledge”) as those individuals should have had as of the Signing Date after making diligent enquiry of those members of the management team of BSN KG listed in part 2 of Annex 6.5(a).

(b)	The actual and deemed knowledge of the individuals listed for a Seller shall only be attributable to that Seller and not to any other Seller. For the avoidance of doubt, if a Sellers’ Warranty is given subject to Seller’s Knowledge, that Seller shall not be liable unless individuals listed in part 1 of Annex 6.5(a) are attributable to it and such individuals had actual or deemed knowledge of the fact or matter in question.

(c)	If reference is made to the “S&N Sellers’ Knowledge” the foregoing shall apply mutatis mutandis with respect to the knowledge of each of the S&N Sellers (including for these purposes S&N PLC).

(d)	For the avoidance of doubt, it is agreed that:

(i)	the Data Room Information or the information contained in the VDD Reports shall not be deemed to be Seller’s knowledge unless and to the extent one of the individuals listed in Part 1 of Annex 6.5(a) had actual or deemed knowledge (as described above) thereof; and

(ii)	none of the Sellers nor any of the individuals listed in Annex 6.5(a) has been obliged or expected to carry out any further investigation other than the diligent enquiry of the members of the management team of BSN KG as described above.

7.	REMEDIES

7.1	General/Purchase Price Reduction

(a)	In the event of any breach or non-fulfilment by a Seller of any of the Warranties or any other liability of any Seller arising under this Agreement and subject to Section 7.5 below and any other provisions of this Agreement, the Sellers shall indemnify the Purchasers against, and the Purchaser may claim (by way of a reduction of the respective portion of the Purchase Price attributable to such Seller), the amount, subject to Section 7.2 below, equal to the actual damages incurred by the Purchaser, the Purchased Companies or the relevant BSN Group Company, with the exception of the Associate (as calculated in accordance with the provisions below). Such damages shall in particular not cover internal administration or overhead costs of the Purchaser or any of the BSN Group Companies, consequential damages (Folgeschäden), in particular (without being limited to) advisers’ and litigation costs, loss of profits (entgangener Gewinn) or revenue or goodwill, interference with operations, or loss of customers, tenants, lenders, investors or buyers, or inability to use any of the assets affected, any Taxes resulting at the level of the Purchaser and/or any of the Purchased Companies, the BSN Group Companies (reference is made to Section 8.9 below) or any arguments that the Purchase Price was calculated upon incorrect assumptions and/or multiples.

(b)	The Sellers shall not be liable for, and the Purchaser shall not be entitled to claim for damages suffered by the Purchaser under a Seller’s Warranty if and to the extent that:

(i)	the matter to which the claim relates is accounted, provided, reserved or allowed for or written-off or value-adjusted as disclosed or noted in the 2004 BSN Accounts or the 2004 JV (Holding) Accounts (together the “2004 Accounts”) or, to the extent taken into account in the determination of the Purchase Price as Financial Debt, Cash or Net Working Capital only, the Transfer Balance Sheet or the JV (Holding) Transfer Accounts;

(ii)	any damages of the Purchaser are recoverable from third parties, including, but not limited to, through existing insurance policies unless a final binding judgment of the court of last instance (rechtskräftiges höchstinstanzliches Urteil) determines that such amounts are not recoverable;

(iii)	BSN KG or any of the BSN Group Companies has a claim (which has not been waived under Section 9.2(b) below) against the Seller 1, S&N PLC and/or any of their Affiliated Companies with respect to the matter to which the claim relates under one or more of the Related Party Agreements which is undisputed or finally adjudicated (res iudicatae; rechtskräftig entschieden);

(iv)	provisions or reserves (Rückstellungen) contained in the 2004 Accounts or the Transfer Balance Sheet or the JV (Holding) Transfer Accounts used in the preparation of any such accounts are reversed, the value of assets which had been depreciated is reinstated (Wertaufholung) or accounts receivable which had already been written off in whole or in part, are fulfilled by the respective debtors;

(v)	the damage or the events giving cause or partly cause to the damage would not have arisen but for an act, omission or transaction of the Purchaser, any Affiliated Company of the Purchaser, any of the Purchased Companies or the BSN Group Companies after Closing;

(vi)	the damage or the events giving rise or partly giving rise to the damage result from a change in legislation or jurisdiction or administrative practice (Änderung der Verwaltungspraxis);

(vii)	the liability is contingent only, unless and until such contingent liability becomes an actual liability or until the same is finally adjudicated; and/or

(viii)	the realisation of the claim would lead to or result in a double discharge of the loss or damage in question (keine Doppelanrechnung). For the avoidance of doubt, if the Purchaser is entitled to a claim, or payment in respect of the same factual circumstances (Lebenssachverhalt) under more than one provision of this Agreement, then the Purchaser shall only be entitled to recover once.

7.2	Overall Scope of Sellers’ Liability pursuant to this Agreement

(a)	To the extent permitted by law and save as expressly set out in Section 8.8, the Sellers’ aggregate liability for breach of any and all of the Sellers’ Warranties or indemnities pursuant to Sections 6 and 8 shall be limited to EUR 50,000,000 (hereinafter referred to as the “Liability Cap”) and the aggregate liability of each Seller in respect of all such claims shall not exceed in any circumstances the amount set opposite its name in Annex 7.2(a). Such Liability Cap shall not apply to the Warranties set forth in Sections 6.2(a)(i) through 6.2(a)(vii) above or to the Warranties set forth in Sections 6.3(a)(i) through 6.3(a)(iv) above (the “Title Warranties”), provided, however, that the overall liability of all the Sellers under this Agreement for breach of the Title Warranties shall in no event exceed the Purchase Price.

(b)

Each Seller shall only be liable under or in connection with this Agreement with respect to (i) the Purchased Companies’ Shares it sells as set forth in Section 3.1(a) above and (ii) the BSN Group Companies, as the case may be, in which that Seller (directly or indirectly) holds shares, and the liability of each Seller will be limited to the percentage of the liability in question corresponding to the pro rata share of its (direct or indirect) holding in such Purchased Company or BSN Group Company. For the avoidance of doubt and as an illustrative example, Seller 1 shall not be liable with respect to matters pertaining to JV (Holding), the JV (Holding) Shares and/or JV (Holding)’s commercial, financial, tax, legal or other affairs. In the event of an incorrect warranty under Section 6.2(f)(v) or Section 6.2(j)(xi) or any breach of Section 10.2(a) or in any other respect relating to a Related Party Agreement, only the Seller which itself (or an Affiliated Company of which) is a party to the Related Party Agreement concerned shall have any liability therefor.

7.3	De Minimis Amount; Threshold

To the extent permitted by law and save as expressly set out in Section 8.8, the Purchaser shall only be entitled to recover in respect of any claim under this Agreement if the liability under that individual claim or a series of individual claims relating to the same matter (Serienschaden) exceeds an amount of EUR 200,000 (the “De Minimis Amount”) and the aggregate amount of liability in respect of all such individual claims or series of claims (other than claims of less than the De Minimis Amount) exceeds, in the case of Seller 1, EUR 5,000,000 and, in case of the S&N Sellers jointly, EUR 5,000,000 (in each case, the “Threshold”). In the event the respective Threshold is exceeded, the Purchaser can, to the extent the Threshold is exceeded, recover the full amount of all claims exceeding the De Minimis Amount. For the avoidance of doubt, if the Sellers are not liable pursuant to limitations set forth herein, in particular in Section 7.1(b) above, the amount of the claim in question shall not count against the De Minimis Amount and/or the Threshold.

7.4	Exclusion of Claims due to Purchaser’s Knowledge

The Purchaser shall not be entitled to bring any claim under the Sellers’ Warranties under Section 6 of this Agreement if the underlying facts or circumstances to which the claim relates were known, or should have been known (grossly negligent lack of knowledge (grob fahrlässige Unkenntnis)), by the Purchaser, taking into account that the Purchaser, prior to entering into this Agreement, has received the results of due diligence undertaken by the Sellers and has been given the opportunity to carry out its own due diligence of the Purchased Companies, the BSN Group Companies and the Business from a commercial, financial, tax and legal perspective, inter alia, through access to the Data Room Information, the VDD Reports and its own inquiries of BSN management. Facts and circumstances that could reasonably be concluded from the Data Room Information, or the VDD Reports, as well as facts and circumstances that could reasonably be concluded from the Information Memorandum, the management presentations, the answers to data room requests or in this Agreement or its Annexes are deemed to be known by the Purchaser. The knowledge or grossly negligent lack of knowledge of the persons identified in Annex 7.4 shall be imputed to Purchaser, but not the knowledge of its advisers or of any person who is or was a director, officer, manager or employee of the Purchased Companies or any other BSN Group Company. The provisions of this Section 7.4 shall not apply to claims for breach of the Title Warranties or to claims under Section 8.

7.5	Notification of Sellers; Procedure in Case of Third Party Claims

(a)	In the event of an actual or potential breach of any Sellers’ Warranty, the Purchaser shall as soon as reasonably practicable, after it becomes aware that it is likely that a claim will be made, notify all of the Sellers of such alleged breach in writing, setting out reasonable details of the relevant claim (including the grounds on which such claim is based and of the amount claimed to be payable in respect thereof) and give all of the Sellers the opportunity to remedy the breach within sixty (60) Business Days from the date of notification (but without any obligation on the part of any of the Sellers to remedy the breach).

(b)

Furthermore, in the event that in connection with a breach of a Sellers’ Warranty any claim or demand of a third party (“Third Party Claim”) is asserted against the Purchaser or any of the Purchased Companies or BSN Group Companies the Purchaser shall as soon as reasonably practicable after becoming aware of the same, (i) make available to all of the Sellers a copy of the Third Party Claim and of all time-sensitive documents and (ii) give all of the Sellers the opportunity to defend the Purchaser or any of the Purchased Companies or BSN Group Companies against such claim. The Sellers shall have the right to jointly defend against the

Third Party Claim on behalf of the relevant company by all appropriate proceedings and if they elect to exercise such right shall have jointly the sole power to direct and control such defence. In particular, without limitation, all of the Sellers may, if they elect to exercise such right, acting jointly (i) participate in and direct all negotiations and correspondence with the third party, (ii) in particular without limitation jointly appoint and instruct counsel acting, if necessary, in the name of the Purchaser or any of the Purchased Companies or BSN Group Companies, and (iii) jointly require that the claim be litigated or settled in accordance with the Sellers’ joint instructions. The Sellers shall conduct such proceedings in good faith with due regard to the legitimate interests (berechtigte Interessen) of the Purchaser, the BSN Group Companies and the Business.

(c)	In no event shall the Purchaser or any of the Purchased Companies or the BSN Group Companies be entitled to acknowledge or settle a Third Party Claim or permit any such acknowledgement or settlement without all of the Sellers’ prior written consent to the extent that such claims may result in a liability of any of the Sellers under this Agreement. The Purchaser shall, and the Purchaser shall procure that any of the Purchased Companies or the BSN Group Companies shall cooperate with all of the Sellers in the defence of any Third Party Claim, provide all of the Sellers and their representatives (including, for the avoidance of doubt, their advisers) reasonable access to all relevant business records and documents (and permit them to make copies where they reasonably deem appropriate) and permit all of the Sellers and their representatives to consult with the directors, employees and representatives of the Purchaser or any of the Purchased Companies or the BSN Group Companies. To the extent that any of the Sellers is in breach of a Sellers’ Warranty, all costs and expenses incurred by the Sellers in defending such claim shall be borne by such Seller. If it turns out that none of the Sellers was in breach, any costs and expenses reasonably incurred by any of the Sellers in connection with the defence (including advisers’ fees) shall be borne by the Purchaser.

(d)	The failure of the Purchaser to comply with its obligations under this Section 7.5 shall reduce the Sellers’ obligations under this Agreement only if and to the extent that such non-compliance has resulted in the inability of the Sellers to make recovery from a third party or otherwise to avoid liabilities hereunder, or has increased the liability of the Sellers (but for this provision).

7.6	Mitigation and Insurance

(a)	Subject to the provisions set forth in this Agreement, the general concepts of German law relating to the making of claims and the award of damages or other compensation (in particular without being limited to, Section 254 of the German Civil Code, the principles of benefit compensation for damages (Vorteilsausgleich) and the duty to mitigate damages (Schadensminderungspflicht)) shall apply to the calculation of any damages and to any claims under this Agreement.

(b)	If any of the Sellers at any time after the date hereof wishes to take out insurance against its potential liability hereunder the Purchaser undertakes to provide all such information and access to such information, documentation, sites, personnel or assets as the prospective insurer may require before effecting such insurance.

7.7	Limitation Periods

To the extent permitted by law, (a) all claims of the Purchaser under the Sellers Warranties pursuant to Section 6 shall become time-barred (verjähren) 18 months after the Closing Date; except for (b) claims based on Title Warranties which shall become time-barred ten (10) years after the Closing Date; (c) claims with respect to Taxes (Section 8 below) shall become time-barred in accordance with Section 8.8. below; and (d) all other claims of the Purchaser shall become time barred three (3) years after the Closing Date or six (6) months after the relevant obligation expires or is due for performance, whichever is later. Section 203 of the German Civil Code shall not apply.

7.8	Exclusion of Further Remedies

To the fullest extent permitted by law, any further claims and remedies other than explicitly provided for in this Agreement, irrespective of their nature, amount or legal basis, are hereby expressly waived and excluded, in particular, without limitation, claims under pre-contractual fault in the context of the initiation, negotiation and preparation of this Agreement (Section 311 Sub-Section 2 and 3 of the German Civil Code), claims for damages for breach of warranty other than as set out in Section 7.1(a), the right to reduce the Purchase Price (Minderung) or to rescind this Agreement (Rücktritt), contest this Agreement (Anfechtung), any form of adaptation or termination or amendment of this Agreement due to mistake or frustration of the contractual basis (Irrtum über oder Wegfall oder Störung der Geschäftsfgrundlage), any liability in tort (Deliktshaftung) or any rights and claims deriving from Section 313 et seq., 434 et seq. or 435 et seq. of the German Civil Code, provided that, for the avoidance of doubt, claims under the legal concept of “positive Vertrags – oder Forderungsverletzung” are excluded so far as they do not arise as a consequence of breach of express obligations in this Agreement other than the Sellers’ Warranties under Section 6.

7.9	No Liability of Information Providers

To the fullest extent permitted by law and for the benefit of the directors, officers, employees, and advisers of the Sellers, the Purchased Companies and the BSN Group Companies respectively (together referred to as the “Information Providers”), the Purchaser shall not have any claims whatsoever and on whatever legal basis, including any concept of liability for any Purchaser’s reliance and culpa in contrahendo, whether contractual, quasi-contractual or tortious, against any of the Information Providers, in particular, but not limited to, claims relating to any information provided, or any other statement made, by any of them in the course of the due diligence and negotiation process prior to the execution of this Agreement save only to the extent they may expressly assume any such liability by contract. Save as aforesaid, the Purchaser hereby waives for the benefit of the Information Providers any such claims it might otherwise have against any of them.

8.	TAXES

8.1	Definition of Tax and Scope

“Tax” means any federal, state or local tax, including income, value-added, sales, property or transfer tax, salary withholding tax/wage tax, customs, imposts or duties under applicable law together with any interest, penalty or addition to tax imposed by any governmental authority responsible for the imposition of such Tax (hereinafter referred to as a “Taxing Authority”) in respect of (i) any event which has occurred, or deemed to have occurred for taxation purposes before the Transfer Date (the “Relevant Tax Period”) or (ii) any profits or income earned, accrued or received, or deemed for taxation purposes to have been earned, accrued or received, in respect of or within the Relevant Tax Period.

8.2	Tax Filings and Payment until the Closing Date

(a)	Subject to Section 15 below, each Seller hereby severally (but not jointly) warrants to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB), within the scope of and subject to the requirements and limitations contained in this Agreement, that BSN (GP) and the BSN Group Companies (i) have duly and timely made, and will duly and timely (taking into consideration extensions of time allowed by the competent Taxing Authorities) make until the Transfer Date, all Tax filings due, which were, or will be when made, correct in all material respects; and (ii) have paid, and will pay until the Transfer Date, all Taxes when due and payable.

(b)	Subject to Section 15 below, each of the S&N Sellers hereby severally (but not jointly) warrants to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB), within the scope of and subject to the requirements and limitations contained in this Agreement, that JV (Holding) (i) has duly and timely made, and will duly and timely (taking into consideration extensions of time allowed by the competent Taxing Authorities) make until the Transfer Date, all Tax filings due, which were, or will be when made, correct in all material respects, (ii) has paid, and will pay until the Transfer Date, all Taxes when due and payable; and (iii) are not party to any outstanding dispute or audit, or investigation as regards Tax.

(c)	JV (Holding), BSN (GP) and the BSN Group Companies are hereinafter together referred to as the “Relevant Companies”.

(d)	Section 7 above shall apply mutatis mutandis to this Section 8.2.

8.3	Tax Indemnification

(a)	The Sellers severally (but not jointly) agree to indemnify the Purchaser from and against all Taxes due and payable by BSN (GP) and the BSN Group Companies in respect of the Relevant Tax Period and the S&N Sellers agree to indemnify the Purchaser from and against all Taxes due and payable by JV (Holding) in respect of the Relevant Tax Period, provided that if any Tax assessment periods (steuerliche Veranlagungs- bzw. Erhebungszeiträume) which cover part of the Relevant Tax Period end after the Transfer Date, the relevant Tax liability for the part of such assessment period up to the Transfer Date shall for the purposes of this Agreement be determined as if such partial period were a full assessment period, unless and except to the extent that such Tax liabilities:

(i)	are taken into account as provisions as part of Net Working Capital as shown in the Transfer Balance Sheet, provided, however, that provisions for taxation (Line Item LP 52090. LPRNOI of the Transfer Balance Sheet) are only taken into account to the extent that the amount of such provisions (the “Actual Provision Amount”) exceeds the lower of (A) EUR 4.2 million and (B) the Actual Provision Amount minus the amount of income tax receivables (Line Item A 43000 of the Transfer Balance Sheet) (the “Expected Tax Accrual”);

(ii)	are the subject of a valid and enforceable claim for repayment or indemnification against a third party; or

(iii)	are the result of any voluntary act initiated by the Purchaser or any of its subsidiaries, associates or direct or indirect shareholders or, after the Closing Date, any of the Relevant Companies including, for the avoidance of doubt, changes in the accounting and taxation principles or practices of the Relevant Companies (including the methods of submitting taxation returns); or

(iv)	can be offset against Tax loss carry backs or loss carry forwards that are or were available (including as a result of subsequent tax audits) in the period to which such taxes are allocable, whereby any use or reduction caused directly or indirectly by the Purchaser or, after the Closing Date, the Relevant Companies of such Tax loss carry back or loss carry forward shall be disregarded; or

(v)	can be offset against future Tax reductions (Steuerminderungen) arising out of any circumstances triggering a Tax indemnification claim, e.g. resulting from the lengthening of depreciation periods or higher depreciation allowances (Phasenverschiebung); or

(vi)	correspond to Tax advantages of any of the Relevant Companies or the Purchaser or any Affiliated Company; or

(vii)	result from any non-compliance of the Purchaser or any of the Relevant Companies with any of their obligations under Section 8.6; or

(viii)	result from a change in Tax legislation or jurisdiction or administrative practice (Änderung der Verwaltungspraxis); or

(ix)	arise as a result of or would not have arisen but for any change in ownership of or the disposal (other than on liquidation whilst under the direct ownership of BSN Medical Limited) initiated by Purchaser or any Affiliated Company of the Purchaser or any of the Relevant Companies of any shares or securities of ALTER EGO Vierte Beteiligungsgesellschaft (“ALTER EGO”) at any time on or after Closing but within a period of 6 years of the transfer of any assets by ALTER EGO to BSN Medical Limited.

(b)	Indemnification payments due by any of the Sellers under this Section 8 shall be made within twenty (20) Business Days of the date upon which it is determined pursuant to this Agreement that such sums are due by such Seller (but no later than two (2) Business Days before such sums are due to the Taxing Authority), provided that the payment of such amounts to the Taxing Authority, is due and that the respective Seller shall not be required to make any payment earlier than two (2) Business Days before such Taxes are due to the Taxing Authority. In case of any Tax being contested in accordance with Section 8.6(b), payment of such Tax to the Taxing Authority will be considered due no earlier than on the date a final (bestandskräftig) determination to such effect is made by either the Taxing Authority or a court of proper jurisdiction, provided that the Taxing Authority has granted relief from paying the assessed Tax until such Tax becomes final and binding. If this is not the case, the respective Seller shall make an advance indemnification payment to the Purchaser provided that the Purchaser provides a guarantee by a reputable Bank or other reasonably adequate security as security for any reimbursement claims of the Seller which might arise pursuant to the subsequent sentence. If the final amount to be indemnified for Taxes and to be paid is lower than the advance indemnification payment by the Seller, then the difference shall be reimbursed by the Purchaser, including interest at the Agreed Rate and all interest earned thereon exceeding the Agreed Rate, if any, from the date of payment until the date of reimbursement.

8.4	Tax Filings

(a)

To the extent possible for each Seller, the Sellers (but with respect to Tax filings by JV (Holding) the S&N Sellers only) shall, or shall procure that the Relevant Companies shall, prepare and make all Tax filings for the Relevant Companies (including Tax filings for Tax groups) required to be filed and/or being chosen to be filed by or on behalf of the Relevant Companies on or before the Closing Date. The Purchaser shall prepare and make, or cause the Relevant Companies to prepare and make, all Tax filings required to be filed by the Relevant Companies after the Closing Date. Any Tax filings which relate in whole or in part to the Relevant Tax Period shall be prepared on a basis consistent with those prepared for prior tax assessment periods and, to the extent legally permissible, in accordance with the joint instructions of the Sellers or in the case of JV (Holding) the S&N Sellers only whereby in relation to the making of any election other than an election under Section 20 and Section 21 para 2 of the German Reorganisation Tax Act (Umwandlungssteuergesetz) the Sellers shall have due regard of the justified interests of the Purchaser, the Relevant Companies and the Business. The foregoing right to instruct in respect of the Relevant Tax Period shall include, without limitation, the right to request (i) a specific treatment (including for commercial/statutory accounting, Tax accounting and Tax elections) of reorganisation measures that have been implemented within the BSN Group (other than at Purchaser’s initiative) and (ii) any (other) specific treatment for commercial/accounting purposes to the extent relevant for Tax purposes and/or any Tax filings. The Purchaser shall procure that any Tax filing which relates in whole or in part to the Relevant Tax Period or any period prior to the Relevant Tax Period shall so far as practicable be delivered to all of the Sellers (but with respect to Tax filings by JV (Holding) to the S&N Sellers only) for their review, comments and instructions no later than twenty (20) Business Days prior to the due date of the relevant Tax filing. To the extent reasonably possible, all of the Sellers (but with respect to Tax filings by JV (Holding) the S&N Sellers only) shall be informed and be involved in the preparation of such Tax filings even prior to such delivery. Any such Tax filing shall only be delivered to the relevant Taxing Authority subject to all of the Sellers’ prior written consent or in the case of JV (Holding) the S&N Sellers only, such consent not to be unreasonably withheld, and provided always that absence of consent shall require any Tax filing to be delayed beyond the due date for filing (taking into account any agreed extensions), it being understood, however, that in such case the respective Tax filing shall be made in accordance with the Sellers’ instructions or in the case of JV (Holding) the S&N Sellers only and that the Sellers shall indemnify any of the Relevant Companies from any and all losses and damages resulting from such delayed filing.

(b)	The Purchaser will cooperate fully with the Sellers and will provide or procure that the Relevant Companies will provide such information and access to all documentation and personnel as is reasonably required by the Sellers in connection with any Tax filings of the Relevant Companies or any dispute or correspondence relating to any such Tax filings insofar as the same relate to a period or periods prior to the Closing Date and any Tax filings of the Sellers or any affiliate of the Sellers that relate to any transactions with any of the Relevant Companies prior to the Closing Date.

8.5	Tax Covenants

The Purchaser covenants to the Sellers that if it:

(a)	takes any action to change the corporate structure of the BSN Group after the Closing that could reasonably be expected to give rise to any Tax liability of the Sellers or their Affiliated Companies or increase Sellers’ liability under the provisions of this Section 8, in particular (but without limitation) taking actions such that (A) the BSN medical Holding PL Agreement (i) is terminated or changed prior to the expiration of the minimum term required under German tax law except for an important reason accepted under German tax law and (ii) ceases to be continued to be consummated after the Closing Date in accordance with German tax requirements so as to ensure recognition of such agreement for German tax purposes for periods up to the Closing Date and (B) such profit and loss pooling agreement for German tax purposes is not recognised for periods up to the Closing Date;

(b)	other than as required by mandatory law or to correct manifest error, makes or changes any Tax election, amends any Tax filing or takes any Tax position on any Tax filing: in each case which is either an election which is made for the first time or is on a basis which is inconsistent with the prior practice of the BSN Group, that results in any increased Tax liability (including a Tax indemnification liability) or reduction of any of the Tax assets of the Sellers in their capacity as direct or indirect partner of BSN KG or under this Section 8, the Purchaser will indemnify Sellers accordingly. Sections 8.4, 8.6, 8.7, 8.8 and 8.9 shall apply mutatis mutandis.

8.6	Indemnification Procedures

(a)	Following the Closing Date, the Purchaser shall notify all of the Sellers as soon as reasonably practicable after it becomes aware that any Tax audit or administrative or judicial proceeding has been announced or commenced and that might constitute a basis for indemnification by any of the Sellers pursuant to this Section 8. Such notice shall be in writing and shall contain information describing the object of the Tax audit or the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such Tax audit or asserted Tax liability. The Purchaser shall further procure that the Relevant Companies allow all of the Sellers or in the case of JV (Holding) the S&N Sellers only to fully participate in such Tax audit. If any of the Sellers are not given prompt notice as required before, then such Seller shall not have any obligation to indemnify the Purchaser for any damages arising out of such asserted Tax liability.

(b)	The Sellers may jointly or in the case of JV (Holding) the S&N Sellers only elect to direct on their own or through counsel of their joint choice and at their joint expense but in close co-operation with the Purchaser and the Relevant Company(ies), any audit, claim for refund and administrative or judicial proceeding involving any asserted Tax liability with respect to which indemnity may be sought under this Section 8 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is hereinafter referred to as a “Tax Contest”). If the Sellers elect to direct a Tax Contest, then the Sellers shall within twenty-five (25) Business Days of receipt of the Purchaser’s written notice pursuant to Section 8.6(a) above but in no event later than any applicable deadline for the Purchaser or the Relevant Company to respond to the Taxing authority, notify the Purchaser of their intent to do so, and the Purchaser shall cooperate and cause the Relevant Companies or the respective successors to cooperate, at the Sellers’ joint expense in each phase of such Tax Contest. If the Sellers do not elect to direct such Tax Contest or fail to notify the Purchaser of their election as herein provided, the Purchaser or the Relevant Companies may pay, compromise or contest such asserted Tax liability, provided that neither the Purchaser nor any of the Relevant Companies may settle or compromise any asserted Tax liability without the prior consent of the Sellers or in the case of JV (Holding) the S&N Sellers only, such consent not to be unreasonably withheld, and provided always that absence of consent shall not require any communication, notice or decision to be delayed beyond the due date therefore (taking into account any agreed extensions). In any event, all of the Sellers or in the case of JV (Holding) the S&N Sellers only may participate, at their own expense, in any Tax Contest. If the Sellers jointly or in the case of JV (Holding) the S&N Sellers only choose to direct the Tax Contest, the Purchaser shall promptly authorise, and shall cause the Relevant Companies to authorise, (by power-of attorney and such other documentation as may be necessary and appropriate) the designated representative of the Sellers to represent the Purchaser, the Relevant Companies or their successors in the Tax Contest insofar as the Tax Contest involves an asserted Tax liability for which any of the Sellers could be liable under this Section 8.

8.7	Tax Refunds

(a)

If the Relevant Companies or, with respect to the Relevant Companies, the Purchaser or P&F Capital S.à.r.l., Luxembourg, together with those direct and indirect subsidiaries of P&F Capital S.à.r.l., that would constitute group companies of P&F Capital S.à.r.l. (as defined in Section 170 of the Taxation of Chargeable Gains Act 1992 – 75 per cent relationship) receive a cash Tax refund (including an actual and effective reduction in a Tax liability) relating to the Relevant Tax Period

(to the extent not reflected in the Transfer Date Balance Sheet as an asset within Cash or Net Working Capital), the amount of the Tax refund shall be paid by the Purchaser to the Sellers without undue delay. The Purchaser shall duly notify all of the Sellers of any cash Tax refund relating to the Relevant Tax Period. Each Seller shall be entitled to such portion of the amount of the Tax refund that corresponds to his (direct or indirect) share in the Relevant Company immediately prior to the Closing.

(b)	Section 8.6 above shall apply mutatis mutandis.

(c)	Section 7.3 shall apply mutatis mutandis to this Section 8.7.

8.8	Limitations

(a)	Claims of the Purchaser under this Section 8 shall be time-barred three months after the final and binding assessment of the relevant Taxes or, as the case may be, the expiry of the applicable statutory limitation period for the Tax authority to claim for the relevant Tax.

(b)	For the avoidance of doubt, reference is made to Sections 7.1(b) and (c), 7.3, 7.5, 7.6, 7.8, and 7.9 above which shall apply mutatis mutandis to this Section 8, subject as expressly therein provided.

(c)	Section 7.2 above shall apply mutatis mutandis to this Section 8 (except for Section 8.10 below) provided that the aggregate amount of all claims under this Section 8 (except for Section 8.10 below) in respect of the Expected Tax Accrual up to EUR 4,200,000 shall be excluded from the determination of whether the Liability Cap is exceeded.

(d)	Section 7.3 above shall apply mutatis mutandis to this Section 8 (except for Section 8.10 below) only if and when the aggregate amount of all claims under this Section 8 (except for Section 8.10 below) exceeds the Expected Tax Accrual and then only in respect of claims in excess of the Expected Tax Accrual.

8.9	Treatment of Payments

Any payments by any of the Sellers or S&N PLC or the Purchaser (in addition to the payment of the Estimated Purchase Price) under this Agreement shall be deemed to be adjustments of the Purchase Price. In particular, any payments under Section 7 above and this Section 8 shall be treated as a reduction of the Purchase Price. For the avoidance of doubt, it is expressly agreed that save for any liability under this Section 8 the Sellers shall not be obligated to pay to, or otherwise compensate, the Purchaser or any of the Relevant Companies for any Taxes resulting at the level of the Purchaser and/or any of the Relevant Companies.

8.10	German Trade Tax on Sale of Seller 1 KG Interest

(a)	The Parties agree, for the avoidance of doubt, that the German trade tax (deutsche Gewerbesteuer) triggered by the sale by Seller 1 of the Seller 1 BSN KG Interest at the level of BSN KG will not be reflected in the Transfer Balance Sheet, the 2005 BSN Accounts and/or the Pre-Transfer Date BSN Accounts and will therefore not be reflected in the Purchase Price.

(b)	Seller 1 agrees to indemnify and hold harmless the Purchaser and BSN KG (subject to the provisions of this Section 8.10) against the German trade tax resulting from the sale by Seller 1 of the Seller 1 BSN KG Interest at the level of BSN KG (the “German Sale Trade Tax”).

(c)	The amount to be indemnified under Section 8.10(b) above shall be paid by Seller 1 to Purchaser within twenty (20) Business Days of the date upon which it is determined pursuant to this Agreement that such sums are due by such Seller (but no later than two (2) Business Days before such sums are due to the Taxing authority), provided that the payment of such amounts to the Taxing Authority is due and that the respective Seller shall not be required to make any payment earlier than two (2) Business Days before such Taxes are due to the Taxing Authority and Section 8.3(b) applies mutatis mutandis.

(d)	With respect to the German Sale Trade Tax and Section 8.10(b) above and the respective Tax filings and Tax proceedings, Sections 8.3(a) (vii) and (viii), 8.4, 8.6, 8.7 (except for Section 8.7(c)) above, 8.8 (except for Section 8.8(c) and (d)) above, and 8.9 above shall apply mutatis mutandis, provided, however, that, for purposes of this Section 8.10, any reference to the Sellers shall be deemed to be a reference to Seller 1 only.

8.11	Any Taxes (including transfer Taxes) which become payable by the Purchased Companies or the BSN Group directly and properly as a result of any transfer requested under Section 3.4 shall be excluded from Sellers’ indemnification obligation under this Section 8.

(a)	The Purchaser agrees to indemnify and hold harmless each of the Sellers and their Affiliated Companies against any Taxes incurred by them as a result of any transfer requested under Section 3.4 above (other than in the case where Closing failed by reason of breach or non-fulfilment by a Seller of any of its obligations hereunder).

9.	PURCHASER’S WARRANTIES

9.1	Purchaser’s Warranties

The Purchaser hereby warrants by way of an independent promise of guarantee pursuant to Section 311 Sub-section 1 of the German Civil Code (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB): (the “Purchaser’s Warranties”)

(a)	the Purchaser is duly incorporated and validly existing under the laws of Germany and has all requisite corporate power and authority to own its assets and to carry out its business;

(b)	the execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Purchaser and have been duly authorised by all necessary corporate action on part of the Purchaser;

(c)	the execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated herein do not (i) violate the articles of association or by-laws of the Purchaser or (ii) violate any applicable law, regulation, judgement, injunction or order binding on the Purchaser, and (iii) there is no action, law suit, investigation or proceeding pending against, or, of the Purchaser or, to the Purchaser’s Knowledge, threatened against, the Purchaser before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the transactions contemplated herein;

(d)	based on its due diligence or otherwise, neither of the Purchasing Parties is aware of any facts or circumstances that could give rise to claims against any of the Sellers pursuant to this Agreement;

(e)	the Purchaser has delivered to the Sellers prior to execution of this Agreement copies of binding financing commitments for equity and debt financing sufficient to pay the Purchase Price and to make all other payments required to be made by it under or in connection with this Agreement when due;

(f)	the Purchaser has not entered into any contract, undertaking, agreement or arrangement with any third party to sell or transfer to such person or to any third party any of the Relevant Companies or the Business or any part thereof. The Purchaser is acquiring the Relevant Companies and the Business as a financial investor with a view to the future sale thereof at an appropriate time after the Closing Date.

9.2	Indemnification; Waiver

(a)	In the event that the Purchaser is in breach of any of the Purchaser’s Warranties, it shall indemnify and hold harmless any of the Sellers from any damages incurred by the respective Seller. All claims of the Sellers arising under this Section 9.2 shall be time-barred three years after the Closing Date.

(b)	With legal effect as of the Closing Date the Purchaser waives (and shall procure a corresponding waiver by the Purchased Companies and the BSN Group Companies) claims against the Sellers (except for claims under this Agreement as well as any outstanding trade accounts payable and trade accounts receivable, rental related payments under the Related Parties Agreements, claims under the Related Parties Agreement relating to periods after the Closing and claims under the Deed of Indemnity relating to the Smith & Nephew UK Pension Plan (the “S&N UK Pension Indemnity”), a copy of which is attached as Annex 9.2(b), but including, without limitation, any claim with respect to the Clearing Accounts which are deemed to have been finally waived with effect as of the end of the day immediately preceding the Transfer Date) irrespective of their legal nature and basis and to this purpose and extent confirms receipt in full (erteilte Generalquittung) (and shall procure corresponding confirmations of full receipt by the Purchased Companies and the BSN Group Companies).

(c)	With legal effect as of the Closing Date the Sellers waive (and shall procure a corresponding waiver by their Affiliated Companies) claims against the Purchased Companies and the BSN Group Companies (except for claims under this Agreement as well as any outstanding trade accounts payable and trade accounts receivable, rental related payments under the Related Parties Agreements, claims under the Related Parties Agreement relating to periods after the Closing and claims under the S&N UK Pension Indemnity but including, without limitation, any claims with respect to the Clearing Accounts which are deemed to have been finally waived with effect as of the end of the day immediately preceding the Transfer Date) irrespective of their legal nature and basis and to this purpose and extent confirms receipt in full (erteilte Generalquittung) (and shall procure corresponding confirmations of full receipt by their Affiliated Companies and the BSN Group Companies).

10.	COVENANTS

10.1	Merger Control Proceedings; Other Regulatory Requirements

(a)

Subject to compliance by Sellers with their obligations under this Section 10.1 the Purchaser shall ensure that any filings to be made with the competent merger control authorities or other governmental authorities, to the extent they have not already been made prior to the Signing Date, will be made within fifteen (15) Business Days after the Signing Date, unless the applicable laws and regulations require an earlier filing. Such filings shall be made by the Purchaser on behalf of all Parties, provided, however, that the contents of such filings shall require prior written approval of all of the Sellers, which shall not be unreasonably withheld. The Sellers and the Purchaser shall closely cooperate in the preparation of such filings. Each Party shall without undue delay provide all other Parties with copies of any substantive correspondence with the merger control or other governmental authorities and with copies of any written statement, order or decision of such authorities. All Parties shall closely cooperate in any discussions and negotiations with the competent authorities with the objective to obtain clearance for the transactions contemplated by this Agreement in the shortest time period possible. The Purchaser may waive (zurücknehmen) filings with the competent authorities or agree with such authorities an extension of any examination period only with the express prior written consent of all of the Sellers, which shall not be unreasonably withheld. The Purchaser shall use all reasonable endeavours to obtain any necessary clearance, consent or approval from the competent authorities.

(b)	If on the Closing Date any merger control approval or any other governmental consent, approval or waiver required under applicable law in any jurisdiction (other than the European Union or the USA) in order to effect the Closing, has not been obtained, the Sellers and the Purchaser shall negotiate in good faith regarding appropriate measures, including “hold separate” arrangements, regarding the shares or interests affected, which would permit the relevant jurisdiction to be exempted from the consummation of the transaction until the required consents, approvals or waivers have been obtained.

10.2	Covenants of the Sellers

(a)	Between the Signing Date and the Closing Date, the Sellers shall procure, to the extent permissible under applicable law, that the Relevant Companies shall conduct their business operations in the ordinary course of business and substantially in the same manner as before (except for the transactions expressly contemplated by this Agreement), unless the Purchaser has consented to any deviations therefrom, such consent not to be unreasonably withheld or delayed. Section 6.2(j) above shall apply mutatis mutandis (but not, for the avoidance of doubt, the qualifications to the Sellers Warranty 6.2(j) set out in Annex 6.2(j) unless they relate to those actions to be undertaken after the Signing Date that are indicated as such in Annex 6.2(j)). For the avoidance of doubt, the Sellers expressly agree to procure that other than the Pre-Transfer Date Dividends no dividends or distributions by the Purchased Companies and/or any of the BSN Group Companies will be made on or after the date of this Agreement, including, without limitation, any payments from the Clearing Accounts.

(b)	The Sellers shall (also after Closing), and shall procure that the BSN Companies shall, (at Sellers’ cost) take and make such actions and declarations required to cure any legal defects in title to the Intellectual Property Rights that are capable of being cured, if such Intellectual Property Rights were to be transferred by Seller 1 or S&N PLC or any of their respective Affiliated Companies in the course of the formation of the Joint Venture in accordance with the applicable agreements, as amended (disregarding any termination thereof).

(c)	The Sellers shall, and shall procure that the BSN Group Companies shall, at Purchaser’s cost and risk cooperate with the Purchaser to take and make all such steps, actions and declarations as may be required or appropriate to obtain all such consents and approvals as may be necessary in connection with any transfer requested by Purchaser under Section 3.4 above or under Sections 5.4(d), (e) or (f) above, including consultation proceedings with employee representative bodies, directors or shareholder resolutions, corporate consents and any filings other than those comprised in the Closing Conditions.

(d)

The Sellers, at Purchaser’s reasonable request, shall, and shall procure that at Purchaser’s cost and risk the Purchased Companies and the BSN Group Companies (with the exception of the Associate) provide the Purchaser and its finance providers with the information and access to management reasonably necessary and requested by the Purchaser in connection with the documentation and implementation of the Purchaser’s financing disclosed in Section 9.1(e) (and any supplemental or alternative financing proposed by Purchaser), and shall reasonably assist in the implementation of security required by the Purchaser’s finance providers by delivering the release documents prepared by the Purchaser and referred to in Section 5.4(h) above at least ten (10) Business Days prior to the anticipated Closing Date and use all reasonable endeavours to agree them with the Purchaser and its finance providers.

(e)	The Sellers shall and shall procure that the BSN Group Companies (with the exception of the Associate) shall, take and make all such steps, actions and declarations as may be required or appropriate to prepare, audit and approve the 2005 BSN Accounts and, as the case may be and if applicable, the Pre-Transfer Date Accounts as soon as practicable and in any event no less than ten (10) Business Days before the last date upon which Closing can take place in respect of a particular Transfer Date under Section 4.3.

(f)	To the extent legally or contractually permissible, the Sellers shall and shall procure that the BSN Group Companies (with the exception of the Associate) shall, assign all Seller rights and claims under the confidentiality and other agreements entered into with other potential purchasers of the Business to the Purchaser or, at its direction, BSN KG.

(g)	To the fullest extent permitted by law and for the benefit of the directors, officers and employees, of, the Purchased Companies and the BSN Group Companies respectively (together referred to as the “BSN Team”), the Sellers shall not have any claims whatsoever and on whatever legal basis, whether contractual, quasi-contractual or tortious, against any of the BSN Team, in particular, but not limited to, claims relating to any information provided, or any other statement made, by any of them in the course of the auction or due diligence and negotiation process prior to the execution of this Agreement. The Sellers hereby waive for the benefit of the BSN Team any such claims it might otherwise have against any of them.

(h)	The Sellers shall procure that upon termination of any arrangement where one of them or one of their Affiliated Companies currently acts as agent, distributor or any equivalent role for any BSN Group Company (with the exception of the Associate) such Affiliated company shall waive and not make any claim under § 89 (b) German Commercial Code or any equivalent provision or rule of law in any other jurisdiction.

(i)	The Sellers shall and shall procure that the BSN Group Companies (with the exception of the Associate) shall, take and make all such reasonable steps, actions and declarations as may be required or appropriate to ensure that each such BSN Group Company is in good standing in its own jurisdiction, and all shareholdings are properly registered and documented and that all public and corporate registers are up-to-date correct and complete as at the Transfer Date or in due course thereafter.

(j)	For a period of two (2) years starting on the date of this Agreement the Sellers and S&N PLC shall not (i) directly or indirectly solicit or contact with a view to his engagement or employment by another person, any of the individuals listed in Part 2 of Annex 6.5(a) (“Senior Employee”) or any of the Key Employees, or (ii) engage or employ any Senior Employee or Key Employee other than in response to a general public advertisement.

(k)	Each undertaking in this Section 10.2, in particular those various undertakings in paragraph (j) above, constitutes an independent undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way unenforceable, the remaining undertakings shall continue to bind the Seller.

(l)	The Sellers and S&N PLC shall procure that each of their Affiliated Companies from time to time complies with the obligations in this Section 10.2.

(m)	Between the Signing Date and the Closing Date, S&N PLC shall procure, to the extent permissible under applicable law, that:

(i)	S&N PLC will fully repay any and all payables due from it to JV (Holding) (which may be effected at Closing);

(ii)	JV (Holding) will not assign its rights to the tax recoverable referred to in Section 4.2(f)(ii) above;

(iii)	JV (Holding) will acquire the 11,723,000 preference shares in BSN medical Inc., Canada, from Smith & Nephew Inc., Canada, at a price of EUR 8,422,350;

(iv)	JV (Holding) will not distribute as dividend, or otherwise dispose of, any cash at bank or in hand that is included in the JV (Holding) Transfer Accounts except to settle any liability stated in the JV (Holding) Transfer Accounts; and

(v)	JV (Holding) will not assume or otherwise incur any liabilities other than those referred to in Section 4.2(f) above.

(n)	S&N PLC will, if so requested by the Purchaser, co-operate in good faith and use all reasonable endeavours to assist in the transfer of the existing employment arrangements of Graham Siddle and Stewart Bell to the Purchaser or any of its Affiliated Companies as it may nominate with effect from Closing.

(o)	The Sellers will, if so requested by Purchaser, co-operate in good faith and use all reasonable endeavours at the Purchaser’s expense to assist in connection with any issues arising under the US Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) if and when any land and buildings are sold out of the FIRPTA affected company (BSN-Jobst Inc.) to any Affiliated Company of the Purchaser.

10.3	Post-Closing Covenants of the Purchaser

(a)	After the Closing Date the Purchaser shall procure that:

(i)	the application for registration set forth in Section 5.4(g) above shall not be amended (save as required by the relevant judge) or withdrawn as to impede the registration of the subject matter thereof;

(ii)	the capital of BSN KG is not redeemed and that all actions are taken or, as the case may be, omitted and shall procure that the Relevant Companies take all actions to avoid or, as the case may be, take any action that might result in, any liability on the part of the Sellers to third parties or BSN KG in their capacity as former partners of BSN KG;

(iii)	all notifications, in particular, but not limited to, relevant notifications pursuant to Section 16 of the German Limited Liability Company Act (GmbH-Gesetz), are made promptly;

(iv)	the distribution and service agreement between BSN medical SAS and Smith & Nephew SA dated 30 March 2001 is not terminated prior to 31 March 2006; and

(v)	save as required by mandatory law or in the case of manifest error no changes will be made to the 2005 BSN Accounts and the Pre-Transfer Date BSN Accounts as prepared, audited (to the extent applicable) and approved pursuant to Section 5.2(a) above and will indemnify the Sellers and each of them for any loss, costs, expenses and other damages they may suffer as a result of any such change being made.

(b)	The Purchaser confirms that for the period of at least 24 months after the Closing Date it does not intend or plan to initiate any steps to or relocate or make any other material change to the headquarters function at Quickbornstraße, Hamburg, Germany or the production facility at Hamburg, Hausbruch, Germany, subject always to there being no material adverse change to market or economic conditions which would make maintaining them in their current form unreasonable (unzumutbar).

10.4	Access to Financial Information

The Purchaser shall procure that, after the Closing Date, any of the Sellers and their representatives (including, but not limited to, their advisers) are given reasonable access to, and are allowed to make copies of, (i) the annual books of accounts for the fiscal year 2005 and any earlier fiscal years, (ii) the books of account for the period commencing on 1 January 2006 and ending on the Closing Date as well as any other financial information required to achieve the deconsolidation on the Closing Date or, if the Closing does not occur on the last day of a month, on the end of the month following the Closing Date, and (iii) any information any of the Sellers reasonably requires to prepare the Tax filings as mentioned in Section 8.4 above and their respective annual financial statements for periods up to and including the Closing Date. Sellers undertake that they shall, and shall procure that their Affiliated Companies shall, treat any financial information so disclosed or copied in confidence and shall only disclose it to the extent required by law and for the purpose for which access was permitted.

10.5	Insurance Coverage

(a)	The Sellers shall procure that BSN KG maintains insurance for the BSN Group Companies until the Closing Date in substantially the same way as they are on the Signing Date and that all premiums due for such insurances are duly and timely paid. From the Closing Date on it is the Purchaser’s responsibility to procure for any insurance coverage.

(b)	The Purchaser shall for so long as it owns or controls the BSN Group, use reasonable endeavours (market conditions permitting) to ensure that the BSN Group maintains in force for a period of six years after Closing directors and officers liability insurance in relation to the period prior to the Closing Date to at least the same level of protection as is in place on the Signing Date, with a similar period of run-off cover. In the case of the Purchaser no longer owning or having control over any BSN Group Company prior to the end of such six year period the Purchaser shall use all reasonable endeavours to procure that the obligation to maintain such liability insurance is imposed on any successor in title as an obligation for the benefit of the Sellers (Vertrag zugunsten Dritter).

11.	PURCHASER INDEMNITY

If any transfers requested by Purchaser under Section 3.4 above have been completed but Closing does not take place, Purchaser shall, or as the case may be shall procure, that its nominated transferee shall, at Purchaser’s cost, retransfer all the shares acquired, against simultaneous (Zug um Zug) retransfer of the consideration and, other than in a case where Closing failed by reason of breach or non-fulfilment by a Seller of any its obligations hereunder, Purchaser shall indemnify the Sellers and the BSN Group Companies against all costs claims, damages and expenses (including transfer and other Taxes) directly and properly incurred as a result of implementing such transfers. The provisions of Sections 7.5, 7.6, 7.7 (c) and 8.4, 8.6, 8.7, 8.8 and 8.9 above shall apply mutatis mutandis. The Purchaser shall so far as permissible under applicable law ensure that the respective BSN Group Companies are managed and operate their businesses up to the effectiveness of any such re-transfer exclusively in accordance with the joint directions and instructions of the Sellers or any third party named by them jointly.

12.	CONFIDENTIALITY/PRESS RELEASES

12.1	Confidentiality; Press Releases; Public Disclosure

The Parties mutually undertake to keep the contents of this Agreement secret and confidential vis-à-vis any third party except to the extent that the relevant facts are publicly known or disclosure is required by law. In such case, the Parties shall, however, to the extent legally permissible, inform each other prior to such disclosure and shall limit any disclosure to the minimum required by statute or the authorities. No press releases or other public announcement concerning the transactions contemplated by this Agreement shall be made by either Party unless the form and text of such announcement shall first have been approved by the other Parties except that - if any of the Sellers is required by law or by applicable stock exchange regulations to make an announcement - it may do so without the other Party’s approval. In such case, the Parties shall, however, to the extent legally permissible, inform each other prior to such announcement and shall limit any announcement to the minimum required by statute or applicable stock exchange regulations. Notwithstanding the foregoing Purchaser shall be entitled to provide such information as may be required by any legal, contractual, fiduciary or regulatory obligation, to its shareholders and their fund investors and its finance providers, as well as its and their partners, directors, officers, employees and affiliates (which for these purposes shall mean any person directly or indirectly, controlling, controlled by, or under common control with, another person, whereby the term “control” means the power to direct the management or policies of a person through securities ownership, by contract or otherwise) and professional advisors as well as potential fund investors and finance providers, provided that such persons are bound by confidentiality undertakings substantially in the form contained in this Section 12.1 and the Confidentiality Agreement among Montagu Private Equity GmbH, Seller 1 and S&N PLC dated 14 September 2005 and may only use this information for the purpose of assessing their respective investments and exercising any rights relating thereto.

12.2	Confidentiality and Return of Documents in Case of Rescission

If this Agreement is rescinded pursuant to Section 5.3 above or by mutual agreement of the Parties without the Closing having taken place, the Purchaser undertakes, at its own cost, to keep confidential all information received from the Sellers in connection with the transactions contemplated by this Agreement and to return all documents and information comprising confidential information which they have received from the Sellers together with any copies thereof and save as otherwise required by law or the rules of any applicable regulatory body to destroy all such documents and information and document it produced based on confidential information received from the Sellers and to expunge any information from any computer or other device under its control, unless such information is in the public domain or has otherwise been obtained by Purchaser, in each case without breach of a confidentiality obligation towards the Sellers. On request Purchaser shall supply a certificate signed by its representatives confirming that the requirements of this Section have been fully complied with. The Purchaser shall not be entitled to any retention right with respect to such documents or information. Any obligations of Montagu Private Equity GmbH under the Confidentiality Agreement among the Montagu Private Equity Bank, Seller 1 and S&N PLC dated 14 September 2005 shall remain unaffected hereby and by any rescission of this Agreement but shall lapse and cease to be of effect when Closing occurs.

13.	ASSIGNMENT OF RIGHTS AND UNDERTAKINGS

This Agreement and any rights and obligations hereunder may not be assigned and transferred, in whole or in part, without the prior written consent of all of the other Parties hereto, except that the Purchaser may assign and transfer all or any rights and claims hereunder to its finance providers by way of security and all or any such claims may be further assigned or transferred in enforcement of such security. Purchaser shall give notice of any such assignment or transfer to the Sellers without undue delay.

14.	GUARANTEES

(a)	Montagu Private Equity Limited has delivered to the Sellers the payment undertaking attached as Annex 14(a).

(b)	S&N PLC hereby guarantees by way of an independent promise of guarantee pursuant to Section 311 Sub-section 1 of the German Civil Code the proper fulfilment of all of the obligations of the S&N Sellers pursuant to this Agreement, in particular, but not limited to, any payments owed by the S&N Sellers resulting from adjustments in order to determine the Purchase Price.

15.	COSTS AND TAXES

All transfer taxes (including real estate transfer taxes but excluding for the avoidance of doubt German Sale Trade Tax), stamp duties, costs for the notarisation of this Agreement and any other charges and costs which result from this Agreement and the Closing of the transactions considered hereby shall be borne by the Purchaser. All charges, costs and fees which result from the filings under the merger control laws and in compliance with other regulatory requirements, including, but not limited to, the charges, costs and fees of the competent merger control authorities, shall be borne by the Purchaser. Each Party shall bear the costs and fees of its own advisers.

16.	NOTICES

16.1	Form of Notice

All declarations, notices or other communications hereunder (hereinafter referred to as the “Notices”) shall be done in writing in the English language and delivered by hand or by courier, by post, to be sent by registered mail, or by facsimile (with subsequent delivery by hand or, courier or post within two (2) Business Days) to the person at the addresses set forth below, or such other addresses as may be designated by the respective Party to the other Parties in the same manner:

16.2	Notices to Seller 1

Any Notice to be given to Seller 1 hereunder shall be addressed as follows:

Beiersdorf AG, Unnastrasse. 48, 20245 Hamburg, Germany, Attn.: Vorstand.

Fax No.: +49 (0) 40 4909 2002

with a copy to: Flick Gocke Schaumburg, Johanna-Kinkel-Straße 2-4, 53175 Bonn, Attn.: Dr. Stephan Göckeler

Fax No.: +49 (0)228 9594 100

16.3	Notices to Seller 2, Seller 3, Seller 4, and/or Seller 5:

Any Notice to be given to the Sellers 2, 3, 4, and/or 5 hereunder shall be addressed to S&N PLC (and copied to) as set forth in Section 16.4 below

16.4	Notices to S&N PLC and S&N Sellers

Any Notice to be given to S&N PLC and to the Sellers 2, 3, 4, and/or 5 hereunder shall be addressed as follows:

Smith & Nephew PLC, 15 Adam Street, London WC2N 6LA, United Kingdom, Attn.: Company Secretary

Fax No.: +44 (0)20 7960 2357

with a copy to: Ashurst, Broadwalk House, 5 Appold Street, London EC2A 2HA, United Kingdom, Attn.: David Kershaw

Fax No.: +44 (0)20 7638 1112

16.5	Notices to Purchaser

Any Notice to be given to the Purchaser hereunder shall be addressed as follows:

Deukalion Sechzigste Vermögensverwaltungs-GmbH, c/o JF Vermögensverwaltungs GmbH, Mainzer Landstraße 46, 60325 Frankfurt, Attn.: Geschäftsführung

Fax No.: +49 (69) 71 99 4000

with a copy to each of:

Clifford Chance, Mainzer Landstr. 46, 60325 Frankfurt am Main, Germany, Attn.: Christopher Kellett (AZ: 50035324)

Fax No.: +49 (0)69 7199 4000

and

Montagu Private Equity Limited, Vintners Place, 68 Upper Thames Street, London, EC4V 3PE, United Kingdom, Attn.: Denis Leroy

Fax No.: +44 (0)20 7336 9961

and

Montagu Private Equity GmbH, Steinstraße 1-3 / Königsallee, 40212 Düsseldorf, Germany, Attn.: Nico Helling

Fax No.: +49 (0)211 8676 939

16.6	Change of Address

The Parties (except for Seller 2, Seller 3, Seller 4, and Seller 5) are to, without being legally obliged to, communicate any change of their respective addresses set forth in Sections 16.2 to 16.5 above as soon as possible in writing to the respective other Parties. Until such communication, the address as hitherto shall be relevant. The Seller 2, Seller 3, Seller 4, and Seller 5 shall always have S&N PLC as their addressee.

16.7	Copies of Notices

Any Notice shall be deemed received by a Party for purposes of this Agreement only if a copy of such Notice has been received (or deemed received) by the person(s) to be copied in accordance with Sections 16.2 to 16.6 above. For the avoidance of doubt, any receipt of a Notice solely by the person to be copied in accordance with Sections 16.2 to 16.6 above shall not suffice as receipt of the respective Party (unless expressly otherwise agreed to by such Party, e.g., by means of a separate power of attorney to legal counsel).

16.8	Receipt

Any Notice, if given as provided in this Section 16, shall be deemed to have been served (zugegangen) on the party to which it is addressed:

(a)	if delivered by hand, on the day of delivery to be confirmed by the recipient in writing, where such day is a Business Day and delivery occurs before 17.00 hours, and in any other case on the Business Day next following the day of delivery;

(b)	if sent by courier or post, to be sent by registered mail with receipt to be confirmed in writing by the recipient, on the day of delivery, where such day is a Business Day and delivery occurs before 17.00 hours, and in any other case on the Business Day next following the day of delivery;

(c)	in the case of a facsimile transmission, on the day of such transmission, where such day is a Business Day and transmission occurs before 17.00 hours, and in any other case on the Business Day following the day of transmission, in each case provided that the person sending the facsimile shall have received a transmission receipt confirming a successful transmission thereof and that a subsequent delivery of the Notice by hand, courier or post in accordance with the above provisions of this Section 16 takes place within the following two (2) Business Days.

17.	MISCELLANEOUS

17.1	Individual Creditors and Several Liability

(a)	The Sellers are individual creditors (Einzelgläubiger) and not a majority of creditors (keine Mehrheit von Gläubigern), that is to say that each Seller can assert the claims it has under or in connection with this Agreement individually, separately and independent from the other Sellers and the obligations and liabilities of the Purchaser exist vis-à-vis each Seller individually and separately.

(b)	The Sellers shall be severally but not jointly liable for any of their obligations under or in connection with this Agreement (Haftung als Teilschuldner; Ausschluss der gesamtschuldnerischen Haftung).

17.2	Governing Law

This Agreement shall be governed by, and construed in accordance with, the substantive laws of Germany, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

17.3	Jurisdiction

To the extent legally permissible, the exclusive place of jurisdiction (ausschließlicher Gerichtsstand) for any and all disputes arising from or in connection with this Agreement is Hamburg, Germany.

17.4	Business Day

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Frankfurt am Main, Germany, and London, United Kingdom.

17.5	Amendments, Supplements

Any amendment or supplement to this Agreement, including of this Section 17.5, shall be valid only if made by all of the Parties in writing, except where a stricter form (e.g. notarisation) is required under applicable law. To this purpose unilateral confirmation in writing shall suffice. Section 126 Sub-section 2 Sentence 1, Section 127 Sub-section 1 of the German Civil Code (Einheitlichkeit der Urkunde) shall not apply.

17.6	Language

This Agreement is written in the English language (except that Annexes may be partly in the German language). Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

17.7	Headings

The headings and sub-headings of the sections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

17.8	Annexes

All Annexes attached hereto form an integral part of this Agreement.

17.9	Entire Agreement

This Agreement constitutes the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof. Save as mentioned herein side agreements to this Agreement do not exist.

17.10	Severability

Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed to be replaced by such valid, effective and enforceable provision that comes closest to the economic intent and the purpose of the invalid, ineffective or unenforceable provision as regards economic intent, subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

Annex D(ii)

Environmental Reports

1.	Phase I Environmental, Health and Safety Site Assessment – BSN Médical, Vibraye, France – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 2 44319746/R2110C).

2.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Venezuela C.A., Caracas, Venezuela – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 15 November 2005 (Issue No. 2 44319746/R2101C rev1).

3.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Limited, Tipperary, Ireland – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 3 44319746/R2109C).

4.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical (Proprietary) Ltd, Pinetown, South Africa – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 7 October 2005 (Issue No. 4 44319746/R2102C Rev1).

5.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical (Proprietary) Ltd, Isethebe, KwaZulu Natal, South Africa – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 3 44319746/R2104C).

6.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical (Proprietary) Ltd, Ladysmith, South Africa – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 7 October 2005 (Issue No. 4 44319746/R2103C Rev1).

7.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Private Limited, Sinnar, India – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 3 44319746/R2097C).

8.	Phase I Environmental, Health and Safety Site Assessment – BSN Jobst Inc., Rutherford College, North Carolina, USA – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 7 October 2005 (Issue No. 4 44319746/R2108C rev1).

9.	Phase I Environmental, Health and Safety Site Assessment –Medical S.A. de C.V., Reynosa, Tamaulipas, Mexico – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 3 44319746/R2107C).

10.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical (Private) Limited, Karachi, Pakistan – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 7 October 2005 (Issue No. 4 44319746/R2101C Rev1).

11.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Limited, Auckland, New Zealand – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 5 October 2005 (Issue No. 3 44319746/R2098C).

12.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Ltd, Glen Mills, Colne, UK – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 7 October 2005 (Issue No. 4 44319746/R2100C Rev1).

13.	Phase I Environmental, Health and Safety Site Assessment – BSN Medical Ltd, Brierfield Mills, Nelson, UK – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 6 October 2005 (Issue No. 4 44319746/R2099C rev3).

14.	Phase I Environmental, Health and Safety Site Assessment – BSN medical GmbH & Co. KG., Hamburg, Hausbruch, Germany – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 14 November 2005 (Issue No. 5 44319746/R2106C rev2).

15.	Phase I Environmental, Health and Safety Site Assessment – BSN-Jobst GmbH, Emmerich, Germany – prepared by URS Corporation Limited on behalf of Smith & Nephew plc and Beiersdorf AG dated 18 November 2005 (Issue No. 5 44319746/R2105C rev2).

16.	Investigations Approfondies Etablissement BSN Medical Vibraye France préparé pour BSN Medical, URS France, 1 novembre 2001, Project Nº 39315-009-412 (URS Phase IIA Report).

17.	Inertage et enlevement des cuves Etablissement BSN Medical, Vibraye, France préparé pour BSN Médical, URS France, 17 octobre 2001, Project Nº 39315-010-412 (URS Tanks Removal Report).

18.	Evaluation detaillee des risques Etablissement BSN Medical, Vibraye, France préparé pour BSN Médical, URS France, 17 octobre 2001, Project Nº 39315-009-412 (URS Detailed Risk Assessment).

19.	Final Report Project Brother & Son Phase II contamination investigations, the Son Facility at Vibraye, France, main production site and warehousing facility prepared for Ashurst Morris Crisp (on behalf of the client) by URS Dames & Moore (ref. Project Nº 39315-007-412 rev 1/OCP.CMb.10.25.00).

20.	Phase 2 Environmental Assessment of the facility at Karachi Pakistan dated 4 August 2000.

Annex 2.2(a)

JV (Holding) Shares

Shareholder		Ordinary (Euro)	Preference (Euro)
Primavera Luxembourg International S.A.	(Luxembourg)	25,000	8,250
			702,150

Smith & Nephew (Overseas) Limited	(UK)		20,150
			26,400
			4,450
			23,300

Smith & Nephew SAS	(France)		49,265,750

Smith & Nephew SA	(Spain)		58,300

Annex 2.3

BSN KG, BSN (GP), Subsidiaries, Associate, and Group Structure

General partner, no capital interest
BSN Medical Management GmbH, Hamburg, Germany
BSN Medical GmbH & Co. KG Hamburg/Germany
BSN Medical Limited Brierfield/Great Britain
ALTER EGO Vierte Beteiligungsgesellschaft mbH I.L. Frankfurt a.M./Germany
BSN Medical (Proprietary) Ltd. Pinetown/South Africa
Hospital Technologies (Proprietary) Limited Pinetown/South Africa
Marcas Associadas Marcasa'S.A. Caracas/Venezuela
BSN Medical Holding GmbH, Hamburg
Jobst Medical AS Norway
Jobst Medical – Produtos e Servicos de Saude S.A. Lisbon-Portugal
BSN Jobst S.L. Barcelona/Spain
BSN Medical SAS Le Mans/France
BSN Jobst GmbH Emmerich/Germany
BSN Medical Limited Thurles/Ireland
1%
PT BSN Medical Indon. Jakarta/Indonesia (10)
99%
BSN Jobst, Inc Charlotte/USA
BSN Jobst Inc Canada
BSN Medical (Aust) /PTY Mount Waverley/Australia
Jobst Medical AG Solothum/Switzerland
BSN Medical Inc Charlotte/USA
BSN Medical A/S Denmark
BSN Medical SA-NV (9) Belgium
Terumo BSN Medical KK (3) Tokyo/Japan
50%
BSN Medical Venezuela S.A. Caracas/Venezuela (5)
96,7 %
BSN Medical Latin America LLC, Boca Raton/USA
Laboratorios Ball C.A. Venezuela
BSN Medical Europe Holding GmbH Hamburg/Germany
BSN Medical Medizinprodukte GmbH Vienna/Austria
BSN Medical S.r.l. Agrate Brizana/Italy
BSN Medical B.V. Evere/Netherlands
BSN Medical AB Molndal/Sweden
BSN Medical Limited Auckland/New Zealand
BSN Medical (Private) Limited (7) Karachi/Pakistan
BSN Medical Limited (2) Bangkok/Thailand
BSN Medical Distribution Limited Willerby/Great Britain
BSN Medical S.A.DE C.V. (6) Reynosa/Mexico
BSN Medical Inc. (4) Montreal/Canada
BSN Medical LIMITADA (1) Cali/Colombia
BSN Medical OY Finland
BSN Medical Private Ltd. (8) Mumbai, India
61%

Shareholding 100%, where not otherwise stated

1. Beiersdorf S.A. Yumbo/Colombia (5,1%)
2. Smith & Nephew, Thailand, as trustee (50.95%) and local shareholders (0.05%)
3. Terumo Corporation, Tokyo/Japan (50.0%)
4. 100% voting rights, 99.9%, capital held by Smith & Nephew, Inc. Toronto/Canada
5. Marcas Associadas "Marcasa" S.A. (3.3%)
6. Smith & Nephew, S.A. de C.V. (0.1%)
7. Local shareholders (2.32%)
8. Local shareholders (39%)
9. BSN Medical B.V. (0.1%)
10. Registration of transfer of shares to BSN medical Holding GmbH pending – see paragraph 20.1 of Part C of this report

Annex 3.2

Draft Transfer Agreement Project Offspring [requires notarisation]

THIS AGREEMENT is made on                      [2006]

AMONG:

(1)	Beiersdorf AG, whose registered office is at Unnastraße 48, 20245 Hamburg, Germany (“Beiersdorf” or “Seller 1”);

(2)	Primavera Luxembourg International S.A., whose registered office is at Val Fleuri 23, 12526, Luxembourg (“Seller 2”);

(3)	Smith & Nephew (Overseas) Ltd., whose registered office is at 15 Adam Street, London WC2N 6LA, United Kingdom (“Seller 3”);

(4)	Smith & Nephew S.A.S, whose registered office is at Rue du Millenaire, BP22, 72320 Vibraye, France (“Seller 4”);

(5)	Smith & Nephew S.A., whose registered office is at Edificio Conata 1, C/Fructous Gelabert 2-y-4, San Joan Gespi – 08970, Barcelona, Spain (“Seller 5”);

Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “S&N Sellers” and each of them as an “S&N Seller”.

Seller 1, Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “Sellers” and each of them as a “Seller”.

(6)	Smith & Nephew PLC, whose registered office is at 15 Adam Street, London WC2 6LA, United Kingdom (“S&N PLC”); and

(7)	Deukalion Sechzigste Vermögensverwaltungs-GmbH, whose registered office is at c/o JF Vermögensverwaltungsgesellschaft mbH, Mainzer Landstraße 46, 60325 Frankfurt/Main, Germany (the “Purchaser”).

The Sellers, S&N PLC, and the Purchaser are hereinafter collectively referred to as the “Parties”, and each of them as a “Party”.

RECITALS

(A)	In 2001, Beiersdorf and S&N PLC combined certain parts of their respective professional medical businesses in the areas of wound care, phlebology and non-invasive orthopaedics (such business as currently conducted being referred to as the “Business”). The Business is carried out through a joint venture (the “Joint Venture”) in the form of a German limited partnership (GmbH & Co. Kommanditgesellschaft), BSN medical GmbH & Co. KG (“BSN KG”). BSN KG is resident and has its headquarters in Hamburg, Germany. The limited partners of BSN KG are Seller 1 and Smith & Nephew JV (Holding) GmbH, Frankfurt am Main, Germany (“JV (Holding)”), a wholly-owned (indirect) subsidiary of S&N PLC held directly by Sellers 2 to 5. The general partner of BSN KG is BSN medical Management GmbH (“BSN (GP)”), a German limited liability company, resident and having its headquarters in Hamburg, Germany. BSN (GP) does not hold any interest in BSN KG’s capital or results (ohne Beteiligung am Vermögen oder Ertrag) Each of Seller 1 and JV (Holding) holds a 50 per cent. partnership interest in BSN KG and 50 per cent. of the shares in BSN (GP).

(B)	The Parties entered into the Sale and Purchase Agreement dated • 2005 (Roll of Deeds No. • of the civil law notary • with office in • ; the “Sale and Purchase Agreement”) pursuant to which the Seller 1 has sold its 50 % interest in BSN KG and its 50 % share in BSN (GP) and the S&N Sellers have sold their shares in JV (Holding) to Purchaser. The consummation of these transactions was made subject to various closing conditions (the “Closing Conditions”).

(C)	After all Closing Conditions have been satisfied, Seller 1 now wishes to transfer with this agreement (the “Agreement”) “in rem” (mit dinglicher Wirkung) its interest in BSN KG and its share in BSN (GP), and the Purchaser wishes to accept such transfers from Seller 1.

(D)	The S&N Sellers now wish to transfer with this Agreement “in rem” (mit dinglicher Wirkung) all of their shares in JV (Holding), and the Purchaser wishes to accept the transfer of those shares from the S&N Sellers.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

Capitalised terms used but not defined in this Agreement shall have the meaning ascribed to them in the Sale and Purchase Agreement.

2.	TRANSFER AND ACCEPTANCE OF TRANSFER OF SELLER 1 BSN (GP) SHARE AND SELLER 1 BSN KG INTEREST

2.1	Transfer of Seller 1 BSN (GP) Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 1 hereby transfers (tritt ab) to Purchaser the Seller 1 BSN (GP) Share.

(b)	Purchaser hereby accepts such transfer.

2.2	Transfer of Seller 1 BSN KG Interest

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 1 hereby transfers by way of a special legal succession (tritt ab im Wege der Sonderrechtsnachfolge) to Purchaser the Seller 1 BSN KG Interest.

(b)	Purchaser hereby accepts such transfer.

3.	TRANSFER AND ACCEPTANCE OF TRANSFER OF JV (HOLDING) SHARES

3.1	Transfer of Seller 2 JV (Holding) Shares

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 2 hereby transfers (tritt ab) to Purchaser the Seller 2 JV (Holding) Shares.

(b)	Purchaser hereby accepts such transfer.

3.2	Transfer of Seller 3 JV (Holding) Shares

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 3 hereby transfers (tritt ab) to Purchaser Seller 3 JV (Holding) Shares.

(b)	Purchaser hereby accepts such transfer.

3.3	Transfer of Seller 4 JV (Holding) Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 4 hereby transfers (tritt ab) to Purchaser the Seller 4 JV (Holding) Share.

(b)	Purchaser hereby accepts such transfer.

3.4	Transfer of Seller 5 JV (Holding) Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 5 hereby transfers (tritt ab) to Purchaser the Seller 5 JV (Holding) Share.

(b)	Purchaser hereby accepts such transfer.

4.	EFFECTIVENESS OF SHARE TRANSFERS

The Parties hereby agree that the transfers pursuant to Section 2, 3 and 4 above shall become effective in rem (mit dinglicher Wirkung)

(a)	regarding the Seller 1 BSN (GP) Share and the JV (Holding) Shares through and at the time of the payment of the [Estimated] Purchase Price pursuant to Section 5.4 (c) of the Sale and Purchase Agreement; and

(b)	regarding the Seller 1 BSN KG Interest through and at the latter of the time

(i)	of the payment of the [Estimated] Purchase Price pursuant to Section 5.4 (c) of the Sale and Purchase Agreement; and

(ii)	of registration of the transfer of the Seller 1 BSN KG Interest to Purchaser by way of a special legal succession in the commercial register of BSN KG. [The Purchaser may decide, at its sole discretion, to have this condition deleted in the final Transfer Agreement.]

5.	MISCELLANEOUS

5.1	Individual Creditors and Several Liability

(a)	The Sellers are individual creditors (Einzelgläubiger) and not a majority of creditors (keine Mehrheit von Gläubigern), that is to say that each Seller can assert the claims it has under or in connection with this Agreement individually, separately and independent from the other Sellers and the obligations and liabilities of the Purchaser exist vis-à-vis each Seller individually and separately.

(b)	The Sellers shall be severally but not jointly liable for any of their obligations under or in connection with this Agreement (Haftung als Teilschuldner; Ausschluss der gesamtschuldnerischen Haftung).

5.2	Governing Law

This Agreement shall be governed by, and construed in accordance with, the substantive laws of Germany, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

5.3	Jurisdiction

To the extent legally permissible, the exclusive place of jurisdiction (ausschließlicher Gerichtsstand) for any and all disputes arising from or in connection with this Agreement is Hamburg, Germany.

5.4	Amendments, Supplements

Any amendment or supplement to this Agreement, including this Section 5.4, shall be valid only if made by all of the Parties in writing, except where a stricter form (e.g. notarisation) is required under applicable law. To this purpose unilateral confirmation in writing shall suffice. Section 126 Sub-section 2 Sentence 1, Section 127 Sub-section 1 of the German Civil Code (Einheitlichkeit der Urkunde) shall not apply.

5.5	Language

This Agreement is written in the English language. Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

5.6	Headings

The headings and sub-headings of the sections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

5.7	Entire Agreement

This Agreement constitutes the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof.

5.8	Severability

Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed to be replaced by such valid, effective and enforceable provision that comes closest to the economic intent and the purpose of the invalid, ineffective or unenforceable provision as regards economic intent, subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

5.9	Announcement

The Purchaser will announce to BSN (GP) and JV (Holding) the share transfers in accordance with Section 16 of the German Limited Liability Company Act (GmbHG).

Annex 3.3 (a)

Consent by JV (Holding) and by BSN (GP)

Smith & Nephew JV (Holding) GmbH, Frankfurt/Main, Germany, represented by Klaus Kalkstein, its managing director singly authorised to represent the company, and BSN medical Management GmbH, Hamburg, Germany, represented by Graham Siddle and Stewart Bell its managing directors jointly authorised to represent the company hereby expressly consent, in all respects, to the sale and transfer of the limited liability interest of Beiersdorf AG, Hamburg, Germany, in BSN medical GmbH & Co. KG, Hamburg, Germany, in the nominal amount of EUR 25,000,000 (including any and all rights pertaining thereto and any and all rights pertaining to the clearing account) to Deukalion Sechzigste Vermögensverwaltungs-GmbH, in Frankfurt am Main.

15 December 2005

Smith & Nephew JV (Holding) GmbH	BSN medical Management GmbH

Annex 3.3(b)

Shareholder Resolution BSN (GP)

Beiersdorf AG, Hamburg, Germany, represented by Dr Ralf Eberenz and Gerhard Faupel, its procurists, jointly authorised to represent the company and Smith & Nephew JV (Holding) GmbH, Frankfurt/Main, Germany represented by Klaus Kalkstein, its managing director singly authorised to represent the company are the sole shareholders of BSN medical Management GmbH, Hamburg, Germany. Waiving any and all notice and form requirements they hereby hold a shareholders meeting (Gesellschafterversammlung) of BSN medical Management GmbH and unanimously resolve and declare their consent to the sale and transfer of the share in BSN medical Management GmbH held by Beiersdorf AG in the nominal amount of EUR 12,500 to Deukalion Sechzigste Vermögensverwaltungs-GmbH, in Frankfurt am Main.

15 December 2005

Beiersdorf AG	Smith & Nephew JV (Holding) GmbH

Annex 3.3(c)

Waiver by JV (Holding) and BSN (GP)

Smith & Nephew JV (Holding) GmbH, Frankfurt/Main, Germany, represented by Klaus Kalkstein, its managing director singly authorised to represent the company, and BSN medical Management GmbH, Hamburg, Germany, represented by Graham Siddle and Stewart Bell, its managing directors authorised to jointly represent the company, hereby expressly waive any and all rights of first refusal as well as any and all other pre-emptive or similar rights they may have with respect to the sale and transfer by Beiersdorf AG, Hamburg, Germany of its:

(i)	limited liability interest in BSN medical GmbH & Co. KG, Hamburg, Germany in the nominal amount of EUR 25,000,000 (including without limitation any and all rights pertaining to its respective clearing account); and

(ii)	share in BSN medical Management GmbH, Hamburg, Germany, in the nominal amount of EUR 12,500 to Deukalion Sechzigste Vermögensverwaltungs-GmbH, in Frankfurt am Main.

15 December 2005

Smith & Nephew JV (Holding) GmbH	BSN medical Management GmbH

Annex 3.4

Pre-Closing Transfers

Company	Price (EUR)
BSN medical B.V., Almere, NL	42,800,000

BSN medical Inc., Charlotte, USA

BSN-Jobst Inc., Charlotte USA	220,500,000

Annex 4.1

Purchase Price Calculation Mechanism and Calculation of Estimated Purchase Price

No.	Plus/ minus	Component	Reference date	Estimate 1.1.2006 in EUR
1		Enterprise Value (EV) of BSN Group and the Associate	fixed	1,030,000,000

2	minus	Financial Debt of BSN Group	immediately before Transfer Date	88,227,000

3	plus	Cash of BSN Group	immediately before Transfer Date	15,957,000

4	plus/minus	Net Working Capital adjustment	immediately before Transfer Date	nil

5	=	Equity Value (EqV) of BSN Group	immediately before Transfer Date	957,730,000

6	plus	EUR 12,500 for BSN (GP)		12,500

7	plus	JV (Holding) Purchase Price	immediately before Transfer Date	29,179,000

8	minus	Pension Adjustment up to EUR 8,000,000	immediately before Transfer Date	8,000,000

9	=	Purchase Price	immediately before Transfer Date	978,921,500

10	plus	Interest from Transfer Date	as at Closing

Annex 4.2

Form of Transfer Balance Sheet

(All Amounts in EUR ‘000 unless otherwise stated)

Balance Sheet Data [– Q4 2005]

Cloumn 1	Column 2	Column 3	Column 4	Column 5
Code	Line Item	[Q4 2005] Balance Sheet	Net Working Capital	Net Financial Debt
Assets

Fixed assets

AF11090 IA10	Licenses, patents, software
AF11090 IA20	Goodwill bought
AF11090 IA30	Goodwill on consolidation
AF11090 IA40	Deposits for intangible assets
AF11090	NBV-Intangible assets

AF12090 TA10	Own land & buildings
AF12090 TA20	Undeveloped land
AF12090 TA30	Leasehold land & buildings
AF12090 TA35	Investment property
AF12090 TA40	Plant & machinery
AF12090 TA50	Equipment, fixtures, vehicles
AF12090 TA60	Assets in progress/deposits
AF12090	NBV-Property, plant & equipment

AF13090 FA10	Shares in related companies
AF13090 FA20	Shares in group companies
AF13090 FA30	Long term securities
AF13090 FA40	Other financial assets
AF13090	NBV-Financial assets

AF10090	NBV-Fixed assets

Inventories

A31100	Raw & packaging materials 3rd parties		✓
A31200	Raw & packaging materials group cos		✓
A31000	Raw materials & packaging		✓
A32000	Semi-finished goods (only self manufact)		✓
A33000	Finished goods (only self manufactured)		✓
A34100	Merchant goods bought from oth 3rd part		✓
A34200	Merchant goods bought from group companies		✓
A34300	Merchant goods bought from related parties		✓
A34000	Merchant goods		✓
A35000	Advance payments		✓
A30000	Inventories		✓

Receivables

A41100	Trade bills of exchange 3rd parties		✓
A41200	Trade receivables pre-financed		✓
A41300	Trade receivables other 3rd parties		✓
A41400	Trade receivables group companies
A41500	Trade receivables related parties		✓
A41000	Trade receivables total
A42100	Other receivables other 3rd parties		✓
A42200	Other receivables group companies
A42300	Other receivables related parties		✓
A42400	BSN Royalties receiv. group companies
A42500	Dividend receivables group companies
A42600	Dividend receivables related parties
A42700	Loans receivable oth 3rd parties		✓
A42750	Interest receiv on loans oth 3rd parties
A42800	Loans receivable group cos
A42850	Interest receivable on loans group cos
A42900	Loans receivable related parties
A42950	Interest receivable on loans rel. part
A43000	Income tax receivables		✓
A43100	VAT receivables		✓
A44000	Derivative Assets		✓
A45000	Prepaid expenses, other		✓

Balance Sheet Data [– Q4 2005]

Cloumn 1	Column 2	Column 3	Column 4	Column 5
Code	Line Item	[Q4 2005] Balance Sheet	Net Working Capital	Net Financial Debt
A46000	Non-current assets held for sale
A42000	Other receivables total
A40000	Receivables & other assets

Liquid assets

A51100	Cheques			✓
A51200	Cash on hand			✓
A51300	Cash at banks			✓
A51400	Securities (term under three months)			✓
A51000	Cash & cash equivalents

A60000	Current assets

Deferred taxes

A71000	Deferred taxes on losses carried forw.
A72000	Other deferred taxes
A73000	Deferred taxes consolidation
A70000	Deferred taxes

A90000	Total assets

Balance Sheet Data [– Q4 2005]

Column 1	Column 2	Column 3	Column 4	Column 5
Code	Line Item	[Q4 2005] Balance Sheet	Net Working Capital	Net Financial Debt
Liabilities & Shareholder’s Equity

Shareholders’ equity

LE15090.LECSC00.LECSC10	Issued share capital
LE15090.LECSC00.LECSC20	Outstanding share capital
LE15090.LECSC00	Paid up share capital
LE15090.LECCR00.LECCR10	Share premium reserve
LE15090.LECCR00.LECCR20	First consolid reserve
LE15090.LECCR00	Capital reserves
LE15090.LECRE00.LECRE10	Legal reserve
LE15090.LECRE00.LECRE20	Reserve for own shares
LE15090.LECRE00.LECRE30	Def. tax. taken thr. equity
LE15090.LECRE00.LECRE40	Hedging reserve
LE15090.LECRE00.LECRE50	Inflation reval reserve
LE15090.LECRE00.LECRE60	Consolidation reserve
LE15090.LECRE00.LECRE70	Other reserves
LE15090.LECRE00 LE15090.LECRBF LE15090.LECNRY	Retained earnings Result brought forward, py Net result for the year

LE15090.LECCTR	Currency transl reserve
LE15090.LECEQ2	Equity capital
LE15090.LECMINIT	Minority interest
LE15090.LECTOT	Shareholders’ equity

Provisions

LP51090.LPRO01	Provision for pensions
LP51090.LPRO02	Other post-employment benefits
L65100	Pension and similar provisions
LP51090.LPRO04	Warranty		✓
LP51090.LPRO05	Anticipated losses		✓
LP51090.LPRO06	Personnel commitments		✓
LP51090.LPRO07	Legal risks		✓
LP51090.LPRO08	Compensation		✓
LP51090.LPRO09	Trade-related commitments		✓
LP51090.LPRO10	Environmental protection		✓
LP51090.LPRO11	Miscellaneous		✓
LP51090	Operating provisions
LP52090.LPRN01	Provision for taxation		✓
LP52090.LPRN02	Restructuring		✓
LP52090.LPRN04	Other non-operating provisions			✓
LP52090	Non-operating provisions
L50090	Total provisions

Other liabilities

L61000	Bonds			✓
L62100	Loans pre-financed receivables			✓
L62200	Bank bills of exchange			✓
L62300	Finance lease liabilities			✓
L62400	Overdraft/Other financial liabilities			✓
L62500	Loans from group companies			✓
L62550	Interest payable on loans from group cos			✓
L62600	Loans from related parties			✓
L62650	Interest payable on loans rel. parties			✓
L62700	Loans from other 3rd parties			✓
L62750	Interest payable on loans other 3rd part			✓
L62000	Financial obligations
L63100	Trade bills of exchange		✓
L63200	Trade creditors other 3rd parties		✓
L63300	Trade creditors group companies
L63400	Trade creditors related parties		✓
L63000	Trade creditors total
L64100	Prepayments from customers		✓
L65100	Other creditors group companies
L65200	Other creditors related parties		✓

Balance Sheet Data [– Q4 2005]

Column 1	Column 2	Column 3	Column 4	Column 5
Code	Line Item	[Q4 2005] Balance Sheet	Net Working Capital	Net Financial Debt
L65300	Other creditors other 3rd parties		✓
L66100	BSN Royalties to group companies			✓
L66200	Dividends to group companies			✓
L66300	Dividends to related parties			✓
L66400	Dividends to other 3rd parties			✓
L67100	Other tax liabilities (VAT)		✓
L67200	Social security liabilities		✓
L67300	Derivative Liabilities		✓
L67400	Deferred income		✓
L68000	Miscellaneous liabilities
L60000	Other liabilities

Deferred taxes

L71000	Deferred taxes
L72000	Deferred taxes consolidation
L70000	Deferred taxes

L90000	Total Liabilities & Shareholders’ Equity

Total (Net Figure)

Annex 4.8(a)(i)

Specific Accounting Treatments

Consolidation

All group companies will be consolidated using financial statements for the period ending and as at the Transfer Balance Date. For those subsidiaries with deviating year ends, stub period financial statements will be prepared.

Provisions

No provisions or reserves shall be made in the Transfer Balance Sheet for any litigation risks or liabilities or any environmental risks or liabilities to the extent that they have been disclosed as part of the Data Room Information or the VDD Reports, save to the extent that new information arises in respect of those matters after the Signing Date (and new information shall not include the reinterpretation of any such matters or the liability attaching thereto by any person).

Financial Debt

In addition to any item otherwise to be included under the relevant Line Item as set out under Annex 4.2, financial debt will also include the consolidated balances of the following items:

1.	Any obligations to pay bonuses to management in the event of a sale of the BSN Group, whereby any bonuses which are determined by reference to the outcome of the sale of the BSN Group will be provided for by reference to the final Purchase Price

2.	Any prepayment penalties (“Vorfälligkeitsentschädigung”) or similar fees or charges with respect to any indebtedness of the types constituting Financial Debt, including break up costs relating to forward contracts.

3.	Outstanding fees and expenses or other obligations incurred in connection with the transactions contemplated by this Agreement (excluding for the avoidance of doubt German Sale Trade Tax).

4.	Outstanding management fees, fees for advisory services or other related obligations to the Sellers or their Affiliated Companies or connected persons, except those arising on arm’s length terms in the ordinary course of trading.

Annex 5.4(e)

Holdings in BSN Group Companies by members of the Sellers’ Groups

Target Company	Issued Share Capital	Sellers’ Group Shareholder	Share Capital Held	Percentage of Share Capital Held
BSN medical Limitada (Colombia)	23,000 quotas of COP 1,000 each	Beiersdorf S.A. (Colombia)	1,173 quotas	5.1%

BSN medical Limited (Thailand)	4,900 ordinary shares 5,100 preference shares (registered capital 100,000 Baht)	S&N (Thailand)	5,095 preference shares	50.95%

BSN medical Inc (Canada)	1 common share of $1 11,723,000 preference shares with a redemption value of $1 each (but total shareholding valued at $4,845,464)	S&N Inc (Canada)	11,723,000 preference shares	99.9%

BSN medical S.A. de C.V. (Mexico)	1 series A-1 share 49,999 series B-1 shares 135,000,000 series B-2 shares	S&N S.A. de C.V. (Mexico)	1 series A-1 share	0.1%

Annex 5.4(f)

Minority Holdings in BSN Group Companies by third parties

Company	Issued Share Capital	Third Party Shareholder	Share Capital Held by third party which fall under clause 5.4(f)	Percentage of Share Capital Held by third party which fall under clause 5.4(f)
BSN medical (Private) Limited (Pakistan)	596,378 shares of Rs. 100 each	8 local shareholders	2	0.00033%

BSN medical Limited (Thailand)	4,900 ordinary shares 5,100 preference shares (registered capital 100,000 Baht)	5 local shareholders	5 preference shares	0.05%

Annex 5.4(g)

Draft Application Commercial Register

An das

Amtsgericht Hamburg

- Handelsregister, Abteilung A -

1.

2.	BSN medical GmbH & Co. KG
HRA 95551

Im Handelsregister Hamburg sind unter HRA 95551 die Kommanditgesellschaft BSN medical GmbH & Co. KG sowie die BSN medical Management GmbH (Amtsgericht Hamburg, HRB 78374) als deren persönlich haftende Gesellschafterin (Komplementärin) und die Beiersdorf Aktiengesellschaft, Hamburg, sowie die Smith & Nephew JV (Holding) GmbH, Frankfurt/Main, als deren Kommanditisten eingetragen.

Zur Eintragung in das Handelsregister wird angemeldet:

Die Kommanditistin Beiersdorf Aktiengesellschaft hat im Wege der Sonderrechtsnachfolge ihren Kommanditanteil (Kommanditeinlage) in Höhe von Euro 25.000.000,00 auf die neu eintretende Kommanditistin [            ] mit Wirkung zum Zeitpunkt der Eintragung der Rechtsnachfolge im Handelsregister übertragen und scheidet dadurch aus der Gesellschaft aus.

Die persönliche haftende Gesellschafterin BSN medical Management GmbH sowie die Kommanditisten Beiersdorf Aktiengesellschaft und Smith & Nephew JV (Holding) GmbH versichern, dass der ausscheidenden Kommanditistin Beiersdorf Aktiengesellschaft von Seiten der Gesellschaft keine Abfindung für die von ihr aufgegebenen Rechte aus dem Gesellschaftsvermögen gewährt oder versprochen worden ist.

, den

BSN medical Management GmbH
Beiersdorf Aktiengesellschaft
Smith & Nephew JV (Holding) GmbH
[ ]

Annex 6.2(a)(v)

List of Partnership Agreement of BSN medical GmbH & Co. KG and Articles of Association of and BSN (GP)

Name of Company	Name of Document	Data room reference
BSN medical GmbH & Co. KG	Partnership agreement of BSN medical GmbH & Co. KG, Germany, dated 9 March 2001	30.1.6.2.78

BSN medical Management GmbH	Articles of association of BSN medical Management GmbH, Germany dated 25 January/9 February 2001 (registered on 19 March 2001)	29.1.6.2.17 and 29.1.6.2.18

Annex 6.2(b)

2004 individual BSN accounts and 2004 consolidated BSN accounts

Index reference	Accounting Document

9.2.1.1	Consolidated Audited Accounts for the BSN Group, 2004

9.2.2.1	Audited Accounts for BSN Medical GmbH & Co. KG, 2004

9.2.5.1	BSN Medical (Aust.) PTY LTD (Australia)

9.2.5.2	BSN medical Medizinprodukte GmbH (Austria)

9.2.5.3	BSN medical SA NV (Belgium)

9.2.5.4	BSN Jobst Canada, Inc

9.2.5.5	BSN Medical Inc. (Canada)

9.2.5.6	BSN Medical LTDA. (Colombia)

9.2.5.7	BSN Medical A/s (Denmark)

9.2.5.8	BSN Medical OY (Finland)

9.2.5.9	BSN medical S.A.S (France)

9.2.5.10	JOBST GmbH, Medical Stockings, Emmerich

9.2.5.11	PT BSN Medical Indonesia

9.2.5.12	BSN Medical Limited (Ireland)

9.2.5.13	BSN medical S.r.l. (Italy)

9.2.5.14	Terumo BSN KK (Japan)

9.2.5.15	BSN Medical, S.A. De C.V. (Mexico)

9.2.5.16	BSN Medical B.V. (Netherlands)

9.2.5.17	BSN Medical Limited (New Zealand)

9.2.5.18	BSN Medical AS (Norway)

9.2.5.19	BSN Medical (Private) Limited (Pakistan)

9.2.5.20	BSN Saude SA (Portugal)

9.2.5.21	BSN Medical (Proprietary) Limited (South Africa)

9.2.5.22	BSN Jobst, S.L. (Spain)

9.2.5.23	BSN Medical AB (Sweden)

9.2.5.24	Jobst Medical AG, Solothurn (Switzerland)

9.2.5.25	BSN Medical Limited (Thailand)

9.2.5.26	BSN Medical Limited (UK)

9.2.5.27	BSN medical Distribution Limited (BMDL)

9.2.5.28	BSN - Jobst, Inc. (USA)

9.2.5.29	BSN Medical, Inc. (USA)

9.2.5.30	MARCAS Asociadas (MARCASA), S.A. (Venzuela)

Annex 6.2(c)(i)

Real property owned by BSN Group Companies

Country	BSN Group Company	Property
France	BSN Medical SAS	Les Emottés et Avenue de la Grace, Vibraye (Sarthe) (nb this is made up of various plots of land and buildings for industrial use including a factory)

Germany	BSN Jobst GmbH	Factory premises in Beiersdorfstrasse 1, Emmerich

Ireland	BSN Medical Limited	Two Fee Farm Grants dated 17 June 1993 and 24 March 1999 with respect to two adjacent sites in County Tipperary

Mexico	BSN Medical S.A. de C.V.

Reynosa, State of Tamaulipas, United Mexican States – Public Deed No. 12,015, Volume 415, File 97 dated 2 February 2000

Reynosa, State of Tamaulipas, United Mexican States – Public Deed No. 13,087, Volume 477, File 05 dated 2 August 2001

UK	BSN Medical Limited	Land and buildings on the north side of Clitheroe Road, Brierfield registered under title number LA853292

USA	BSN Jobst Inc	Facility located at Rutherford College, North Carolina 5825 Carnegie Boulevard, Charlotte, North Carolina Small office condominium in Hartford, Connecticut

Annex 6.2(c)(ii)

Real property leased by BSN Group Companies as lessor or as lessee

Please note that the BSN Group Company is the lessee unless otherwise stated

Country	BSN Group Company	Property
Belgium	BSN Medical SA - NV	Office and storage spaces at the building located at B-3001 Leuven (Heverlee), Technologielaan 13

Canada	BSN Medical Inc.	4455 Highway Laval (440) West, Suite 205, Laval (Quebec) H7P 4W6

France	BSN Medical SAS	Premises located in Centre Novaxis II, Le Mans

Germany	BSN medical GmbH & Co. KG	Beiersdorf AG’s business estate at Heykenaukamp 10, Hamburg (Hausbruch) Headquarters at Quickbornstrasse 24, Hamburg Beiersdorf Strasse 2, Hanover

Indonesia	PT BSN Medical Indonesia	Bina Mulia Warehouse at Jl. Randuagung km 75, Singosari, Malong, East Java (nb not a lease – warehouse space provided under the service agreement dated 2 April 2001)

Italy	BSN medical S.r.l.	Real estate units in Agrate Brianza (Milan)

Japan	Terumo BSN KK	135.45m2 on the third floor of Terumo’s head office building at 2-44-1, Hatagaya, Shibuya – Ku, Tokyo

Netherlands	BSN Medical BV	Office space (nb not a lease – BSN Medical BV pays an annual facility management fee)

New Zealand	BSN Medical Limited	621 Rosebank Road, Avondale, Auckland, New Zealand

Pakistan	BSN Medical (Private) Limited	Plot A-69 situated at SITE Area, Karachi

South Africa	BSN Medical (Proprietary) Limited	30 Gillitts Road Pinetown

17 Young Road Pinetown

Warehousing space (cession of lease)

	BSN Medical (Proprietary) Limited (as lessor)	Lease of part of premises at 30 Gillitts Road Pinetown

Country	BSN Group Company	Property
	Hospital Technologies (Proprietary) Limited	Site 347 (36 old site number) at Ezakheni Industrial Estate, KwaZulu, Natal. Stamped as site 43470.

Site 345 (31-32 old site number) at Ezakheni Industrial Estate, KwaZulu, Natal. Stamped as site 43450.

Site 334 at Ezakheni Industrial Estate, KwaZulu, Natal

Sweden	BSN Medical Distribution Limited	Warehouse premises situated at Trankarrsgatan 7, Hisings Karra, Goteborg (nb not a lease – warehouse space provided under a warehousing and services agreement)

UK	BSN Medical Limited	Glen Mills, Colne, Lancashire BB8 9DT as per a lease dated 19 December 2003 between (1) Empress Mills (1927) Limited and (2) BSN Medical Limited

1 Lindred Road, Brierfield, Nelson, Lancashire (Lomeshaye) as registered at the UK Land Registry under title number LA586098

Ground floor offices, Block C, Willerby Hill, Business Park, Beverley Road, Willerby registered at the UK Land Registry under title number YEA32223

USA	BSN Jobst Inc	Space in Connover, North Carolina

	BSN Jobst Inc (as lessor)	Portion of the second floor, 5825 Carnegie Boulevard, Charlotte, North Carolina Third floor, 5825 Carnegie Boulevard, Charlotte, North Carolina

BSN Medical Inc

Portion of the second floor, 5825 Carnegie Boulevard, Charlotte, North Carolina

Building 4, Tres Puentes Business Park, Texas

2980 Planters Place, Charlotte, North Carolina

3000 Planters Place, Charlotte, North Carolina

Venezuela	BSN Medical Venezuela CA	Offices at Building Centro, Penafiel, located in Caracas

Building Eurociencia

Industrial Building located in Calle Santa Ana, Boleita Sur, Caracas

PROJECT OFFSPRING

ANNEX 6.2(d)(i)

MATERIAL INTELLECTUAL PROPERTY

A)	OWNED TRADE MARKS

1.	All GBUS

BSN medical

In all countries where that mark is registered or applied for as disclosed in the Data Room Information.

2.	Phlebology

(i)	JOBST

(ii)	“Spindle device” (this is a symbol showing the capillaries)

(iii)	GELOSTRETCH

(iv)	COMPRILAN

(v)	ELVAREX

(vi)	BELLAVAR

(vii)	SensiFOOT

(viii)	RELIEF

(ix)	COMPRIDUR

(x)	ELODUR

(xi)	ELOFLEX

(xii)	JOBST Medical LegWear (Label)

(xiii)	JOBST SupportWear (Label)

(xiv)	COMPRINET

(xv)	COMPRINET PRO

(xvi)	GELOCAST

In all countries where the trade marks are registered or applied for as disclosed in the Data Room Information

3.	Woundcare

(i)	Adhesive Tape business

Individual key brands are: Leukoplast, Leukosilk, Leukopor, Leukofix

(ii)	Wide Area adhesive fixation

Key brands: Fixomull, Hypafix

(iii)	Retention bandages

Individual key brands are: Elastomull, Elastofix

Exception Australia/New Zealand: Handyband, Handygauze

(iv)	Surgical Dressings

Individual key brands are: Cutisoft, Cutisorb

(v)	First Aid Dressings

Key brands: Coverlet, Coverplast, Covermed

(vi)	Disposables

Key brands: Carpex, Glovex, Manex

(vii)	Urology

Only brand: Norta

In all countries where the trademarks are registered or applied for as disclosed in the Data Room Information

4.	Orthopaedics

Acrylastic Actimove Articast Artiflex	Coplus	Elastocrepe Elastolite	Handycrepe	Ortho-glass	Soffban Sof-Rol Solo Strappal	Uniflex
Biplatrix	Delta-Cast Delta-Lite Dynacast Dynasol	Gypsona	Leukoband Leukolastic Leukoplast Leukotape Lightplast	Platrix	Tensoplast Tricodur Tricoplast Triplecross	Velband Vic

In all countries where the trademarks are registered or applied for as disclosed in the Data Room Information

B)	OWNED PATENTS

1.	Woundcare

Material patents managed by Uexküll & Stolberg

Application No.	Country	Filing Date	Priority Date	Status	Comments
102 49 497.5	Germany	24.10.02		Examination procedure; office action issued	Second Applicant: Beiersdorf AG

10 2004 039 679.5-45	Germany	16.08.04		Granted; Decision to grant dated 03.08.2005

05015763.5	Europe	20.07.05	16.08.04; Priority Appl.: DE 10 2004 039 679.5-45 Our File P 65843)	Examination procedure

PCT/EP2005/007260	PCT	05.07.05	07.07.04; Priority Appl.: DE 10 2004 032 934.6-27 (Our File. P65815)	International Search Report and positive communication with respect to patentability (Term for entry in the national phase: 07.01.2007)

10 2005 031 105.9	Germany	04.07.05		Examination procedure; (Publication of application on 11.01.2007)	Second Applicant: Beiersdorf AG

2.	Woundcare/Orthopaedics

Patents to be transferred to BSN Medical GmbH & Co KG by Beiersdorf AG by Patent Assignment to be executed as disclosed in the Data Room Information

3.	Orthopaedics

BSN Orthopaedics Major Active Patents

Brands	Patent Number	Patent Title	Major Countries
Delta-Cast	4800872	Ravel-Free Orthopaedic Tape	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA

	4898159	Ravel-Free Orthopaedic Tape	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA

	5014403	Manufactured Stretchable Cast Tape	Germany Europe Great Britain Japan USA

	5931798	Alternating Thick/Thin Cast Tape	Australia Europe Japan

	4668563	Conformable Cast Tape	Australia Belgium Germany Europe Spain France Great Britain Italy USA

	5088484	Orthopaedic Casting Bandage	Australia Belgium Germany Europe Spain France Great Britain Italy USA

	5438709	Conformable Cast Tape	Australia Belgium Germany Europe Spain France Great Britain Italy USA

	5403267	Extensible Yarns	Australia Belgium Germany Europe Spain France Great Britain Italy USA

	4940047		Australia

Delta-Lite	4668563	Conformable Cast Tape	Australia Belgium Germany Europe Spain France Great Britain Italy USA

Brands	Patent Number	Patent Title	Major Countries
	4800872	Ravel-free Cast Tapes	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA

	4898159		Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA

Flashcast	5725488	Printed Cast Tape Pattern	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy

	5894032		USA

	5894032	Process of Printing Cast Tape Pattern	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA

Dynacast	9709467	Catalyst for Alkoxysilane Resin	France

Articast	5403267	Extensible Substrates (Optima)	Australia Belgium Canada Switzerland Germany Europe Spain France Great Britain Italy USA
	Appln. 60401086	Dynacast Pll	USA

Brands	Patent Number	Patent Title	Major Countries
Ortho-glass Dynacast Prelude	200239869 2429554 2705739.7 2002-555722 03/06206 20033186 6719710 2002/3855 P3800041.5 P3800041.5 8718260 2200286 2122820 4770299 4869046 4899738 5003970	Roll Form Medical Bandaging Product, Medical Bandage Material, method of constructing same	Australia Canada Europe Japan Mexico Norway United States South Africa Germany Germany-B France Great Britain Japan United States United States United States United States

	1946781	Pre-cut or Pre-formed medical bandaging product	Europe
	2001-555619		Japan
	2342812	Custom Fitted Ankle Splint	Canada
	2438790		Canada
	1109518		Europe
	3577269		Japan
	224328		Mexico
	5980474		United States
	6022331		United States
	5957871		United States
	5807295	Spacer Fabric	USA, PCT
		Carpal Tunnel Wrist Splint	USA, PCT
		Lumbral Sacral Pad	USA, PCT
		Thumb Spica Splint	USA, PCT
		Custom-molded Tennis elbow Pad	USA, PCT
	PCT-US2004/006 198	Dynacast Soft	USA, PCT
		Knee Immobilizer	USA, PCT
	6835182	Custom Wrist Splint	USA, PCT
		Patella Support for Tendinitis	USA, PCT
Tricodur	911005	Medical Bandage	Austria
	7631673		Australia
	19745705.3		Germany
	59807369.8		Germany
	98118612.5		Spain
	091105B		France
	091105B		Great Britain
	091105B		Italy
	091105B		Netherlands
	98/118612.5		Sweden
	6099489		United States
	5782785	Knee Brace	USA, PCT
	674889	Tricodur Tutor	EP
	DE198482	Tricodur
OPTIPLASTE	Appln. EP 027262997		USA, EP, PCT
	PCT-USO3-18326	Weft Inserted	USA
THERMOPLASTIC	6540704	Thermoplastic Cast Tape	USA
	6673030		United States
	2371610		Canada
Water-resistant	989600005.1		Europe
	GB9718222.4	Plaster of Paris	Great Britain
	01/06073		Mexico
	99/0185		South Africa
Soft Edge Ankle	PCT-USO3-011709	Soft Edge	USA
Water Resistant	PCT-USO3-34239	Water Resistant Undercast	USA, PCT
	382PRO	Water Resistant Sleeve	USA, PCT
	426PRO	Water Resistant Sleleve	USA, PCT
	60/582053	Water Resistant Padding	USA, PCT
Waterless Orthoepidic	60618250	Waterless Orthopaedic Splint	USA, PCT
Waterless Cast	389	Waterless Cast	USA, PCT

4.	Phlebology

Material Patents managed on behalf of the Business by Alston & Bird

Active Patent Portfolio for BSN-Jobst

Matter Number Country Assignee	Application No. & Date	Patent No. Issue Date	Title Due Dates	Status/Substatus *Exp Date
277212			Compression Garment With Integral Donning Aid

USA	10/973,532 10/26/2004			Filed	Pending

297561			Compression Garment With Integral Donning Aid

PCT	PCT/US2005/037476		File demand for Chapter 2 05/26/2006	Filed	Pending

	10/18/2005		National phase chapter 11 due 04/26/2007

274474			Dynamic Resistance Compression Stocking

USA				Docketed	Unfiled

296596			Seam Abrasion Testing Device and Method of Use

USA	11/267,416		Foreign filing deadline 11/04/2006	Filed	Pending

11/04/2005

303551			Stocking Donning Device

USA				Docketed	Unfiled

262969			Therapeutic Stockings

EPC	01991304.5 12/18/2001			Filed	Pending

Matter Number Country Assignee	Application No. & Date	Patent No. Issue Date	Title Due Dates	Status/Substatus *Exp Date
269234			Universal Chap-Style Compression Stocking

USA	10/780,510 02/16/2004			Filed	Pending

285597			Universal Chap-Style Compression Stocking

PCT	PCT/US2005/003716		Nat’l. Phase Chapt. II Due 08/16/2006	Filed	Pending
02/07/2005

Granted Patents of BSN-Jobst

Matter Number Country Assignee	Application No. & Date	Patent No. Issue Date	Title Due Dates	Status/Substatus *Exp Date
233620			Anti-Slip Garment

USA	10/145,497	6,871,516		Granted	Closed

BSN-JOBST	05/14/2002	03/29/2005		03/25/2023

185909			Method and Device For Measuring Donning Properties Of Hosiery

USA C	09/787,598	6,578,433		Granted	Closed

BSN-JOBST	03/20/2001	06/17/2003		09/17/2019

208836			Method and Device For Measuring Donning Properties Of Hosiery

EPC	99952937.3	750610		Granted	Closed

Beiersdorf Jobst, Inc	09/17/1999	11/14/2002		09/17/2019

208837			Method and Device for Measuring Donning Properties of Hosiery

ASTL	64989/99	1115359		Granted	Closed

Beiersdorf Jobst Inc	09/17/1999	06/04/2003		09/17/2019

Matter Number Country Assignee	Application No. & Date	Patent No. Issue Date	Title Due Dates	Status/Substatus *Exp Date
178111			Therapeutic Stockings

USA	09/739,943	6,725,691		Granted	Closed

BSN-JOBST	12/18/2000	04/27/2004		04/04/2021

C)	LICENSED TRADE MARKS

ELASTOPLAST/HANSAPLAST – Licensed from Beiersdorf AG subject to the terms of the agreements as disclosed in the Data Room Information.

AIRSTRIP – Licensed from Smith & Nephew subject to the terms of the agreement as disclosed in the Data Room Information.

SPECIALIST – Licensed from Johnson & Johnson/Depuy Orthopaedics subject to the terms of the agreement as disclosed in the Data Room Information.

Annex 6.2(d)(iii)

Employee Inventions

Nothing to disclose

Annex 6.2(f)

Material Agreements of BSN Group Companies

In this Annex:

a)	some of the agreements listed were entered into originally by the Related Parties and were partly or in whole transferred to BSN and the list may refer to the original parties;

b)	not all agreements that are listed are material and other non-material agreements are in existence;

c)	agreements to which the only parties are companies of the BSN Group may not always be included;

d)	reference to an agreement is deemed to include its actual status and to all amendments, even if they are not specifically referred to in this Annex;

e)	the deed of Amendment and Restatement of the Joint Venture Global Manufacturing Agreement between BSN medical GmbH & Co. KG, Beiersdorf AG and Smith & Nephew plc dated 14 December 2005, the Global Codification and Restatement Agreement (including all related party agreements as listed therein) between BSN medical GmbH & Co. KG and Smith & Nephew plc dated 14 December 2005, the amendment of the original Joint Venture Global Manufacturing Agreement between BSN medical GmbH & Co. KG and Beiersdorf AG on 14 December 2005 and the Restated Global Manufacturing Agreement between BSN medical GmbH & Co. KG, Smith & Nephew Medical Limited and Smith & Nephew Extruded Films Limited dated 14 December 2005 are also deemed to be included.

AUSTRALIA: BSN MEDICAL (Aust.) PTY Ltd

Data Room Reference	Document Title	Parties and Role	Date of Signing
19.1.7.6.1	Agency and Services Agreement	Smith & Nephew Pty Ltd (“Supplier/agent”) BSN Medical (Aust.) Pty Ltd (“Purchaser”)	30 March 2001 as amended on 12 August 2005.

19.1.7.6.3	Agreement for the supply of services	Beiersdorf Australia Limited (“Supplier”) BSN Medical (Aust) Pty Limited (“Purchaser”)	2 April 2001

19.1.7.6.2	Amendment No. 2 to the Service Agreement of April 2, 2001	Beiersdorf Australia Ltd (“ Supplier”) BSN Medical (Aust.) Pty Limited (“Purchaser”)	Undated. The amendments to the definition of Products and the Sales and Marketing charges come into effect on 1 January 2006

Data Room Reference	Document Title	Parties and Role	Date of Signing
19.1.5.4.2	Trademark License Agreement	BSN medical GmbH & Co. KG (“Licensor”) BSN medical Pty. Limited (“Licensee”)	3 January 2003/undated

19.1.9.1.5	Overdraft facility	National Australia Bank (“Bank”) BSN medical (Aust.) Pty Ltd (“Customer”)	25 June 2003

19.1.7.7.1	Manufacturing and Packaging Agreement	Smith & Nephew Pty Limited (“Customer”) Multigate Medical Products PTY Ltd (“Supplier”)	1 February 2001

19.1.7.7.2	Equipment Usage Agreement	Smith & Nephew Pty Limited (“Owner”) Multigate Medical Products PTY Ltd (“User”)	1 February 2001

19.1.7.11.2	Leuko Manufacturing Agreement	BSN Medical (Pty) Ltd (South Africa) (“Contractor”) Beiersdorf Australia Limited	2 August 2005

19.1.7.7.3	Deed for the payment of royalities by Beiersdorf to SMCP in relation to the Aethoxysklerol product	Beiersdorf Australia Limited (“Payer”) SMCP Investments Pty Limited (“Payee”)	29 May 1995

19.1.11.9.2	Assignment of consultancy arrangements	Beiersdorf Australia Limited (“Beiersdorf”) Dr Malouf (“Consultant”) BSN medical (Aust.) Pty Ltd (“Assignee”)	2 July 2001

19.1.11.9.1	Assignment of consultancy arrangements	Beiersdorf Australia Limited (“Beiersdorf”) Peter Conrad (“Consultant”) BSN medical (Aust.) Pty Ltd (“Assignee”)	2 July 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
19.1.7.14.1	Exclusive Agreement for the sale and distribution of surgical products to Australia	Smith & Nephew (Pty) Limited (“Distributor”) Swann-Morton Limited (“Principal”)	Not dated.

19.1.5.3.5	Australian Handy Trade Mark Purchase and Sale Agreement	Beiersdorf AG (“Assignor”) BSN Medical GmbH & Co. KG (“Assignee”)	2 August 2005

19.1.7.11.1	Leuko Manufacturing Agreement	BSN Medical SAS (“Contractor”) Beiersdorf Australia Limited	2 August 2005

19.1.4.4.3	Asset Transfer Agreement: providing for the sale of assets relating to the “Leuko” business in Australia, New Zealand and the Pacific Islands	Beiersdorf Australia Ltd (“Buyer”) BSN Medical (Aust.) Pty Ltd (“Seller”)	28 July 2005

19.1.5.3.5	Australian Handy Trade Mark Purchase and Sale Agreement	Beiersdorf AG (“Assignor”) BSN Medical GmbH & Co. KG (“Assignee”)	2 August 2005

19.1.5.3.3	Australian Leuko Intellectual Property Licence Agreement	Beiersdorf Australia Ltd (“Licensor”) BSN Medical (Aust) Pty Ltd (“Licensee”)	28 July 2005

19.1.5.3.2	Australian Leuko Intellectual Property Purchase and Sale Agreement	Beiersdorf AG (“Assignee”) BSN Medical GmbH & Co. KG (“Assignor”)	2 August 2005

AUSTRIA: BSN MEDICAL MEDIZINPRODUKTE GMBH

Data Room Reference	Document Title	Parties and Role	Date of Signing
20.1.7.6.3	Amended version of the Agency and Service Agreement of 26 March 2001	Beiersdorf GmbH (provider) and BSN Medical Medizinprodukte GmbH (recipient)	23 August 2005

BELGIUM: BSN MEDICAL SA-NV

Data Room Reference	Document Title	Parties and Role	Date of Signing
55.1.7.6.1	Agreement for the supply of products	BSN Medical Distribution Limited (“Supplier”) BSN medical SA-NV (“Buyer”)	2 June 2003

2.1.1.5.1.1	Trademark assignment relating to the assignment of the verbal trademark Dynasol	Smith & Nephew SA-NV (“Assignor”) BSN Medical SA-NV (“Assignee”)	30 March 2001

	Employee Pension Plan and Health and Medical Plan	BSN medical SA-NV Fortis AG	9 February 2005

27.1.11.2.1	Standard employment contract of indefinite duration for white-collar employees at management level	BSN Medical SA-NV (“Employer”)

27.1.11.2.2	Standard employment contract of indefinite duration for white-collar employees of the sales team	BSN Medical SA-NV (“Employer”)

27.1.11.2.3	Standard employment contract of indefinite duration for white-collar employees of internal management level	BSN Medical SA-NV (“Employer”)

27.1.11.2.4	Standard employment contract of indefinite duration for white-collar employees of administration level	BSN Medical SA-NV (“Employer”)

27.1.11.2.5	Employment contract of indefinite duration	BSN Medical SA-NV and BSN Medical SAS (“Employer”) Mr Patrick Buckens (“Employee”)	31 December 2003

27.1.12.3.1	Lease for property at Leuven	FAMIBOSS BVCA (“Landlord”) BSN medical SA-NV (“Tenant”)	26 July 2004

CANADA: BSN MEDICAL INC

Data Room Reference	Document Title	Parties and Role	Date of Signing
22.1.12.1	Lease Agreement	Cominar Real Estate Investment Trust (“Lessor”) BSN Medical Inc. (“Lessee”)	17 October 2005

DENMARK: BSN MEDICAL A/S

Data Room Reference	Document Title	Parties and Role	Date of Signing
25.1.7.6.5 and 25.1.7.6.6	Service Agreement	BSN Medical A/S (“Producer”) Smith & Nephew A/S (“Supplier”)	1 April 2001

FINLAND: BSN MEDICAL OY

Data Room Reference	Document Title	Parties and Role	Date of Signing
26.1.4.4.4	Agency and Service Agreement	BSN Medical Oy (“Principal”) Smith & Nephew Oy (“Agent/supplier”)	30 March 2001

FRANCE: BSN MEDICAL SAS

Data Room Reference	Document Title	Parties and Role	Date of Signing
27.1.7.4.1	Commission-deposit agreement relates to the distribution of the principal’s medical devices and parapharmaceutical products	BSN medical SAS, (as “Principal”) Dépôts Généraux Pharma SA, (as “Agent”)	1 January 2003

27.1.7.6.2	Distribution Agreement of wide range of medical devices products	BSN medical SAS (as “Producer”) NM Medical SA (as “Distributor”)	24 January 2005

27.1.7.6.4	Distribution Agreement of wound care, orthopaedics and phlebology products	BSN medical SAS (“Producer”) Ecos Medica (“Distributor”)	4 June 2004

27.1.7.6.5	Distribution Agreement of wound care, orthopaedics and phlebology products	BSN medical SAS (“Producer”) Kastor Medical Dental d.o.o. (“Distributor”)	4 June 2004

27.1.7.6.6	Exclusive distribution agreement in relation to BSN medical SAS and Smith & Nephew paramedical products	BSN medical SAS (“Producer”) Maroc Seringues Sarl (“Distributor”)	19 February 2003

	Distribution agreement in relation to wound care, orthopaedics and phlebology products of BSN Medical SAS	BSN medical SAS (“Producer”) Costas A. Pappaellinas (Hellas) SA (“Distributor”)	2 November 2005

27.1.7.6.10	Partnership Charter with Pharmodel	BSN medical SAS (“Producer”) Pharmodel (“Distributor”)	5 January 2005

27.1.7.6.11	Partnership Charter with Pharmareference	BSN medical SAS (“Producer”) Pharmareference (“Distributor”)	5 January 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
27.1.7.6.12	Partnership Charter with Optipharm	BSN medical SAS (“Producer”) Optipharm (“Distributor”)	5 January 2005

	Partnership Charter with Nepenthes C	BSN medical SAS (“Producer”) Nepenthes C (“Distributor”)	5 January 2005

27.1.6.12	Partnership Charter with Forum Santé	BSN medical SAS (“Producer”) Forum Santé (“Distributor”)	22 April 2005

27.1.7.6.15	Partnership Charter with Evolupharm	BSN medical SAS (“Producer”) Evolupharm (“Distributor”)	7 February 2005

	Cooperation Agreement	BSN medical SAS (“Producer”) Plus Pharmacie (as “Referencing Entity”) Actisante (as “Referencing Entity”)	31 March 2005

	Listing Agreement	BSN medical SAS (“Producer”) B.A.C. Giropharm SNC (“Referencing Entity”)	31 March 2005

	Listing Agreement	BSN medical SAS (“Producer”) SCA Reha Team (“Distributor”)	Undated

27.1.7.4.2	Procurement Contract in relation to the supply of support plasters	BSN Medical SAS (“Supplier”) Assistance Publique-Hôpitaux de Paris (“Purchaser”)	Signature Date: 4 December 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
27.1.7.4.3	Procurement Contract in relation to the supply of plasters and other pharmaceutical products of care	BSN Medical SAS (“Supplier”) Group Hospitalier du Havre (“Purchaser”)	19 December 2003

27.1.7.4.3	Procurement Contract in relation to the supply of plasters and other pharmaceutical products of care	BSN Medial SAS (“Supplier”) Groupe Hospitalier du Havre (“Purchaser”)	19 December 2003

	Procurement Contract in relation to the supply of plasters and other pharmaceutical products of care	BSN Medial SAS (“Supplier”) Groupe Hospitalier du Havre (“Purchaser”)	1 June 2003

	Procurement Contract in relation to the supply of plasters and other pharmaceutical care products	BSN medical SAS (“Supplier”) Groupe Hospitalier du Havre (“Purchaser”)	30 June 2003

	Procurement Contracts in relation to the supply of plasters and other products relating to pharmaceutical care	BSN Medical SAS (“Producer”) Hôpitaux de Marseille (“Purchaser”)	8 November 2004

	Procurement Contracts in relation to the supply of various medical products	BSN Medical SAS (“Producer”) Ministere de la Defense Service de Sante des Armees (“Purchaser”)

Contract no 1: 27 January 2003

Contract no 2: 27 January 2003

Contract no 3: 2 August 2005

Contract no 4: 21 October 2002

Contract no 5: 5 November 2002

Contract no 6: 27 August 2003

Contract no 7: 26 March 2003

Contract no 8: 8 July 2003

	Distribution of Beldico catheters	Beldico SA BSN medical SAS	27 May 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Distribution Agreement	BSN medical SAS (“Supplier”) Smith & Nephew (“Distributor”)	6 December 2005

	Leuko Manufacturing Agreement	BSN medical SAS (“Contractor”) Beiersdorf Australia Limited	2 August 2005

	Revocable License to use the Trademark “BSN medical” and its graphical application in connection with the manufacturing, marketing and distribution of a series of wound care	BSN medical GmbH & Co. KG (“Licensor”) BSN medical SAS (“Licensee”)	December 2002 / December 2002

	Non-transferable right and license to use know-how and trademarks	BSN medical GmbH & Co. KG (“Licensor”) BSN medical SAS (“Licensee”)	22 January 2003

	Trademark Licence Agreement	BSN medical SAS (“Licensor”) BSN medical Inc. (“Licensee”)	1 January 2003

	Trademark Licence Agreement	BSN medical SAS (“Licensor”) BSN medical GmbH & Co KG (“Licensee”)	1 January 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Research and Development Agreement	Agence de l’Environnement et de la Maitrise de l’Energie (ADEME)/BSN medical SAS and Association pour les Transferts de Technologies du Mans (ATTM) (Beneficiaries)	30 December 2004

	Computer leasing agreement	Leasecom (“Lessor”) BSN medical SAS (“Lessee”)	July 2005

	Sub tenancy agreement	BSN medical SAS (“Sub tenant”) Smith & Nephew (“Principal”)	17 July 2002

GERMANY/BSN MEDICAL TRUST CUSTODIAN E.V.

Data Room Reference	Document Title	Parties and Role	Date of Signing
28.1.7.4.1.6	Trust Administration Agreement	BSN medical Trust e.V. (grantor and beneficiary) and BSN medical Trust Custodian e.V. (trustee)	23 October 2003

28.1.7.4.1.7	Trust Administration Agreement	BSN medical Trust e.V. (grantor and beneficiary) and BSN medical Trust Custodian e.V. (trustee)	23 October 2003

28.1.7.4.1.11	Investment Agreement	BSN medical Trust Custodian e.V. (investor), Joh. Berenberg, Gossler, & Co. KG (depositary bank) and Universal-Investment-GmbH (investment company)	10/13/14 October 2003

GERMANY/BSN MEDICAL GMBH & CO. KG

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.4.4.29	Joint venture agreement (shareholders agreement) concerning the foundation of BSN medical Private Limited, India	BSN medical GmbH & Co. KG (61%) and Menezes Family (39%)	1 March 2005

30.1.4.4.41	Joint Venture Agreement (shareholders agreement concerning the foundation of Terumo BSN KK, Japan	Beiersdorf AG (later respectively BSN medical GmbH & Co. KG) (50%) and Terumo Corp (50%)	18 March 1998

30.1.7.11.65	German Services Agreement	BSN medical GmbH & Co. KG and Beiersdorf AG	1 November 2005

30.1.5.3.5	Trade Dress License Agreement	Smith & Nephew plc and BSN medical GmbH & Co. KG	undated

30.1.5.3.22	Trade Dress License Agreement	Beiersdorf AG and BSN medical GmbH & Co. KG	2 April 2004

30.1.5.3.53	FAD Manufacturing Agreement	Beiersdorf AG, BSN medical GmbH & Co. KG and Smith & Nephew plc	2 April 2001

31.1.7.11.2	Service Level Agreement for the operation of SAPR/3 system	BSN-Jobst GmbH and Beiersdorf Shared Services GmbH	3 January 2000

30.1.7.11.58	Supply agreement between dated	BSN medical GmbH & Co. KG, Beiersdorf N. V., Netherlands, and Darco (Europe) GmbH	20 December 1996/17 January 1997

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.6.12	Distribution Agreement	BSN medical GmbH & Co. KG, Germany, and Edward Keller Ltd., Hong Kong	21/30 March 1983

30.1.5.7.1	Framework Agreement	BSN medical GmbH & Co. KG and Beiersdorf AG	9/22 June 2005

30.1.7.16.3	D&O Insurance	BSN medical GmbH & Co. KG, Germany, and VOV-Versicherungsgemeinschaft	4 March 2003

30.1.7.7.44	Supply Agreement	BSN medical GmbH & Co. KG, Germany, and Ahlstrom Lystil SA	1 January 1999

30.1.7.11.1	Framework Agreement	BSN medical GmbH & Co. KG and tesa Werk Hamburg GmbH	19 January 2005

30.1.7.11.9	Distributorship Agreement	BSN medical GmbH & Co. KG and Beiersdorf Vegyeszeti Termelö es Forgamazo Kft., Hungary	30 March 2001

30.1.11.9.12	Agreement	BSN medical GmbH & Co. KG and MWS Werbeagentur GmbH, dated 14/15 February 2002	14/15 February 2002

30.1.7.7.3	Supply Agreement	BSN medical GmbH & Co. KG and Calzificio Real SpA, Italy	7 November 2002

30.1.7.7.4	Supply Agreement	BSN medical GmbH & Co. KG and Bursiek Wahl GmbH, Germany	18/13 June 2002

30.1.7.7.6	Supply Agreement and quality management agreement	BSN medical GmbH & Co. KG and Norddeutsches Seebäderlabor, Germany	30 June 2004

30.1.7.7.7	Supply Agreement	BSN medical GmbH & Co. KG and Royce Medical Co., USA	1 August/31 July 2001

30.1.7.7.9	Framework service agreement	BSN medical GmbH & Co. KG and seka team Telefon-Marketing GmbH, Germany	5 April 2004

30.1.7.7.13	Agreement	BSN medical GmbH & Co. KG and GPI Krankenhausforschung Gesellschaft für Pharma-Informationssysteme mbH	14 March/4 April 1995

30.1.7.7.14	Agreement	BSN medical GmbH & Co. KG and GPI Krankenhausforschung Gesellschaft für Pharma-Informationssysteme mbH	17/19 February 1997

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.7.15	Agreement	BSN medical GmbH & Co. KG and IMS GmbH Institut für Medizinische Statistik	16/19 December 1996

30.1.7.7.16	Agreement	BSN medical GmbH & Co. KG and IMS GmbH Institut für Medizinische Statistik	16/19 December 1996

30.1.7.7.19	Service Agreement	BSN medical GmbH & Co. KG and Aerosol-Service GmbH	26 March/6 April 1992

30.1.7.7.20	Supply Agreement (vinyl gloves)	Beiersdorf AG and Allegiance Healthcare Deutschland GmbH dated 15 October 199	15 October 1997

30.1.7.7.21	Supply agreement (latex gloves)	Beiersdorf AG and Allegiance Deutschland GmbH	14 December 1994/ 14 February 1995

30.1.7.7.22	Supply agreement	BSN medical GmbH & Co. KG and Arrowhead Athletics Inc., USA	19 September 1991/7 April 1992

30.1.7.7.24	Supply agreement	BSN medical GmbH & Co. KG and Rapid-Spray GmbH & Co. KG	29 November 1990/15 February 1991

30.1.7.7.25	Supply agreement	BSN medical GmbH & Co. KG and Consolidated Products + Services Inc., USA	26 January 1990

30.1.7.7.26	Supply agreement	BSN medical GmbH & Co. KG and Freudenberg Faservliesstoffe KG	20/23 May 1997

30.1.7.7.27	Supply agreement	BSN medical GmbH & Co. KG and Papierfabrik Oberlauer	22 April/28 August 1997

30.1.7.7.28	Supply and manufacturing agreement	BSN medical GmbH & Co. KG and Rauscher & Co. Verbandsstoff- und Wattefabriken	2 June 1992

30.1.7.7.29	Supply agreement	BSN medical GmbH & Co. KG and Maersk Medical A/S	24 June/10 July 1998

30.1.7.7.30 and 30.1.7.7.31	Supply Agreement	BSN medical GmbH & Co. KG and Naqi NV / SA, Belgium	9/23 May 1990

30.1.7.7.32	Supply Agreement	SafeMed E.D. AG, Switzerland and BSN medical GmbH & Co. KG	13 January 1999

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.7.56	Supply agreement	BSN medical GmbH & Co. KG and Icap-Sira Chemicals and Polymers SpA, Parabiago, Italy	11 December 2003/6/7 January 2004

30.1.7.7.57	Supply agreement	Beiersdorf AG and Leunisman GmbH	10 May/18 June 1991

30.1.7.7.58	Supply agreement	BSN medical GmbH & Co. KG, Germany, and Abigo Medical AB, Askim, Sweden	24 February/3/10 March 2003

30.1.7.7.59	Supply agreement	BSN medical GmbH & Co. KG, Germany, and Degania Silicone Ltd., Israel	11 October/5/23 November 2004

30.1.7.7.61	Supply agreement	BSN medical GmbH & Co. KG, Germany, and Karl Otto Braun KG, Wolfstein, Germany	30 September/1/9 November 2004

30.1.7.7.62	Supply agreement	BSN medical GmbH & Co. KG and Precious Mountain Ent. Dorp., Taipei, Taiwan	27 August 2002/10 April 2003

30.1.7.7.64	Supply agreement	BSN medical GmbH & Co. KG, Germany, and MSP Schmeiser GmbH, Horb, Germany	8/18 July 2005

30.1.7.7.65	Supply agreement	BSN medical GmbH & Co. KG, Germany, and Shanghai ISO Medical Products Co. LTD, Shanghai, China	12/13 May/29 June 2005

30.1.7.7.67	Supply agreement	BSN medical GmbH & Co. KG, Germany, and URO Technology SDN BHD, Pontian, Malysia	4/24 August 2005

30.1.7.6.32a	Budget agreement	BSN medical GmbH & Co. KG, Allegiance Healthcare Deutschland GmbH, Smith & Nephew GmbH, Bode Chemie GmbH, Karl Beese GmbH & Co. on one side and Asklepios Orthopädische Klinik Hohwald on the other side	7/8/10/14/15 April 2003

30.1.7.6.34a	Budget agreement	BSN medical GmbH & Co. KG, Cardinal Healthcare Deutschland GmbH, Smith & Nephew GmbH, Bode Chemie GmbH, Karl Beese GmbH & Co. on one side and HELIOS Klinikum Aue on the other side	16/17/18/20/23/25 February 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.6.50	Delivery and management agreement	BSN medical GmbH & Co. KG, Smith & Nephew GmbH on one side and Eduardus-Krankenhaus gGmbH, Köln, on the other side	21 January/24 February 2005

30.1.7.6.56	Budget agreement	BSN medical GmbH & Co. KG, Cardinal Health Germany GmbH, Smith & Nephew GmbH, Bode Chemie GmbH & Co. KG, Karl Beese GmbH & Co. on one side and HELIOS Klinik Berching and HELIOS Klinik Volkach on the other side	21/23/24 February/2/6/10 March 2005

30.1.7.6.61	Budget agreement	BSN medical GmbH & Co. KG, Allegiance Healthcare Deutschland GmbH, Smith & Nephew GmbH, Karl Beese GmbH & Co. on one side and Asklepios Stadtklinik Bad Tölz on the other side	23 March/4 June 2003

30.1.7.6.62	Budget agreement	BSN medical GmbH & Co. KG, Allegiance Healthcare Deutschland GmbH, Smith & Nephew GmbH, Karl Beese GmbH & Co., Bode Chemie GmbH & Co. on one side and HELIOS Agnes Karl Krankenhaus, Bad Schwartau, on the other side	7/28 April/22 May 2003

30.1.7.6.1	Agency agreement on reprocessing of Comprinet thrombosis prohylaxis stockings	BSN medical GmbH & Co. KG and H.P. Products & Services Hildegard Pütz KG	18/31 January/1 February 2005

30.1.7.6.6	Framework agreement	medical GmbH & Co. KG and Sanitätshaus Aktuell Warenvertriebsgesellschaft AG	16 December 2002

30.1.7.6.7	Distribution agreement	BSN medical GmbH & Co. KG and ARA Co., Antelias, Lebanon, of 20 August 1996	20 August 1996

30.1.7.6.8	Manufacturing and licensing agreement	BSN medical GmbH & Co. KG and ADHE-ELS S.A.R.L., Sousse, Tunisie	28 March/12 April 1983

30.1.7.6.10	Distribution agreement	BSN medical GmbH & Co. KG and Cigalah Trading Est., Saudi-Arabia, of 22 May 1997	22 May 1997

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.6.17	Distribution agreement	BSN medical GmbH & Co. KG and New Medical Center, United Arab Emirates	24 January/16 February 1989

30.1.7.6.27	Exclusive distribution and consignment agreement	between BSN medical GmbH & Co. KG and Terumo Europe N.V.	22 May 2003 / 19 May 2003

30.1.8.1.1	Packaged network solutions contract	BSN medical GmbH & Co. KG and Vanco UK Ltd.	8 March 2004

30.1.15.1.3	General agreement	BSN medical GmbH & Co. KG and Prof. Lars Norgren	12/18 December 1997

30.1.7.11.47	Management agreement	BSN medical GmbH & Co. KG and Smith & Nephew plc, UK	21 December 2001

30.1.7.11.50	Framework Agreement	BSN medical GmbH & Co. KG and tesa AG, Germany	12 April 2001

30.1.7.11.51	Joint Venture Manufacturing Agreement	BSN medical GmbH & Co. KG, Beiersdorf AG and Smith & Nephew plc.	2 April 2001

30.1.7.11.53	FAD Manufacturing agreement	BSN medical GmbH & Co. KG, Beiersdorf AG and Smith & Nephew plc.	2 April 2001

30.1.7.11.24.1 - 4	Services Agreement relating to the sourcing of IT services from Beiersdorf Shared Services GmbH	BSN medical GmbH & Co. KG and Beiersdorf Shared Services GmbH, Germany and modification letter	19 December 2003

30.1.7.7.23	Supply Agreement	BSN medical GmbH & Co. KG and BODE Chemie GmbH & Co. KG	2 / 6 July 1998

30.1.7.11.52	AWC Manufacturing Agreement / Novation Agreement	BSN medical GmbH & Co. KG and Beiersdorf AG and TJ Smith & Nephew Limited	2 April 2001

30.1.7.11.18	International Support Agreement	BSN medical GmbH & Co. KG and BSN-Jobst GmbH	11 November/ 1 December 2004

30.1.7.11.19	International Support Agreement	BSN medical GmbH & Co. KG and BSN-Jobst Inc., USA	19 December 2002/16 February 2003

30.1.7.11.20	International Support Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd., UK	19 December 2002/2 January 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.11.21	International Support Agreeement	BSN medical GmbH & Co. KG and BSN medical Inc., USA	1 January 2003

30.1.7.11.56	Laboratory Services Agreement	Beiersdorf Jobst Inc., USA, and BSN medical GmbH & Co. KG	1 January 1996

30.1.7.11.22	Service Agreement	BSN medical GmbH & Co. KG and BSN medical SA-NV, Belgium	17 December 2004

30.1.7.11.23	Service Agreement	BSN medical GmbH & Co. KG and BSN medical Distribution Ltd., UK	17 December 2004

30.1.7.11.60	Service Agreement	BSN medical GV te Amsterdam	17 December 2004/8 July 2005

30.1.7.11.62	Management Agreement	BSN medical GmbH & Co. KG, BSN Medical Limited and BN Medical Distribution Limited, UK	1 April 2004

30.1.7.11.64	Service Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd., UK	17 December 2004

30.1.5.3.1	Patent License Agreement	BSN medical GmbH & Co. KG and Giltech, Ltd. (Scotland)	26/28 January 2005

30.1.5.3.2.3	Trademark license agreement	Beiersdorf AG and Der Grüne Punkt Duales System Deutschland Gesellschaft für Abfallvermeidung und Sekundärrohstoffgewinnung mbH	15 September / 13 December 1994

30.1.5.3.40	Licence Agreement	BSN medical GmbH & Co. KG and Karl Otto Braun KG	7 January 2001/26 February 2001

30.1.5.3.41	Licence Agreement	Dr. Peter Habermeyer and BSN medical GmbH & Co. KG

30.1.5.6.1	Secrecy Agreement	BSN medical GmbH & Co. KG and ABIGO Medical AB, Sweden	3/9 August 2004

30.1.5.6.2	Non-disclosure Agreement	BSN medical GmbH & Co. KG and ALEGRO medical, Germany	30 August 2004/8 September 2004

30.1.5.6.3	Non-disclosure Agreement	BSN medical GmbH & Co. KG and AMS Advanced Medical Services GmbH, Germany	4 May 2001/8 May 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.6.4	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Avery Dennision Belgie BVBA, Belgium	27 March 2003

30.1.5.6.5	Pre-Agreement for Co.-operation	BSN medical GmbH & Co. KG and BIOGENTIS Inc.	22 May 2005/10 May 2005

30.1.5.6.6	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Biogentis, Canada	11 June 2004

30.1.5.6.7	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Copenhagen Intermediary Partner, Denmark	3 May 2005

30.1.5.6.9	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Celsius Metech GmbH, Germany	13 June 2002; 14 June 2002

30.1.5.6.10	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Datt Mediproducts, India	6 February 2004

30.1.5.6.11	Mutual confidentiality agreement	BSN medical GmbH & Co. KG and Giltech Ltd., Scotland	10 May 2004

30.1.5.6. 13	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Henkel KGaA, Germany	25 February 2005

30.1.5.6.14	Non-disclosure Agreement	BSN medical GmbH & Co. KG and Lehrstuhl für Pharmazeutische Biologie am Institut für Pharmazie der Ernst-Moritz-Universität Greifswald, Germany	1 November 2004/29 October 2004

30.1.5.6.16	Confidentiality Agreement	BSN medical GmbH & Co. KG and John GmbH, Germany	27 March 2003/3 April 2003

30.1.5.6.17 and 30.1.5.6.18	Confidentiality Agreement	BSN medical GmbH & Co. KG and Mr. Radke, Dr. Gaus and Dr. Schwien, Germany	6 March 2003/10 March 2003/11 March 2003

30.1.5.6.19	Confidentiality Agreement	BSN medical GmbH & Co. KG and Kinneir Dufort, UK	11 December 2003

30.1.5.6.20	Confidentiality Agreement	BSN medical GmbH & Co. KG and Management of Medical and Scientific Information, Germany	18 June 2003

30.1.5.6.21	Confidentiality Agreement	BSN medical GmbH & Co. KG and Anette Marquardt, Germany	18 June 2003

30.1.5.6.22	Confidentiality Agreement	BSN medical GmbH & Co. KG and Medicarb AB, Sweden	5 June 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.6.23	Confidentiality Agreement		2 July 2004/26 July 2004

30.1.5.6.24	Confidentiality Agreement	BSN medical GmbH & Co. KG and NITTO Denko Corporation, Japan	31 August 2004/16 August 2004

30.1.5.6.25	Confidentiality Agreement	BSN medical GmbH & Co. KG and NAWA USA Inc	4 September 2002

30.1.5.6.27	Confidentiality Agreement	BSN medical GmbH & Co. KG and Scientific Generics Ltd., UK	11 July 2003

30.1.5.6.28	Confidentiality Agreement	BSN medical GmbH & Co. KG and Spartan Medical Products, LLC, USA	15 February 2005/25 February 2005

30.1.5.6.29	Confidentiality Agreement	BSN medical GmbH & Co. KG and SteriPack medical, Ireland	20 July 2004

30.1.5.6.30	Confidentiality Agreement	BSN medical GmbH & Co. KG and Royce Medical Co., USA	16 February 2005/28 February 2001

30.1.5.6.32	Agreement on transfer of R&D framework agreement	Beiersdorf AG and Steinbeis Transfer-Zentrum (STZ)	19/26 March 2001

30.1.5.6.37	Non-disclosure agreement	BSN medical GmbH & Co. KG and Bio-Gate BioInnovative Materials GmbH, Oberrohrdorf	15 September 2004

30.1.5.6.38	Non-disclosure agreement	BSN medical GmbH & Co. KG and Dr. Stephan H. Böhm, Hamburg	8 August 2005

30.1.5.6.39	Non-disclosure agreement	BSN medical GmbH & Co. KG and Cerdak (Pty) Ltd., Republic of South Africa	2 May 2005

30.1.5.6.40	Non-disclosure agreement	BSN medical GmbH & Co. KG and MedNet GmbH, Münster	5 September 2005

30.1.5.6.41	Non-disclosure agreement	BSN medical GmbH & Co. KG and Mr. Richard White, U.K.	1 October 2005

30.1.5.7.2	Agreement regarding the use of trademarks	BSN medical GmbH & Co. KG, Germany, and Gräsler Pharma GmbH, Germany	7 October 2002 / 27 August 2002

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.7.3	Trademark agreement	BSN medical GmbH & Co. KG, Germany, and ratiopharm GmbH, Germany	14 June 2004 / 2 August 2004

30.1.5.7.4	Trademark agreement	BSN medical GmbH & Co. KG, Germany, and “RUYAN”, Moscow	3 August 2004 / 17 June 2004

30.1.5.3.4	Jobskin Trademark Licence Agreement	Beiersdorf AG, TJ Smith & Nephew Ltd and BSN medical GmbH & Co. KG	6 February 2003 (variation dated 21 February 2003)

30.1.5.3.7	Copyright License Agreement	BSN medical GmbH & Co. KG, TJ Smith & Nephew Ltd., Beiersdorf AG	19 December 2001 / 9 January 2002

30.1.5.3.19	Elastoplast Trademark Licence Novation Agreement	BSN medical GmbH & Co. KG, Beiersdor AG and Smith & Nephew plc	2 April 2001

30.1.5.3.20	Trademark Licence Agreement	BSN medical GmbH & Co. KG and Beiersdorf AG	2 April 2001

30.1.5.3.23	Patent Licence Agreement	BSN medical GmbH & Co. KG and Smith & Nephew plc	2001

30.1.5.3.24	Trademark Licence Agreement (Versagrip)	BSN medical GmbH & Co. KG and T.J. Smith & Nephew Ltd.	2001

30.1.5.3.25	Patent Licence Agreement	BSN medical GmbH & Co. KG and Beiersdorf AG	2 April 2001

30.1.5.3.3	Trademark Licence Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd.	16 December 2003

30.1.5.3.8	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Pty. Ltd., (South Africa)	19 December 2002 / 4 January 2003

30.1.5.3.9	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN Jobst Inc., (USA)	19 December 2002 / 16 February 2003

30.1.5.3.10	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Pty Ltd. (Australia)	3 January 2003 / undated

30.1.5.3.11	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Distr. Ltd. (UK)	19 December 2002 / 2 January 2003

30.1.5.3.12	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical S.A. de C.V. (Mexico)	19 December 2002 / 1 January 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.3.13	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd. (Ireland)	19 December 2002 / 30 December 2002

30.1.5.3.14	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN Jobst GmbH (Germany)	19 December 2002 / 20 December 2002

30.1.5.3.15.1	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN Jobst S.L. (Spain)	19 / 20 December 2002

30.1.5.3.16	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd. (New Zealand)	1 March 2003 / undated

30.1.5.3.17	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd (UK)	December 2002 / December 2002

30.1.5.3.26	Product Know How Licence Agreement	BSN medical GmbH & Co. KG and BSN medical Inc.	1 January 2003

30.1.5.3.28	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical (Pty) Ltd (South Africa)	22 January 2003 / 1 April 2003

30.1.5.3.29	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd (UK)	22 January 2003 / 28 January 2003 / 3 February 2003

30.1.5.3.30	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN Jobst S.L. (Spain)	22 January 2003 / 23 January 2003

30.1.5.3.31	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN - Jobst Inc. (USA)	22 January 2003 / 16 February 2003

30.1.5.3.32	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd. (New Zealand)	22 January 2003 / 28 January 2003

30.1.5.3.33	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical Pty. Ltd. (Australia)	22 January 2003 / 28 January 2003

30.1.5.3.34	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical SAS (France)	22 January 2003 / 28 January 2003

30.1.5.3.35	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical S.A. de C.V. (Mecixo)	22 January 2003 / 24 January 2003

30.1.5.3.36	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN Jobst GmbH	22 January 2003 / 23 January 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.3.37	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd. (Irland)	22 January 2003 / 27 January 2003

30.1.5.3.38	Product Know How License Agreement	BSN medical GmbH & Co. KG and BSN medical Distr. Ltd. (UK)	22 January 2003 / 23 January 2003 / 3 February 2003

30.1.5.3.47	Trademark License Agreement	BSN medical GmbH & Co. KG and BSN medical Ltd (France)	December 2002 / December 2002

30.1.9.3.1	Parent Guaranty	BSN medical GmbH & Co. KG (Guarantor) and Wachovia Bank, National Association (Bank)	23 August 2003

30.1.9.9.1	Credit facility	BSN medical GmbH & Co. KG and Lloyds TSB Bank plc.	9 May 2005

30.1.9.3.2	Deed of indemnity	BSN medical GmbH & Co. KG and Smith & Nephew plc.	2002

30.1.12.3.1	Lease agreement	BSN medical GmbH & Co. KG and bauwo Grundstücks GmbH (previously Beiersdorf AG) regarding premises Beiersdorf Str. 2, 30165 Hanover	12 November 2003

30.1.12.7.1	Lease agreement regarding Quickbornstraße 24	BSN medical GmbH & Co. KG and Beiersdorf AG	2 March 2004

30.1.12.7.2	Lease agreement	BSN medical GmbH & Co. KG and Beiersdorf AG regarding “Heykenaukamp 10” (Hausbruch)	2 April 2001

30.1.12.7.4	Agreement on the utilization of certain business equipment	BSN medical GmbH & Co. KG and Beiersdorf AG	1 November 2005

30.1.5.3.20	Hansaplast and Hansamed Trademark Licence Agreement	BSN medical GmbH & Co. KG, Beiersdorf AG	2 April 2001

54.1.5.3.9	JOBSKIN Trademark Licence Agreement	BSN medical GmbH & Co. KG, (Licensor) TJ Smith & Nephew (Licensee)	7 February 2003

GERMANY/BSN-JOBST GMBH

Data Room Reference	Document Title	Parties and Role	Date of Signing
31.1.7.7.2	Job Order Production Agreement	BSN-Jobst GmbH (customer) and NEORES d.o.o., Croatia (supplier)	30 June/18 July 2005

31.1.7.6.1	Master Distributorship Agreement	BSN-Jobst GmbH (producer) and Legi, Poland (distributor/agent)	19 October 2004

31.1.7.6.2	Master Distributorship Agreement	BSN-Jobst GmbH (producer) and Sina-Medikal, Turkey (distributor/agent)	7 October 2004

31.1.7.6.3	Master Distributorship Agreement	BSN-Jobst GmbH (producer) and Jobst d.o.o., Croatia (distributor/agent)	6 April 2004

31.1.7.11.2	Service Level Agreement for the operation of the SAPR/3 System	BSN-Jobst GmbH (customer) and Beiersdorf Shared Services GmbH (service provider)	3 January 2000

31.1.5.3.1	Trademark Licence Agreement	BSN medical GmbH & Co. KG (licensor) and BSN-Jobst GmbH (licensee)	19/20 December 2002

31.1.5.3.2	Product Know How Licence Agreement	BSN medical GmbH & Co. KG (licensor) and BSN-Jobst GmbH (licensee)	22/23 January 2003

31.1.7.11.1	International Support Agreement	BSN medical GmbH & Co. KG (customer) and BSN-Jobst GmbH (provider)	11 November 2004/1 December 2004

GERMANY/BSN MEDICAL TRUST E.V.

Data Room Reference	Document Title	Parties and Role	Date of Signing
35.1.7.4.1	Trust Agreement	BSN medical GmbH & Co. KG (grantor and beneficiary) and BSN medical Trust e.V. (trustee)	23 October 2003

35.1.7.4.2	Trust Agreement	BSN-Jobst GmbH (grantor and beneficiary) and BSN medical Trust e.V. (trustee)	23 October 2003

35.1.7.4.5	Trust Administration Agreement	BSN medical Trust e.V. (grantor and beneficiary) and BSN medical Trust Custodian e.V. (trustee)	23 October 2003

35.1.7.4.6	Trust Administration Agreement	BSN medical Trust e.V. (grantor and beneficiary) and BSN medical Trust Custodian e.V. (trustee)	23 October 2003

35.1.7.4.3	Pledge Agreement	BSN medical Trust e.V. and pension scheme beneficiaries of BSN-Jobst GmbH	23 October 2003

INDIA: BSN MEDICAL PRIVATE LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.6.6.1	Shareholders Agreement	BSN medical GmbH & Co. KG and the Menezes Family	1 March 2005

	Employment contract	BSN medial Paricate Limited (“Employer”) R.S. Ghodge (“Employee”)	18 February 2005

37.1.4.6.1	Annual Maintenance Contract	BSN medical Private Limited (“Purchaser”) Thakral Computers Private Limited (“Supplier”)	21 September 2005

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Gupta Agencies (“Stockists”)	1 July 2005

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Modern Enterprises (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Bhaskar Enterprises (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Pharma Enterprises (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Annapurna Marketing Agencies (“Stockists”)	Unknown

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Popular & Sons (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Kamadheu Trading Company (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Sheolakshaman & Sons (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Kanchan Pharma Pvt. Ltd (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Comex Corporation (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) R.J. Tradelinks (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Om Medico (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Divya Pharma (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Srinivas Drugs (“Stockists”)	Unknown

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Yeneskey Associates (“Stockists”)	Unknown

37.1.7.6.2	Agreements with Super Stockists	BSN medical Private Limited (“Supplier”) Nandhini Traders (“Stockists”)	Unknown

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Sri Radha Enterprises (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Aslai Agencies(“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Neeta Cares(“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Alex & Kay Enterprises(“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Adarsh Medico Pvt. Ltd(“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Amity Agencies in Chandigarh (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Amity Agencies in Panchkula (“Agent”) BSN medical Private Limited

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Amity Agencies in Zirakpur (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Dashmesh Agencies (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Tinkle Pharma (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Bagai Associates (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Subhraj Agencies Pvt. Ltd (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Nagar Medical Hall (Agencies) (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Kausik Traders (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Mehek Associates (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Subhraj Agencies Pvt. Ltd (“Agent”) BSN medical Private Limited

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Shree Agencies (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Candida Enterprises (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	Aspha Chemical Works (“Agent”) BSN medical Private Limited

37.1.7.4.1	Agreements with Carrying and Forwarding Agents	C.M.M. Pvt. Ltd (“Agent”) BSN medical Private Limited

37.1.7.6.1	Carrying forward agent agreement	BSN medical Private Limited Astro Medicare Private Limited (the “Agent”)	6 June 2005

37.1.7.8.2	Bank guarantees No. 051045	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051043	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051010	BSN medical Private Limited HSBC	16 July 2005

37.1.7.8.2	Bank guarantees No. 051162	BSN medical Private Limited HSBC	19 August 2005

37.1.7.8.2	Bank guarantees No. 051046	BSN medical Private Limited HSBC	22 July 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
37.1.7.8.2	Bank guarantees No. 051044	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051044	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051041	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051042	BSN medical Private Limited HSBC	22 July 2005

37.1.7.8.2	Bank guarantees No. 051011	BSN medical Private Limited HSBC	16 July 2005

	Draft Technology Sub-license Agreement	BSN medical Pvt Ltd, India Beiersdorf India Private Limited

	Draft Technology Sub-license Agreement	BSN medical Pvt Ltd, India Smith & Nephew Healthcare Private Limited

	Draft Toll/contract Manufacturing Agreement	BSN medical Pvt Ltd, India Beiersdorf India Pvt Ltd

	Draft Toll/contract Manufacturing Agreement	BSN medical Pvt Ltd, India Smith & Nephew Healthcare Pvt Ltd

	Overdraft with Deutsche Bank, Mumbai for an amount of INR 20 million.	BSN medical Pvt Ltd, India Deutsche Bank, Mumbai	Approximately 9 November 2005

IRELAND/BSN MEDICAL LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.5.3.37	Product Know How Licence Agreement	BSN medical GmbH & Co. KG (licensor) and BSN Medical Limited, Ireland (licensee)	22/27 January 2003

30.1.5.3.13	Trademark Licence Agreement	BSN medical GmbH & Co. KG (licensor) and BSN Medical Limited, Ireland (licensee)	19/30 December 2002

39.1.9.1	Overdraft facility	BSN Medical Limited (borrower) and the Bank of Ireland (lender)	27 May 2002

39.1.12.1	Fee Farm Grant	BSN Medical Limited and Shannon Free Airport Development Company Limited (SFADCO)	17 June 1993

39.1.12.2	Fee Farm Grant	BSN Medical Limited and Shannon Free Airport Development Company Limited (SFADCO)	24 March 1999

INDONESIA: PT BSN MEDICAL INDONESIA

Data Room Reference	Document Title	Parties and Role	Date of Signing

38.1.7.6.3	Distribution Agreement	PT BSN medical Indonesia (“Principal”) PT Anugraph Argon Medica (“Distributor”)	1 April 2001 as amended on 23 December 2004

38.1.4.4.3	Purchase Agreement	PT BSN medical Indonesia (“Buyer”) PT Tri Adi Manunggal (“Seller”)	1 January 2004

38.1.7.7.1	Services Agreement	PT. Beiersdorf Indonesia (the “Supplier”) PT. BSN Medical Indonesia (the “Company”)	2 April 2001

38.1.14.1.19	Distribution License of Medical Equipment No. DEPSKES RI AKL 11402502366	BSN Medical Ltd. UK (“Producer”) PT BSN medical Indonesia (“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	21 July 2005

38.1.14.1(iii)	Distribution License of Medical Equipment No. DEPKES RI AKL 10902501191

Smith & Nephew Healthcare Ltd, India (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

18 April 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.20(i)	Distribution Licence of Medical Equipment No. KD1402000011	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) BSN Medical GMBH & Co. KG., Germany (“Licensor”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

38.1.14.1.20(ii)	Distribution Licence of Medical Equipment No. KD 1402000011	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) BSN Medical GMBH & Co. KG., Germany (“Licensor”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

38.1.14.1.20(iii)	Distribution Licence of Medical Equipment No. KD 1402000011	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) BSN Medical GMBH & Co. KG., Germany (“Licensor”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

38.1.14.1.6	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902402903	Beiersdorf India PVT. LTD (“Producer”) PT BSN medical Indonesia (“Registrar”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	28 September 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.4	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902402699	BSN Medical Inc., USA (“Producer”) PT BSN medical Indonesia (“Registrar”) BSN Medical GMBH & Co. KG., Germany (“Licensor”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	8 September 2004

38.1.14.1.11	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500727

De Puy Orthopaedic Inc. USA for BSN Medical, USA (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

17 March 2005

38.1.14.1.21	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20902500725

De Puy Orthopaedic Inc. USA for BSN Medical Indonesia, USA (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

17 March 2005

38.1.14.1.22	Distribution Licence of Medical Equipment No. DEPKES RI AKL 11303500726

De Puy Orthopaedic Inc. USA for BSN Medical, USA (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

17 March 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.23	Distribution Licence of Medical Equipment No. DEPKES RI AKL 11402500244	BSN Medical Ltd, Mexico (“Producer”) PT BSN medical Indonesia (“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	31 January 2005

38.1.14.1.24	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20805400186	Unomedical SDN BHD, Malaysia (“Producer”) PT BSN medical Indonesia(“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	28 July 2004

38.1.14.1.9	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500231

PT Beiersdorf Indonesia, Malang (“Producer”)

PT BSN medical Indonesia (“Registrar”)

BSN medical GmbH & Co. KG., Germany (“Licensor”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

4 July 2005

38.1.14.1.25	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400003

BSN Medical GMBH & Co. KG, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

6 January 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.2	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400004

BSN Medical GMBH & Co. KG., Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

6 January 2004

38.1.14.1.26	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20501400525

PT BSN medical Indonesia(“Registrar”)

BSN Medical GmbH & Co. KG., Germany (“Licensor”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

8 July 2004

38.1.14.1.27	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20805400187

Unomedical SDN. BDH., Malaysia (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

28 July 2004

38.1.14.1.28	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400145

BSN Medical GMBH & Co. KG., Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

26 January 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.5	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902402714	Beiersdorf S.A., Colombia (“Producer”) PT BSN medical Indonesia (“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	8 September 2004

38.1.14.1.5(ii)	Distribution Licence of Medical Equipment No. DEPKES RI AKL 2090242298	BSN Medical GMBH & Co. KG., Germany (“Producer”) PT BSN medical Indonesia (“Registrar”)	3 August

38.1.14.1.30	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902401492

BSN Medical (Pty) Ltd., South Africa (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

11 June 2004

38.1.14.1.31	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20902401493

BSN Medical (Pty) Ltd., South Africa (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

11 June 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.32	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500044

BSN Medical GMBH & Co. KG., Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

6 December 2005

38.1.14.1.33	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400865

Karl Otto Braun KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

14 April 2004

Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400864

Karl Otto Braun KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

14 April 2004

38.1.14.1.34	Distribution Licence of Medical Equipment No. DEPKES RI AKL 11303400146

BSN Medical (Pty)., South Africa (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

26 January 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.35	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902300433

PT Tri Adi Manuggal (“Producer”)

PT BSN medical Indonesia (“Registrar”)

PT BSN Medical GMBH & Co. KG., Germany (“Licensor”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

15 December 2003

38.1.14.1.38	Distribution Licence of Medical Equipment No. DEPKES RI AKL 11303400147

BSN Medical (Pty) Ltd., South Africa (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

26 January 2004

38.1.14.1.7	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500015

PT Tri Adi Manunggal, Sidoarjo (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

31 January 2005

38.1.14.1.8	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500016

PT Tri Adi Manunggal, Sidoarjo (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

31 January 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.39	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20902402299

BSN Medical GmbH & Co. KG., Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

3 August 2004

38.1.14.1.40	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20902402297

BSN Medical GmbH & Co. KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

3 August 2004

38.1.14.1.41	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902400394

PT Tri Adi Manunggal, Sidoarjo (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

28 July 2004

38.1.14.12	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500363	PT Beiersdorf Indonesia (“Producer”) PT BSN medical Indonesia (“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	14 September 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.10	Distribution Licence of Medical Equipment No. DEPKES RI AKL 10902500364	PT Beiersdorf Indonesia (“Producer”) PT BSN medical Indonesia (“Registrar”) The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services (“Issuing Authority”)	14 September 2005

38.1.14.1.42	Distribution Licence of Medical Equipment No. DEPKES RI AKL 110902501554

BSN Medical GmbH KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

19 May 2005

38.1.14.1.43	Distribution Licence of Medical Equipment No. DEPKES RI KD 0902490080	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

38.1.14.1.44	Distribution Licence of Medical Equipment No. DEPKES RI KD 0902490080	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
38.1.14.1.45	Distribution Licence of Medical Equipment No. DEPKES RI KD 0902490080	PT Beiersdorf Indonesia, Malang (“Producer”) PT BSN medical Indonesia (“Registrar”) The Supervisory Board of Medicine and Food (“Issuing Authority”)	11 December 2001

38.1.14.1.13	Distribution Licence of Medical Equipment No. DEPKES RI AKL 20902402300

BSN Medical GmbH KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

3 August 2004

38.1.14.1.3

Karl Otto Braun KG.,, Germany (“Producer”)

PT BSN medical Indonesia (“Registrar”)

The Department of Health, the Directorate General of Pharmaceutical and Medical Equipment Services

(“Issuing Authority”)

14 April 2004

38.1.4.4.2	Purchase Agreement	PT BSN medical Indonesia (“Buyer”) PT Sinaraya Nugraha Ahmadaris Medika (“Seller”)	1 July 2002

38.1.7.7.1	Service Agreement	PT BSN medical Indonesia PT Beiersdorf Indonesia	2 April 2001

38.1.12.3.1 38.1.12.3.2	Lease agreement	PT Bine Mulia Manunggal (“Lessor”) PT BSN medical Indonesia (“Lessee”)	1 May 2001

38.1.4.4.4	Agreement for sale and purchase of business	PT BSN medical Indonesia (“Buyer”) PT Smith & Nephew Healthcare (“Seller”)	6 November 2001

ITALY: BSN MEDICAL S.R.L.

Data Room Reference	Document Title	Parties and Role	Date of Signing
40.1.3.10.3	Business and Assets Hive-down Agreement	De Puy Italia S.p.A. (“Seller”) BSN medical S.r.l., (“Buyer”)	28 October 2004 4 March 2005

40.1.7.11.1	Agreement for the Supply of “Products”	BSN Medical Distribution Limited (“Supplier”) BSN medical S.r.l., (“Buyer”)	June 2003 1 January 2003

40.1.7.6.1	Commission and Services Agreement	Smith & Nephew S.r.l., (“Supplier”) BSN medical S.r.l., (“Company”)	30 March 2001 1 April 2001

40.1.7.6.2	Management Service Agreement of Logistic Activities	Sixtus Italia S.r.l., (“Provider”) BSN medical S.r.l., (“Company”)	1 April 2004

40.1.7.6.3	(Side) Letter of Intent connected to a Distributorship Agreement	Sixtus Italia S.r.l., (“Distributor”) BSN medical S.r.l., (“Company”)	21 July 2005

40.1.7.6.3 to 40.1.7.6.31	Agency Agreement	BSN Medical S.r.l. (“Principle”); Agent

40.1.7.7.1	Agreement for the supply of food	BSN medical S.r.l. (“Purchaser”) SeRist Servizi Ristorazione S.p.A (“Supplier”)	19 March 2002

	Consultancy Agreement	Mrs A.V (“Consultant”) BSN medical S.r.l.	22 April 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	1 July 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	26 April 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	8 October 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	23 May 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	21 February 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	31 January 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	11 December 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	25 August 2004

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	21 November 2005

40.1.7.9.1	Car lease agreement	Axus Italiana S.r.l. (“Lessor”) BSN medical S.r.l. (“Lessee”)	27 November 2005

40.1.12.1	Lease agreement for non-residential purposes	Fondi Imoobiliari Italiani SGR S.p.A BSN medical S.r.l. (“Lessee”)	1 January 2005

JAPAN: TERUMO BSN KK

Data Room Reference	Document Title	Parties and Role	Date of Signing
41.1.7.6.1	Licence and Distribution Agreement as amended by Amendment No.1 and the Amendment Agreement	Terumo Beiersdorf KK (“Company”) Beiersdorf A.G. (“BDF”)	6 August 1998 Amendment dated 31 March 1999

41.1.5.3.1	Contract of Trademark Use and Business Service	Terumo Beiersdorf KK (“Licensee”) Terumo Corporation (“Licensor”)	1 August 1998

41.1.7.6.2	Exclusive Sales Contract (as amended by the Amendment Agreement)	Terumo Beiersdorf KK (“Company”) Terumo Corporation(“Distributor”)	1 August 1998

41.1.7.5.4	Amendment Agreement dated 17 May 2001 amending the Joint Venture Agreement, the Licence and Distribution Agreement, Exclusive Sales Agreement and Service Agreement.	Beiersdorft A.G. Terumo Corporation Terumo Beiersdorf KK	17 May 2001

41.1.7.5.1	Joint Venture Agreement (as amended by Amendment No.1 and the Amendment Agreement)	Terumo Corporation Beiersdorf A.G.	Joint Venture Agreement – 18 March 1998 Amendment No.1 – 31 March 1999 Amendment Agreement – 17 May 2001

41.1.12.6.1 41.1.12.6.2	Lease (and amendment) of property at Hatagaya, Tokyo	Terumo BSN KK Terumo Corporation	7 April 1998 as amended on 1 July 1999

MEXICO: BSN MEDICAL, S.A. DE C.V.

Data Room Reference	Document Title	Parties and Role	Date of Signing
42.1.7.6.2	Logistics and Storage Service Agreement	BSN Medical, S.A. de C.V. (“Client”) Sincronia Logistica, S.A. de C.V. (“Supplier”)	1 January 2005

42.1.7.6.1	Agency and Services Agreement	Smith & Nephew Casting and Bandaging, S.A. de C.V. (“Producer”) Smith & Nephew , S.A. de C.V. (“Supplier”)	30 March 2001

42.1.5.3.1	Product Know-How License Agreement	BSN Medical Inc. (“Licensor”) BSN Medical, S.A. de C.V. (“Licensee”)	1 January 2003

42.1.11.9.1	Professional Services Agreement	BSN medical SA de C.V. (“Recipient”) Narro Associados, S.C. (“Provider”)	September 2005

NETHERLANDS: BSN MEDICAL BV

Data Room Reference	Document Title	Parties and Role	Date of Signing
43.1.7.11.36	Supply agreement	BSN Medical B.V. and Stichting GOZL	17 February 2005

43.1.7.11.40	Supply agreement	BSN Medical B.V. and RIN group	4 August 2004

43.1.7.11.41	Supply agreement	BSN Medical B.V. and IFZ	4 June 2004

43.1.7.11.46	Supply agreement	BSN Medical B.V. and Academisch Ziekenhuis Groningen	November 2004

43.1.7.11.47	Supply Agreement	BSN medical B.V. (supplier), Netherlands, and Onze Lieve Vrouwen Gasthois	8 October 2003

43.1.7.11.48	Supply agreement	BSN Medical B.V. and ORBIS medisch en zorgcentrum	13 January 2005

43.1.7.11.53	Supply Agreement	BSN medical B.V. (supplier), Netherlands, and Martini Ziekenhuis Groningen	25 January 2005

43.1.7.11.54	Supply agreement	BSN Medical B.V. and Sint Elisabeth Gasthuis	26 May 2005

43.1.7.11.56	Supply agreement	BSN Medical B.V. and Ambulante Compressietherapiegroep B.V.	30 December 2004

43.1.11.12.1	Funding agreement	BSN Medical B.V. and Stichting Pensioenfonds Beiersdorf N.V.	21 January 2002

43.1.7.11.20	Distribution agreement	BSN medical BV. (distributor) and BODE Chemie GmbH & Co., Hamburg (producer)	18 March 2002/ 4 April 2002

	Administrative services agreement	BSN medical B.V., Beiersdorf NNV and Beiersdorf Holding BV

NEW ZEALAND: BSN MEDICAL LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.4.4.52	Intellectual Property Sale and Purchase Agreement	Beiersdorf AG (“Assignee”) BSN Medical GmbH & Co. (“Assignor”)	2 August 2005

30.1.4.4.54	New Zealand HANDY Trade Mark Purchase and Sale Agreement	Beiersdorf AG (“Assignor”) BSN Medical GmbH & Co. KG (“Assignee”)	2 August 2005

19.1.4.4.3	Asset Transfer Agreement	Beiersdorf Australia Limited (“Buyer”) BSN Medial Limited (New Zealand) (“Seller”)	28 July 2005

44.1.5.3.2	Leuko Intellectual Property Licence Agreement	Beiersdorf Australia Limited (“Licensor”) BSN Medical Limited (“Licensee”)	28 July 2005 Effective Date: 2 August 2005

44.1.7.6.1 44.1.7.6.3	Services and Agency Agreement	BSN Medical Limited (New Zealand) (“Company”) Smith & Nephew Limited (New Zealand) (“Supplier”)	30 March 2001 as amended 12 August 2005

44.1.7.6.2 44.1.7.6.4	Services Agreement	BSN Medical Limited (New Zealand) (“Company”) Beiersdorf Australia Limited (“Supplier”)	2 April 2001 as amended on 28 July 2005

44.1.12.1.1	Lease relating to property at Rosebank Road, Auckland	Smith & Nephew (New Zealand) Limited (“Landlord”) BSN medical Limited (“Tenant”)	30 March 2001

NORWAY: JOBST MEDICAL AS

Data Room Reference	Document Title	Parties and Role	Date of Signing
45.1.7.1.2	Agency and Service Agreement	Beiersdorf Smith & Nephew Medical AS (producer) and Smith & Nephew AS (distributor/agent)	30 March 2001

PAKISTAN: BSN MEDICAL (PRIVATE) LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
46.1.9.1.1	Loan Note	Smith & Nephew JV (Holding) GmbH (SON GmbH) (“Borrower”) Smith & Nephew Overseas Ltd. (“SNOL”) (“Lender”)	26 October 2001

46.1.9.1.4	Renewal of Credit Facilities for “Customers”	BSN Medical (Private) Limited (“Customer”) Union Bank Limited	25 January 2005

46.1.9.1.2	Approval of Finance	Muslim Commercial Bank Ltd BSN Medical (Private) Limited	31 December 2004

46.1.7.6.1	Distributorship Agreement	Smith & Nephew Pakistan (Pvt) Limited (“Producer”) UDL Distribution (Pvt) Limited (“Distributor”)	29 May 1994

	Lease relating to property at Plot No. A-69 at SITE Area, Karachi		18 February 2004

PORTUGAL

JOBST MEDICAL – PRODUTOS E SERVICOS DE SAUDE, S.A.

Data Room Reference	Document Title	Parties and Role	Date of Signing
47.1.7.11.4	Agency and Service Agreement	Smith & Nephew Lda (supplier) and Smith & Nephew II - Produtos e Servicos de Saude, SA (company)	30 March 2001

47.1.7.11.7	Service Agreement	BSN medical GmbH & Co. KG, Germany, and Smith & Nephew II Produtos e Serviecios de Saude, SA	12/13 December 2001

SOUTH AFRICA: BSN MEDICAL (PROPRIETARY) LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.7.2.1	Credit application form and trading terms and conditions	BSN Medical (Proprietary) Limited

48.1.7.2	Conditions of Purchase	BSN Medical (Proprietary) Limited

48.1.7.6.19; 48.1.7.6.23	Letter recording agreement between BSN South Africa and Cargo Planning and Distribution (Pty) Limited (“CPD”) for the provision of warehousing and distribution services	BSN medical (Proprietary) Limited and Cargo Planning Distribution (Pty) Limited (“Distributor”)

48.1.7.7.1	Master Services Agreement	BSN Medical (“Proprietary”) Limited and Dimension Data (Pty) Limited (“DD”) (“Supplier”)

48.1.7.6.5	Agency Agreement	BSN Medical (“Proprietary”) Limited Revelco (Pty) Limited (trading as John Williams Buyers) (“Buying Agent”)	7 October 2003

	Credit Application and Standard Conditions of Agreement	BSN Medical (Proprietary) Limited and Johnson and Johnson Professional Products (Pty) Limited (“J&J”)

	Application for Credit (including Deed of Suretyship)	BSN Medical (Proprietary) Limited to First Garment Rental (“First Garment”)	13 June 2001

	Credit Application and Suretyship	BSN Medical (Proprietary) Limited and Mondipak, a division of Mondi Ltd (“Mondi”)	17 April 2001

	Request for Credit	BSN Medical (Proprietary) Limited to Isotron South Africa (Pty) Limited (“Isotron”)

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Standard conditions of contract	Isotron South Africa (Pty) (“Isotron”) Ltd BSN Medical (Proprietary) Limited

	Credit Application	BSN Medical (Proprietary) Limited Dalgen Products & Services CC (“Dalgen”)

	Application for Credit Facilities	BSN Medical (Proprietary) Limited Parrot Products (Pty) Limited (“Parrot”)	11 February 2003

	Application for opening an account	BSN Medical (Proprietary) Limited Triumph Cores (Pty) Limited (“Triumph”)	6 February 2002

	Application to Open a 30-Day Account and Terms and Conditions of Sale	BSN Medical (Proprietary) Limited Sterilab Services a division of Adcock Ingram Critical Care (Pty) Limited (“Sterilab”)	24 August 2001

48.1.7.7.2	Agreement of Service	BSN Medical (Proprietary) Limited and B B Calvert, trading as “Networth” (“Calvert”)	30 June 2004

	Consultation Agreement	BSN Medical (Proprietary) Limited and Jacobus Frederik Mouton (“Mouton”)	26 November 2004

48.1.7.4.1	Supply Agreement	BSN Medical, Inc. MWI Veterinary Supply (“Distributor”)	Undated, 2005

48.1.7.13.25	Agreement for the acquisition of Dynasport finished products, raw materials and trademarks	BSN Medical (Proprietary) Limited from Smith & Nephew (Pty) Limited	24 January 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.7.6.1	Agreement for the appointment of Smith & Nephew Limited to be exclusive agent for the sale of products and supply of services	BSN Medical (Proprietary) Limited and Smith & Nephew Limited (“Supplier”)	30 March 2001

48.1.7.6.2	Distribution Agreement	BSN Medical (Proprietary) Limited and Bio Dynamics (Pty) Limited	March or April 2002

48.1.7.6.3	Agency Agreement	BSN Medical (Proprietary) Limited and Klinica SA Agencies (Pty) Limited (“Agent”)	27 June 2001

48.1.7.6.7	Distribution Agreement	BSN Medical (Proprietary) Limited and FS & NCP Medical Agency Close Corporation	15 December 2003

48.1.7.6.4	Distribution Agreement	BSN Medical (Proprietary) Limited and Icembe Medicals (Pty) Ltd (“Distributor”)	25 May 2005

48.1.7.6.10	Agency Agreement	BSN Medical (Proprietary) Limited and Louise Bremner (“Agent”)	27 July 2004 Effective date 1 April 2005

48.1.7.6.12	Distribution Agreement	BSN Medical (Proprietary) Limited and Smith & Nephew (Pty) Limited (the Supplier)

48.1.7.6.13	Distribution Agreement	BSN Medical (Proprietary) Limited and Surgipharm Limited (“Distributor”)	2 April 2001

48.1.7.6.18	Agency Agreement	BSN Medical (Proprietary) Limited and Greg Kemp Agencies Close Corporation (“Agent”)

	Agency Agreement	BSN Medical (Proprietary) Limited and Hannalie Blignaut (“Agent”)	24 May 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.7.6.16	Agency Agreement	BSN Medical (Proprietary) Limited and Luced Property Investments Close Corporation (“Agent”)	24 May 2004

48.1.7.6.17	Agency Agreement	BSN Medical (Proprietary) Limited and Pharmaserve Western Cape Close Corporation (“Agent”)	24 May 2004

48.1.7.6.6	Distribution Agreement for exclusive sale of products	BSN Medical (Pty) Ltd (the “Company”) Morison Industries Plc (the “Distributor”)	2 April 2001

48.1.7.6.14	Agreement for the manufacture of tampons	BSN Medical (Proprietary) Limited Accantia (Pty) Limited	3 February 2003

48.1.7.13.1	Leuko Manufacturing Agreement	BSN Medical (Proprietary) Limited (as “Manufacturer and Supplier”) and Beiersdorf Australia Limited (Beiersdorf)	2 August 2005

48.1.4.4.4	Purchase Agreement	Beiersdorf Consumer Products (Pty) Ltd., (seller) BSN Medical (Proprietary) Limited (purchaser)	15 May 2002

48.1.5.3.2	Trademark License Agreement	BSN Medical GmbH & Co. KG, Hamburg (“Licensor”) BSN Medical (Proprietary) Limited (“Licensee”)	19 December 2002/4 January 2003

48.1.14.2.3	Agreement providing for the registration of BSN Medical (Proprietary) Limited with the South African Bureau of Standards (“SABS”)	BSN Medical (Proprietary) Limited	1 August 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.5.3.5	Licence agreement between	BSN Medical (Proprietary) Limited Accantia Personal Hygiene Limited

48.1.5.3.3	Assignment Agreement	T J Smith & Nephew BSN Medical (Proprietary) Limited	28 February 2003

48.1.9.1.4a	Facility Letter	Standard Bank of South Africa Limited (the “bank”) BSN Medical (Proprietary) Limited	19 October 2004

48.1.11.1.1 48.1.11.2.1 48.1.11.18.1 48.1.11.2.2 48.1.11.10.1 48.1.11.10.2 48.1.11.10.6 48.1.11.2.5 48.1.11.2.6 48.1.11.2.11 48.1.11.1.10 48.1.11.10.7	Contract of employment for temporary weekly paid employees	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.1.1 48.1.11.2.1 48.1.11.18.1 48.1.11.2.2 48.1.11.10.1 48.1.11.10.2 48.1.11.10.6 48.1.11.2.5 48.1.11.2.6 48.1.11.1.10 48.1.11.10.7	Weekly paid permanent employees’ letter of appointment	BSN Medical (Proprietary) Limited (“Employer”)

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.11.2.1 48.1.11.4.1 48.1.11.2.2 48.1.11.18.1 48.1.11.8.1 48.1.11.9.1 48.1.11.1.6 48.1.11.20.18 48.1.11.1.9 48.1.11.1.10 48.1.11.2.10 48.1.11.2.9	A fixed-term letter of appointment for a temporary monthly paid employee	BSN Medical (Proprietary) Limited (“Employer”)

	Contracts of employment in relation to monthly paid permanent employees	BSN Medical (Proprietary) Limited (“Employer”)

	Sales letter of appointment	BSN Medical (Proprietary) Limited (“Employer”)

	Monthly paid shift worker letter of appointment	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.2.1	Contract of employment for temporary	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.1.1 48.1.11.1.8.11 48.1.11.2.11 48.1.11.2.2	weekly/hourly paid employees for Medtex

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.11.1.1 48.1.11.2.1 48.1.11.2.2 48.1.11.1.8.11	Letter of appointment for Medtex for weekly paid permanent employees	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.2.1 48.1.11.2.2 48.1.11.1.3 48.1.11.1.4 48.1.11.1.5 48.1.11.1.6 48.1.11.1.9	Temporary monthly paid employees Letter of employment for Medex	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.2.1 48.1.11.2.2 48.1.11.1.3 48.1.11.1.4 48.1.11.1.5 48.1.11.1.6 48.1.11.1.9	Letter of appointment for Medex Temporary monthly paid employees	BSN Medical (Proprietary) Limited (“Employer”)

48.1.11.2.1 48.1.11.2.2 48.1.11.1.3 48.1.11.1.4 48.1.11.1.5 48.1.11.1.6 48.1.11.1.9	Letter of appointment for Medtex Permanent monthly paid employees	BSN Medical (Proprietary) Limited (“Employer”)

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.5.3.2	Trademark Licence Agreement	BSN Medical GmbH & Co KG and BSN Medical (Proprietary) Limited	19 December 2002/4 January 2003

48.1.5.3.5	Non-exclusive sub-licence agreement	Accantia Personal Hygiene Limited (UK) to BSN Medical (Proprietary) Limited (“sub-licensee”)	1 April 2001

48.1.7.6.1	Services and Agency Agreement	Smith & Nephew Limited (“Supplier”) BSN Medical (Proprietary) Limited	30 March 2001

48.1.7.6.2	Distribution Agreement	BSN Medical (Proprietary) Limited (“Supplier”) Bio Dynamics (Pty) Ltd (“Distributor”)	12 March 2002 (Effective 1 April 2002)

48.1.7.6.3	Agency Agreement	BSN Medical (Proprietary) Limited (“Supplier”) Klinica Agencies (Pty) Ltd (“Agent”)	27 June 2001 effective on 2 April 2001

48.1.7.6.7	Distribution Agreement	BSN Medical (Proprietary) Limited FS & NCP Medical Agency Close Corporation (“Distributor”)	15 December 2003

48.1.7.6.4	Distribution Agreement	BSN Medical (Proprietary) Limited FS & Icembe Medicals (Pty) Ltd (“Distributor”)	25 May 2005

48.1.7.6.10	Sales Agency Agreement	BSN Medical (Proprietary) Limited and Louise Bremner (Agent)	Signed 27 July 2004

48.1.7.6.12	Agency Agreement	BSN Medical (Proprietary) Limited (Agent) and Smith & Nephew Ltd (Supplier)	Date is not stated

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.7.6.13	Distribution Agreement	BSN Medical (Proprietary) Limited (Supplier) and Surgipharm Limited (Distributor)	2 April 2001

48.1.7.6.18	Agency Agreement	BSN Medical (Proprietary) Limited (Company) and Greg Kemp Agencies CC (Agent)	1 April 2004

	Agency Agreement	BSN Medical (Proprietary) Limited (Company) and Hannalie Blignaut (Agent)	24 May 2004

48.1.7.6.16	Agency Agreement	BSN Medical (Proprietary) Limited (Company) and Luced Property Investments CC (Agent)	24 May 2004

48.1.7.6.17	Agency Agreement	BSN Medical (Proprietary) Limited (Company) and Pharmaserve Western Cape CC (Agent)	24 May 2004

48.1.7.6.11	Distributorship Agreement	BSN Medical (Proprietary) Limited and BMS Medical Supplies CC (Distributor)	10 February 2004

48.1.7.6.6	Distribution Agreement	(1) BSN Medical (Pty) Ltd. (the “Company”) (2) Morison Industries Plc (the “Distributor”)	2 April 2001

48.1.9.1.5	Bank loan agreement	BSN Medical (Proprietary) Limited (“Borrower”) Standard Bank of South Africa Limited (“Lender”)	19 October 2004

48.1.7.6.14	Manufacturing Agreement	BSN Medical (Proprietary) Limited (“Supplier”) Accantia (Pty) Ltd (“Buyer”)	3 February 2003

48.1.7.13.1	Leuko Manufacturing Agreement	BSN Medical (Proprietary) Limited (“Contractor”) Beiersdorf Australia Limited (Beiersdorf)	2 August 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.4.4.4	Purchase Agreement	Beiersdorf Consumer Products (Pty) Ltd. (“Seller”) BSN Medical (Proprietary) Limited (“Purchaser”)	15 May 2002

48.1.7.2.1	Customer contract	BSN Medical (Proprietary) Limited (seller) and its customers (buyer)

48.1.7.2	Conditions of Purchase	BSN Medical (Proprietary) Limited (“Buyer”) Suppliers

48.1.7.6.19 48.1.7.6.23	Agreement for the provision of warehousing and distribution services	BSN Medical (Proprietary) Limited (“Buyer”) Cargo Planning and Distribution (Pty) Limited (“Service provider”)	27 November 2003

48.1.7.7.1	Agreement for the provision of computer hardware maintenance services and computer software support services	BSN Medical (Proprietary) Limited (“Buyer”) Dimension Data (Pty) Limited (“Service provider”)	9 December 2004

48.1.7.6	Mandate appointing Revelco as a buying agent	BSN Medical (Proprietary) Limited (“Buyer”) Revelco (Pty) Limited (trading as John Williams Buyers) (“Agent”)	7 October 2003

	Credit application and standard conditions of agreement	BSN Medical (Proprietary) Limited (buyer) and Johnson and Johnson Professional Products (Pty) Limited (seller)	Signed on 28 April 2004

	Credit application (including deed of suretyship)	BSN Medical (Proprietary) Limited (buyer) and First Garment Rental (seller)	13 June 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Credit application and suretyship	BSN Medical (Proprietary) Limited (buyer) and Mondipak, a division of Mondi Ltd (seller)	17 April 2001

	Request for credit	BSN Medical (Proprietary) Limited (buyer) and Isotron South Africa (Pty) Limited (seller)	27 October 2004

	Standard conditions of contract	BSN Medical (Proprietary) Limited (buyer) and Isotron (Pty) Limited (seller)

BSN Medical (Proprietary) Limited (buyer) and Dalgen Products & Services CC (seller)

	Request for credit	BSN Medical (Proprietary) Limited (buyer) and Parrot Products (Pty) Limited (seller)	Signed by BSN on 11 February 2003

	Request for credit	BSN Medical (Proprietary) Limited (buyer) and Triumph Cores (Pty) Limited (seller)	6 February 2002

	Request for credit	BSN Medical (Proprietary) Limited (buyer) and Sterilab Services, a division of Adcock Ingram Critical (Pty) Limited (seller)	20 August 2001

48.1.7.7.2	Agreement for the provision of internal audit services	BSN Medical (Proprietary) Limited (buyer) and B B Calvert trading as “Networth” (service provider)	30 June 2004

	Agreement for the provision of advice and preparation and submission of tenders	BSN South Africa (buyer) and Jacobus Frederik Mouton (service provider)	26 November 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Sale by Smith & Nephew of its Dynasport finished products, raw materials, trademark registrations and promotional material to BSN South Africa	BSN Medical (Proprietary) Limited (buyer) and Smith & Nephew (Pty) Limited (seller)	3 February 2003

48.1.7.6.21	Letters relating to Agreement	Johnson & Johnson Consumer Products Company (“Customer”)	26 March 2003 and 4 April 2003

	BSN Medical (Proprietary) Limited supplies the goods to J&J against an order received from BSN Medical Inc. and J&J.	BSN Medical (Proprietary) Limited

	Request for credit	BSN Medical (Proprietary) Limited (“Buyer”) Isotron South Africa (Pty) Limited (“Seller”)	27 October 2004

1.7.4	Supply agreement	BSN Medical, Inc. (“Supplier”) MWI Veterinary Supply (“Purchaser”)	2005

	Permanent monthly paid employees	Hospital Technologies (Proprietary) Limited (“Employer”)

	Photocopier Continuous Service Agreement	BSN Medical (Proprietary) Limited (“Buyer”) Integrated Office Automation (PTY) Limited	21 January 2005

	Rental agreement relating to the hire of equipment	BSN Medical (Proprietary) Limited (“Buyer”) Integrated Office Automation (PTY) Limited	24 February 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
48.1.12.1.1	Lease relating to the property at 30 Gillitts Road, Pinetown	BSN Medical (Proprietary) Limited (“Tenant”) Smith & Nephew Limited (“Landlord”)	30 March 2001

48.1.12.1.2	Cession of lease	BSN Medical (Proprietary) Limited (“Cessionary”) Smith & Nephew Limited (“Tenant”) Benporath Investments (Pty) Ltd (“Landlord”)	30 March 2001

48.1.12.1.3	Sub-lease	BSN Medical (Proprietary) Limited (“Landlord”) Smith & Nephew Limited (“Tenant”)	30 March 2001

48.1.12.1.4	Sub sub-lease	BSN Medical (Proprietary) Limited Smith & Nephew Limited	1 September 2004

	Lease relating to the property at Pinetown	BSN Medical (Proprietary) Limited (“Tenant”) Benporath Investments (Pty) Ltd (“Landlord”)	1 October 2002

SOUTH AFRICA: HOSPITAL TECHNOLOGIES (PROPRIETARY) LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
49.1.11.2.1 49.1.11.18.1 48.1.11.2.2 48.1.11.2.11	Contract of employment for temporary weekly paid employees	Hospital Technologies (Proprietary) Limited (“Employer”)

49.1.11.1.1 49.1.11.2.1 49.1.11.18.1 48.1.11.2.2	Weekly paid permanent employees’ letter of appointment	Hospital Technologies (Proprietary) Limited (“Employer”)

49.1.11.2.1 49.1.11.4.1 48.1.11.2.2 48.1.11.1.6 48.1.11.1.9	Temporary monthly paid employees employment letter of appointment	Hospital Technologies (Proprietary) Limited (“Employer”)

49.1.12.1.1	Lease relating to the property at Ezakheni Industrial Estate	Kwa-Zulu Finance and Investment Corporation Limited Hospital Technologies (Proprietary) Limited (“Tenant”)	14 November 1997 (as amended on 24 July 2002)

SPAIN: BSN JOBST S.L.

Data Room Reference	Document Title	Parties and Role	Date of Signing
50.1.7.6.1 50.1.7.6.4	Agency Services agreement	Compañiá BSN Jobst S.L. (“Company”) Smith & Nephew S.A. (“Supplier”)	30 March 2001

50.1.5.4.3	Memorandum of Understanding relates to the principles under which the VARICEL trademarks and the stock of product held by BSN Spain may be assigned	BSN medical GmbH & Co. KG, BSN Jobst, S.L. (“Assignor”) IBICI España S.A. (“Assignee”)	30 June 2005

50.1.5.3.2	Trademarks and Stock Purchase Agreement	BSN medical GmbH & Co. KG, BSN Jobst, S.L. (the “Sellers”) Nova Varicel, S.L. (Buyer)	30 June 2005

50.1.7.6.5	Service agreement	BSN Jobst, S.L. (Principal) Calvo Izquierdo, S.L. (Supplier)	11 March 2004

50.1.7.6.6	Service Provision Agreement	BSN Jobst, S.L. (Principal) Medinet, S.p.A. (Supplier)	17 December 2004

50.1.5.4.2	Trademark Licence Agreement	BSN medical GmbH & Co. KG, Germany (Licensor) BSN Jobst S.L. (Licensee)	19/20 December 2002

50.1.5.4.5	Product Know How Licence Agreement	BSN medical GmbH & Co. KG, Hamburg, Germany (“Licensor”) BSN Jobst S.L. (“Licensee”)	22 January 2003 23 January 2003

50.1.5.4.4	Product Know How Licence Agreement	BSN medical Inc. (“Assignor”) BSN Jobst S.L., (“Assignee”)	1 January 2003

50.1.3.10.1	Asset transfer agreement	Beiersdorf, S.A. (Seller) BSN Jobst S.L. (Buyer)	2 April 2001

50.1.5.4.1	Marmolita trade mark transfer agreement	Smith & Nephew S.A. (Seller) BSN Jobst S.L. (Buyer)	14 February 2002

SWEDEN: BSN MEDICAL AB

Data Room Reference	Document Title	Parties and Role	Date of Signing
51.1.7.6.1	Agency and Service Agreement	Smith & Nephew AB (supplier) and BSN Medical AB (company)	1 April 2001

51.1.7.6.2	First amendment to the service agreement	Smith & Nephew AB and BSN Medical AB	5 May 2004

SWITZERLAND: JOBST MEDICAL AG

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Service Agreement	Smith & Nephew AG, Switzerland and Jobst Medical AG Switzerland	23 November 2005

THAILAND: BSN MEDICAL LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
53.1.6.6.1	Share Purchase Option Agreement	Smith & Nephew Limited BSN medical GmbH & Co. KG, Germany	2 April 2001

53.1.7.6.1	Distributorship Agreement	Smith & Nephew Ltd (“Distributor”) BSN Medical Ltd (“Principal”)	30 March 2001

UK: BSN MEDICAL LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
54.1.7.2.5	Standard Conditions of Contract for the Purchase of Goods	(1) BSN Medical Ltd (“Contractor”) (2) Welsh Health Supplies (“Authority”)

54.1.7.2.3	Standard Conditions of Contract for the Purchase of Goods	(1) BSN Medical Ltd (“Contractor”) (2) NHS (“Authority”)

54.1.7.2.2a	Standard Conditions of Contract for the Purchase of Goods	(1) BSN Medical Limited (“Contractor”) (2) National Health Service Scotland (“Authority”)

54.1.7.2.4	Standard Conditions of Contract for the Purchase of Goods	(1) BSN Medical Limited (“Contractor”) (2) Regional Supplies Service (“Authority”)

54.1.7.2.6	Standard terms and conditions of purchase from BSN.

Not specified. However, we are told by management that the document provides pro forma terms and conditions governing agreements with Southern Syringe Services Ltd; AAH Pharmaceuticals Ltd; Unichem Ltd; National Veterinary Services L; Bridgend Supplies; Centaur Services Ltd (“Customer”).

BSN Medical Limited (“BSN”).

54.1.7.4.6	Purchase and Marketing Agreement for the purchase of non-woven cohesive elastic bandages and related products.	Andover Coated Products Inc (“Supplier”) Smith & Nephew Medical Fabrics Limited (“S&N”) (“Purchaser”)	1 January 2000

Data Room Reference	Document Title	Parties and Role	Date of Signing
54.1.7.6.3	Agreement for the supply of crepe bandages, elastocrepe, gauze fabric and swabs, creepesan E, Vic, Soffcrepe and Soffcrepe.	Datt Mediproducts Limited (“Supplier”) BSN Medical Limited (“Purchaser”)	1 October 2004

54.1.7.6.4	Distribution and Supply Agreement	Innovative Medical Products (Holdings) Limited (“Supplier”) BSN Medical Limited (“Distributor”)	25 April 2005

54.1.7.7.1	Manufacture Agreement	Innovative Medical Products (Holdings) Limited (“Manufacturer”) BSN Medical Limited	25 April 2005

54.1.7.7.2	Manufacturing agreement for manufacture of Velband bandages	Arias & Arias SA (Spain) (“Manufacturer”) BSN Medical Limited	Dated 15 July 2004

54.1.7.6.6	Supply Agreement under which the Supplier will manufacture and supply products to BSN.	Excellence Sporting Goods Company Limited (“Supplier”) BSN Medical Limited (“Purchaser”)	23 October 2001

54.1.7.6.7	Supply Agreement under which the Supplier will sell yarns	Subburaj Cotton Mills PVT. Limited (“Supplier”) Smith & Nephew Medical Fabrics Limited (“Purchaser”)	29 February 2000

54.1.7.6.8	Supply Agreement pursuant to which the Supplier will supply yarns and gauze	Naatchair Textile Exporters (“Supplier”) Smith & Nephew Medical Fabrics Limited (“Purchaser”)	15 November 1999

	Supply Agreement pursuant to which the Supplier will supply Orthopaedic soft goods	Lu Lu Sports Corporation (“Supplier”) BSN medical Limited (“Purchaser”)	23 October 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Supply Agreement pursuant to which the Supplier will supply Bandages to BSN medical GmbH & Co. KG and its affiliates.	Karol Otto Braun KG (“Supplier”) BSN medical GmbH & Co. KG (“Purchaser”)	Updated version currently being signed. Signed by Karol Otto Braun KG on 5 December 2005

54.1.9.1.8 and 54.1.9.1.10	Guarantee	BSN Medical Distribution Limited (“Guarantor”) BSN Medical Limited (“Debtor”) National Westminster Bank Plc (“Bank”)	10 February 2004

55.1.9.1.4	Guarantee	BSN Medical Distribution Limited (“Debtor”) BSN Medical Limited (“Guarantor”) National Westminster Bank Plc (“Bank”)	10 February 2004

30.1.9.9.1.1	Credit facility agreement

BSN Medical GmbH & Co. KG and its subsidiaries (including BSN medical Limited (UK)) (“Borrowers”)

Dresdner Kleinwort Wasserstein, Lloyds TSB Bank plc and the Royal Bank of Scotland plc (“Arrangers”)

The Financial Institutions (“Original Lenders”)

Lloyds TSB Bank plc (“Facility Agent”)

Dated 9 May 2005

54.1.7.14.48	Confidentiality agreement (attaching Microbiology Consultancy Contract 01-Q-35)	Smith Nephew Medical Fabrics Limited (“Company”) Quality First International Limited (“QFI”)	27 March 2001

Data Room Reference	Document Title	Parties and Role	Date of Signing
54.1.12.4.11	Lease for property at Glen Mills, Lancashire	Empress Mills (1927) Limited (“Landlord”) BSN Medical Limited (“Tenant”)	19 December 2003

	Lease for property at 1 Lindred Road, Brierfield (Lomeshaye)	Hughes Developments (Cardiff) Limited Smith & Nephew Medical Limited and Smith & Nephew Associates Companies plc Note: BSN medical Limited is the tenant	13 July 1988

	Lease for property at Ground Floor Offices, Block C, Willerby Hill Business Park, Beverley Road, Willerby	Anglo International Holdings Limited (“Landlord”) BSN Medical Limited (“Tenant”)	28 November 2003

54.1.11.3.4	Employment Agreement	BSN medical Limited (“Employer”) R D Harrison (“Employee”)	1 January 2005

54.1.11.3.5	Employment Agreement	BSN medical Limited (“Employer”) Wendy Moss (“Employee”)	20 April 2004

54.1.11.3.6	Employment Agreement	BSN medical Limited (“Employer”) Loraine Hughes (“Employee”)	17 November 2002

54.1.11.3.7	Employment Agreement	BSN medical Limited (“Employer”) Steve Jay (“Employee”)	1 April 2001

54.1.11.3.8	Employment Agreement	BSN medical Limited (“Employer”) Adrian Sutton (“Employee”)	1 January 2005

UK: BSN MEDICAL DISTRIBUTION LIMITED

Data Room Reference	Document Title	Parties and Role	Date of Signing
55.1.7.6.1	Agreement for the supply of products	BSN Medical Distribution Limited (“Supplier”) BSN medical SA NV (“Buyer”)	June 2003

43.1.7.11.12	Agreement for the supply of products from the Supplier to the Buyer.	(1) BSN Medical Distribution Limited (the “Supplier”) (2) BSN Medical BV (the “Buyer”)	June 2003

55.1.7.6.3	Agreement for the supply of products and shared services.	(1) BSN Medical Distribution Limited (the “Supplier”) (2) BSN Medical BV (the “Buyer”)	22 November 2004

55.1.7.6.2	Agreement for the supply of products	BSN Medical Distribution Limited (“Supplier”) BSN medical Srl (“Buyer”)	June 2003

55.1.7.6.4	Agreement for the supply of products and shared services. Services include financial, transactional and accounting support.	BSN Medical Distribution Limited (“Supplier”) BSN Medical Limited (“Buyer”)	1 April 2004

55.1.7.7.1	Warehousing and transport services agreement	Exel Logistics Management (“Service Provider”) BSN Medical Distribution Limited (“Customer”)	Undated (commencement date for services is 6 December 2004)

USA: BSN JOBST INC

Data Room Reference	Document Title	Parties and Role	Date of Signing
56.1.5.3.1	Trademark License Agreement	BSN medical GmbH & Co. KG, Hamburg (“Licensor”) BSN-Jobst Inc. Charlotte/North Carolina (USA) (“Licensee”)	19 December 2002/16 February 2003

56.1.4.4.1	Letter of Intent setting out funding by BSN-Jobst of Phase I Pre-Development of VeinAid Technology	BSN-Jobst, Inc. (“Lender”) VeinAid, LLC (“Borrower”)	Letter dated 25 April 2005 Agreement dated 27 June 2005 as amended on 25 October 2005

61.4	Predevelopment Agreement

61.5	Amendment to Phase 1 Predevelopment Agreement

56.1.5.3.2	License and Distribution Agreement	The Jobst Institute, Inc. (“Licensor”) Chemische Fabrik Kreussler & Co. GMBH (“Licensee”)	18 November 1992

56.1.4.6.1	Maintenance Service Agreement	BSN-Jobst (“Customer”) Mint Condition (“Supplier”)	24 May 2005

56.1.4.6.2	Preventative Maintenance Agreement	BSN-Jobst (“Customer”) Environmental Support Services, Inc. (“Supplier”)	31 January 2005

56.1.4.4.2	Agreement for the purchase of equipment dedicated to the production of Coverlet plasters (with buy back option)	BSN-Jobst, Inc., Charlotte/NC (USA) (“Seller”) Beiersdorf S.A., Cali (Colombia) (“Purchaser”)	15 May 2002

56.1.9.1.3	Loan Agreement	The Burke County Industrial Facilities and Pollution Control Financing Authority (“Lender”) Jobst Institute, Inc. (“Borrower”)	1 June 1992

Data Room Reference	Document Title	Parties and Role	Date of Signing
56.1.9.1.9	Promissory Note for $2,500,000	BSN-Jobst, Inc. (“Borrower”) Wachovia Bank, National Association (“Lender”)	30 August 2002

56.1.9.2.1	Loan Agreement	The Burke County Industrial Facilities and Pollution Control Financing Authority (“Lender”) Jobst Institute, Inc. (“Borrower”)	11 June 1992

56.1.9.2.1	Indenture of Trust: Securing $6,000,000 Industrial Revenue Bonds (Jobst Institute, Inc. Project), Series 1992 of The Burke County Industrial Facilities and Pollution Control Financing Authority Indenture of Trust: Securing $6,000,000 Industrial Revenue Bonds (Jobst Institute, Inc. Project), Series 1992 of The Burke County Industrial Facilities and Pollution Control Financing Authority	The Burke County Industrial Facilities and Pollution Control Financing Authority NationsBank of Virginia, N.A. (“Trustee”)	1 June 1992 as amended on 30 May 2002

56.1.9.1.4	Reimbursement and Security Agreement	Jobst Institute, Inc. Wachovia Bank of North Carolina, National Association	1 June 1992 as amended on 30 August 2002

56.1.9.1.8	Remarketing and Interest Services Agreement	Jobst Institute, Inc. The Burke County Industrial Facilities and Pollution Control Financing Authority NationsBanc Capital Markets, Inc.	1 June 1992

Data Room Reference	Document Title	Parties and Role	Date of Signing
56.1.11.3.4	Letter of Employment	BSN-Jobst Inc. (“Employer”) Dean J Bender, Vice-President (“Employee”)	26 February 2004

56.1.11.3.4	Letter of Employment	BSN-Jobst Inc. (“Employer”) Bryan Rishe, Director of Sales (“Employee”)	6 August 2004

56.1.11.17.1	Agreement for Compromise Settlement and Release	BSN-Jobst Inc. Associated Indemnity Company (Fireman’s Fund Insurance Company) Lorraine Jones	1 December 2004

56.1.11.20.1	Savings and Investment Plan	BSN-Jobst Inc. BSN-Medical Inc.	1 April 2001

56.1.11.20.2	Cash Balance Plan	BSN-Jobst Inc. BSN Medical Inc. BSN Canada Inc.	1 April 2001

57.1.5.3.6	Product Know How License Agreement	BSN-Medical Inc. (“Licensor”) BSN-Jobst S.L. (“Licensee”)	1 January 2003

56.1.7.6.3	Distribution Agreement	BSN-Jobst, Inc. (“Principal”) Taekyung Medical Co. (“Distributor”)	1 May 2004

56.1.5.3.2	License and Distribution Agreement	The Jobst Institute, Inc. (“Licensor”) Chemische Fabrik Kreussler & Co. GMBH (“Licensee”)	12 October 1992

Data Room Reference	Document Title	Parties and Role	Date of Signing
56.1.11.3.5	Contract for Employment	BSN Medical Inc. (“Employer”) Bryan Rishe (“Employee”)	6 August 2004

56.1.12.2.1	Lease relating to property at Conover, North Carolina	Capri II LLC (“Landlord”) BSN Jobst, Inc (“Tennant”)	30 April 2003

56.1.12.3.1	Lease relating to property at Carnegie Boulevard, Charlotte, North Carolina	Tesa tape, inc (“Landlord”) BSN Jobst, Inc (“Tennant”)	15 July 2001 as amended on 18 February 2003 and again on 31 August 2004

56.1.12.3.1	Lease relating to property at Carnegie Boulevard, Charlotte, North Carolina	BSN Jobst, Inc (“Landlord”) BSN medical, Inc (“Tennant”)	1 October 2004

USA: BSN MEDICAL INC.

Data Room Reference	Document Title	Parties and Role	Date of Signing
57.1.4.4.12	Purchase Agreement: relating to casting products business	BSN medical Inc. (“Purchaser”) Depuy Orthopedics, Inc. (“Seller”)	10 December 2003

57.1.4.4.13	Asset Transfer and Assumption Agreement	BSN medical Inc. (“Assignee”) Depuy Orthopedics, Inc. (“Assignor”)	10 December 2003

57.1.5.8.1	Trademark Assignment Agreement	BSN medical Inc. (“Assignee”) Smith & Nephew, Inc. (“Assignor”)	29 March 2001

57.1.5.3.3	License Agreement	Depuy Orthopedics, Inc. (“Licensor”) BSN medical Inc. (“Licensee”)	4 March 2004

57.1.6.2.13	Assumption of Liabilities Agreement	BSN medical Inc. Smith & Nephew, Inc.	29 March 2001

48.1.7.4.1	Supply Agreement	BSN Medical, Inc. (“Purchaser”) MWI Veterinary Supply (“Supplier”)	2005

57.1.7.4.1	Purchasing Agreement	BSN Medical, Inc. (“Supplier”) HealthTrust Purchasing Group, L.P. (“Purchaser”)	1 November 2005

57.1.7.4.2	Product Supplier Agreement	BSN Medical, Inc. (“Supplier”) Novation, LLC (“Purchaser”)	21 January 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
57.1.7.4.3	Vendor Agreement (Casting & Splinting Products)	BSN Medical, Inc. (“Supplier”) MedAssets Supply Chain Systems, Inc. (“Purchaser”)	7 February 2005 as amended 1 April 2005

57.1.7.4.4	Group Purchasing Agreement (Casting & Splinting Products)	BSN Medical, Inc. (“Supplier”) Premier Purchasing Partners, L.P. (“Purchaser”)	1 November 2004

57.1.7.4.5	Group Purchasing Agreement	BSN Medical, Inc. (“Supplier”) AmeriNet, Inc. (“Purchaser”)	4 December 2003

57.1.7.6.1	Exclusive Agency Agreement	BSN Medical, Inc. (“Supplier”) Smith & Nephew, Inc. (“Purchaser”)	1 April 2004

56.1.7.6.2	Distribution Agreement	Beiersdorf-Jobst, Inc. (“Principal”) American Medical Depot (“AMD”) (“Distributor”)	1 January 1998

57.1.7.6.2	Distributorship Agreement	BSN Medical, Inc. (“Principal”) Nippon Sigmax Co., Ltd (“Distributor”)	July 2005

57.1.7.20.1	Federal Supply Schedule for Medical Equipment and Supplies	Department of Veterans Affairs (“Purchaser”) BSN-Medical Inc. (“Supplier”)	15 February 2003

57.1.7.4.9	Standard Proposal Requirements/”Terms & Conditions”	MAGNET, Inc. (“Purchaser”) BSN-Medical Inc. (“Supplier”)	1 July 2003

57.1.7.4.10	Group Purchasing Agreement	Consorta, Inc. (“Purchaser”) BSN-Medical Inc. (“Supplier”)	1 October 2003

Data Room Reference	Document Title	Parties and Role	Date of Signing
57.1.7.4.11	OPGA Group Participating Vendor Agreement	OPGA (“Purchaser”) BSN medical, Inc. (“Supplier”)	17 January 2005

57.1.7.4.12	Supply Agreement

Advocate Health and Hospitals Corporation; Advocate North Side Health Network; Advocate Medical Group; Dreyer Clinic; High Technology, Inc.; Advocate Health Centers, Inc.; Naperville Surgical Centre, Inc.; Midwest Center for Day Surgery, Inc.; Advocate Southwest Ambulatory Surgery Center, LLC (“Purchaser”)

BSN medical, Inc. (“Supplier”)

1 March 2004

57.1.7.4.13	Product Distribution Agreement and Trademark License Agreement	W.L.GORE & ASSOCIATES, INC. (“Purchaser”) BSN medical, Inc. (“Supplier”)	16 August 2005

57.1.7.4.14	Contract Manufacturing Agreement	BSN MEDICAL SA de CV (“Supplier”) BSN Medical Inc. (“Purchaser”)	1 January 2001

57.1.7.14.17	Consulting Agreement	Ronald Field (“Consultant”) BSN Medical, Inc.	18 February 2005

57.1.7.4.7	Consulting Agreement	E. Michael Lewiecki, MD, FACP (“Consultant”) BSN Medical, Inc.	12 August 2004

57.1.7.14.46	Consulting Agreement	Dr. Bryan Snyder (“Consultant”) BSN Medical, Inc.	10 June 2004

Data Room Reference	Document Title	Parties and Role	Date of Signing
30.1.7.7.7	Supply agreement	BSN medical GmbH and affiliates(“Purchaser”) Royce Medical Co. (“Supplier”)	1 August 2001

57.1.5.3.4	License Agreement	Minnesota Mining and Manufacturing Company (“3M”) Smith & Nephew plc; Smith & Nephew Roylan Inc.; Smith & Nephew Medical Ltd	21 January 1993

57.1.12.4.4	Lease relating to property at Tres Puentes Business Park	Apex-McAllen Properties Ltd (“Landlord”) BSN medical, Inc. (“Tenant”)	27 March 2004

57.1.12.4.2	Lease relating to property at 3000 Planters Place, Charlotte	First Industrial Buildings & Land (“Landlord”) BSN medical, Inc. (“Tenant”)	25 February 2004

	Lease relating to property at 2980 Planters Place, Charlotte	First Industrial Buildings & Land (“Landlord”) BSN medical, Inc. (“Tenant”)	18 November 2004

56.1.12.3.1	Lease relating to property at Carnegie Boulevard, Charlotte	BSN medical, Inc. (“Landlord”) BSN Jobst Inc (“Tenant”)	1 October 2004

VENEZUELA: BSN MEDICAL VENEZUELA C.A

Data Room Reference	Document Title	Parties and Role	Date of Signing
59.1.7.6.1	Agreement to Authorize the Distribution of Products	Smith & Nephew Associated Companies Limited (SANACO) Eurociencia C.A.	31 October 1974

59.1.6.6.1	Share Purchase Agreement	Idelco Ltd CV (“Idelco”) Eurociencia CA Roberto Ball (“Ball Shareholders”) Luis Ball (“Ball Shareholders”) BSN Medical Holding GmbH (“BSN GmbH”)	21 October 2005

59.1.7.17.1	Non-Competition Agreement	Idelco Limited The Ball Shareholders (Luis H Ball and Roberto Ball) BSN Medical Holding GmbH	28 October 2005

59.1.7.7.1	Services Agreement	BSN Medical Latin America LLC (“Purchaser”) Shearwater Trading CV (“Supplier”)	28 October 2005

59.1.11.4.1	Employment Agreement	BSN Medical Venezuela, C.A. (“Employer”) Mr. Luis Henrique Ball (“Employee”)	28 October 2005

59.1.11.2.2	Employment Agreement	BSN Medical Venezuela C.A. (“Employer”) Roberto Ball (“Executive”)	28 October 2005

Data Room Reference	Document Title	Parties and Role	Date of Signing
	Promissory Notes	BSN Medical Venezuela, C.A. Banco Mercantil Banco Mercantil Banco Venezolano de Crédito	6 May 2005 27 May 2005 31 May 2005

59.1.12.1.1	Lease relating to property at Centro Penafiel	Eurociencia C.A. (“Landlord”) BSN medical Venezuala C.A. (“Tenant”)	2 January 2005

59.1.12.1.2	Lease relating to the building “EUROCIENCIA”	Ball Coseley & Co. C.A. (“Landlord”) BSN medical Venezuala C.A. (“Tenant”)	15 January 2005

59.1.12.1.3	Lease relating to property at Calle Santa Ana, Caracas	Promotora Cegla C.A. (“Landlord”) BSN medical Venezuala C.A. (“Tenant”)	21 February 2005

59.1.5.4.1	Trade mark licence relating to GYPSONA	TJ Smith & Nephew Limited (Licensor) Eurociencia C.A.	30 November 1998

VENEZUELA: BSN MEDICAL LATIN AMERICA LLC

Data Room Reference	Document Title	Parties and Role	Date of Signing
59.1.6.2.2	Operating Agreement	Eurociencia LLC	30 November 2003

59.1.9.1.1	Revolving Demand Promissory Note	Eurociencia LLC (“Borrower”) Commercebank, N.A. (“Lender”)	30 October 2003

59.1.7.7.1	Services Agreement	BSN Medical Latin America LLC (“Purchaser”) Shearwater Trading CV (“Supplier”)	28 October 2005

Annex 6.2(g)(i)

Collective bargaining agreements of BSN Group Companies (with the exception of national and industy wide agreements)

1.	FRANCE - BSN MEDICAL SAS

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
27.1.11.10.3	In-house collective agreement between BSN medical SAS and the representative unions CGC, CFDT and CFTC dated 26 April 2005

27.1.11.7.4	Profit-sharing collective agreement between BSN Medical SAS and its works council dated 15 November 2001 (amended on 26 February 2002)

27.1.11.7.5	In-house collective agreement regarding the company productivity bonus between BSN Medical SAS and its works council dated 29 March 2004

27.1.11.7.1	In-house collective agreement relating to the Company Saving Plan between BSN Medical SAS and its works council dated 18 September 2001.

27.1.11.10.2	An in-house collective agreement regarding the working time scheme between BSN Medical SAS and the CFTC union dated 18 July 2001.

2.	GERMANY - BSN MEDICAL GMBH & CO. KG

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.1	Framework Collective Bargaining Agreement between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 24 June 1992 (version of 16 June 1996)

30.1.11.10.2	Collective Bargaining Agreement on wages between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 18 July 1987 (version of 30 September 2004)

30.1.11.10.3	Collective Bargaining Agreement on the promotion of partial retirement between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 17 July 1996 (version of 14 May 2004)

30.1.11.10.4	Collective Bargaining Agreement on single payments and retirement arrangements between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 18 Sept. 2001 (version of 16 June 2005)

30.1.11.10.5	Collective Bargaining Agreement on the promotion of the integration of adolescents between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 28 March 1989 (version of 16 June 2005)

30.1.11.10.6	Collective Bargaining Agreement on part-time work between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 13 April 1987 (version of 26 January 1994)

30.1.11.10.7	Collective Bargaining Agreement on the benefit society of the chemical industry between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 18 April 1975 (version of 16 June 2005)

30.1.11.10.8	Collective Bargaining Agreement “Future Through Educaton” between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 8 May 2003 (version of 16 June 2005)

30.1.11.10.9	Collective Bargaining Agreement on upgrading professional qualifications between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 8 May 2003

30.1.11.10.10	Collective Bargaining Agreement on alternative dispute resolution between Employer’s Federation Chemistry and Trade Union Mining Chemistry Energy dated 28 October 1991 (version of 16 June 2005)

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.11	Framework Collective Bargaining Agreement for employees of the chemical industry having a university degree between Employer’s Federation Chemistry and Association of executive employees of the chemical industry et al. dated 5 March 1976 (version of 2 May 2000)

30.1.11.10.12	Collective Bargaining Agreement for employees of the chemical industry having a university degree on minimum wages between Employer’s Federation Chemistry and Association of executive employees of the chemical industry dated 5 July 2005

30.1.11.10.14	Information of industrial workers on bonus payments 2005 according to the works council agreement no. 1 regarding employee’s bonus payments (dated 22 July 2005)

30.1.11.10.15	Information of employees on variable extra pay according to the works council agreement no. 2 regarding variable extra-pay dated 20 May 2005

30.1.11.10.16	Amendment dated 14 May 2004 to the works council agreement no. 133a regarding variable extra-pay

30.1.11.10.17	Works council agreement no. 3 regarding breaks 2001 dated 23 October 2001

30.1.11.10.18	Works council agreement no. 4 regarding private use of staff cars dated 31 october 2001

30.1.11.10.19	Works council agreement no. 5 regarding the collective bargaining agreement on single payments and retirement arrangements - change of terms ☐ dated 28 February 2002 including undated memorandum

30.1.11.10.20	Works council agreement no. 6 regarding the collective bargaining agreement on single payments and retirement arrangements dated 25 April 2002

30.1.11.10.21	Memorandum dated 26 April 2002 on the works council agreement no. 6 regarding the collective bargaining agreement on single payments and retirement arrangements

30.1.11.10.22	Works council agreement no. 7 regarding annual meetings of sales representatives dated 1 April 2005

30.1.11.10.23	Works council agreement no. 8 regarding breaks 2004 dated 20 October 2004

30.1.11.10.24	Works council agreement no. 9 regarding the calculation base for high-order representation undated

30.1.11.10.25	Works council agreement no. 10 regarding the benefit arrangement of the company pension scheme dated 3 March 2003

30.1.11.10.26	Works council agreement no. 11 regarding the 7-days-uninterrupted-shift-operation dated 31 August 2004

30.1.11.10.27	Annex dated 15 August 2003 to the works council agreement no. 11 regarding the 7-days-uninterrupted-shift-operation

30.1.11.10.28	Memorandum dated 15 August 2003 on the works council agreement no. 11 regarding the 7-days-uninterrupted-shift-operation

30.1.11.10.29	Works council agreement no. 12 regarding leisure time for elderly employees dated 25 September 2003

30.1.11.10.30	Works council agreement no. 13 regarding certificate of disability to work dated 25 September 2003

30.1.11.10.31	Works council agreement no. 14 regarding company ID card dated 25 September 2003

30.1.11.10.32	Works council agreement (Beiersdorf AG) no. 128 regarding jubilee grants dated 24 November 1997

30.1.11.10.33	Works council agreement no. 15 regarding jubilee grants dated 25 September 2003

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.34	Works council agreement no. 16 regarding internal job-posting dated 25 September 2003

30.1.11.10.35	Works council agreement no. 17 regarding bonus payments for night work dated 25 September 2003

30.1.11.10.36	Works council agreement no. 18 regarding personal files dated 25 September 2003

30.1.11.10.37	Works council agreement no. 19 regarding the 6-days-uninterrupted-shift-operation dated 31 December 2004

30.1.11.10.38	Annex dated 8 March 2004 to the works council agreement no. 19 regarding the 6-days-uninterrupted-shift-operation

30.1.11.10.40	Works council agreement no. 20a regarding service times of craftsmen dated 18 April 2004

30.1.11.10.41	Works council agreement no. 21 regarding evening and weekend information events for sales representatives dated 1 September 2004

30.1.11.10.42	Works council agreement no. 22 regarding partial retirement dated 27 October 2004

30.1.11.10.43	Works council agreement no. 23 regarding the integration of disabled persons (udated, but effective as of 31 January 2005)

30.1.11.10.44	Annex 1 to the works council agreement no. 25 on the use of the SAP system network (undated)

30.1.11.10.45	Annex 2 to the works council agreement no. 25 on the use of the SAP system network (undated)

30.1.11.10.46	Works council agreement no. 26 regarding the IT-infrastructure dated 30 June 2005

30.1.11.10.47	Works council agreement no. 104 regarding the classification of industrial workers according to the collective bargaining agreement on wages dated 22 February 2002

30.1.11.10.48	Works council agreement (Beiersdorf AG) no. 108 regarding the on-call duty in the factories situated in Hamburg dated 1 August 1992 including memorandum of 1 August 1992

30.1.11.10.49	Works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries dated 21 April 1994

30.1.11.10.50	Amendment dated 25 November 1997 on the works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries

30.1.11.10.51	Exercise of an option granted in the works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries dated 10 May 1994

30.1.11.10.52	Works council agreement (Beiersdorf AG) no. 114 regarding IT-based wage accounting dated 21 April 1994

30.1.11.10.53	Ammendment dated 16 December 1994 to the works council agreement (Beiersdorf AG) no. 114 regarding IT-based wage accounting by IT

30.1.11.10.54	Works council agreement (Beiersdorf AG) no. 117 regarding extra pay for difficult working conditions dated 26 August 1994

30.1.11.10.55	Works council agreement (Beiersdorf AG) no. 118 regarding holiday rules for sale representatives dated 15 May 1995

30.1.11.10.56	Works council agreement (Beiersdorf AG) no. 12 regarding work rules dated 4 December 1967

30.1.11.10.57	Amendment dated 7 December 1977 to the works council agreement (Beiersdorf AG) no. 12 regarding work rules

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.58	Annex dated 24 November 1997 to the works council agreement (Beiersdorf AG) no. 127 regarding lunch

30.1.11.10.59	Works council agreement (Beiersdorf AG) no. 129 regarding non-pay scale employees’ salary management dated 24 January 2001

30.1.11.10.60	Memorandum dated 24 January 2001 on works council agreement (Beiersdorf AG) no. 120 regarding non-pay scale employees’ salary management

30.1.11.10.61	Works council agreement (Beiersdorf AG) no. 130 regarding flexible working hours dated 21 September 2000 (version of 28 February 2001)

30.1.11.10.62	Memorandum dated 5 February 1998 on the works council agreement (Beiersdorf AG) no. 130 regarding flexible working hours

30.1.11.10.63	Works council agreement (Beiersdorf AG) no. 133b regarding the restrucutring of industrial workers’ wage pattern dated 19 June 2000

30.1.11.10.64	Memorandum dated 18 March 1999 on the works council agreement (Beiersdorf AG) no 133b regarding the restructuring of industrial workers’ wage pattern

30.1.11.10.65	Works council agreement (Beiersdorf AG) no. 136 regarding bus connection between factory 1 and 4 dated 6 April 2000

30.1.11.10.66	Works council agreement (Beiersdorf AG) no. 146 regarding the Europe dialogue dated 25 March 1996

30.1.11.10.67	Works council agreement (Beiersdorf AG) no. 18 regarding the payment on collectively agreed supplementary grants dated 14 December 1994

30.1.11.10.68	Works council agreement (Beiersdorf AG) no. 19(b) regarding the framework for the implementation of limited flexible work time and electronical time recording dated 21 November 1994

30.1.11.10.69	Annex 10a dated 12 July 1995 to the works council agreement (Beiersdorf AG) no. 19(b) regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.70	Annex 12 dated 18 April 2004 to the works council agreement (Beiersdorf AG) no. 19(b) regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.71	Supplement to annex 12 dated 29 July 1994 to the works council agreement (Beiersdorf AG) no. 19(b) regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.72	Status of validity of various Annexes to the works council agreement (Beiersdorf AG) no. 19(b) regarding the framework for the implementation of flexible work time and electronical time recording dated 2 July 1996

30.1.11.10.73	Works council agreement (Beiersdorf AG) no. 19c regarding the framework for the implementation of flexible work time and electronical time recording dated 21 November 1994

30.1.11.10.74	Amendment dated 28 March 1996 to the works council agreement (Beiersdorf AG) no. 19c regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.75	Memorandum dated 28 March 1996 on the amendment to works council agreement (Beiersdorf AG) no. 19c regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.76	Amendment dated 5 March 1997 to the works council agreement (Beiersdorf AG) no. 19c regarding the framework for the implementation of flexible work time and electronical time recording

30.1.11.10.77	Application to the works council for three-shift operation dated 13 April 2000

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.78	Application to the works council for three-shift operation dated 30 May 2000

30.1.11.10.79	Works council agreement (Beiersdorf AG) no. 19i regarding a cut in working hours and the implementation of a long-term leisure-time repository for sales representative dated 2 April 1993

30.1.11.10.80	Memorandum dated 2 April 1993 on the works council agreement (Beiersdorf AG) no. 19i regarding a cut in working hours and the implementation of a long-term leisure-time repository for sales representative

30.1.11.10.81	Employees’ information about the Works council agreement (Beiersdorf AG) no. 19i regarding a cut in working hours and the implementation of a long-term leisure-time repository for sales representative dated 12 May 1993

30.1.11.10.82	Works council agreement (Beiersdorf AG) no. 2 regarding the aid funds dated 22 July 1992

30.1.11.10.83	Memorandum dated 22 July 1992 on the council agreement (Beiersdorf AG) no. 2 regarding the aid funds

30.1.11.10.84	Works council agreement (Beiersdorf AG) no. 36 regarding the payment regime for sales representatives dated 5 December 1978

30.1.11.10.85	Works council agreement (Beiersdorf AG) no. 36a regarding the payment regime for sales representatives dated 10 February 1989

30.1.11.10.86	Works council agreement(Beiersdorf AG) no. 39 regarding a system of performance appraisal of sales representatives dated 7 December 1993

30.1.11.10.87	Works council agreement (Beiersdorf AG) no. 51 regarding the configuration of monitor equipped workplaces dated 30 November 1982

30.1.11.10.88	Works council agreement (Beiersdorf AG) no. 55 regarding employees who do not fulfil the health requirements in the hygienic division dated 8 September 1983

30.1.11.10.89	Amendment dated 21 April 1994 to the Works council agreement (Beiersdorf AG) no. 55 regarding employees who do not fulfil the health requirements in the hygienic division

30.1.11.10.90	Works council agreement extending the works council agreement (Beiersdorf AG) no. 55 on the medical division dated 4 November 1988

30.1.11.10.91	Works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay dated 15 April 1985

30.1.11.10.92	Undated confirmation on the taking effect of works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay

30.1.11.10.93	Information on the works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay dated 19 April 1985

30.1.11.10.94	Works council agreement (Beiersdorf AG) no. 73 regarding the cashless payment of wages and the assumption of account maintance charges dated 5 December 1986

30.1.11.10.95	Works council agreement (Beiersdorf AG) no. 8 regarding the regulations on employee suggestion dated 2 October 1986

30.1.11.10.96	Works council agreement (Beiersdorf AG) no. 82 regarding the cooperation of the company and the employees on the field of acitve environmental protection dated 1 June 1989

30.1.11.10.97	Works council agreement (Beiersdorf AG) no. 89 regarding the implemention of a mobile data recording system (MDE/IVI) to support sales representatives dated 9 May 1990

30.1.11.10.98	Memorandum dated 9 May 1990 on the works council agreement (Beiersdorf AG) no. 89 regarding the implementation of a mobile data recording system (MDE/IVI) to support sales representatives

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.99	Amendment dated 14 December 1993 to the works council agreement (Beiersdorf AG) no. 89 regarding the implementation of a mobile data recording system (MDE/IVI) to support sales representatives (including Annex 7 to the agreement)

30.1.11.10.100	Amendment dated 22 June 1996 to the works council agreement (Beiersdorf AG) no. 89 regarding the implementation of a mobile data recording system (MDE/IVI) to support sales representatives

30.1.11.10.101	Works council agreement (Beiersdorf AG) no. 99 regarding the implementation of the IT-system IMPROS dated **

30.1.11.10.102	Works council agreement no. 27 regarding the payment of collectively agreed vacation pay dated (undated)

30.1.11.10.104	Works council agreement no. 1 regarding working hours in the logistic center medical (Hanover) dated 29 June 2005

30.1.11.10.105	Memorandum dated 11 March 1993 on the Works council agreement no. 1 regarding working hours in the logistic center medical (Hanover)

30.1.11.10.106	Works council agreement no. 104 regarding the classification of industrial workers according to the collective bargaining agreement on wages dated 13 April 2005

30.1.11.10.107	Works council agreement no. 24 regarding the appraisal interview and extra pay above the general pay scale dated 18 May 2005

30.1.11.10.108	Works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries dated 21 April 1994

30.1.11.10.109	Exercise of an option granted in the works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries dated 10 May 1994

30.1.11.10.110	Amendment dated 25 November 1997 to the Works council agreement (Beiersdorf AG) no. 112 regarding general regulations on salaries

30.1.11.10.111	Works council agreement (Beiersdorf AG) no. 114 regarding IT-based wage accounting dated 21 April 1994

30.1.11.10.112	Ammendment dated 16 December 1994 to the works council agreement (Beiersdorf AG) no. 114 regarding IT-based wage accounting by IT

30.1.11.10.113	Works council agreement (Beiersdorf AG) no. 128 regarding jubilee grants dated 6 February 1998

30.1.11.10.114	Works council agreement (Beiersdorf AG) no. 129 regarding non-pay scale employees’ salary management dated 24 January 2001

30.1.11.10.115	Memorandum dated 24 January 2001 on works council agreement (Beiersdorf AG) no. 120 regarding non-pay scale employees’ salary management

30.1.11.10.116	Works council agreement (Beiersdorf AG) no. 133a regarding the appraisal interview and extra pay above the general pay scale dated 19 June 2000

30.1.11.10.117	Memorandum dated 18 March 1999 on the works council agreement (Beiersdorf AG) no. 133a regarding the appraisal interview and extra pay above the general pay scale

30.1.11.10.118	Memorandum dated 14 October 1999 on the works council agreement (Beiersdorf AG) no. 133a regarding the appraisal interview and extra pay above the general pay scale

30.1.11.10.119	Explanation to the official appraisal sheet

30.1.11.10.120	Instructions and explanations for appraisal interviews

30.1.11.10.121	Works council agreement (Beiersdorf AG) no. 133b regarding the restrucutring of industrial workers’ wage pattern dated 19 June 2000

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.122	Memorandum dated 18 March 1999 on the works council agreement (Beiersdorf AG) no 133b regarding the restructuring of industrial workers’ wage pattern

30.1.11.10.123	Works council agreement (Beiersdorf AG) no. 133c regarding bonus payments dated 18 March 1999

30.1.11.10.124	Framework works council agreement (Beiersdorf AG) no.139 dated 16 November 2000

30.1.11.10.125	Works council agreement (Beiersdorf AG) no. 23 regarding internal job-posting dated 26 August 1993

30.1.11.10.126	Works council agreement (Beiersdorf AG) no. 40 regarding personal files dated 14 September 1984

30.1.11.10.127	Works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay dated 15 April 1985

30.1.11.10.128	Undated confirmation on the taking effect of works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay

30.1.11.10.129	Information on the works council agreement (Beiersdorf AG) no. 64 regarding a children-related vacation pay dated 19 April 1985

30.1.11.10.130	Works council agreement (Beiersdorf AG) no. 73 regarding the cashless payment of wages and the assumption of account maintenance charges dated 5 December 1986

30.1.11.10.131	Works council agreement (Beiersdorf AG) no. 82 regarding the cooperation of the company and the employees on the field of active environmental protection dated 1 June 1989

30.1.11.10.132	Works council agreement (Beiersdorf AG) no. 98 regarding feedback conversations with executive employees dated 7 December 1993

30.1.11.10.133	IT-framework works council agreement (Beiersdorf AG) no. 79 dated 9. November 1988

30.1.11.10.134	Works council agreement (Beiersdorf AG) regarding the implementation of electronic systems for the process of company related data dated 17 June 1992 (amending the IT-framework works council agreement (Beiersdorf AG) no. 79 dated 9 November 1988)

30.1.11.10.135	Amendment dated 29 February 1996 to the works council agreement (Beiersdorf AG) and to the IT-framework works council agreement (Beiersdorf AG) no. 79. regarding the implementation of the occupational medicine-related modul MATRIX

30.1.11.10.136	Amendment dated 21 June 1996 to the works council agreement (Beiersdorf AG) and to the IT-framework works council agreement (Beiersdorf AG) no. 79 regarding ISDN extensions of sales representatives

30.1.11.10.137	Works council agreement (Beiersdorf AG) regarding the implemention of the SAP R/3 module human resources dated 7 December 1998 (amending the IT-framework works council agreement (Beiersdorf AG) no. 79 dated 9. November 1988)

30.1.11.10.138	Amendment dated 1 February 2001 to the works council agreement (Beiersdorf AG) no. 79 regarding the implemention of a user help desk (UHD) and feedback calls

30.1.11.10.139	Works council agreement (Beiersdorf AG) regarding the refunding of wage taxes on the granting of lunch dated 7 January 1986

30.1.11.10.140	Memorandum dated 7 January 1986 on the works council agreement regarding the refunding of wage taxes on the granting of lunch

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
30.1.11.10.141	Works council agreement (Beiersdorf AG) regarding the collectively agreed weekly working time of 37.5 hours dated 11 March 1993

30.1.11.10.142	Works council agreement (Beiersdorf AG) regarding the implementation of leisure time for elderly employees dated 17 March 1992

30.1.11.10.143	Works council agreement (Beiersdorf AG) no. 168 regarding the enterprise’s transfer from Beiersdorf AG to BSN medical GmbH & Co. KG dated 18 August 2003

30.1.11.10.144	Agreement on a social compensation plan (Beiersdorf AG, no 167) dated 18 August 2003

30.1.11.10.145	Works council agreement (Beiersdor AG) no 162 regarding the company’s IT-infrastructure dated 27 March 2003

30.1.11.10.146	Works council agreement no. 160 regarding the use of the SAP system network dated 3 September 2002

30.1.11.10.147	Memorandum dated 3 September 2002 on the works council agreement no. 160 regarding the use of the SAP system network

30.1.11.10.148	Letters between Employer’s association Chemie Nord and BSN medical GmbH & Co. KG dated March/May 2001 concerning the admission in this association

Supplemental index 61.8	European Dialogue agreement at BSN medical GmbH & Co KG dated December 2004. A supplementary agreement to the voluntary agreement on European Dialogue between the management of Beiersdorf AG, Germany and the employee representatives dated 29 March 1996

3.	GERMANY - BSN-JOBST GMBH

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
31.1.11.10.1	Company agreement regarding annual supplementary grant between BSN-Jobst GmbH and Gewerkschaft Textil-Bekleidung (trade union textile-clothing), district management NRW dated 12 June 1996

31.1.11.10.2	Company agreement regarding salary conversion labor agreement between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 18 July 2002

31.1.11.10.3	Salary labor agreement between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 17 October 2002

31.1.11.10.4	Labor agreement regarding payment rate of the industrial, commercial and technical apprentices between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 17 October 2002

31.1.11.10.5	Company agreement regarding wage labor agreement between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 17 October 2002

31.1.11.10.6	Company agreement (result of negotiation) between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 17 October 2002

31.1.11.10.7	Collective agreement (company agreement) between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 17 May 2003

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
31.1.11.10.8	Company agreement between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 7 May 2003

31.1.11.10.9	Company agreement between BSN-Jobst GmbH and Industriegewerkschaft Metall (Industrial Union Metal), district management NRW dated 11 November 2004

31.1.11.10.10	Works council agreement no. 1 regarding remuneration in case of relocation within the company dated 30 September 1987

31.1.11.10.11	Works council agreement regarding the submission of jobs within the company dated 15 November 1988

31.1.11.10.12	Works council agreement regarding the electronic time recording with integrated wage and salary administration dated 15 November 1988

31.1.11.10.13	Works council agreement regarding feed back discussions dated 20 October 1995

31.1.11.10.14	Works council agreement regarding the employees’ annual flexitime (exc. employees in production and call center)

31.1.11.10.15	Works council agreement regarding the monthly wage and salary payment dated 7 July 2000

31.1.11.10.16	Works council agreement regarding the annual working hours in the production division dated 18 December 2000

31.1.11.10.17	Works council agreement regarding conversion of payment dated 31 October 2002

31.1.11.10.18	Works council agreement regarding operation of a telephone system dated 2 November 2002

31.1.11.10.19	Works council agreement regarding suggestion for improvement on the part of employees dated 2 December 2002

31.1.11.10.20	Works council agreement regarding company pension scheme dated 31 March 2003

31.1.11.10.21	Works council agreement regarding correct record of working hours in connection with travelling on company business dated 31 January 2005

31.1.11.10.22	Works council agreement regarding jubilee grant dated 14 June 2005

4.	INDIA – BSN MEDICAL PRIVATE LIMITED

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
37.1.11.10.1	Union Agreement between the Management of Beiersdork India Limited and Medical Sales Representatives or field workers dated 5 December 2002 (expired on 31 December 2004 , but new Charter of Demands issued)

5.	INDONESIA - PT BSN MEDICAL INDONESIA

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
38.1.11.19.3	Company Regulation (Peraturan Perusahaan or “CR”) dated 25 October 2004

6.	MEXICO - BSN MEDICAL, S.A. DE C.V.

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
42.1.11.10.1	Collective Bargaining Agreement between BSN medical, S.A. de C.V. and Sindicato Autonomo de Operadores de Reynosa-CTM dated 22 March 2004.

7.	NETHERLANDS - BSN MEDICAL BV NETHERLANDS

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
43.1.11.12.8	Collective Labour Agreement for Beiersdorf Employees dated 1 December 2004 (Reglement CAO a la carte)

8.	NEW ZEALAND - BSN MEDICAL LIMITED

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
44.1.11.2.2	Collective Employment Agreement 2005/2006 between BSN Medical (New Zealand) Limited and The Northern Chemical Workers Union dated 1 May 2005 to 30 April 2006.

9.	PAKISTAN - BSN MEDICAL (PRIVATE) LIMITED

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
46.1.11.10.1	Memorandum of Collective Agreement between BSN Medical (Private) Limited and the Employees Union dated March 30 2005

10.	SOUTH AFRICA - BSN MEDICAL (PROPRIETARY) LIMITED

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
48.1.11.11.2	Communication and Procedural Arrangements Agreement between BSN South Africa and Southern African Clothing and Textile Workers Union. Unsigned.

11.	SOUTH AFRICA - HOSPITAL TECHNOLOGIES (PTY) LTD

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
49.1.11.10.5	Recognition and Procedural Arrangements Agreement between Hospital Technologies (Pty) Ltd and Southern African Clothing and Textile Workers Union. Unsigned.

12.	UK - BSN MEDICAL LIMITED

INDEX-N.°	TITLE (NAME OF AGREEMENT, PARTIES, DATE)
54.1.11.10.4	Recognition and Procedural Agreement between Smith & Nephew Medical Fabrics Limited and Transport and General Workers Union dated 25 October 1994.

54.1.11.10.3	Agreement on Terms and Conditions of Employment between Smith & Nephew Medical Fabrics Limited and AMICUS-AEEU dated 6 February 1998

Annex 6.2(g)(ii)

KEY EMPLOYEES

Country	Employee	Notice of Termination
Belgium	Patrick Buckens	Not applicable

France	Christophe Guglielmi	Not applicable

Germany

Claus Wiegel

Gerhard Krimmel

Petra Strathdee

Reinhard Quante

Thomas Kosin

Kai Ullner

Elka Lewandowski

Angela Sauerwald

Andreas Hogrefe

Georg Hainzinger

Sabine Roettger

Erik Korte

Holger Huenting

Thomas Terwey

Not applicable

Italy	Alberto Crisafi	Not applicable

Netherlands	Ruud Lubsen	Not applicable

New Zealand	Kevin Coyne	Not applicable

UK

Graham Siddle (on secondment from Smith & Nephew plc)

Stewart Bell (on secondment from Smith & Nephew plc)

Steve Jay

Michael Hoskins

Ann Maitland

Roger Harrison

Christine Forsyth

Anita Jordan

Loraine Hughes

Wendy Moss

Adrian Sutton

Not applicable

USA	Darrell Jenkins Maurizio Ballicu Steve Brown Shaun Fry Rik Kipp Gary Hamil Mike Pencola Al Kilkka John Poag Dean Bender Emil Billbaeck Brian Rishe Howard Hamilton Carl Meyer Tom Darcey Mike Richards	Not applicable

Annex 6.2(h)

INSURANCE POLICIES OF BSN GROUP COMPANIES

13.	AUSTRIA
BSN MEDICAL MEDIZINPRODUKTE GMBH

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
20.1.7.16.1	General and product liability insurance Allianz Elementar Versicherungs AG, Vienna/Austria BSN medical Medizinprodukte GmbH, Austria	A769802257

14.	BELGIUM
BSN MEDICAL SA – N.V.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
27.1.7.16.1	Work accident insurance BSN Medical SA-NV Ethias	6563074

27.1.7.16.1	Group Insurance Scheme	J188

27.1.11.1.4	BSN Medical SA-NV	J188/1401 -1402

27.1.11.1.5	Fortis AG	J188/1001 - 1002

27.1.7.16.1	Group Insurance Scheme BSN Medical SA-NV DKV Belgium	42005218

27.1.11.1.6	Civil liability Insurance BSN Medical SA-NV Stanislas Haine	28249

27.1.7.16.1	Travel Insurance Protection BSN Medical SA-NV AIG Europe	2045093

27.1.7.16.1	Travel Insurance Platinum BSN Medical SA-NV AIG Europe	2605012

27.1.7.16.1	Travel Insurance BSN Medical SA-NV Europ Assistance	7244073419

15.	CANADA
BSN JOBST INC

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
23.1.7.16.1 23.1.7.16.2	Automobile insurance Allianz Insurance Company of Canada BSN-Jobst, Inc., Canada	37 910 381

23.1.7.16.3	Commercial general liability insurance Allianz Global Risks US Insurance Company BSN medical Inc., Canada and BSN-Jobst, Inc., Canada	37 930 505 (renewal of policy number 37 930 455)

16.	CANADA
BSN MEDICAL INC

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
23.1.7.16	ISRD – Commercial insurance policy See BSN-Jobst, Inc., Canada	37 930 455

17.	COLOMBIA
BSN MEDICAL LIMITADA

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
24.1.7.16.1	Third parties liability policy BSN Medical Limitation Colseguros	700000880

18.	FINLAND
BSN MEDICAL OY

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
26.1.9.1.7	Standard liability insurance If Vahinkovakuutusyhtiö Oy BSN Medical Oy, Finland	0008944520

19.	FRANCE
BSN MEDICAL SAS

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
27.1.7.16.1	Policy covering damages to goods and operating losses XL Insurance BSN medical SAS in Le Mans and Vibraye	FR00003978PR

27.1.7.16.1	Policy covering civil liabilities BSN medical SAS Allianz Insurance	83 661 313

27.1.7.16.1	Policy covering the risks of car accidents by the employees using professionally their own car on demand of BSN Medical BSN medical SAS Groupama	186375.23 8001

27.1.7.16.1	Policy covering the motor cars of BSN Medical BSN Medical SAS Groupama	186375.23 8F01 and 8F02

27.1.7.16.1	Policy covering assistance of employees travelling in the whole world BSN medical SAS AXA Assistance France	2093260904

27.1.7.16.1	Policy covering repatriation of employees travelling in France or abroad BSN Medical SAS AIG Europe	4.300.262

27.1.7.16.1	Policy covering personal accidents of employees travelling in the whole world BSN Medical SAS GAN Eurocourtage	012 130 595

20.	GERMANY
BSN MEDICAL GMBH & CO. KG

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°

30.1.7.16.1	Transport Insurance (Transport-Versicherung) Allianz Marine & Aviation Versicherungsaktiengesellschaft BSN medical GmbH & Co. KG, Hamburg/Germany	BSN100-4001

30.1.7.16.2	Insurance against infidelity Hermes Kreditversicherungs AG BSN medical GmbH & Co. KG	3902101

30.1.7.16.3	D&O-Insurance VOV-Versicherungsgemeinschaft (leading insurer) BSN medical GmbH & Co. KG	VMO030052

30.1.7.16.4	Insurance for legal protection regarding criminal law Roland Rechtsschutz-Versicherungs-AG, Cologne/Germany BSN medical GmbH & Co. KG, Hamburg/Germany	12.1293377-020

30.1.7.16.5 and 30.1.7.16.7	Public and product liability insurance (Betriebs- und Produkt-Haftpflicht-Versicherung) Allianz Versicherungs-Aktiengesellschaft, Cologne/Germany (leading insurer)	IHA 30/440/9950036/240 and

	BSN medical GmbH & Co. KG, Hamburg/Germany and BSN-Jobst GmbH	IHA 30/440/9950038/240

30.1.7.16.6

Environmental liability insurance (Umwelthaftpflichtversicherung)

Allianz Versicherungs-Aktiengesellschaft, Cologne/Germany (leading insurer)

BSN medical GmbH & Co. KG, Hamburg/Germany and BSN-Jobst GmbH

IHA 30/449/9950037/240

30.1.7.16.8	Pro-dynamic-Insurance. Allianz (leading insurer) BSN medical & Co. KG, Hamburg/Germany	DE00020940PR04A

	Special Insurance BSN medical GmbH & Co. KG (covering also BSN Venezuala and BSN India) Lloyds of London	A05SC2296000 KD022960

21.	GERMANY
BSN-JOBST GMBH

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°

31.1.7.16.5	Motor insurance (Europe-wide, limited cover) (Teilkasko Kraftfahrzeug-Versicherung) Hamburg Mannheimer BSN-Jobst GmbH, Germany	63653225

31.1.7.16.6	Motor insurance (endorsement) (Kraftfahrzeug-Versicherung) Provinzial Rheinland Versicherung AG, Dusseldorf/Germany BSN-Jobst GmbH, Germany	F/032/46230/4424197

31.1.7.16.7	Electronic insurance for mobile and stationary data systems and communication technology (Elektronik-Versicherung) based on the framework agreement with Beiersdorf AG Allianz BSN-Jobst GmbH, Germany	660 008 028

31.1.7.16.9	Environmental pollution insurance (Umwelt-Haftpflicht-Versicherung). See BSN medical GmbH & Co. KG, Germany	IHA 30/449/9950037/240

31.1.7.16.10	Accident insurance (Unfall-Versicherung) based on the framework agreement with Beiersdorf AG 50% Hamburg-Mannheimer (leading insurer). BSN-Jobst GmbH	63.210.347-42

31.1.7.16.11	Foreign travel health insurance (abstract) (Auslandsreisekranken-Versicherung) based on the framework agreement with Beiersdorf AG Allianz World Wide Care BSN-Jobst GmbH	2202 and 2239

31.1.7.16.12	Travelers’ baggage insurance (abstract) (Reisegepäck-Versicherung) based on the framework agreement with Beiersdorf AG Allianz Globus BSN-Jobst GmbH, Germany	BEI 0204901

22.	INDIA
BSN MEDICAL PRIVATE LIMITED

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
37.1.7.16.1	Marine Open Policy Bajaj Allianz General Insurance Company Limited BSN Medical Private Limited	OG-06-1703-1055- 00000015

37.1.7.16.1	Marine Open Policy Bajaj Allianz General Insurance Company Limited BSN Medical Private Limited	OG-06-1703-1055- 00000016

37.1.7.16.1	Marine Open Policy Bajaj Allianz General Insurance Company Limited BSN Medical Private Limited	OG-06-1703-1055- 00000017

23.	INDONESIA
BSN MEDICAL INDONESIA, P.T.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
38.1.7.16.1	Product & Public Liability PT BSN Medical Indonesia Allianz Utama Indonesia	JKT 00G04040400006068

38.1.7.16.4	Motor Vehicle PT BSN Medical Indonesia Allianz Utama Indonesia	JKT 00-G-0501-00V0000252

38.1.7.16.5	Moveable All Risk PT BSN Medical Indonesia Allianz Utama Indonesia	JKT 00-G-0402-00F0001792

38.1.7.16.2 38.1.7.16.3	Personal Accident PT BSN Medical Indonesia PT ACE INA Insurance	530.002018(N)

38.1.7.16.1	Hospitalization & surgical PT BSN Medical Indonesia Credit Suisse Life & Pension	GHP.000.727

38.1.7.16.8 38.1.7.16.7	Win Health Group Health Insurance Policy Credit Suisse Life & Pensions Indonesia PT BSN medical Indonesia	GHP.000.727

38.1.7.16.6	Company Liability Insurance PT BSN Medical Indonesia Allianz Utama Indonesia	JKT 00-G-0404-0400006068

24.	ITALY
BSN MEDICAL S.R.L.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
40.1.7.16.4	Insurance Policy against the Risk of Civil Liability Allianz Subalpina S.p.A. BSN medical S.r.l.	102087471

40.1.7.16.2	Insurance Policy against the Risk of Civil Liability towards Third Parties. Allianz Subalpina S.p.A. BSN medical S.r.l.	102096377

25.	JAPAN
TERUMO BSN KK JAPAN

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
41.1.7.16.1	General Liability Insurance Certificate Allianz Terumo BSN K.K.	MCOP-9803

26.	MEXICO
BSN MEDICAL S.A. DE C.V.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°

	Product Liability BSN Medical S.A. de C.V. BSN medical GmbH & Co. KG Allianz Mexico, S.A.	RACMATR- 00003103

	Fire Extended Coverage BSN Medical, S.A. de C.V. Allianz Mexico, S.A.	MX00000167- PRO5A

	Civil Responsibility BSN Medical, S.A. de C.V. Allianz Mexico, S.A.	RCMATR- 000031303

	Life for Union Employees Union Employees Atlas Sergusos, S.A. de C.V.	D00-4992

Life for Non-Union Employees Non-Union Employees Atlas Seguros, S.A. de C.V.	D00-4992

Life for Managers Managers Atlas Seguros, S.A. de C.V.	D00-4992

Life for Managerial Employees Managerial employees Atlas Seguros, S.A. de C.V.	D00-4992

Vehicles Insurance BNS Medical, S.A. de C.V. Atlas Seguros, S.A. de C.V.	M00-1015

Vehicles Insurance for a Bus Used for Employees’ Transportation. International Bus with Capacity for 44 Passengers, 1993 BNS Medical, S.A. de C.V. Atlas Seguros, S.A. de C.V.	M051-4- 000526J-0000-0-1

Vehicles Insurance: Ford Courier Pick Up L4XL STD. 2005 BNS Medical, S.A. de C.V. Qualitas Compania de Seguros, S.A. de C.V.

27.	NEW ZEALAND
BSN MEDICAL NEW ZEALAND LIMITED

INDEX- N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°

44.1.7.16.1	Global ISR – Material Damage/BI XL Global Insurance Company Ltd BSN Medical New Zealand Limited

44.1.7.16.1	Global Public Liability Allianze NZ BSN Medial New Zealand Limited

44.1.7.16.1	Fire Service Levy XL Global Insurance Company Ltd (Australia) (insurer) Aon New Zealand Limited – Auckland Corporate Office (insurance broker) BSN Medical New Zealand Limited

28.	PAKISTAN
BSN MEDICAL PRIVATE LIMITED, PAKISTAN

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°

46.1.7.16.1	Private Car Policy Schedule International General Ins Co Of Pakistan Ltd BSN Medial (PVT) Ltd	01/C/CMPC/ 0009910/0605/01

46.1.7.16.1	Commercial Vehicle Policy Schedule International General Ins Co Of Pakistan Ltd BSN Medical (PVT) Ltd	01/C/CMCV/ 0009909/0605/01

46.1.7.16.1	Motor Cycle Policy Schedule International General Ins Co Of Pakistan Ltd. BSN Medical (PVT) Ltd	01/C/CMMC/ 0009912/0605/01

46.1.7.16.1	Fidelity Guarantee International General Ins Co Of Pakistan Ltd BSN Medical (PVT) Ltd	01/C/CFFG/ 0003405/0605/01

46.1.7.16.1	Boiler/Pressure Vessel International General Ins Co of Pakistan Ltd BSN Medical (PVT) Ltd.	01/C/EPBE/ 0003408/0605/01

46.1.7.16.1	Hospitalization International General Ins Co of Pakistan Ltd BSN Medical (PVT) Ltd	01/C/CPGW/ 0003438/0705/01

46.1.7.16.1	Fire Policy Schedule	01/C/PFIR/ 0004227/0804/01

	International General Ins Co of Pakistan Ltd	01/C/PFIR/ 0004230/0804/01

	BSN Medical (PVT) Ltd	01/C/PCIR/ 0004479/0705/01

01/C/PFIR/ 0004478/0705/01

01/C/PFIR/ 0004229/0804/01

01/C/PFIR/ 0004480/0705/01

01/C/PFIR/ 0004477/0705/01

46.1.7.16.1	Money Insurance International General Ins Co. of Pakistan Ltd. BSN Medical (PVT) Ltd	01/C/PBMR/ 0003406/0605/01

46.1.7.16.1	Loss of Profit Insurance International General Ins Co of Pakistan Ltd BSN Medical (PVT) Ltd	01/C/PCIR/ 0004228/0804/01

11.	SOUTH AFRICA

BSN medical (Proprietary) Limited

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
	Machinery Breakdown Insurance Lion of Africa Insurance Company Limited BSN medical (Pty) Limited	804/63109080710/2

	“Plant Hired In” Insurance Lion of Africa Insurance Company Limited BSN medical (Pty) Limited	804/05909075784/3

Employers Liability Cover Lion of Africa Insurance Company Limited BSN medical (Pty) Limited	804/63109075706/7

Legal Defence Costs Insurance Lion of Africa Insurance Company Limited BSN medical (Pty) Limited	804/63109075706/7

Motor Insurance Lion of Africa Insurance Company Limited BSN medical (Pty) Limited	804/63109075706/7

Terrorism AIG South Africa Limited BSN medical (Pty) Limited	02CRM111525

Stated Benefits Universal Acceptances (underwriting managers for the Hollard Insurance Company) BSN medical (Pty) Limited	20042570/PA

SASRIA Riot Insurance South African Special Risks Insurance Association Limited (SASRIA) via underlying insurer BSN medical (Pty) Limited	Various

29.	SPAIN
BSN JOBST S.L.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
50.1.7.16.2	Civil Liability BSN Jobst, S.L. Allianz, Compania de Sugurous Y Reasegurous, S.A	016309447

30.	SWITZERLAND
JOBST MEDICAL AG

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
52.1.7.16.1	Commercial third party liability insurance Allianz Suisse Versicherungs-Gesellschaft Jobst Medical AG, Switzerland (insured person).	G1126

31.	UK
BSN MEDICAL LIMITED
BSN MEDICAL DISTRIBUTION LIMITED

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
54.1.7.16.3	AON Insurance Register for BSN medical Limited and BSN Medical Distribution Limited dated 22 September 2005 including the insurance policies listed below

54.1.7.16.3	Commercial Combined (Global German Placement) XL Insurance Company Ltd BSN Medical Distribution Limited BSN medical Limited	GB00005533PR

54.1.7.16.3	Terrorism XL Insurance & Gerling General Insurance BSN Medical Distribution Limited BSN medical Limited	GB00005573PR

54.1.7.16.3	Employers Liability Amlin Underwriters BSN Medical Distribution Limited BSN medical Limited	L10000025040

54.1.7.16.4	Excess Employers’ Liability Policy Lloyds of London BSN Medical Distribution Limited BSN medical Limited	32011902

54.1.7.16.3	Public/Products Liability Allianz Cornhill International BSN Medical Distribution Limited BSN medical Limited	501278/01/05

54.1.7.16.3	Personal Accident & Travel Chubb Insurance BSN Medical Distribution Limited BSN medical Limited	64764431

54.1.7.16.4	Engineering Inspection Royal & Sun Alliance BSN Medical Distribution Limited BSN medical Limited	EP7905

54.1.7.16.3	Motor Fleet Zurich Insurance BSN Medical Distribution Limited BSN medical Limited	090/999/GF424950/9

54.1.7.16.4	Motor – uninsured loss recovery Nobilas-Motor Uninsured Loss BSN Medical Distribution Limited BSN medical Limited	35999

54.1.7.16.4	Buildings at Brierfield XL Insurance BSN medical Limited	GB00005533PR05A

32.	USA
BSN JOBST INC.
BSN MEDICAL INC.

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
57.1.7.16.1	Workers’ Compensation and Employers’ Liability ACE. BSN Jobst Inc. BSN Medical Inc.

57.1.7.16.1	WC Second Option AIG BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Commercial General Liability Allianz Insurance Co. BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Umbrella Liability Allianz Insurance Co. BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Excess Liability XL Insurance Co. BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Excess Liability St. Paul Ins. Co. BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Commercial Auto Liability Associated Indemnity Corp (Fireman’s Fund) BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Auto: Second Option AIG (American Home Assurances Co.) BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	Auto: Third Option ACE BSN Jobst Inc BSN Medical Inc

INDEX-N.°	SUBJECT OF INSURANCE, PARTIES	INSURANCE-N°
57.1.7.16.1	Group Travel Accident Hartford Ins. Company BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	General Liability Auto DIC/Excess Liability Hired Auto Physical Damage Employee Benefits Employers’ Responsibility WC/EL) ACE USA BSN Jobst Inc BNS Medical Inc

57.1.7.16.1	Fiduciary Liability Federal Insurance Company BSN Jobst Inc BSN Medical Inc

57.1.7.16.1	ERISA Bond Federal Insurance Company BSN Jobst Inc BSN Medical Inc

Annex 6.2(i)

LITIGATION

1.	FRANCE

BSN Medical SAS

PARTIES AND ROLE	SUBJECT MATTER
Seven employees of BSN medical SAS (claimants)	Seven employees of BSN Medical SAS were made redundant on July 2004. These employees challenged the economic justification of their dismissal and claimed damages for wrongful termination.

BSN medical SAS (respondent)

BSN medical SAS employee (claimant)	A BSN Medical SAS employee was dismissed for gross misconduct in June 2003. He has claimed damages for wrongful termination in addition to the payment of his notice period and the dismissal indemnity.

BSN medical SAS (respondent)

BSN medical SAS employee (claimant)	An employee of BSN medical SAS is claiming, before the Industrial Tribunal, damages for wrongful termination, the payment of bonuses and of his notice period in addition to his dismissal.

BSN medical SAS (respondent)

BSN medical SAS employee (claimant)

An employee of BSN medical SAS stood as a candidate in the elections of employee representatives and thus benefited from the specific protective status of employee representatives.

BSN medical SAS challenged the validity of the employee’s candidature before the Civil Tribunal.

BSN medical SAS (respondent)

2.	GERMANY

BSN Medical GMBH & CO. KG

PARTIES AND ROLE	SUBJECT MATTER
Bassam Trading (claimant)	Threatened law suit.

BSN medical GmbH & Co. KG, Germany (respondent)	In 2004, Bassam Trading alleged a claim in the amount of against BSN medical GmbH & Co. KG for loss profits resulting from a termination of a distribution agreement by BSN medical GmbH & Co. KG.

3.	JAPAN

BSN Medical GMBH & CO. KG

PARTIES AND ROLE	SUBJECT MATTER
One Plus (claimant)	Claimant is seeking to invalidate the Japanese patent

Nippon Sigmax (licensee of Japanese patent)

BSN medical, Inc (owner of US patent)

4.	IRELAND

BSN Medical Limited

PARTIES AND ROLE	SUBJECT MATTER
Breda Dwan (plaintiff) BSN Medical Limited, Ireland (respondent), joined with Murphy and Kelly (Thomastown) Limited and Prodomo Limited	Pending proceedings in the High Court relating to contamination of groundwater because of an oil leak in April 2001 from an underground pipe in Tipperary, Ireland, contaminating a well at a nearby property.

5.	MEXICO

BSN Medical S.A. de C.V.

PARTIES AND ROLE	SUBJECT MATTER
MB Global Group, LLC. (claimant) BSN medical, S.A. de C.V. (respondents)	Notice of filing a civil suit against BSN medical, Inc., a Delaware corporation and BSN medical , S.A. de C.V. on 30 September 2005. The complaint was filed in the United States District Court, District of Utah. Plaintiff alleges a breach of contract and misappropriation of trade secrets.

6.	NETHERLANDS

BSN medical B.V.

PARTIES AND ROLE	SUBJECT MATTER
Former employee (plaintiff) BSN Medical B. V., Netherlands (respondent)	A claim of the General Sales Manager is agreed in principle at EUR 230.000.

7.	PAKISTAN

BSN Medical (Private) Limited

PARTIES AND ROLE	SUBJECT MATTER
Pakistan tax authorities (claimant) BSN medical (Private) Limited (respondents)	Some litigation is pending in connection with central excise duty and sales tax before the taxation authorities.

8.	SOUTH AFRICA

BSN Medical (PTY) Limited

PARTIES AND ROLE	SUBJECT MATTER
BSN Medical (Pty) Limited, South Africa (claimant) Thuso Healthcare (Pty) Limited (respondent)	Action has been instituted to recover amounts unpaid for goods sold and delivered.

9.	UK

BSN Medical Ltd

PARTIES AND ROLE	SUBJECT MATTER
Family of Lisa Regan (plaintiffs) BSN Medical Ltd (respondent)	A fatality at the Glen Mills site in May 2004, as a child drowned in one of the groundwater retention ponds. Advice from site management is that a fine of between £150,000 and £250,000 could result (this would not be covered by insurance). There is a claim from the parents of the child.

10.	USA

BSN Jobst Inc

PARTIES AND ROLE	SUBJECT MATTER

BSN Jobst Inc (claimant) Julius Zorn (respondent)	Threatened litigation Correspondence between the parties alleging false and misleading advertising practices by each party which generally relate to various brochures sent out by the companies.

Reama Pearson/EEOC (claimants) BSN-Jobst, Inc., (respondent)	Discrimination charge: Pearson filed charges with the EEOC alleging her pay was decreased one pay grade because of her race, an alleged violation of Title VII of the Civil Rights Act of 1964, as amended.

BSN Jobst Inc (respondent)

Barker, Sadie, Hambrick, Donald, Russell Debra, Huffman, Alma, Hinton, Gregg, Knotts, Janet, Price, Victoria, Moore, Brian, Morgan, Della, Sawyer, Nancy, Wilson, Dennice (claimants)

Workers’ Compensation Claims Eleven current or former employees have worker’s compensation claims pending.

Medi USA (claimant) BSN-Jobst, Inc. (respondent)	Medi USA had challenged several of BSN-Jobst’s advertising and promotional claims.

BSN Jobst Inc (claimant) Medi USA (respondent)	BSN Jobst, Inc challenged Medi USA’s use of allegedly false, deceptive, and misleading advertising and requested them to immediately stop the use of this advertising.

11.	USA

BSN Medical Inc

PARTIES AND ROLE	SUBJECT MATTER
BM Global Group USA, LLC (claimant) BSN Medical, Inc. and BSN Medical SA de CV (respondents)

A claim alleging breach of contract, unjust enrichment, misappropriation of trade secret, tortuous misappropriation of an idea in a confidential relationship, and unfair competition. Nathan Winesett, attorney for BMGG offered the following settlement proposals on 9 December 2005:

1. An immediate lump sum payment of $425,000 in full settlement of all claims, or

2. An immediate payment of $75,000 plus $7,000 a month for five years as a “consulting” fee for whatever consulting services BSN would forward to BMGG.

BSN views this proposal as unacceptable. For reasons already explained, BSN did not use any designs furnished by BMGG, and, in any event, the requested amounts are wildly in excess of any reasonable settlement amount, based upon our evaluation of litigation risk. BSN has not yet rejected the offer and has not decided whether to counteroffer.

BSN Medical Inc. (claimant) Royce Medical Company (respondent)	A claim for patent infringement of its US patent 5807295 in relation to the introduction by Royce Medical Co. of a single layer splinting system.

BSN medical, Inc	The US patent 5088484 which was transferred to BSN from DePuy Orthopaedics is the subject of ongoing proceedings at the US Patent Office. Please see Adams Evans report for further details.

12.	TRADEMARK OPPOSITIONS

COUNTRY	BSN MARK	CITED MARK	OWNER OF CITED MARK	STATUS
India	GYPSONA	GEMSONA	Nervochem International	Opposition Pending

India	GYPSONA	GYPSOPLAST	Galaxy Medicare Limited	Opposition filed

CTM	ORTHO-GLASS	ORTHOGLASS	Medicos	Defending opposition. Opposition has been decided in BSN’s favour

India	GYPSONA	GYPSOCHLOR	Adeshwar Meditex	N/A

India	GYPSONA	GYPSONET	Galaxy Medicare Limited	Opposition filed

Greece	GYPSONA and trade dress	GYPSOBAND and trade dress	Asklipios Ltd	Infringement lawsuit pending

ANNEX 6.2(j)

Exceptions to ordinary course of business since 31 December 2004

The entry into Termination Agreements at Closing relating to the Contribution Agreement and the Joint Venture Agreement both dated 2 November 2000 (as amended) and the Deed of Tax Indemnity dated 2 April 2001.

5.	The entry into a credit facility amounting to USD 85,000,000 and € 45,000,000 by BSN KG and its subsidiaries with Dresdner Kleinwort Wasserstein, Lloyds TSB Bank and the Royal Bank of Scotland (and others) on 9 May 2005.

6.	The transfer of 100% of the shares in BSN-Jobst, Inc. (USA), BSN-Jobst GmbH (Germany), BSN medical, Inc. (USA), Jobst Medical AG (Switzerland), BSN Medical A/S (Denmark) and BSN Medical (Aust.) Pty. Ltd. (Australia), 50.0 % of the shares in Terumo BSN K.K. (Japan), 45.7 % of the shares in BSN medical C.A. (Venezuela), 99.0 % of the shares in PT BSN medical Indonesia and 99.9 % of the shares in BSN Medical SA-NV (Belgium) from BSN medical GmbH & Co. KG to BSN medical Holding GmbH and the transfer of 100% of the shares in BSN medical Medizinprodukte GmbH (Austria), BSN Medical S.r.l. (Italy), BSN Medical AB (Sweden) and BSN Medical B.V. (Netherlands) from BSN medical Holding GmbH to BSN medical Europe Holding GmbH which were all effectuated with economic effect as of 31 August 2005 (Project Uplift).

7.	Project Uplift will, as per Sellers’ instructions, be either effected (for tax purposes and/or accounting purposes) at book value or at fair market value. Also, BSN KG, Beiersdorf and/or JV (Holding) may make an election pursuant to Section 20 and Section 21 para. 2 of the German Tax Reorganisation Act resulting in all or a portion (e.g. 50% attributable to Beiersdorf) of the hidden reserves in the shares in BSN medical Holding GmbH being taxable on the basis of the fair market value of the shares. [Action to be taken post signing].

8.	The acquisition by BSN Medical Holding GmbH of the balance of the share capital of BSN Medical Venezuela CA by a sale and purchase agreement dated 21 October 2005. Data room reference 59.1.6.6.1.

9.	The formation of the joint venture in India (BSN medical Private Limited) including related agreements, including the transfer of working capital by Smith & Nephew to BSN Medical Private Limited (India) and by Beiersdorf India Private Limited to BSN Medical Private Limited, India by a shareholders agreement dated 1 March 2005. Data room reference 37.1.6.6.1. [Certain actions to be taken post signing].

10.	BSN are currently in negotiations to acquire 51% of Nuco medi products, a company in India. A non-binding offer has been made and it is hoped to complete the transaction in quarter 1 2006. [Transaction may occur post signing].

11.	The entry into restated Global Manufacturing Agreement with Smith & Nephew Medical Limited and Smith & Nephew Extruded Films Limited and the amendment of the original Joint Venture Global Manufacturing Agreement with Beiersdorf AG.

12.	The termination of all distribution agreements by the BSN Group for Beiersdorf and Smith & Nephew (other than Pakistan) with effect from the end of 2005 and the termination of various distribution and agency agreements under which the parents formerly distributed for BSN.

13.	The entry into of a Deed of Amendment and Restatement of the Joint Venture Global Manufacturing Agreement between BSN medical GmbH & Co. KG, Beiersdorf AG and Smith & Nephew plc and the entry into a Global Codification and Restatement Agreement relating to the ongoing commercial agreements between the BSN Group and Smith & Nephew (other than manufacturing).

14.	The amendment of the ongoing service agreement relating to IT services between BSN medical GmbH & Co. KG and Beiersdorf Shared Services GmbH dated 21 and 29 November 2005, the amendment of the ongoing service level agreement relating to IT services between BSN-Jobst GmbH and Beiersdorf Shared Services GmbH dated 18 November 2005, the termination of the value contract for SAPR/3 software between BSN-Jobst GmbH and Beiersdorf Shared Services GmbH dated 18 November 2005, the termination of the service level agreement for the operation of the SAPR/3 system between BSN medical Ltd., Ireland, and Beiersdorf AG dated 28 November 2005, the recodification of the ongoing German Services Agreement between BSN medical GmbH & Co. KG and Beiersdorf AG dated 1 November 2005 and the recodification of the ongoing agreement on the utilisation of certain business equipment between BSN medical GmbH & Co. KG and Beiersdorf AG dated 1 November 2005.

15.	The entry into an amended version of the agency and services agreement between BSN medical Medizinprodukte GmbH, Austria, and Beiersdorf Gesellschaft mbH, Austria, dated 23 August 2005.

16.	The entry into an amended version of the service agreement between BSN Medical (Aust.) Pty Ltd., Australia, and Smith & Nephew Pty Ltd on 12 August 2005.

17.	The entry into an amended version of the agency and service agreement between BSN Medical (Aust.) Pty Ltd., Australia, and Beiersdorf Australia Ltd in August 2005.

18.	The entry into an amended version of the service agreement between BSN Medical Ltd., New Zealand, and Smith & Nephew Ltd., New Zealand, dated 12 August 2005.

19.	The entry into an amended version of the service agreement between BSN Medical Ltd., New Zealand, and Beiersdorf Australia Ltd on 28 July 2005.

20.	The entry into an amended version of the service agreement between Jobst medical AG, Switzerland, and Smith & Nephew AG, Switzerland, on 23 November 2005.

21.	The sale of leasehold premises at Brierfield to Marsden Property Limited on 27 September 2005.

22.	The transfer of the VARICEL trademark relating to VARICEL leg bandages to Nova Varicel SL.

23.	The sale to Beiersdorf of the “Leukosport” product range, related assets and intellectual property rights in Australia, New Zealand and Pacific Islands.

24.	The transfer of certain “HANDY” trademarks from Beiersdorf to BSN.

25.	The transfer of the 11,723,000 preference share in BSN medical Inc., Canada. [Transaction will occur post signing]

26.	The payment at Closing of management bonuses which are dependent on the sale of the business and the payment of all outstanding Long term incentive contracts the amount of which is again dependent on the disposal of the business based on the mechanism dislosed to the buyer. [Action to be taken post signing].

27.	The amendment of the ongoing Profit and Loss Transfer Agreement between BSN medical GmbH & Co. KG and BSN medical Holding GmbH dated 1 December 2005 relating to periods after 2005. [Registration with the commercial register may take place after signing].

28.	The BSN Group leaving the Smith & Nephew UK Pension Fund and the Smith & Nephew UK Pension Scheme and the entry into Deed(s) of Indemnity with Smith & Nephew in respect of the resultant liability.

29.	The announcement of withdrawal of the Futuro production from Ireland and related redundancies.

30.	Expansion of warehouse facility in Hannover and related new lease agreement, by means of an addendum to the lease agreement between BSN medical GmbH & Co. KG and bauwo Grundstücks GmbH regarding enlargement of the lease object, dated 28/30 June 2005 (data room reference 30.1.12.3.1.6)

31.	A number of one off receipts and payments (normalisation adjustments) totalling approximately €1.6m

32.	Termination of an agreement between BSN Jobst Inc. and Radici for the supply to the Rutherfield College site of spandex yarn used for anti-embolism stockings. The original agreement between the parties has not been documented and is being terminated by Radici who are ceasing manufacturing this type of yarn. An alternative yarn product is being sought for the stockings.

33.	Entry into an overdraft with Deutsche Bank, Mumbai for an amount of INR 20 million. This overdraft was granted on approximately 9 November 2005.

Annex 6.2(k)

BSN Group - Pension Schemes

1.	Retirement benefit plans

France

Retirement indemnity

Mandatory supplementary pension

Germany

BSN KG – Pension Plan

BSN KG – Early retirement “Altersteilzeit” plan

BSN Jobst – Pension Plan

India

Gratuity Fund

Superannuation Fund

Indonesia

Retirement lump sum

Ireland

Pension Plan

Italy

Industry-wide pension plan

Mexico

Retirement indemnity

Netherlands

Beiersdorf Pension Fund

Beiersdorf prépension plan

Aanvullingsfonds

New Zealand

Smith & Nephew Limited Superannuation Scheme

BSN defined contribution plan

Pakistan

Gratuity Fund

Provident Fund

South Africa

S&N Retirement Fund

S&N Pension Fund

S&N Staff Provident Fund

BSN Provident Fund

BSN Post-retirement medical plan

New defined contribution plan

UK

Smith & Nephew UK Pension Fund

Stakeholder plan with Zurich

Post-retirement medical plan

Involuntary early retirement lump sum plan (to be introduced)

Unapproved defined contribution plan (notional company contribution of 20% of salary above the earnings cap plus notional interest paid out as a lump sum at retirement).

USA

BSN Jobst Inc. Cash Balance Plan

BSN Jobst Inc. Post retirement healthcare plan

BSN Jobst Inc. Supplemental Retirement plan

BSN medical 401(k) savings and investment plan

Third Country Nationals

International plan (defined contribution)

2.	Other plans giving rise to a long term liability

France

Discretionary Long Service Awards

Germany

BSN KG – Long Service Awards

BSN Jobst – Long Service Awards

Italy

Termination indemnity (TFR)

South Africa

Long Service Awards

Medical Insurance

UK

Permanent Health Insurance plan

BUPA medical insurance

Annex 6.3(a)(i)

Articles of association of JV (Holding)

Name of Company	Name of document	Data Room Ref. No
Smith & Nephew JV (Holding) GmbH	Articles of association dated 20 December 2001 (registered on 6 May 2002)	36.1.6.2.10

Annex 6.5(a)

List of Individuals relevant for Seller’s Knowledge

Part I

Directors and senior management of each of the Sellers

1.	Beiersdorf AG

Thomas-Bernd Quaas (Executive Board Chairman)

Rolf-Dieter Schwalb (Chief Financial Officer)

2.	Smith & Nephew plc

Sir Christopher O’Donnell (Chief Executive)

Peter Hooley (Finance Director)

3.	S&N Sellers

Sir Christopher O’Donnell

Peter Hooley

Part II

Management of BSN KG

BSN KG

Graham Siddle (Chief Executive Officer)

Stewart Bell (Chief Financial Officer)

Claus-H. Wiegel (President Wound Care)

Maurizio Ballicu (President Phlebology)

Darrell	Jenkins (President Orthopaedics)

Steve Jay (Group Human Resources Director)

Annex 7.2(a)

Aggregate liability of each Seller

Amount
Seller 1	EUR 25,000,000
S&N Sellers	EUR 25,000,000

Annex 7.4

List of Individuals relevant for Purchaser’s Knowledge

1.	Nico Helling

2.	Denis Leroy

3.	Peter Kroha

4.	Chris Masterson

5.	Jens Weiss

6.	Arndt von Raussendorff

Annex 9.2(b)

Deed of Indemnity

SMITH & NEPHEW JV (HOLDINGS) GMBH

BSN	MEDICAL LIMITED

SMITH & NEPHEW PLC

and

PRIMAVERA LUXEMBOURG INTERNATIONAL SA

[    ] December 2005

THIS DEED OF INDEMNITY is made on: [    ] December 2005

BETWEEN:

(1)	SMITH & NEPHEW JV (HOLDINGS) GMBH of [address] (the “Indemnifying Party”);

(2)	BSN MEDICAL LIMITED (no.04085346) of Brierfield Mills, Brierfield, Nelson, Lancashire BB9 5NJ (the “Indemnified Party”);

(3)	SMITH & NEPHEW PLC (No. 00324357) whose registered office is at 15 Adam Street London WC2N 6LA (the “the Parent Company”);

and

(4)	PRIMAVERA LUXEMBOURG INTERNATIONAL SA whose registered office is at Val Fleuri 23, 12526, Luxembourg (the “ Seller”)

RECITALS

I.	This Deed is made pursuant to the cessation of participation of the Indemnified Party within the Smith & Nephew UK Pension Fund (the “Scheme”) on 30 November 2005 (the “Cessation of Participation”) and completion of the sale of Purchased Companies’ Shares by the Sellers to the Purchaser (the terms “Purchaser”, “Purchased Companies’ Shares” and “Seller” are as defined in the Sale & Purchase Agreement dated [ ]) (the “Transaction”).

II.	As at the date of this Deed the Indemnifying Party has a 50% shareholding in the Indemnified Party, and in its capacity as a subsidiary of the Parent Company was an indemnifying party in respect of the section 75 indemnity originally granted under Schedule 7 of a contribution agreement entered into between the Parent Company and Beiersdorf AG on 2 November 2000 (as amended by a side letter between the parties to the contribution agreement in November 2001);

III.	As a result of the Cessation of Participation a cessation debt, pursuant to section 75(4) of the Pensions Act 1995, became due from the Indemnified Party to the Scheme (the “Cessation Debt”);

IV.	Pursuant to the terms of this Deed, the Indemnifying Party agrees to make a payment on or before 31 December 2005 of £5 million to the Scheme (the “Section 75 Payment”), in respect of the Cessation Debt, whether or not there is any demand by the trustees of the Scheme for the Cessation Debt to be satisfied;

V.	In the event that the Cessation Debt is certified by the Scheme actuary to be less than £5 million, the parties agree that any part of the £5 million payment referred to in Recital (D) above which is in excess of the amount of the Cessation Debt so certified, will be treated as a special contribution to the Scheme and not as a payment in respect of the Cessation Debt or in any other way paid over to the Scheme pursuant to any obligation under this Deed of Indemnity;

VI.	The Seller, or such other company which is associated or connected with the Parent Company after the Transaction (and which is nominated by the Parent Company), will make a further payment to the Scheme in respect of any amount which is certified by the Scheme Actuary as being the amount by which the Cessation Debt exceeds the Section 75 Payment, whether or not there is any demand by the trustees of the Scheme for the Cessation Debt to be satisfied;

VII.

In connection with the Indemnifying Party’s Cessation of Participation and the Transaction, the Parent Company agrees to pay to the Indemnified Party (and any person who is, or will have been, connected to, or associated with, the Indemnified Party for the purposes of section 249 and 435 of the Insolvency Act 1986 other than the Seller or any member of the Parent

Company’s group after the Transaction (“Associated or Connected Person”)) such amounts as are equal to any costs claims, liabilities or expenses (“Loss”) suffered or incurred by the Indemnified Party and/or any Associated or Connected Person as a result of:

(i)	the Indemnified Party or the trustees of the Scheme not having complied with all applicable laws and legislation on or before 30 November 2005;

(ii)	any liability in relation to the funding level of the Scheme imposed by the documentation constituting the Scheme or section 75 or 75A of the Pensions Act 1995; or

(iii)	any liability arising as a result of a financial support direction or a contribution notice made under sections 38 to 57 of the Pensions Act 2004 in relation to the Scheme that the Indemnified Party and/or any Associated or Connected Person suffers or incurs (“Scheme Event”);

VIII.	For the avoidance of doubt any Loss arising in accordance with Recital (G) or (K) will be calculated net of any tax actually recovered or saved, including any tax saving corresponding to the subsequent recovery of any tax liability;

IX.	The Parent Company confirms that the Indemnified Party ceased to participate in the Smith & Nephew UK Executive Pension Scheme (the “Executive Scheme”) on 30 November 2005;

X.	The Seller, or such other company which is associated or connected with the Parent Company after the Transaction (and which is nominated by the Parent Company), will make a payment to the Executive Scheme of an amount that equals the statutory debt that arises as a result of the cessation of participation described in Recital (I), as certified by the Executive Scheme actuary whether or not there is any demand by the trustees of the Executive Scheme for the debt to be satisfied;

XI.	The Parent Company also agrees to pay to the Indemnified Party and any person who is, or will have been, an Associated or Connected Person such amounts as are equal to any Loss suffered or incurred by the Indemnified Party and/or any Associated or Connected Person as a result of:

(i)	the Indemnified Party or the trustees of the Executive Scheme not having complied with all applicable laws and legislation on or before completion of the Transaction;

(ii)	any liability in relation to the funding level of the Executive Scheme imposed by the documentation constituting the Executive Scheme or section 75 or 75A of the Pensions Act 1995; or

(iii)	any liability arising as a result of a financial support direction or a contribution notice made under sections 38 to 57 of the Pensions Act 2004 in relation to the Executive Scheme;

that the Indemnified Party and/or any Associated or Connected Person suffers or incurs (“Executive Scheme Event”).

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	INDEMNITY

1.1	The Indemnifying Party shall make the Section 75 Payment of £5 million to the Scheme on or before 31 December 2005 for the purpose of discharging the Indemnified Party from liability to the Scheme in respect of the Cessation Debt.

1.2	The Parent Company shall procure that the Cessation Debt is calculated by the Scheme actuary in accordance with the requirements of the Occupational Pension Schemes (Employer Debt) Regulations 2005 as soon as possible. In the event that the Scheme actuary is unable to certify that, as a result of the payment made pursuant to Recital (D) and clause 1.1, the Cessation Debt has been fully satisfied, the Parent Company shall procure that the Seller or the Parent Company (or such other company which is associated or connected with the Parent Company after the Transaction, and is nominated by the Parent Company) shall make a further payment to the Scheme in respect of any amount which is certified by the Scheme actuary as being the amount by which the Cessation Debt exceeds the Section 75 Payment, whether or not there is any demand by the trustees of the Scheme for the Cessation Debt to be satisfied.

1.3	The Parent Company shall procure that the statutory debt that arises in relation to the cessation of participation by the Indemnified Party in the Executive Scheme is calculated by the Executive Scheme actuary in accordance with the requirements of the Occupational Pension Schemes (Employer Debt) Regulations 2005 as soon as possible. The Parent Company shall then procure that the Seller or the Parent Company (or such other company which is associated or connected with the Parent Company after the Transaction, and is nominated by the Parent Company) shall make a further payment to the Executive Scheme in respect of the amount of the statutory debt certified by the Executive Scheme actuary, whether or not there is any demand by the trustees of the Executive Scheme for the debt to be satisfied.

1.4	The Parent Company shall indemnify and keep indemnified the Indemnified Party and any Associated or Connected Person against any Loss which the Indemnified Party and/or any Associated or Connected Person suffers or incurs directly as a result of any Scheme Event or Executive Scheme Event (a “Relevant Claim”).

1.5	The Indemnified Party and any Associated or Connected Person has no right to an indemnity under clause 1.4 for a Relevant Claim (other than a Relevant Claim arising under section 75 or section 75A of the Pensions Act 1995 as a result of the cessation of participation of the Indemnified Party in the Scheme and/or Executive Scheme, of the existence of which claim the Parent Company has knowledge) if and to the extent its failure to comply with clause 1.6 increases, the amount for which the Parent Company would, but for this clause 1.5 be liable to indemnify the Indemnified Party and any other Associated or Connected Person.

1.6	If the Indemnified Party becomes aware of a matter which might give rise to a Relevant Claim:

(a)	the Indemnified Party shall give notice in writing to the Parent Company as soon as reasonably practicable after becoming aware of the matter setting out all details available to it of the relevant claim (including if available the grounds on which such claim is based and the amount claimed to be payable in respect thereof) and consult with the Parent Company with respect to the matter; if (and when) the matter has become the subject of formal proceedings the Indemnified Party shall notify the Parent Company within sufficient time where practicable to enable the Parent Company to contest the proceedings before final judgment;

(a)	the Indemnified Party shall (subject to the provisions of any applicable law, including without limitation, the Data Protection Act 1988, any obligations of confidentiality and legal privilege) provide to the Parent Company and its advisers reasonable access to relevant personnel and to all relevant documents and records that it possesses or controls for the purposes of investigating the matter and enabling the Parent Company to take the action referred to in clause 1.6(d);

(b)	the Parent Company (at its cost) may request (and the Indemnified Party shall not unreasonably refuse to provide) copies of the documents or records, specified in clause 1.6(b);

(c)	the Indemnified Party shall at the Parent Company’s cost:

(i)	take any action and institute any proceedings, and give any information and assistance the Parent Company may reasonably request:

(A)	in relation to the matter (including disputing, resisting, appealing, compromising, defending, remedying or mitigating any claim or demand arising in relation to or in connection with the matter); or

(B)	to enforce against a person (other than the Indemnifying Party or Parent Company) the Indemnified Party’s rights in relation to or in connection with the matter; and

(ii)	in connection with proceedings related to the matter (other than against the Indemnifying Party or Parent Company) use advisers chosen by the Parent Company and, if the Parent Company requests, allow the Parent Company the exclusive conduct of the proceedings;

(d)	the Indemnified Party may not admit liability in respect of or settle the matter without first obtaining the Parent Company’s written consent (not to be unreasonably withheld or delayed).

1.7	If any payment due from or on behalf of the Indemnifying Party or Parent Company under this clause 1 is subject to tax (whether by way of direct assessment or withholding at its source), the Indemnified Party (or as the case may be any Connected or Associated Person) shall be entitled to receive from the Indemnifying Party or Parent Company such amounts as will ensure that the net receipt after tax, to the Indemnified Party or Connected or Associated Person (as relevant) in respect of the payment is the same as it would have been were the payment not subject to tax.

1.8	The Parent Company will procure that the trustees of the Scheme provide a full discharge to the Indemnified Party in respect of the Cessation Debt.

1.9	The Parent Company will procure that the trustees of the Executive Scheme provide a full discharge to the Indemnified Party in respect of the statutory debt referred to in Recital (J) above.

2.	ASSIGNMENT

The Indemnified Party may not at any time assign, hold on trust or otherwise transfer all or any part of its rights under this Deed to any party which is not its parent or subsidiary undertaking without the prior written consent of the Parent Company, provided that the Indemnified Party (or Connected or Associated Person) may assign and transfer or hold on trust all or any of its rights and benefits under this deed to or for its finance providers by way of security, and all or any such rights and benefits may be further assigned or transferred on enforcement of such security.

3.	THIRD PARTY RIGHTS

Other than Associated or Connected Persons who have the right to enforce the terms of this Deed in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999, no other person other than the parties to this Deed (including the Associated or Connected Persons) shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parities to it (and the Associated and Connected Persons).

4.	NOTICES

4.1	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

In the case of the Seller and the Parent Company to:

Brierfield Mills, Brierfield, Nelson, Lancashire BB9 5NJ

Fax:

Attention: Company Secretary

In the case of the Indemnified Party and any Connected or Associated Person to:

15 Adam Street London WC2N 6LA

Fax:

Attention: Company Secretary

and shall be deemed to have been duly given or made as follows:

(a)	if personally delivered, upon delivery at the address of the relevant party;

(b)	if sent by first class post inland, two business days after the date of posting;

(c)	if sent by air mail overseas, ten business days after the date of posting; and

(d)	if sent by fax, when despatched;

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next business day.

4.2	A party may notify the other party to this deed of a change to its name, relevant addressee, address or fax number for the purposes of clause 4.1 provided that such notification shall only be effective:

(a)	on the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five business days after the date on which notice is given, the date falling five business days after notice of any such change has been given.

5.	GOVERNING LAW

5.1	This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

5.2	Each of the parties to this deed irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this deed and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

6.	GENERAL

6.1	The headings in this Agreement are inserted for convenience only and shall not affect its construction.

6.2	Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

IN WITNESS whereof this deed has been executed and delivered on the date first above written.

Executed as a deed by SMITH & NEPHEW JV (HOLDINGS) LIMITED acting by [a director and its secretary/two directors]:	) ) ) )

Director

Director/Secretary

Executed as a deed by BSN MEDICAL LIMITED acting by [a director and its secretary/two directors]:	) ) ) )

Director

Director/Secretary

Executed as a deed by SMITH & NEPHEW PLC acting by [a director and its secretary/two directors]:	) ) ) )

Director

Director/Secretary

Executed as a deed by PRIMAVERA LUXEMBOURG INTERNATIONAL SA acting by [a director and its secretary/two directors]:	) ) ) )

Director

Director/Secretary

Annex 14(a)

Undertaking by Montagu Equity Capital Limited

Beiersdorf AG Unnastraße 48 20245 Hamburg Germany	Primavera Luxembourg International S.A. Val Fleuri 23 12526 Luxembourg

Smith & Nephew S.A. Edificio Conata 1 C/Fructous Gelabert 2-y-4 San Joan Gespi – 08970 Barcelona Spain	Smith & Nephew S.A.S Rue du Millenaire BP22 72320 Vibraye France

Smith & Nephew (Overseas) Ltd 15 Adam Street London WC2N 6LA

December 2005

Dear Sirs

Re: Sale and Purchase Agreement relating to Project Offspring

We refer to the Sale and Purchase Agreement (the “Sale and Purchase Agreement”) relating to the acquisition directly or indirectly of all of the shares of BSN medical GmbH & Co. KG, BSN medical Management GmbH and Smith & Nephew JV (Holding) GmbH between Deukalion Sechzigste Vermoegensverwaltungsgessellschaft as purchaser (the “Purchaser”) and, inter alia, Beiersdorf AG, Smith & Nephew PLC and certain of its subsidiaries (together the “Sellers”) dated on or about the date hereof.

Terms defined in the Sale and Purchase Agreement have, unless otherwise defined in this letter, the same meanings in this letter.

We hereby undertake that, if Closing does not occur and the Purchaser is liable to make a payment to the Sellers under Section 5.3(b) of the Sale and Purchase Agreement (the “Payment”), we will forthwith on demand by any of the Sellers pay an amount equal to 50% of the Payment to Seller 1 and an amount equal to 50% of the Payment to S&N PLC on behalf of Sellers 2-5.

Any payment by us under this letter shall be inclusive of any VAT or equivalent tax. Payment by us of the full amount of the Payment shall release the Purchaser from its obligation under Section 5.3(b) of the Sale and Purchase Agreement.

This letter shall constitute the sole remedy of the Sellers or any of their Affiliated Companies or their respective advisers, agents, directors or officers against Montagu Private Equity Limited or any of its Affiliated Companies, (except, for the avoidance of doubt, for the Purchaser) or their respective advisers, agents, directors of officers in connection with the Sale and Purchase Agreement and the transactions contemplated thereby.

This letter and any rights and obligations hereunder may not be assigned and transferred, in whole or in part, without the prior written consent of all of the other parties hereto.

Sections 16 (Notices) and 17 (Miscellaneous) of the Sale and Purchase Agreement shall apply to this letter mutatis mutandis.

For and on behalf of
MONTAGU PRIVATE EQUITY LIMITED

Name :
Title:	Director

Accepted by

Beiersdorf AG

Name :
Title:	Director

Smith & Nephew PLC

Name :
Title:	Director

Primavera Luxembourg International S.A.

Name :
Title:	Director

Smith & Nephew (Overseas) Ltd

Name :
Title:	Director

Smith & Nephew S.A.S.

Name :
Title:	Director

Smith & Nephew S.A.

Name :
Title:	Director

Transfer Agreement

Project Offspring

THIS AGREEMENT is made on 23 February 2006

AMONG:

(1)	Beiersdorf AG, whose registered office is at Unnastraße 48, 20245 Hamburg, Germany (“Beiersdorf” or “Seller 1”);

(2)	Primavera Luxembourg International S.A., whose registered office is at Val Fleuri 23, 12526, Luxembourg (“Seller 2”);

(3)	Smith & Nephew (Overseas) Ltd., whose registered office is at 15 Adam Street, London WC2N 6LA, United Kingdom (“Seller 3”);

(4)	Smith & Nephew S.A.S., whose registered office is at Rue du Millenaire, BP22, 72320 Vibraye, France (“Seller 4”);

(5)	Smith & Nephew S.A., whose registered office is at Edificio Conata 1, C/Fructous Gelabert 2-y-4, San Joan Gespi – 08970, Barcelona, Spain (“Seller 5”);

Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “S&N Sellers” and each of them as an “S&N Seller”.

Seller 1, Seller 2, Seller 3, Seller 4, and Seller 5 are hereinafter collectively referred to as the “Sellers” and each of them as a “Seller”.

(6)	Smith & Nephew PLC, whose registered office is at 15 Adam Street, London WC2 6LA, United Kingdom (“S&N PLC”); and

(7)	Deukalion Sechzigste Vermögensverwaltungs-GmbH, whose registered office is at c/o JF Vermögensverwaltungsgesellschaft mbH, Mainzer Landstraße 46, 60325 Frankfurt/Main, Germany (the “Purchaser”).

The Sellers, S&N PLC, and the Purchaser are hereinafter collectively referred to as the “Parties”, and each of them as a “Party”.

RECITALS

(A)	In 2001, Beiersdorf and S&N PLC combined certain parts of their respective professional medical businesses in the areas of wound care, phlebology and non-invasive orthopaedics (such business as currently conducted being referred to as the “Business”). The Business is carried out through a joint venture (the “Joint Venture”) in the form of a German limited partnership (GmbH & Co. Kommanditgesellschaft), BSN medical GmbH & Co. KG (“BSN KG”). BSN KG is resident and has its headquarters in Hamburg, Germany. The limited partners of BSN KG are Seller 1 and Smith & Nephew JV (Holding) GmbH, Frankfurt am Main, Germany (“JV (Holding)”), a wholly-owned (indirect) subsidiary of S&N PLC held directly by Sellers 2 to 5. The general partner of BSN KG is BSN medical Management GmbH (“BSN (GP)”), a German limited liability company, resident and having its headquarters in Hamburg, Germany. BSN GP does not hold any interest in BSN KG’s capital or results (ohne Beteiligung am Vermögen oder Ertrag) Each of Seller 1 and JV (Holding) holds a 50 per cent. partnership interest in BSN KG and 50 per cent. of the shares in BSN GP.

(B)	The Parties entered into the Sale and Purchase Agreement dated 16 December 2005 (Roll of Deeds No. 1366/2005 of the civil law notary Klaus M. Kübel with office in Frankfurt/Main; the “Sale and Purchase Agreement”) pursuant to which the Seller 1 has sold its 50% interest in BSN KG and its 50% share in BSN GP and the S&N Sellers have sold their shares in JV (Holding) to Purchaser. The consummation of these transactions was made subject to various closing conditions (the “Closing Conditions”).

(C)	After all Closing Conditions have been satisfied or waived, Seller 1 now wishes to transfer with this agreement (the “Agreement”) “in rem” (mit dinglicher Wirkung) its interest in BSN KG and its share in BSN GP, and the Purchaser wishes to accept such transfers from Seller 1.

(D)	The S&N Sellers now wish to transfer with this Agreement “in rem” (mit dinglicher Wirkung) all of their shares in JV (Holding), and the Purchaser wishes to accept the transfer of those shares from the S&N Sellers.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

Capitalised terms used but not defined in this Agreement shall have the meaning ascribed to them in the Sale and Purchase Agreement.

2.	TRANSFER AND ACCEPTANCE OF TRANSFER OF SELLER 1 BSN GP SHARE AND SELLER 1 BSN KG INTEREST

2.1	Transfer of Seller 1 BSN GP Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 1 hereby transfers (tritt ab) to Purchaser the Seller 1 BSN GP Share, i.e. its share (Geschäftsanteil) in BSN GP in the nominal amount of (im Nennbetrag von) EUR 12,500.

(b)	Purchaser hereby accepts such transfer.

2.2	Transfer of Seller 1 BSN KG Interest

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 1 hereby transfers by way of a special legal succession (tritt ab im Wege der Sonderrechtsnachfolge) to Purchaser the Seller 1 BSN KG Interest, i.e. its limited liability interest (Kommanditanteil) in BSN KG in the nominal amount of (im Nennbetrag von) EUR 25,000,000.

(b)	Purchaser hereby accepts such transfer.

3.	TRANSFER AND ACCEPTANCE OF TRANSFER OF JV (HOLDING) SHARES

3.1	Transfer of Seller 2 JV (Holding) Shares

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 2 hereby transfers (tritt ab) to Purchaser the Seller 2 JV (Holding) Shares, i.e. its preference share (Vorzugs-Geschäftsanteil) in JV (Holding) in the nominal amount of (im Nennbetrag von) EUR 8,250 and its two shares (Geschäftsanteile) in JV (Holding) in the nominal amount of (im Nennbetrag von) EUR 25,000 and EUR 702,150.

(b)	Purchaser hereby accepts such transfer.

3.2	Transfer of Seller 3 JV (Holding) Shares

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 3 hereby transfers (tritt ab) to Purchaser the Seller 3 JV

(Holding) Shares, i.e. its four preference shares (Vorzugs-Geschäftsanteile) in JV (Holding) in the nominal amount of (im Nennbetrag von) EUR 20,150, EUR 26,400, EUR 4,450 and EUR 23,300.

(b)	Purchaser hereby accepts such transfer.

3.3	Transfer of Seller 4 JV (Holding) Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 4 hereby transfers (tritt ab) to Purchaser the Seller 4 JV (Holding) Share, i.e. its preference share (Vorzugs-Geschäftsanteil) in JV (Holding) in the nominal amount of (im Nennbetrag von) EUR 49,265,750.

(b)	Purchaser hereby accepts such transfer.

3.4	Transfer of Seller 5 JV (Holding) Share

(a)	Subject to the terms and conditions of the Sale and Purchase Agreement and subject to Section 4 below, Seller 5 hereby transfers (tritt ab) to Purchaser the Seller 5 JV (Holding) Share, i.e. its preference share (Vorzugs-Geschäftsanteil) in JV (Holding) in the nominal amount of (im Nennbetrag von) EUR 58,300.

(b)	Purchaser hereby accepts such transfer.

4.	EFFECTIVENESS OF SHARE TRANSFERS

The Parties hereby agree that the transfers pursuant to Section 2 and 3 above shall become effective in rem (mit dinglicher Wirkung) through and at the time of the payment of the Estimated Purchase Price pursuant to Section 5.2 of this Agreement.

5.	AMENDMENTS TO THE SALE AND PURCHASE AGREEMENT

5.1	Agreement on Estimated Purchase Price

The Parties have not yet finally and irrevocably agreed on the Accounting Documents, the Purchase Price and the JV (Holding) Purchase Price. On the basis of their current assessment, the Parties believe that the Purchase Price will be lower than the Estimated Purchase Price of EUR 978,921,500. Therefore, the Parties agree that for all purposes of the Sale and Purchase Agreement, the Estimated Purchase Price shall be EUR 964,598,628 and that whenever reference is made in the Sale and Purchase Agreement or any ancillary document thereto such reference shall be a reference to the Estimated Purchase Price of EUR 964,598,628. For the avoidance of doubt, the Parties agree that the Accounting Documents have been received by the Purchaser in full in accordance with the Sale and Purchase Agreement on 16 February 2006.

5.2	Payment of the Estimated Purchase Price

The Parties agree that Section 5.4(c) of the Sale and Purchase Agreement should be and hereby is amended to read as follows:

“The Purchaser shall pay the Purchase Price (or as the case may be in accordance with Section 4.5 above) the Estimated Purchase Price together with the amount obtained in accordance with Section 4.10 above as the Sellers may jointly instruct.”

In accordance with the amended Section 5.4(c) of the Sale and Purchase Agreement, the Sellers instruct the Purchaser to pay the Estimated Purchase Price of EUR 964,598,628

together with the notional interest payable thereon in the agreed aggregate amount of EUR 6,373,425, i.e. in the aggregate EUR 970,972,053, to the Sellers as follows:

(a)	EUR 472,145,998 to the Seller 1 to the bank account no. 32826101 at JPMorgan Chase Bank N.A., London (BIC: CHASGB2L) with the further details set out in Exhibit 5.2(a) to this Agreement;

(b)	EUR 471,150,270 to the S&N Sellers to the bank account no. 550/00/06630847 at NatWest Bank plc, London (Sort Code: 60-23-07; IBAN GB78 NWBK60721406630847; BIC: NWBKGB2L), giving effect to the Confirmation of Set-off and Settlement Agreement dated 23 February 2006 attached as Exhibit 5.2(b) to this Agreement, which is hereby confirmed by the Purchaser, the S&N Sellers and S&N PLC.

The Parties expressly agree that payment of the Estimated Purchase Price and notional interest as set forth above shall fully discharge the Purchaser from its obligation to pay the Estimated Purchase Price to the Sellers pursuant to Sections 4.1 and 4.5(b) of the Sale and Purchase Agreement and all notional interest thereon under Sections 4.10 (a) and 4.10 (b) (notwithstanding the former Section 5.4(c) of the Sale and Purchase Agreement) and that no Seller has any further claim in respect thereof. The Parties’ rights and obligations with respect to any Purchase Price Adjustments under Sections 4.6 to 4.12 of the Sale and Purchase Agreement remain unaffected.

5.3	Closing Actions

With respect to Section 5.4(h) of the Sale and Purchase Agreement:

(a)	the Sellers declare that there are no security interests with respect to the Purchased Companies’ Shares; and

(b)	the Parties agree (i) that the only security over any assets of any of the BSN Group Companies to be released under Section 5.4(h) of the Sale and Purchase Agreement is the security interest granted to ING Bank N.V., the release of which has been agreed and effected by the Release Agreement executed by ING Bank N.V. and BSN Medical B.V. dated 22 February 2006 and attached as Exhibit 5.3(b) for purposes of documentation only to this Agreement, and (ii) that the Sellers shall not procure any other release.

5.4	Certain Sellers’ Warranties

The Sale and Purchase Agreement shall be, and hereby is, amended to include the following warranties under Section 6 of the Sale and Purchase Agreement which, for the avoidance of doubt, shall be subject to the provisions, including the limitations, set out in Section 7 of, or otherwise in, the Sale and Purchase Agreement as if these warranties had been initially made in Section 6 of the Sale and Purchase Agreement, and these warranties shall be deemed to be Title Warranties for purposes of the Sale and Purchase Agreement:

5.4.1	Seller 1’s Warranties

The Seller 1 hereby warrants to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbstständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 of, or otherwise in, the Sale and Purchase Agreement that the 1,173 shares (quotas) in BSN medical Limitada, Colombia, identified in Annex 2.3 to the Sale and Purchase Agreement as being owned by Beiersdorf S.A., Colombia, as of the date hereof and immediately prior to the transfer of these shares as requested by the Purchaser under Section 5.4(e) of the Sale and Purchase Agreement, are owned by Beiersdorf S.A., have been validly issued, are fully paid in, either in cash or in kind, have not been repaid and are free from any encumbrances or other rights of third parties, and there are no preemptive rights, options, voting arrangements or other rights of third parties to acquire any of these shares, except under statutory law or under the articles of association of BSN medical Limitada.

5.4.2	S&N Sellers’ Warranties

The S&N Sellers hereby warrant to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbstständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 of, or otherwise in, the Sale and Purchase Agreement that

(a)	the one ordinary Series B-1 share in BSN medical S.A. de C.V., Mexico, identified in Annex 2.3 to the Sale and Purchase Agreement as being owned by Smith & Nephew S.A. de C.V., Mexico,

(b)	the 11,723,000 shares in BSN medical Inc., Canada, identified in Annex 2.3 to the Sale and Purchase Agreement as being owned by Smith & Nephew Inc., Canada, and

(c)	the 5,095 preference shares in BSN medical Limited, Thailand, identified in Annex 2.3 to the Sale and Purchase Agreement as being owned by Smith & Nephew Limited, Thailand,

in each case as of the date hereof and immediately prior to the transfer of these shares as requested by the Purchaser under Section 5.4(e) of the Sale and Purchase Agreement, are owned by the respective party set forth above, have been validly issued, are fully paid in, either in cash or in kind, have not been repaid and are free from any encumbrances or other rights of third parties, and there are no preemptive rights, options, voting arrangements or other rights of third parties to acquire any of these shares, except under statutory law or under the articles of association of the respective company.

5.4.3	Sellers’ Warranties

Furthermore, the Sellers hereby warrant to the Purchaser by way of an independent promise of guarantee pursuant to Section 311 Sub-Section 1 of the German Civil Code (selbstständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 of, or otherwise in, the Sale and Purchase Agreement that the statements in Section 6.2(a)(iv) of the Sale and Purchase Agreement with respect to the shares in BSN Medical B.V., The Netherlands, BSN-Jobst Inc., USA and BSN Medical Inc., USA were correct immediately prior to the transfer of these shares to Deukalion Dutch Holding B.V. or Deukalion Delaware Holding Inc. USA, as the case may be, as requested by the Purchaser under Section 3.4 of the Sale and Purchase Agreement.

5.4.4	Sale and Purchase Agreement

The warranties set out in Sections 5.4.1, 5.4.2 and 5.4.3 above shall be subject to all of the provisions of the Sale and Purchase Agreement that apply to the Title Warranties.

5.5	Waiver

For the avoidance of doubt, the Parties agree that (i) the provisions in Section 9.2(b) of the Sale and Purchase Agreement are intended to be for the benefit of the Sellers and their Affiliated Companies and, therefore, (ii) in the third line of Section 9.2(b) the words “and/or their Affiliated Companies” shall be inserted after the words “against the Sellers”.

5.6	Confirmation

The Purchaser and the Sellers acknowledge that, contrary to Section 3.4(c) of the Sale and Purchase Agreement the consideration for the transfer referred to in Section 5.4.3 above was not left outstanding on inter-company account but was settled by assignment of certain inter-company receivables. Notwithstanding this, the Parties hereby agree and confirm that the remaining provisions of Section 3.4(c) of the Sale and Purchase Agreement (including that these transfers shall be ignored and be deemed not to have occurred for the purposes of the Transfer Balance Sheet and the calculation of the Purchase Price) and the provisions of Section 8.11 and Section 11 of the Sale and Purchase Agreement (including the indemnity therein) shall apply in respect of such transfers.

5.7	Substitution

The Purchaser and the Sellers acknowledge that Annex 2.2(a) of the Sale and Purchase Agreement is incorrect and should be and hereby is substituted by the Annex attached hereto as Annex 5.7 and headed “Annex 2.2(a), JV (Holding) Shares”.

6.	MISCELLANEOUS

6.1	Individual Creditors and Several Liability

(a)	The Sellers are individual creditors (Einzelgläubiger) and not a majority of creditors (keine Mehrheit von Gläubigern), that is to say that each Seller can assert the claims it has under or in connection with this Agreement individually, separately and independent from the other Sellers and the obligations and liabilities of the Purchaser exist vis-à-vis each Seller individually and separately.

(b)	The Sellers shall be severally but not jointly liable for any of their obligations under or in connection with this Agreement (Haftung als Teilschuldner; Ausschluss der gesamtschuldnerischen Haftung).

6.2	Governing Law

This Agreement shall be governed by, and construed in accordance with, the substantive laws of Germany, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

6.3	Jurisdiction

To the extent legally permissible, the exclusive place of jurisdiction (ausschließlicher Gerichtsstand) for any and all disputes arising from or in connection with this Agreement is Hamburg, Germany.

6.4	Amendments, Supplements

Any amendment or supplement to this Agreement, including this Section 6.4, shall be valid only if made by all of the Parties in writing, except where a stricter form (e.g. notarisation) is required under applicable law. To this purpose unilateral confirmation in writing shall suffice. Section 126 Sub-section 2 Sentence 1, Section 127 Sub-section 1 of the German Civil Code (Einheitlichkeit der Urkunde) shall not apply.

6.5	Language

This Agreement is written in the English language. Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

6.6	Headings

The headings and sub-headings of the sections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

6.7	Entire Agreement

This Agreement and the Sale and Purchase Agreement (as hereby amended) constitute the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof.

6.8	Severability

Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed to be replaced by such valid, effective and enforceable provision that comes closest to the economic intent and the purpose of the invalid, ineffective or unenforceable provision as regards economic intent, subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

6.9	Announcement

The Purchaser will announce to BSN GP and JV (Holding) the share transfers in accordance with Section 16 of the German Limited Liability Company Act (GmbHG).

This Deed and its Exhibits except for Exhibit 5.3 (b) were read out to the Deponents by the Notary, approved by the Deponents, and this Deed was signed by them and the Notary in their own hand as follows:

Exhibit 5.2 (a)

Further Payment Details

Pay to J.P. Morgan AG, Frankfurt, (CHASDEFX)

For the account of JP Morgan Chase Bank N.A. London (CHASGB2L),

Account number 6231400604

Further credit to: Account name Beiersdorf AG, account number 32826101 (Final Beneficiary)

Exhibit 5.2 (b)

Confirmation of Set-Off and Settlement Agreement

From:

Primavera Luxembourg International S.A.

Smith & Nephew Overseas Limited

Smith & Nephew S.A.S

Smith & Nephew S.A.

Smith & Nephew plc

Smith & Nephew JV (Holding) GmbH

Smith & Nephew Inc (Canada)

To:

Deukalion Sechzigste Vermögensverwaltungs-GmbH

Frankfurt am Main

Confirmation of Set-off and Settlement

Dear Sirs

We refer to the Sale and Purchase Agreement in Project Offspring (notarial deed number 1366/2005 of Notary Klaus M. Kübel, Frankfurt am Main (the “Agreement”). Words, names and expressions defined in the Agreement shall have the same meanings herein. We refer in particular to the provisions of Sections 4 and 5 of the Agreement regarding the determination and payment of the Purchase Price.

To simply cash flows at Closing we agree that amount payable in respect of the Estimated Purchase Price or (if agreed) the Purchase Price to the S&N Seller shall be reduced by the amount of the receivable from S&N plc referred to in Section 4.2(f)(i) of the Agreement (being EUR 36,098,135 and shall be increased by EUR 8,422,350 being the Purchase Price payable in respect of the 11,723,000 preference shares in BSN medical Inc., Canada, referred to in Section 4.2(f)(v) of the Agreement.

We confirm that upon receipt by the S&N Sellers of the amount specified in the Transfer Agreement, which reflects the net amount of cash arising from the mechanism set out above:

1.	S&N plc will and hereby does assume JV (Holdings)’s debt of EUR 8,422,350 towards Smith & Nephew Inc (Canada) and Smith & Nephew Inc (Canada)’s only recourse in respect thereof shall be against S&N plc;

2.	Deukalion will and hereby does assume the entirety of S&N plc’s remaining debt toward JV (Holding) amounting to EUR 27,675,785 (the “Net Receivable”) and accordingly JV (Holding)’s only recourse in respect thereof shall be against Deukalion;

3.	S&N plc acknowledges that as a result of the assumption by Deukalion of its obligation to pay the Net Receivable and the receipt by Primavera of its portion of the Purchase Price reduced by that amount, S&N plc will be indebted to Primavera in an amount equal to the Net Receivable; and

4.	accordingly all claims in respect of the payment of the Estimated Purchase Price and in respect of the purchase of the preference shares in BSN medical Inc., Canada, shall be deemed to have been settled and fully discharged.

The parties agree that (notwithstanding the provisions of Section 5.4(c) of the Agreement prior to any amendment) the relevant sum shall be paid at Closing as set out in the Transfer Agreement in full settlement of that part of the Estimated Purchase Price payable to the S&N Sellers.

Each of the foregoing agreements are effective between ourselves and, upon your countersigning and returning a copy of this letter, with you.

Yours sincerely

Primavera Luxembourg International S.A.

Smith & Nephew Overseas Limited

Smith & Nephew S.A.S.

Smith & Nephew S.A.

Smith & Nephew plc

Smith & Nephew Inc. (Canada)

Smith & Nephew JV (Holding) GmbH

We acknowledge and agree to the terms set out in the letter of which this is a copy

Deukalion Sechzigste Vermögensverwaltungs - GmbH

Exhibit 5.3 (b)

Release Agreement

ING BANK N.V.

and

BSN MEDICAL B.V.

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Release Agreement”) is made on      February 2006

BETWEEN:

1.	BSN MEDICAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) at Amsterdam, The Netherlands and its registered office at Bolderweg 2, 1332 AT Almere, The Netherlands and registered with the Chamber of Commerce under number 39076100 (the “Security Grantor”); and

2.	ING BANK N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) at Amsterdam, The Netherlands and its registered office at Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands, registered with the Chamber of Commerce under number 33031431 (the “Bank”).

CONSIDERING THE FOLLOWING:

(A)	On 5 October 2005 the Bank made an offer to the Security Grantor setting out the terms and conditions based on which the Bank was willing to provide a EUR 500,000 overdraft credit facility to the Security Grantor (the “Overdraft Offer Document”), which offer was accepted by the Security Grantor on 10 October 2005.

(B)	Pursuant to:

(a)	the Overdraft Offer Document -a copy of which is attached as Annex 1- in conjunction with the Bank’s general terms and conditions (the “General Terms and Conditions”); and

(b)	a deed of pledge of business equipment, trading stock and receivables dated 10 October 2005 entered into between the Bank and the Security Grantor (the “Deed of Pledge”) -a copy of which is attached as Annex 2-,

Dutch law security interests have been granted by the Security Grantor over various of its assets in favour of the Bank (the “Overdraft Security Interests”).

(C)	The parties hereto now wish to release (vrijgeven) and fully and finally terminate (beëindigen) and waive (afstand doen) in accordance with Section 3:81 paragraph 2 sub c of the Dutch Civil Code (i) all Overdraft Security Interests, as well as (ii) all other present and future security interests which have been granted in favour of the Bank by the Security Grantor (the “Additional Security Interests” and together with the Overdraft Security Interests hereinafter the “Security Interests”).

DECLARE AS FOLLOWS:

1.	The Bank confirms that it does not hold security rights in relation to any shares in the capital of the Security Grantor.

2.	The Bank confirms that it has not served any notice in accordance with article I.5 and/or IV.4 of the Deed of Pledge.

3.	The Bank herewith irrevocably and unconditionally discharges, terminates, releases and waives in accordance with Section 3:81 paragraph 2 sub c of the Dutch Civil Code (geeft vrij, beëindigt en doet afstand) all Security Interests, as well as all other rights of the Bank under the Overdraft Offer Document and/or the Deed of Pledge. Such termination and release is hereby accepted by the Security Grantor.

4.	The Bank re-assigns and re-conveys to the Security Grantor all assets and property of the Security Grantor which were assigned and/or conveyed to the Bank by way of security pursuant to the terms of the Overdraft Offer Document and/or the Deed of Pledge.

5.	The Bank furthermore waives (doet afstand) in accordance with Section 3:81 paragraph 2 sub c of the Dutch Civil Code its rights of pledge and set-off pursuant to Clause 18 and 19 of the General Terms and Conditions.

6.	The Bank confirms that the Security Grantor shall have no further obligations towards the Bank in relation to the Overdraft Security Interests or pursuant to the Overdraft Offer Document and the Deed of Pledge and that the Bank shall have no further rights and/or claims against the Security Grantor in relation to the Overdraft Security Interests or pursuant to the Overdraft Offer Document and/or the Deed of Pledge; to the extent required, the Bank hereby irrevocably grants discharge for such obligations and irrevocably waives such rights and claims.

7.	The Bank agrees that it will (at the cost and expense of the Security Grantor) do all further things and execute all documents as may reasonably be necessary to give effect to this termination.

8.	The Security Grantor hereby revokes all authorities (including any powers of attorney) granted to the Bank under the Overdraft Offer Document and/or the Deed of Pledge and accepts the discharge and waiver set forth in Clause 3 above.

9.	This Release Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same document.

10.	This Release Agreement shall for all purposes be governed by and construed with in accordance with the laws of The Netherlands.

11.	the parties hereto irrevocably agree that the court (rechtbank) of Amsterdam, The Netherlands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Release Agreement subject to ordinary appeal (hoger beroep) and final appeal (cassatie).

This Release Agreement has been duly executed on the date first written above,

for and on behalf of

BSN MEDICAL B.V.

Name:
Title: managing director

for and on behalf of

ING BANK N.V.

Name: [•]	Name:	[•]
Title: [•]	Title:	[•]

ANNEX 1

COPY OVERDRAFT OFFER DOCUMENT

Amsterdam, 05-10-2005

OFFER INTENDED FOR

BSN Medical B.V.

This offer contains a proposal for a credit facility of EUR 500,000.00 comprising:

Overdraft facility in current account of EUR 500,000.00

The credit facility will be subject to the following terms and conditions:

Page 1/4

Overdraft Facility

Lender:	ING Bank N.V.

Borrower:	BSN Medical B.V.

Purpose:	Working Capital Financing

Credit limit:	EUR 500,000.00 (in words: fivehundred thousand Euro)

Account number:	67.15.90.987

Term:	Indefinite, subject to termination by either party on any day.

Limit reduction:	The limit is reviewed annually on the basis of annual figures.

Debit interest:	0,75% year above ING Base Rate (currently 2,75%). The interest will be calculated over the actual number of days in each month and over 360 days for the year.

Credit interest:	The one-month Euribor determines the interest rate to be applied in the following brackets:

	Credit balance	Interest payment

	To EUR 14,000,000.00	One-Month Euribor -/- 0,2% per year; the maximum one-month Euribor will be ECB Deposit Rate + 2,00%.

	From EUR 14,000,000.00	0% per year

The interest will be calculated over the actual number of days in each month and over 360 days for the year.

Commitment fee:	0,125% per quarter on the undrawn amount of the credit facility based on the average debit balance in the quarter in question.

Payment transactions:	Costs are charged for payment transactions on the basis of rates per transaction type. For information on these rates please refer to the enclosed brochure Tarieven betalingsverkeer [‘Payment transaction rates’].

Value dating:	In the case of single inland amounts of less than EUR 225,000.00, the value date for credit is one day after and the value date for debit is one day before the clearing date. In the case of entries of EUR 225,000.00 and more, the value date is the same as the clearing date.

Validity of charges:	The charges apply for one year. Thereafter, the charges will be tacitly continued each year, unless you are informed otherwise.

Page 2/4

Settlement:	Interest, fees and costs are to be credited/debited per 1 January, 1 April, 1 July and 1 October in arrears to the account 67.15.90.987, for the first time on 1 January 2006.

If desired, you can receive specifications of these settlements, for which costs will be charged.

Stipulations applicable to the credit facility

The following also applies to the credit facility:

Collateral:	The following collateral applies to all that which the borrower owes or shall owe to the lender:

Collateral still to be established:	Pledging of company equipment, stocks and book debts (first pledge) by BSN Medical B.V.

Provision of annual figures:	Each year the borrower, within six months after the end of its financial year, shall provide the lender with the annual accounts as drawn up by a registered accountant or trust office.

Each year BSN Medical GmbH & Co KG, within six months after the end of its financial year, shall provide the lender with the annual accounts as drawn up by a registered accountant or trust office.

Special provisions:	In so far as necessary in advance, the borrower pledges to the bank, which accepts the pledge, all claims which the borrower has now or acquires at any time, on whatever account, vis-à-vis the bank with regard to additional collateral for payment or refund of all that which the borrower owes the bank now or at any time on whatever account. In so far as is necessary, the bank will declare the pledge to it when the debtor of the debt claim has been communicated. This pledge is subject to Article 18 of the General Terms and Conditions.

The facility is issued subject to the condition that the borrower:

•      performs all its debt collection transactions via the ING Bank.

•      entrusts all its short-term banking liability items or its short-term banking asset items to the ING Bank.

The minimum annual turnover of BSN Medical B.V. shall be at least EUR 15,000,000.00.

Page 3/4

Other provisions:

Unless otherwise stated in this offer, this credit facility is subject to the following:

•        General Provisions Governing Extensions of Credit

•        The Algemene Voorwaarden (‘General Terms and Conditions’) as drawn up by the Nederlandse Vereniging van Banken (‘Netherlands Bankers’ Association’).

Validity of offer:	Until 15 October 2005.

The credit facility will be released as soon as the offer has been signed, the collateral established and the special provisions have been complied with.

If you accept this offer, we kindly request that you sign and return a copy to us. By signing this offer you declare that you have received a copy of the ‘General Provisions Governing Extensions of Credit’ and the ‘General Terms and Conditions’.

Yours sincerely,

ING Bank N.V.

Amsterdam Branch

/s/ B.J. Bartels	/s/ J.H. Nout
B.J. Bartels MA	J.H. Nout MSc
Relationship manager	Principal Account Manager

For approval:

BSN Medical B.V.

/s/ M. Hoskins
	Name:	M. Hoskins
	Place:	Willerby, UK
	Date:	10/10/05

Enclosures:

•	Copy for approval

•	General Conditions

•	Funds transfer charges

•	Extract from Chamber of Commerce

Page 4/4

ANNEX 2

COPY DEED OF PLEDGE

Deed of pledge of business equipment, trading stock, receivables (first pledge)

The undersigned,

ING Bank N.V., which has its registered office in Amsterdam and a branch office in:

hereinafter referred to as “the Bank”

and

BSN Medical., B,V., having its registered office in Amsterdam hereinafter referred to, each in respect of the items and receivables belonging to him, as “the Pledgor”

hereby agree as follows:

As additional security for the payment or repayment of everything which

BSN Medical B.V., having its registered office in Amsterdam

hereinafter referred to, both collectively and each of them individually, as “the Borrower” may owe to the Bank now or at any time in the future on any grounds whatsoever, whether on current account or otherwise and whether or not in the ordinary course of banking business, the Pledgor hereby pledges to the Bank, in so far as the items concerned have not already been pledged to the Bank by a previous instrument or instruments his entire business equipment, in the widest sense of the word, such as plant and equipment, telecommunication and computer equipment (including software), machines, tools, means of transport and any spare parts pertaining thereto, hereinafter referred to as “the business equipment” and all his business and trading stock, in the widest sense of the word, including packaging, raw materials, ancillary materials, semimanufactures, products in the course of processing and finished products and all other products and end products hereinafter referred to as “the trading stock”, the business equipment and trading stock being collectively referred to below as “the items”, which are currently located on the premises or on the site or sites where the pledgor carries on his business or businesses or activities in connection with his business or businesses, or elsewhere, whether or not they are in the possession of third parties, being the items with which the parties are sufficiently acquainted and of which they therefore do not require any further description in the present deed, the items being pledged in the condition in which they are on today’s date.

The Pledgor also hereby undertakes to pledge to the Bank all sums which he is or will be entitled to receive from third parties on account of goods delivered, services performed, moneys borrowed or commission due or on any other account whatever, hereinafter referred to as “the receivables”

The pledge of the items shall occur subject to the following conditions:

I.1	The Pledgor declares that he is entitled to pledge the said items and that the items are not subject to any encumbrances (limited rights).

I.2

The Pledgor pledges in advance to the Bank all items which may be acquired by him in addition to or as a replacement for or expansion of the items referred to in this deed or on any other account. He declares that he has not transferred such equipment in advance to a third party and also that he has also not established in advance encumbrances on the same for the benefit of a third party.

I.3	The Pledgor shall keep the items safely and in good repair at his own expense.

I.4	All ordinary and extraordinary expenses incurred by the Pledgor in preserving or maintaining the items shall be borne by him.

I.5	The Pledgor shall be obliged to insure at his own expense the pledged equipment against loss, destruction and damage in the manner customary for the items concerned (and, in the case of motorcars, also against third party liability), and shall - upon demand - submit the insurance policy to the Bank for safekeeping, and hand over the receipts for premiums paid by him. If the Pledgor fails to fulfil his obligation to effect adequate insurance as set out above, the Bank shall be entitled to insure (or additionally insure) the items at the expense of the Pledgor or to keep them thus insured.

The Bank shall be entitled at all times to notify the insurance company of its pledge within the meaning of article 229 of Book 3 of the Civil Code.

I.6	If the Bank at any time requests the Pledgor to furnish a list of the items, the Pledgor hereby undertakes immediately to supply the Bank with a list on the forms to be provided by the Bank. The omission of any equipment from a list as referred to above or the absence of any such list may not serve as proof that any equipment has not been pledged to the Bank.

I.7	The Pledgor hereby grants the Bank or its authorized agent (or agents) the right to satisfy itself or themselves that the items hereby pledged are present, to inspect their condition, and to enter the premises and buildings where the items are located or thought to be located.

I.8	If the Pledgor or the Borrower fails to perform his obligations to the Bank or gives the Bank good grounds for fearing that he will fail to perform such obligations, the Bank shall be entitled to require that the relevant items are transferred to its control or to that of a third party.

I.9	If the Pledgor or the Borrower defaults or is likely to default on his obligations, the Bank may, without giving a period of notice, require the immediate surrender of the items.

I.10	If the Pledgor or the Borrower defaults or is likely to default on his obligations to the Bank, all receivables for which security has been provided in this deed shall be immediately recoverable in full.

I.11	If the Borrower fails to perform that for which the items serve as a guarantee, irrespective of whether or not performance is possible, the Bank shall be empowered without further notice - either before or after - to sell the items at public auction in order to recover the net proceeds owed to it. If items are marketable on an exchange or market, the sale may be effected on a market through the intermediary of an agent in the trade concerned or on the exchange through the intermediary of a competent agent in accordance with the rules and customs which apply there for an ordinary sale. After the Bank has become entitled to sell the equipment, the Bank and the Pledgor may agree a different method of sale.

I.12	Only the Bank may apply to the president of a district court for an order that the items be sold other than at public auction.

The following specific conditions shall apply to the pledge of business equipment:

II.1	The Pledgor may continue to use the business equipment in accordance with its nature and/or purpose.

II.2	Without the written consent of the Bank, the Pledgor may not part with possession of the business equipment to third parties on any grounds whatsoever.

II.3	Without the written consent of the Bank, the Pledgor may not alienate the business equipment or establish any encumbrances (limited rights) on the equipment concerned for the benefit of third parties.

The following specific conditions shall apply to the pledge of the trading stock:

III.1	The Pledgor may use the trading stock in the normal course of his business as though they were not subject to a pledge, provided he ensures that his stocks are kept up to the required level through the purchase of new items.

III.2	In so far as the Pledgor uses the trading stock for the purpose of producing other items or causing them to be produced, the Pledgor hereby pledges in advance to the Bank the items acquired as a result of “accessio”,“specification”, intermixture and/or on other grounds. He declares that he has not transferred such items in advance to a third party and has also not established an encumbrance on the same in advance for the benefit of a third party. The provisions of this deed shall also apply to these items.

III.3	On the sale of the trading stock in the normal course of his business, the Pledgor shall be obliged to pledge to the Bank upon demand all sums receivable from the purchasers of such items.

The following specific conditions shall apply to the pledge of the receivables:

IV.1	The Pledgor may not alienate the receivables (in advance) to another person, nor may he establish any encumbrance (limited right) on them for the benefit of a third party.

IV.2	The Pledgor shall be obliged to forward to the Bank forthwith all receipts, bills of exchange, cheques or other paper made out or yet to be made out to order or to bearer in respect of the receivables - in so far as they have not been supplied to the first pledgor - and where necessary made out or endorsed to the Bank or to order.

IV.3	The Pledgor shall be obliged to provide the Bank forthwith at its request with all data which it needs in order to exercise its pledge. The Pledgor shall also enable the Bank immediately on request to obtain data from his accounts and records which the Bank considers necessary for the exercise of its pledge.

IV.4	The Bank shall be empowered at all times to give notice of the pledge to the debtor of the relevant receivable.

IV.5	After notification of the pledge of the receivables(s) to the debtor, the Bank shall be entitled to enforce performance in respect of the receivables(s) in law and otherwise and to take receipt of the payments.

IV.6	If the debtor defaults in the performance of the obligations relating to receivable, the Bank shall be entitled to exercise the ancillary rights attached to the receivable - such as the rights of pledge and mortgage, rights arising from suretyship, privileges and the power to execute its rights in respect of the receivable and the ancillary rights. The Pledgor shall be obliged at the first request of the Bank to provide it with the deeds and documentary proof required in this connection.

IV.7	If the Bank, after notifying the debtor of the pledge of the claim, proposes to conclude an amicable or judicial settlement with the debtor, it shall inform the Pledgor accordingly. The Pledgor may prevent the conclusion of the settlement by paying the amount of the receivable to the Bank. Upon payment by the Pledgor, the pledge of the receivable is cancelled.

IV.8	The Pledgor is obliged to ensure that the payments which the debtor makes in respect of the pledged receivable are made to an account kept at the Bank.

IV.9	The payments which the Bank receives after it has become entitled to demand payment of the receivable shall be credited to the account of the Borrower at the Bank.

IV.10	The pledge shall be effected by means of forms adopted for this purpose by the Bank or other documents which show to the satisfaction of the Bank the pledge to the Bank.

IV.11	The Pledgor undertakes to prepare and supply to the Bank the papers referred to in article 10 periodically at the times specified by the Bank if periodic submission has been agreed and also whenever and immediately the Bank so requests.

The following conditions shall also apply:

V.1	If one or more of the items or receivables are attached or seized, the Pledgor shall be obliged immediately to notify the Bank of this.

V.2	The Pledgor shall bear the costs of the deed and all other expenses which may be incurred at any time as a result of what has been agreed with the Bank, such as the costs of all judicial and extrajudicial acts and assistance which the Bank may consider necessary in order to maintain and exercise its rights. The Bank shall be entitled, as soon as it so desires, to pay the costs referred to above at the expense of the Pledgor.

V.3	An extract from the Bank’s books shall, subject to evidence to the contrary adduced by the Pledgor, serve as complete proof of the existence and amount of the debts owed to the Bank.

V.4	This agreement shall be governed by Dutch law. Any disputes relating to it shall be brought before the competent Dutch court, unless the Bank, as plaintiff, chooses to institute proceedings before the foreign court competent to hear the case in respect of the Pledgor as defendant.

N.B.	In the event of a discrepancy between this translation and the Dutch original, the latter shall prevail.

Place	Date

/s/ J.H. Nout	/s/ M. Hoskins
Signature	Signature(s) of Pledgor(s)*
ING Bank N.V.
Branch: Amsterdam	BSN Medical B.V.

	Name:	M. Hoskins
	Place:	Willerby, UK
	Date:	10/10/05

Exhibit 5.7

Substitute Annex 2.2(a) Sale and Purchase Agreement

Annex 2.2(a)

JV (Holding) Shares

Shareholder		Ordinary (Euro)	Preference (Euro)		Contributed Capital /Issue Price (Euro)
Primavera Luxembourg International S.A.	(Luxembourg)	25,000			25,000
		702,150			50,215,000
					200,000
					15,864,000
			8,250	**	833,250

Smith & Nephew (Overseas) Limited	(UK)		20,150	**	2,015,000
			26,400	**	2,640,000
			4,450	**	443,793
			23,300	***	58,197,000

Smith & Nephew SAS	(France)		49,265,750	*	49,265,750

Smith & Nephew SA	(Spain)		58,300	**	5,830,000

		727,150	49,406,600		185,528,793

Note:

*	Preference Type 1
**	Preference Type 2
***	Preference Type 3